     As filed with the Securities and Exchange Commission on April  , 1999

                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                               ONEMAIN.COM, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------
        Delaware                      7375                    11-3460073
    (State or other            (Primary standard           (I.R.S. employer
    jurisdiction of                industrial           identification number)
    incorporation or          classification code
     organization)                  number)

                               8150 Leesburg Pike
                                   6th Floor
                             Vienna, Virginia 22182
                                 (703) 883-8262
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                                Stephen E. Smith
                Chairman, President and Chief Executive Officer
                               OneMain.com, Inc.
                               8150 Leesburg Pike
                                   6th Floor
                             Vienna, Virginia 22182
                                 (703) 883-8262
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                With a copy to:
                             James E. Showen, Esq.
                             Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-5600

  Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
                                ---------------
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                                            Proposed
   Title of each Class of                   Maximum     Proposed Maximum
      Securities to be     Amount to be  Offering Price     Aggregate        Amount of
         Registered        Registered(1)  Per Share(2)  Offering Price(2) Registration Fee
------------------------------------------------------------------------------------------
  Common Stock, $.001 par
   value per share.......    4,000,000     $27.40625      $109,625,000        $30,476
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the average high and low sale prices of Common Stock reported on the Nasdaq National Market on April 20, 1999.

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  Subject to Completion, Dated April 26, 1999

                                4,000,000 Shares

                       [LOGO OF ONEMAIN.COM APPEARS HERE]

                                  Common Stock

OneMain.com, Inc. provides Internet access and related services throughout the United States to individuals and businesses located predominantly outside of large metropolitan areas.

With this prospectus, we are offering and issuing shares of our common stock from time to time in connection with the acquisition of other businesses. We may structure the acquisition of businesses as:

  .  a merger with OneMain.com or a subsidiary of OneMain.com;

  .  a purchase of all of the stock of the other business; or

  .  a purchase of the assets of the other business.

We will negotiate the price and other terms of the acquisitions with the owners of the businesses that are acquired. We will not pay underwriting discounts or concessions, although fees may be paid to persons who bring specific acquisitions to our attention. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

Our common stock is listed on the Nasdaq National Market and trades under the symbol "ONEM."

Please read the Risk Factors beginning on page 7 for information that you should consider before accepting stock as all or part of the purchase price for our acquisition of your business.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares of common stock or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                                  -----------

                                  OneMain.com
                               8150 Leesburg Pike
                                   6th Floor
                             Vienna, Virginia 22182
                                 (703) 883-8262


                                 April  , 1999
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       [LOGO OF ONEMAIN.COM APPEARS HERE]
                                   Points of Presence







                    [MAP OF POINTS OF PRESENCE APPEAR HERE]
                  . We have 663 points of presence in 25 states with 331,800 subscribers at December 31, 1998

                  . Approximately 12% of the U.S. population can access one of our points of presence through a local phone call

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   1
Risk Factors.............................................................   7
About OneMain.com........................................................  15
Dividend Policy..........................................................  18
Price Range of Common Stock..............................................  19
Selected Combined Pro Forma Financial Data...............................  20
Selected Historical Financial Data for Our ISPs..........................  22
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  26
Business.................................................................  49
Management...............................................................  59
Transactions with Related Parties........................................  67
Principal Stockholders...................................................  69
Description of Capital Stock.............................................  71
Restrictions on Resale...................................................  75
Plan of Distribution.....................................................  78
Experts..................................................................  79
Validity of the Shares...................................................  82
Forward-Looking Statements...............................................  82
Additional Information...................................................  82
Index to Financial Statements............................................ F-1

                                    SUMMARY

  The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1.

                               ONEMAIN.COM, INC.

Our Business

  We provide Internet access and related services throughout the United States to individuals and businesses located predominantly outside of large metropolitan areas. We believe individuals in these markets have traditionally been under-served by national on-line service providers and present a significant growth opportunity for us. Based on information published by Analysys Publications, upon consummation of our initial public offering, or "IPO," on March 30, 1999, we became one of the ten largest independent Internet service providers in the United States with approximately 331,800 subscribers at December 31, 1998. We serve these subscribers through 663 points of presence in 25 states.

  The 15 largest metropolitan areas in the United States comprise only 38% of the U.S. population, leaving approximately 166 million individuals in hundreds of smaller markets as potential subscribers. Currently, approximately 31 million people, or 12% of the U.S. population, can access one of our networks through a local telephone call. Many of the national on-line service providers with whom we compete provide access in our markets only through long-distance calls, which make access more expensive for subscribers. We believe our ability to provide Internet access through local calls provides us with a significant competitive advantage. We also benefit from the managerial talent, technological competence and localized sales and marketing skills of the employees of each of our local Internet service providers.

  On a pro forma combined basis, our Internet service providers generated $16.9 million in total revenues for the three months ended December 31, 1998 and $56.7 million in total revenues for the year ended December 31, 1998. For each quarter in the two-year period ended December 31, 1998, our revenues grew by an average of 16%, and the number of our subscribers grew by an average of 20% over the previous quarter. Our average pro forma combined subscriber turnover level, or "churn rate," of 2.1% per month for the quarter ended December 31, 1998 illustrates the stability of our subscriber base. We define "churn rate" as the percentage obtained by dividing the number of subscribers that cancel or do not renew their subscriptions during a quarter by the average number of subscribers during that quarter. Average monthly churn rate is calculated as the quarter's churn rate divided by three.

Our Strategy

  Our strategy is to meet the customer service and content requirements of Internet users in our target markets while benefiting from the scale advantages enjoyed by national on-line service providers. The following are the key elements of our strategy:

  Manage our Internet service providers through operating groups. Our Internet service providers are organized into operating groups. These operating groups manage our Internet service providers on a day-to-day basis, integrate acquired subscribers and support growth initiatives at the local level.

  Grow our subscriber base. We expect to attract new and retain existing subscribers primarily by enhancing our subscribers' on-line experience and developing a national brand. We also intend to grow by acquiring additional Internet service providers to increase our density in our markets and to increase our scale and geographic scope.

  Integrate our Internet service providers and reduce costs. We intend to integrate our Internet service providers as we acquire them, eliminating redundant network costs and consolidating many of their operations, including back office functions.

  Develop strategic relationships and offer more profitable products and services. We intend to develop strategic relationships with advertisers and content providers and to capitalize on opportunities to sell value-added products and services to our subscribers.

Our Structure

  We conduct our operations through our Internet service providers, which are organized into eight operating groups. Our executive offices are currently located at 8150 Leesburg Pike, 6th Floor, Vienna, Virginia 22182 and our telephone number is (703) 883-8262. We have executed a lease and plan to relocate our executive offices to 1860 Michael Faraday Drive, Reston, Virginia 20190 on July 1, 1999. We have established a Web site at www.onemain.com. The information on our Web site is not a part of this prospectus.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

  We were formed in August 1998 and began operations upon completion of our initial public offering on March 30, 1999. We present below our summary pro forma combined financial data based on historical data for the year ended December 31, 1998, considering our combined historical results and those of 17 Internet service providers we acquired simultaneously with the closing of our IPO. We present the pro forma combined balance sheet data as of December 31, 1998 based on historical data and as adjusted for our IPO. The pro forma combined statement of operations data for the year ended December 31, 1998 assume that the 17 acquisitions and our IPO were consummated on January 1, 1998. The pro forma combined balance sheet data assume that the 17 acquisitions were consummated on December 31, 1998.

  The summary pro forma financial data include, under the line item labeled "EBITDA," our earnings or losses before interest, taxes, depreciation and amortization on a pro forma combined basis for the year ended December 31, 1998. We have included EBITDA in these data because it is a measure commonly used by investors to analyze and compare companies on the basis of operating performance. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be construed as a substitute for operating income, net income or cash flows from operating activities for purposes of analyzing our operating performance, financial position or cash flows. Not all companies define EBITDA in the same way, and our EBITDA is not necessarily comparable to EBITDA reported by other companies.

  The summary pro forma financial data do not necessarily indicate the operating results or financial position which would have resulted from our operation on a combined basis during the period presented, nor do these pro forma data necessarily represent any future operating results or financial position. In addition to these summary financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historical results for the 17 Internet service providers that we acquired simultaneously with the closing of our IPO and our unaudited pro forma combined financial statements and the accompanying notes.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

                                                                  Year Ended
                                                                 December 31,
                                                                     1998
                                                                 ------------
Pro Forma Statement of Operations Data:
Revenues:
  Access revenues............................................... $ 51,814,062
  Other revenues................................................    4,872,788
                                                                 ------------
    Total revenues..............................................   56,686,850
Costs and expenses:
  Cost of access revenues.......................................   21,572,845
  Cost of other revenues........................................    1,214,071
  Operations and customer support...............................    8,833,585
  Sales and marketing...........................................    7,114,867
  General and administrative....................................   18,438,971
  Amortization..................................................   79,104,754
  Depreciation..................................................    4,281,478
                                                                 ------------
    Total costs and expenses....................................  140,560,571
                                                                 ------------
Loss from operations............................................  (83,873,721)
Interest income.................................................       92,702
Interest expense................................................     (221,256)
Other expense, net..............................................     (319,011)
                                                                 ------------
Loss before provision for income taxes..........................  (84,321,286)
Provision for income taxes......................................  (10,292,365)
                                                                 ------------
Net loss........................................................ $(74,028,921)
                                                                 ============
Pro forma basic and diluted net loss per share.................. $      (3.81)
                                                                 ============
Shares used in the calculation of pro forma basic and diluted
 net loss per share.............................................   19,449,640
                                                                 ============
Other Operating Data:
Approximate number of subscribers, end of period................      331,849
Cash flow from operating activities............................. $  3,443,201
Cash flow used in investing activities.......................... $(10,889,857)
Cash flow from financing activities............................. $  6,371,192
EBITDA.......................................................... $   (806,500)

                                                         December 31, 1998
                                                     --------------------------
                                                      Pro Forma         As
                                                       Combined      Adjusted
                                                     ------------  ------------
Pro Forma Balance Sheet Data:
Working capital..................................... $(94,242,961) $ 67,018,010
Total assets........................................  273,304,596   352,373,877
Total long-term debt and other liabilities..........   24,852,103    21,635,423
Stockholders' equity................................  140,519,011   304,896,511

     SUMMARY HISTORICAL INDIVIDUAL INTERNET SERVICE PROVIDER FINANCIAL DATA

  The following table presents summary historical statement of operations data for the 17 Internet service providers that we acquired on consummation of our initial public offering for each of their four most recent fiscal years. The historical statement of operations data presented below have not been adjusted for the pro forma adjustments reflected in the unaudited pro forma combined financial statements included elsewhere in this prospectus. See "Selected Historical Financial Data for Our ISPs" below. Subscriber information for December 31, 1995 is not available.


                                         For or at the years ended December 31,
                           Operations   -----------------------------------------
                           Commenced      1995      1996       1997       1998
                         -------------- -------- ---------- ---------- ----------
Statement of Operations
 Data:
Northeast Operating
 Group
 D&E SuperNet, Inc.
   Revenues.............   July 1995    $119,545 $  841,537 $1,749,207 $3,946,804
   Subscribers..........                              3,499      7,395     23,150
 SunLink, Inc.
   Revenues.............  October 1995  $  6,620 $  224,966 $  798,237 $1,411,164
   Subscribers..........                              1,390      3,914      8,497
 LebaNet, Inc.
   Revenues.............   March 1996            $  149,299 $  199,571  $ 298,109
   Subscribers..........                                289        253        233
Plains States Operating
 Group
 SouthWind Internet
  Access, Inc.
   Revenues.............  October 1994  $202,140 $  836,587 $1,437,848 $2,170,404
   Subscribers..........                              5,185      8,116     11,287
 Horizon Internet
  Technologies, Inc.
   Revenues.............   July 1995    $  1,921 $  148,686 $  434,615 $1,161,187
   Subscribers..........                                807      3,126      7,261
Southeast Operating
 Group
 United States
  Internet, Inc.
   Revenues.............   April 1994   $889,902 $2,506,732 $4,173,803 $6,514,652
   Subscribers..........                             10,927     16,219     35,289
 Internet Partners of
  America, LC
   Revenues.............   June 1995    $ 28,155 $  930,989 $1,856,801 $4,425,577
   Subscribers..........                              6,789     13,060     24,183
 ZoomNet, Inc.
   Revenues............. September 1995 $ 18,701 $  272,692 $  857,619 $1,967,680
   Subscribers..........                              1,997      5,309     12,921
 Palm.Net, USA, Inc.
   Revenues.............   April 1996            $   95,918 $  432,411  $ 625,922
   Subscribers..........                              1,600      2,824      5,337
 Internet Access Group,
  Inc.
   Revenues.............  January 1995  $393,165 $  951,345 $1,179,434 $1,534,377
   Subscribers..........                              2,574      3,887      4,931

                                           For or at the Years Ended December 31,
                          Operations   ----------------------------------------------
                           Commenced      1995       1996        1997        1998
                         ------------- ---------- ----------- ----------- -----------
Midwest South Operating
 Group
 Midwest Internet,
  L.L.C.
   Revenues.............  March 1995   $  186,143 $ 1,790,376 $ 2,523,128 $ 4,091,066
   Subscribers..........                               11,529      11,474      21,581
 Internet Solutions,
  LLC
   Revenues............. October 1995  $    7,004 $   140,701 $   446,057 $ 1,002,535
   Subscribers..........                                1,010       2,667       5,437
Midwest North Operating
 Group
 FGInet, Inc.
   Revenues............. November 1994 $   34,161 $   274,965 $   818,445 $ 1,493,790
   Subscribers..........                                2,919       4,601      10,031
North Central Operating
 Group
 Superhighway, Inc.
  d/b/a Indynet
   Revenues.............   June 1995   $  248,479 $ 1,248,751 $ 2,106,290 $ 3,013,383
   Subscribers..........                                6,556      12,468      18,114
California Operating
 Group
 Lightspeed Net, Inc.
   Revenues.............  March 1995   $   84,771 $ 1,124,474 $ 3,085,901 $ 4,652,991
   Subscribers..........                                4,059      15,533      15,672
 JPS.Net Corporation
   Revenues............. January 1997                         $ 2,074,398 $ 9,001,578
   Subscribers..........                                           32,119     100,736
New England Operating
 Group
 TGF Technologies, Inc.
   Revenues............. November 1994  $ 603,394  $1,145,174  $2,512,081  $4,954,572
   Subscribers..........                                5,858      15,239      27,189
Total
 Revenues...............               $2,824,101 $12,683,192 $26,685,846 $52,265,791
 Subscribers............                               66,988     158,204     331,849

                                  RISK FACTORS

  You should consider carefully the following risks before you accept our common stock as all or part of the purchase price for our acquisition of your business. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In addition, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Our lack of combined operating history and our untested business model may result in continued losses or reduced profits

  We may not be able to achieve or maintain profitability of any of our individual Internet service providers or our overall profitability. Our business model has not yet been tested in our industry, and the success of this business model depends on our ability to build on the strengths of our Internet service providers and to centralize many of our business functions. It may take us longer than anticipated to implement our business model, and some components of our model may not prove to be feasible or possible. As a result, our business may not produce the level of profitability we hope to achieve.

Failure to integrate our acquisitions successfully will result in significant operating inefficiencies which may reduce our profitability

  Our success as a new national Internet service provider will depend in large part on our ability to integrate the operations and management of the 17 independent Internet service providers we acquired in connection with our IPO and others we may acquire in the future. Failure to integrate our Internet service providers successfully may result in significant operating inefficiencies, which may reduce our profitability. We will have to expend substantial managerial, operating, financial and other resources to integrate these businesses and implement our business model. In particular, to integrate our newly acquired Internet service providers successfully, we must install and standardize adequate operational and control systems, deploy equipment and telecommunications facilities, implement new marketing efforts in new as well as existing locations, employ qualified personnel to provide technical and marketing support for our various operating sites and continue to expand our managerial, operational, technical and financial resources.

If we cannot acquire additional Internet service providers, or our acquisition activities are delayed, we may not be able to execute our business strategy

  Our business strategy depends, in part, upon our ability to expand into new markets and broaden the services we provide by identifying and acquiring additional Internet service providers. In pursuing acquisitions, we compete against other Internet service providers, some of which are larger than we are and have greater financial and other resources than we have. We compete for potential acquisitions based on a number of factors, including price, terms and conditions, size and growth potential, and ability to offer cash, stock or other forms of consideration. Because we intend to offer a combination of cash and stock to potential sellers of Internet service providers, declines in our stock price due to market or other factors would negatively impact our ability to pursue our acquisition strategy.

  As we grow, many of our acquisitions could be subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the regulatory compliance requirements of which could adversely affect the pace of our acquisition activity. In addition, significant acquisitions could require preparation, filing and SEC review of amendments to the Registration Statement of which this prospectus is a part. These regulatory requirements could limit our flexibility in growing and operating our business.

Investors cannot evaluate the merits of other acquisitions

  Because in most cases we do not seek, and are not required to seek, stockholder approval of acquisitions, investors will have no basis on which to evaluate the possible merits or risks of any future acquisitions, or of acquisitions that we may be pursuing simultaneously. We cannot guarantee that we will be able to discover all of the risks of every acquisition, or that every acquisition will be beneficial to our financial condition.

We compete with other Internet access providers, which could cause us to lower prices resulting in reduced revenues

  We face a competitive environment in the market for Internet access and related services. We expect that competition will continue to intensify as more people begin using the Internet. Current and prospective competitors include:

  .  other national, regional and local Internet service providers;

  .  long-distance and local telecommunications companies;

  .  cable television companies;

  .  direct broadcast satellite companies; and

  . wireless communications providers and national on-line service providers.

  As a result of an increase in the number of competitors, and vertical and horizontal integration in the industry, we currently face and expect to continue to face significant competition, including pressure to reduce prices.

  Our current primary competitors include Internet service providers and on-line service providers with a significant national presence that focus on individual and small business subscribers, including America Online, Microsoft Network, Prodigy, MindSpring and EarthLink. Most of these competitors have significantly greater market presence, brand recognition and financial, technical and personnel resources than we do. They also have extensive coast-to-coast access to Internet backbones, which provides them with greater scalability and the ability to provide better service quality. We also compete with independent regional and local Internet service providers in many of our markets. We expect increased competition over time in our markets as national on-line service providers and other Internet service providers enter and increase their focus on these markets.

  All of the major long-distance companies, including AT&T, MCI WorldCom and Sprint, offer Internet access services and compete with us. Local exchange carriers, including regional Bell operating companies and competitive local exchange carriers, also have entered the Internet service provider market. We believe long-distance and local carriers are moving toward horizontal integration through acquisitions of, and joint ventures with, Internet service providers. Accordingly, we expect we will experience increased competition from the traditional telecommunications carriers both for subscribers and potential acquisitions. Many of these telecommunications carriers, in addition to their substantially greater coverage, market presence and financial, technical and personnel resources, also have large, existing commercial subscriber bases. Telecommunications providers also may have the ability to bundle Internet access with basic local and long-distance telecommunications services. This bundling of services may make it difficult for us to compete effectively with telecommunications providers and may cause us to lower our prices, which will result in reduced revenues.

  In addition, Tele-Communications, Inc. and Time Warner, among other cable companies, offer high speed Internet access via cable modem in a growing number of markets, either directly or through alliances with Internet access providers such as At Home Corporation. Other alternative service companies are approaching the Internet access market with various newer wireless terrestrial- and satellite-based service technologies. See "Business-- Competition" below.

Several of our Internet service providers have a history of operating losses which could result in our failure to become profitable

  On a pro forma as adjusted basis, we had operating losses of $83.9 million for the year ended December 31, 1998. In addition, eight of the 17 Internet service providers acquired at the time of our IPO reported operating losses for the year ended December 31, 1998. The extent to which we experience operating losses will depend upon a number of factors, including the number and size of our acquisitions and investments, our ability to generate increasing revenues and cash flow, the amount of expenditures we incur and any potential adverse regulatory developments. We may not generate or sustain operating income at our Internet service providers on an individual or combined basis in the future.

If we fail to use existing and new technology properly, we may fall behind technology trends and evolving industry standards and lose subscribers to our competitors, resulting in reduced revenues

  If we fail to use new technologies effectively, to continue to develop our technical expertise, to enhance our existing services and to develop new services to meet changing subscriber needs on a timely and cost-effective basis, we may not be able to retain our existing subscribers or attract new ones, which will result in a reduction in our revenues. Our ability to compete successfully also depends upon the continued compatibility of our services with products and architectures offered by various vendors. Although we intend to support emerging standards in the market for Internet access, industry standards may not be established or, if they become established, we may not be able to conform to these new standards in a timely fashion and maintain a competitive position in the market. In addition, services or technologies developed by others may render our services or technology noncompetitive or obsolete.

The purchase prices reflected in this prospectus for the 17 Internet service providers we acquired at the time of the IPO may change and we may be required to pay additional consideration to the former owners of these Internet service providers which would reduce our cash available for operations

  As required by the acquisition agreements for the 17 Internet service providers we acquired at the time of the IPO, the cash portion of the purchase price for each company will be adjusted upward or downward based on its financial condition at March 30, 1999. We have not reflected any provision for these adjustments in our December 31, 1998 pro forma financial statements. For purposes of this prospectus, we have estimated the amount of cash we will pay in these acquisitions based on the financial condition of these Internet service providers at December 31, 1998 and our estimate of changes in their financial conditions between December 31, 1998 and March 30, 1999. However, we cannot predict the actual cash consideration that we will have to pay to the former owners of these Internet service providers based on these adjustments, and we may be required to pay substantial additional cash consideration, which would reduce our cash available for operations.

If we grant additional options and pay additional earn-out consideration to the former owners of our Internet service providers, your investment in OneMain.com may be worth less

  We agreed to pay the owners of the 17 Internet service providers we acquired in connection with our IPO additional consideration in the following circumstances:

  . By December 31, 1999, we must pay the former owners of 15 of our Internet service providers additional consideration, payable in cash or stock, based, in all except one case, on an agreed upon percentage of the amount by which their revenues for the 12 months ended June 30, 1999 exceed their annualized revenues for the three months ended June 30, 1998; and

  . After June 30, 1999, we will grant a number of additional stock options to the former owners of each of our Internet service providers based on their operating performance for the twelve months ended June 30, 1999 and, for TGF Technologies, the six months ended June 30, 1999.

  We cannot predict the amount of additional consideration that we will have to pay to the former owners of our Internet service providers, and no provision for these obligations has been reflected in our December 31, 1998 pro forma financial statements.

  Payment of these obligations in cash may substantially deplete our cash reserves. Payment of these obligations in our common stock, including upon exercise of options, may dilute the value of your investment in OneMain.com. Regardless of the form of payment, the additional consideration will result in additional goodwill and an increase in the related amortization expense.

  For a more detailed discussion of the obligations described above, including the formulas that will be used to determine the amount of any additional consideration, see "About OneMain.com" below.

We may acquire contingent or undisclosed liabilities that will increase our expenses and deplete our cash reserves

  When we acquire Internet service providers, including the 17 that we acquired in connection with our IPO, we may acquire liabilities which we did not know about at the time we negotiated these acquisitions or which are contingent and are realized or prove to be larger than anticipated. If any of these liabilities arise, we have only limited, if any, recourse against the former owners of our Internet service providers. If any substantial contingent obligations are realized or if we discover any substantial unknown liabilities, our expenses may increase and cash reserves may decline.


A drop in demand for Internet access may cause a reduction in our revenues

  Our business relies on demand for access to the Internet and for products and services related to the Internet. The Internet has experienced rapid growth in recent years, but recently introduced Internet-related products and services may not be accepted in the market. Commerce and communication over the Internet may not continue to develop and expand, and even if they do, the Internet access and communications services we offer may not become widely adopted for these purposes.

  Our business will not grow as we expect and our revenues may decline if:

  .  the market for Internet access services fails to continue to develop;

  .  the Internet market develops more slowly than expected;

  .  the Internet market becomes saturated with competitors; or

  . the Internet access and related products and services we offer are not widely accepted.

If telecommunications carriers do not provide us with adequate communications capacity to deliver our services, we may lose existing and fail to attract new subscribers, which would result in reduced revenues and profitability

  We rely on local and long-distance telecommunications companies to provide data communications capacity. These providers may experience disruptions of service or may have limited capacity, which could disrupt our services or limit Internet access for our subscribers. We may not be able to replace or supplement these services on a timely basis or at all. In addition, because we rely on third-party telecommunications services providers for our backbone connection to the Internet, we face the following limitations on our ability to serve our existing subscribers and grow our subscriber base:

  . we do not control decisions regarding availability of service at any particular time;

  . we may not be able to deploy new technologies when desirable because our telecommunications providers may not be able to support the technology on their backbones;

  . we may not be able to establish new points of presence rapidly enough to respond to increased subscriber demand; and

  . we may not be able to negotiate favorable interconnectivity agreements with other Internet service providers.

  Our telecommunications carriers also sell or lease their services to our competitors and may be, or in the future may become, competitors themselves. Our telecommunications carriers may enter into exclusive arrangements with our competitors or stop selling or leasing their services to us at commercially reasonable prices or at all.

We depend on the capacity and reliability of our network, and a system failure could result in a loss of subscribers and a consequent reduction in revenues and profitability

  We face capacity constraints both at the level of particular points of presence, affecting subscribers attempting to use that point of presence, and in connection with system-wide services like e-mail. From time to time, we have experienced delayed delivery from suppliers of new telephone lines, modems, routers, terminal servers and other equipment. If we experience significant delays of this nature, all our incoming modem lines may become full during peak times, resulting in busy signals for subscribers who are trying to connect to our network. We may experience similar problems if we are unable to expand the capacity of our information servers for e-mail, news and the World Wide Web fast enough to keep up with demand from a growing subscriber base. If the capacity of our servers is exceeded, subscribers will experience delays when trying to use a particular service. If we do not maintain sufficient capacity in our network connections, subscribers will experience a general slowdown of all Internet services. If we fail to expand or enhance our network on a timely basis or to adapt it to changing subscriber requirements or evolving industry standards, we could lose subscribers, which could result in reduced revenues and profitability.

  The occurrence of a natural disaster or other unanticipated problems at one of our points of presence could cause service interruptions for our subscribers. In addition, if our telecommunications providers fail to provide the data communications capacity we require as a result of a natural disaster, or operational disruption or for any other reason, our subscribers could experience service disruptions. We do not currently maintain fully redundant or back-up Internet services or backbone facilities or other fully redundant computing and telecommunications facilities. Any accident, incident or system failure that causes interruptions in our operations could limit our ability to provide Internet services to our subscribers.

If our security measures fail, we may lose subscribers or be sued, resulting in additional expenses and reduced profitability

  Fixing problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or stops in service to our subscribers, which could cause them to seek Internet access from other providers. In addition, we expect our subscribers will increasingly use the Internet for commercial transactions in the future. Any network malfunction or security breach could cause these transactions to be delayed, not completed at all or completed with compromised security. Our subscribers or others may sue us as a result of a failure, which could result in additional expenses and reduced profitability.

Problems related to the Year 2000 issue could cause failures in our systems which would impair our operations

  The Year 2000 issue could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar business activities. For information on our efforts to handle the Year 2000 issue, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness Disclosure Statement," below.

Implementation of new regulations may increase our costs of doing business

  Although we are not currently directly regulated by the Federal Communications Commission or any other federal or state agency, changes in the regulatory environment relating to the Internet access market, including regulatory changes which directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from regional Bell operating companies or other telecommunications companies, could affect the prices at which we may sell our services. For example, the imposition of interstate access charges to local telephone companies or the elimination of reciprocal compensation for local telephone companies may increase our costs of serving dial-up customers.

  The FCC may, in the future, reconsider its past ruling that Internet access service is not "telecommunications" and that Internet service providers are not subject to the requirement to pay a percentage of their gross revenues as a "universal service contribution." If the FCC were to require universal service contributions from providers of Internet access or Internet backbone services, our costs of doing business could increase substantially, and we may not be able to recover these costs from our customers. For more information on regulation of our business, see "Business--Government Regulation," below.

To limit potential liability for information disseminated over our network, we may have to spend substantial amounts of money or discontinue some product or service offerings, resulting in reduced profitability

  We may be liable for information carried on or disseminated through our network. A number of lawsuits have sought to impose liability on Internet service providers or on-line service providers for defamatory speech and infringement of copyrighted materials. The imposition upon Internet service providers of potential liability for materials carried on or disseminated through their systems could require us to implement measures to reduce our exposure to this liability. These measures, as well as existing and proposed federal and state legislation, may require the expenditure of substantial resources or the discontinuation of some product or service offerings.

Future sales of our common stock in the public market could lower our stock price and impair our ability to raise funds in new stock offerings

  As of April 23, 1999, we had 21,797,031 shares of common stock outstanding, of which 12,022,031 shares are "restricted shares." In addition, we may issue additional shares of common stock that will be restricted shares as consideration in the acquisitions of some of our original 17 Internet service providers. See "About OneMain.com" below for a discussion of how this additional consideration will be determined. Sales of a substantial amount of common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock prevailing from time to time in the public market and could impair our ability to raise funds in additional stock offerings.

  Prior to the end of the third quarter of 1999, we intend to file one or more registration statements under the Securities Act to register up to 6,000,000 shares of common stock subject to outstanding stock options or reserved for issuance under our equity compensation plans. Options to purchase approximately 4,150,265 shares at $22.00 per share and approximately 155,150 shares at $28.25 per share were outstanding as of April 23, 1999 under our equity compensation plans.

  In addition, as of April 23, 1999, the holders of 12,022,031 shares of common stock are entitled to piggy-back registration rights, which allow these stockholders to sell these shares in the market simultaneously with any further public offerings by us of our equity securities.

                               ABOUT ONEMAIN.COM

  We formed OneMain.com for the purpose of acquiring existing Internet service providers, or ISPs, serving subscribers in markets outside of large metropolitan areas. Through March 30, 1999 we have made 17 acquisitions. Our ISPs are organized into eight operating groups. Our ISPs had approximately 331,800 subscribers at December 31, 1998. We serve these subscribers through 663 points of presence in 25 states.

  Our first 17 acquisitions were negotiated with the former owners of each ISP and closed simultaneously with our IPO on March 30, 1999. We generally negotiated a purchase price for each ISP based upon a multiple of revenues generated by that ISP. We paid to the owners of each ISP cash or a combination of common stock and cash in exchange for all of their equity interests in the ISP. We will adjust the purchase prices for most of the ISPs based on the net worth and the debt level of these ISPs as of March 30, 1999, which we anticipate being able to determine by May 15, 1999. In this prospectus, the amount of cash paid upon the closing of the acquisitions reflects adjustments to the purchase prices for the ISPs based on their financial condition at December 31, 1998 and our estimate of changes in their financial conditions between December 31, 1998 and March 30, 1999.

  We paid a combined purchase price for our ISPs of approximately $71.8 million in cash and 7,139,532 shares of our common stock.

  We granted to the former owners, employees and affiliates of our ISPs:

  . fully vested options to purchase 898,050 shares of common stock at the IPO price; and

  . options to purchase 1,336,215 shares of common stock at the IPO price, which will vest one-third on each of the sixth, seventh and eighth anniversaries of our initial offering, and may vest earlier based on the performance of each ISP.

  In addition to the purchase price paid at the closing of our IPO, we have agreed to pay to the former owners of our initial 17 ISPs, other than SunLink, Inc. and TGF Technologies, Inc., an amount based on a percentage generally equal to 10% to 20% of the amount, if any, by which the total revenues for that ISP for the 12 months ending June 30, 1999 exceed its annualized revenues for the three months ended June 30, 1998. In the case of JPS.Net Corporation, this amount equals 50% of the amount by which its total revenues for the 12 months ending September 30, 1999 exceed its annualized revenues for the three months ended September 30, 1998. In most cases, the ISP must have at least a 5% EBITDA margin for the 12 months ending June 30, 1999 to be entitled to this additional consideration. "EBITDA" means earnings or losses before interest, taxes, depreciation and amortization. We must pay any amounts owing to these former ISP owners based on this calculation prior to December 31, 1999 and may make payments in cash or in stock at our option or, in one case, at the option of the former owners of that ISP.

  In addition, on June 30, 1999, we will grant additional options to former owners, employees and affiliates of our ISPs. For each of our ISPs, other than TGF Technologies, we will grant options to purchase a number of shares of common stock equal to the greater of:

  . 20 times the incremental revenues for the ISP for the 12 months ending June 30, 1999 in excess of the annualized revenues for the ISP for the three months ended June 30, 1998, divided by $1,000; or

  . five times the incremental increase in the number of subscribers for the ISP at June 30, 1999 compared to June 30, 1998.

For TGF Technologies, we will grant options to purchase a number of shares of common stock equal to the greater of:

  . 20 times its incremental revenues for the six months ending June 30, 1999 in excess of its annualized revenues for the three months ended December 31, 1998 divided by $1,000; or

  . five times the incremental increase in its number of subscribers at June 30, 1999 compared to December 31, 1998.

  The exercise price of these options will equal the fair market value of our common stock at June 30, 1999, and the options will vest one-third on each of June 30, 2005, 2006 and 2007, and may vest earlier based on the performance of each ISP.

  We have accounted for the acquisition of our initial 17 ISPs as a purchase for financial reporting purposes. We have preliminarily allocated the excess of the purchase price for each ISP over the fair value of that ISP's net tangible assets primarily to goodwill and subscriber lists. The aggregate excess purchase price over fair value equals approximately $233.7 million based upon the ISP's financial position at December 31, 1998 and our estimate of changes in their financial condition between December 31, 1998 and March 30, 1999. In addition, the preliminary allocation of the excess purchase price between goodwill and subscriber lists will be adjusted based upon the number of subscribers at March 30, 1999. We will amortize amounts allocated to these intangibles over three years from the closing. As a result, we will record annual amortization expenses for the intangible assets acquired in these 17 acquisitions of approximately $77.9 million each year during the next three years. To the extent we become obligated to pay additional consideration in these 17 acquisitions, as described above, or if we make additional acquisitions we may record additional amortization expense associated with those obligations or acquisitions.

  We have shown below information about our initial 17 ISPs.

                                                              Total Revenues
                                                                 for the
                                                 Number of     Three Months
                                               Subscribers at     Ended         Total
                                                December 31,   December 31,    Purchase
Name                         Headquarters           1998           1998         Price
----                     --------------------- -------------- -------------- ------------
Northeast Operating
 Group
 D&E SuperNet, Inc. .... Lancaster, PA             23,150      $ 1,327,503   $ 20,509,425
 SunLink, Inc. ......... Sunbury, PA                8,497          394,210      5,326,209
 LebaNet, Inc. ......... Cornwall, PA                 233           82,061        626,809
Plains States Operating
 Group
 SouthWind Internet
  Access, Inc. ......... Wichita, KS               11,287          634,922      6,170,700
 Horizon Internet
  Technologies, Inc. ... Winfield, KS               7,261          369,864      3,754,928
Southeast Operating
 Group
 United States Internet,
  Inc. ................. Knoxville, TN             35,289        2,286,106     36,882,078
 Internet Partners of
  America, LC .......... Fort Smith, AR            24,183        1,420,471     15,420,000
 ZoomNet, Inc. ......... Portsmouth, OH            12,921          649,608      6,669,862
 Palm.Net, USA, Inc. ... Merritt Island, FL         5,337          170,964      1,781,462
 Internet Access Group,
  Inc. ................. Altamonte Springs, FL      4,931          444,607      4,184,270
Midwest South Operating
 Group
 Midwest Internet,
  L.L.C. ............... Carbondale, IL            21,581        1,333,078     14,884,603
 Internet Solutions,
  LLC................... Sullivan, MO               5,437          332,089      3,546,088
Midwest North Operating
 Group
 FGInet, Inc. .......... Springfield, IL           10,031          508,956      7,276,350
North Central Operating
 Group
 SuperHighway, Inc.
  d/b/a IndyNet......... Indianapolis, IN          18,114          869,136     11,455,043
California Operating
 Group
 Lightspeed Net, Inc. .. Bakersfield, CA           15,672        1,190,328     17,571,277
 JPS.Net Corporation ... Sacramento, CA           100,736        3,058,840     29,696,548
New England Operating
 Group
 TGF Technologies,
  Inc. ................. Burlington, VT            27,189        1,455,921     27,298,000
                                                  -------      -----------   ------------
  Total.......................................    331,849      $16,528,664   $213,053,652
                                                  =======      ===========   ============

                                DIVIDEND POLICY

  We have not paid dividends on our common stock and do not intend to pay dividends on our common stock in the foreseeable future. Instead, we will retain our earnings to finance the expansion of our business and for general corporate purposes.

                          PRICE RANGE OF COMMON STOCK

  Our common stock has been traded on the NASDAQ National Market since March 25, 1999 and trades under the symbol "ONEM." For the period March 25, 1999
through April  , 1999 our high sales price was $   and our low sales price was
$  . On April   , 1999, the closing sale price of our common stock was $    ,
there were 21,797,031 shares of our common stock outstanding and 303 holders of record.

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA

  We began business as a newly formed corporation in August 1998. We present below summary pro forma combined financial data for OneMain.com based on historical data for the year ended December 31, 1998, considering the combined historical results for OneMain.com and the 17 ISPs we acquired in connection with our IPO. We present the pro forma combined balance sheet data as of December 31, 1998 based on historical data and as adjusted for our IPO. The pro forma combined statement of operations data for the year ended December 31, 1998 assume that the 17 acquisitions and the IPO were consummated on January 1, 1998. The pro forma combined balance sheet data assume that the 17 acquisitions were consummated on December 31, 1998. The summary pro forma financial data do not necessarily indicate the operating results or financial position which would have resulted from our operation on a combined basis during the period presented, nor do these pro forma data necessarily represent any future operating results or financial position of OneMain.com. In addition to these summary financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historical results for our ISPs and our unaudited pro forma combined results.

                                                                  Year Ended
                                                                 December 31,
                                                                     1998
                                                                 ------------
Pro Forma Statement of Operations Data:
Revenues:
 Access revenues................................................ $ 51,814,062
 Other revenues.................................................    4,872,788
                                                                 ------------
   Total revenues...............................................   56,686,850
Costs and expenses:
 Cost of access revenues........................................   21,572,845
 Cost of other revenues.........................................    1,214,071
 Operations and customer support................................    8,833,585
 Sales and marketing............................................    7,114,867
 General and administrative(1)..................................   18,438,971
 Amortization(2)................................................   79,104,754
 Depreciation...................................................    4,281,478
                                                                 ------------
   Total costs and expenses.....................................  140,560,571
                                                                 ------------
Loss from operations............................................  (83,873,721)
Interest income.................................................       92,702
Interest expense................................................     (221,256)
Other expense, net..............................................     (319,011)
                                                                 ------------
Loss before provision for income taxes..........................  (84,321,286)
Provision for income taxes......................................  (10,292,365)
                                                                 ------------
Net loss........................................................ $(74,028,921)
                                                                 ============
Pro forma basic and diluted net loss per share.................. $      (3.81)
                                                                 ============
Shares used in the calculation of pro forma basic and diluted
 net loss per share.............................................   19,449,640
                                                                 ============
Other Operating Data:
Approximate number of subscribers, end of period................      331,849
Cash flow from operating activities............................. $  3,443,201
Cash flow used in investing activities.......................... $(10,889,857)
Cash flow from financing activities............................. $  6,371,192
EBITDA(3)....................................................... $   (806,500)

                                                         December 31, 1998
                                                     --------------------------
                                                      Pro Forma         As
                                                     Combined(4)     Adjusted
                                                     ------------  ------------
Pro Forma Balance Sheet Data:
Working capital(4).................................. $(94,242,961) $ 67,018,010
Total assets........................................  273,304,596   352,373,877
Total long-term debt and other liabilities..........   24,852,103    21,635,423
Stockholders' equity(5).............................  140,519,011   304,896,511

--------
(1) Reflects an aggregate change in compensation, increases in expenses associated with corporate management and costs associated with being a public company of $3,703,736.
(2) Consists of amortization expense of $77,909,682 to be recorded as a result of the 17 ISP acquisitions. These amortization charges are attributable primarily to goodwill, subscriber lists and will be amortized over three years and computed on the basis described in the notes to the unaudited pro forma combined financial statements.
(3) EBITDA represents earnings or losses before interest, taxes, depreciation and amortization. We have included EBITDA in these data because it is a measure commonly used by investors to analyze and compare companies on the basis of operating performance. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be construed as a substitute for operating income, net income or cash flows from operating activities for purposes of analyzing our operating performance, financial position or cash flows. Not all companies define EBITDA in the same way, and our EBITDA is not necessarily comparable with similarly titled measures for other companies.
(4) Includes the effect of recording as a current liability $71,816,291 representing the cash portion of the purchase price paid in the 17 ISP acquisitions. This amount may be adjusted based on the financial conditions of the ISPs as of March 30, 1999. See "About OneMain.com" and notes to the unaudited pro forma combined financial statements.
(5) Adjusted to reflect the sale of the 8,500,000 shares of common stock issued in the IPO and the application of the net proceeds. Does not reflect the $26,156,625 of net proceeds received by the Company on April 9, 1999 upon the exercise by the Underwriters of the over-allotment option to purchase 1,275,000 shares.

                SELECTED HISTORICAL FINANCIAL DATA FOR OUR ISPS

  The selected financial data of our ISPs are derived in part from the more detailed historical financial statements and notes of our ISPs included elsewhere in this prospectus.

  The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the years ended December 31, 1996, 1997 and 1998 for D&E SuperNet, Inc., SunLink, Inc., SouthWind Internet Access, Inc., Horizon Internet Technologies, Inc., United States Internet, Inc., Internet Partners of America, LC, ZoomNet, Inc., Internet Access Group, Inc., Midwest Internet, LLC, Internet Solutions, LLC, FGInet, Inc., Superhighway, Inc., Lightspeed Net, Inc., and TGF Technologies, Inc. have been derived from the audited financial statements included elsewhere in this prospectus.

  The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on March 1, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 for LebaNet, Inc. have been derived from the audited financial statements included elsewhere in this prospectus.

  The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on January 3, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 for Palm.Net, USA, Inc. have been derived from the audited financial statements included elsewhere in this prospectus.

  The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on January 31, 1997 to December 31, 1997 and the year ended December 31, 1998 for JPS.Net Corporation have been derived from the audited financial statements included elsewhere in this prospectus.

  The following selected historical financial data of our ISPs should be read together with the historical financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. All our ISPs have fiscal years ending December 31.

  The following table shows selected historical financial data for our ISPs for the stated periods. Subscriber information for December 31, 1995 is not available.

                                            For or at the years ended December 31,
                           Commenced    -------------------------------------------------
                           Operations      1995         1996         1997        1998
                         -------------- -----------  -----------  ----------  -----------
Statement of Operations
 Data:
Northeast Operating
 Group
 D&E SuperNet, Inc.
   Revenues.............   July 1995    $   119,545  $   841,537  $1,749,207  $ 3,946,804
   Operating (loss)
    income .............                $  (190,067) $   (11,029) $  116,737  $   456,550
   Subscribers..........                                   3,499       7,395       23,150
 SunLink, Inc.
   Revenues.............  October 1995  $     6,620  $   224,966  $  798,237  $ 1,411,164
   Operating (loss)
    income .............                $    (9,185) $        80  $  149,583  $   (61,171)
   Subscribers..........                                   1,390       3,914        8,497
 LebaNet, Inc.
   Revenues.............   March 1996                $   149,299  $  199,571  $   298,109
   Operating income.....                             $    52,717  $   34,928  $   116,401
   Subscribers..........                                     289         253          233
Plains States Operating
 Group
 SouthWind Internet
  Access, Inc.
   Revenues.............  October 1994  $   202,140  $   836,587  $1,437,848  $ 2,170,404
   Operating income.....                $     4,449  $   187,196  $  365,186  $   329,797
   Subscribers..........                                   5,185       8,116       11,287
 Horizon Internet
  Technologies, Inc.
   Revenues.............   July 1995    $     1,921  $   148,686  $  434,615  $ 1,161,187
   Operating (loss)
    income .............                $   (13,749) $       351  $  (53,069) $    58,404
   Subscribers..........                                     807       3,126        7,261
Southeast Operating
 Group
 United States
  Internet, Inc.
   Revenues.............   April 1994   $   889,902  $ 2,506,732  $4,173,803  $ 6,514,652
   Operating loss(1)....                $(2,592,725) $(1,850,915) $ (226,406) $(4,649,781)
   Subscribers..........                                  10,927      16,219       35,289
 Internet Partners of
  America, LC
   Revenues.............   June 1995    $    28,155  $   930,989  $1,856,801  $ 4,425,577
   Operating loss.......                $  (150,265) $(1,162,396) $ (979,102) $  (519,181)
   Subscribers..........                                   6,789      13,060       24,183
 ZoomNet, Inc.
   Revenues............. September 1995 $    18,701  $   272,692  $  857,619  $ 1,967,680
   Operating (loss)
    income .............                $    (1,418) $   (12,533) $  161,550  $   201,884
   Subscribers..........                                   1,997       5,309       12,921
 Palm.Net, USA, Inc.
   Revenues.............   April 1996                $    95,918  $  432,411  $   625,922
   Operating (loss)
    income .............                             $   (52,110) $   79,831  $   119,307
   Subscribers..........                                   1,600       2,824        5,337
 Internet Access Group,
  Inc.
   Revenues.............  January 1995  $   393,165  $   951,345  $1,179,434  $ 1,534,377
   Operating (loss)
    income .............                $  (138,036) $    32,954  $   36,137  $   (58,911)
   Subscribers..........                                   2,574       3,887        4,931

                                           For or at the years Ended December 31,
                           Commenced   --------------------------------------------------
                          Operations      1995         1996         1997         1998
                         ------------- -----------  -----------  -----------  -----------
Midwest South Operating
 Group
 Midwest Internet,
  L.L.C.
   Revenues.............  March 1995   $   186,143  $ 1,790,376  $ 2,523,128  $ 4,091,066
   Operating (loss)
    income..............               $  (196,800) $  (482,368) $    58,570  $   500,196
   Subscribers..........                                 11,529       11,474       21,581
 Internet Solutions,
  LLC
   Revenues............. October 1995  $     7,004  $   140,701  $   446,057  $ 1,002,535
   Operating (loss)
    income..............               $   (47,136) $   (74,613) $     5,753  $   113,297
   Subscribers..........                                  1,010        2,667        5,437
Midwest North Operating
 Group
 FGInet, Inc.
   Revenues............. November 1994 $    34,161  $   274,965  $   818,445  $ 1,493,790
   Operating (loss)
    income..............               $    (3,790) $  (125,093) $       119  $  (104,309)
   Subscribers..........                                  2,919        4,601       10,031
North Central Operating
 Group
 Superhighway, Inc.
  d/b/a Indynet
   Revenues.............   June 1995   $   248,479  $ 1,248,751  $ 2,106,290  $ 3,013,383
   Operating income.....               $    28,427  $   238,579  $   460,012  $   149,951
   Subscribers..........                                  6,556       12,468       18,114
California Operating
 Group
 Lightspeed Net, Inc.
   Revenues.............  March 1995   $    84,771  $ 1,124,474  $ 3,085,901  $ 4,652,991
   Operating loss.......               $  (385,229) $(1,065,560) $(1,242,859) $  (519,383)
   Subscribers..........                                  4,059       15,533       15,672
 JPS.Net Corporation
   Revenues............. January 1997                            $ 2,074,398  $ 9,001,578
   Operating loss.......                                         $  (992,646) $  (852,620)
   Subscribers..........                                              32,119      100,736
New England Operating
 Group
 TGF Technologies, Inc.
   Revenues............. November 1994    $603,394  $ 1,145,174  $ 2,512,081  $ 4,954,572
   Operating loss.......                 $(649,891) $  (509,041) $  (915,914) $  (126,281)
   Subscribers..........                                  5,858       15,239       27,189
Total
 Revenues ..............               $ 2,824,101  $12,683,192  $26,685,846  $52,265,791
 Operating loss (1).....               $(4,345,415) $(4,833,781) $(2,941,590) $(4,845,850)
 Subscribers............                       --        66,988      158,204      331,849

                                              December 31,
                             -------------------------------------------------
                                1995         1996         1997         1998
                             -----------  -----------  -----------  ----------
Balance Sheet Data:
Northeast Operating Group
 D&E SuperNet, Inc.
   Total assets............. $   227,716  $   596,488  $   767,247  $3,560,265
   Long-term debt...........         --           --           --    2,180,000
   Total stockholders'
    (deficit) equity........     (51,517)        (443)      46,130     596,574
 SunLink, Inc.
   Total assets.............      21,988      149,149      436,575     698,204
   Long-term debt...........       5,000        7,500       12,941     344,586
   Total stockholders'
    equity..................      11,310       17,926      157,327      75,793
 LebaNet, Inc.
   Total assets.............                   75,340      115,249     108,948
   Long-term debt...........                      --           --          --
   Total stockholders'
    equity..................                   24,716       49,204     102,875
Plains States Operating
 Group
 SouthWind Internet Access,
  Inc.
   Total assets.............     158,735      427,912      609,336     619,659
   Long-term debt...........      89,565      167,486      139,283      36,764
   Total stockholders'
    equity..................      31,254      206,855      397,840     464,494
 Horizon Internet
  Technologies, Inc.
   Total assets.............      36,301       79,987      177,844     558,126
   Long-term debt...........      12,791       48,886      100,053     151,799
   Total stockholders'
    equity (deficit)........       8,251        7,367      (49,486)    (16,258)
Southeast Operating Group
 United States Internet,
  Inc.
   Total assets.............     751,795    1,902,158    2,228,337   8,855,270
   Long-term debt...........     137,632    1,762,638    2,062,442   4,983,113
   Stock appreciation rights
    liability...............   1,780,840    2,362,218    1,763,357   5,104,035
   Total stockholders'
    deficit.................  (1,853,742)  (3,307,922)  (2,799,234) (3,026,084)

                                                December 31,
                                  --------------------------------------------
                                    1995       1996        1997        1998
                                  --------  ----------  ----------  ----------
 Internet Partners of America,
  LC
   Total assets.................. $297,758  $1,500,578  $2,360,033  $3,642,322
   Long-term debt................  100,000     772,234   2,086,754   3,879,590
   Total members' equity
    (deficit)....................  149,735     573,220    (318,811) (1,163,546)
 ZoomNet, Inc.
   Total assets..................   31,585     170,159     681,281   1,402,130
   Long-term debt................    5,397      24,308     363,113     699,278
   Total stockholders' equity....   18,582      60,768     146,833     243,921
 Palm.Net, USA, Inc.
   Total assets..................               74,304     128,762     165,875
   Long-term debt................                   --          --          --
   Total stockholders' (deficit)
    equity.......................              (50,413)     13,920      85,262
 Internet Access Group, Inc.
   Total assets..................   82,526     292,868     289,775     492,551
   Long-term debt................   51,956     153,521     209,240     342,675
   Total stockholders' deficit... (146,223)   (123,758)   (111,636)   (203,790)
Midwest South Operating Group
 Midwest Internet L.L.C.
   Total assets..................  434,841     759,993     747,249   1,867,362
   Long-term debt................   86,212      38,822     973,039   1,689,018
   Total members' deficit........ (123,023)   (582,892)   (589,057)   (185,639)
 Internet Solutions, LLC
   Total assets..................   61,828     107,462     307,076     721,063
   Long-term debt................       --          --          --     234,743
   Total members' equity.........   42,864      81,080     102,703     155,294
Midwest North Operating Group
 FGInet, Inc.
   Total assets..................   27,556     243,321     375,388   1,011,586
   Long-term debt................       --          --          --          --
   Total stockholders' equity....   13,000     159,336     211,227     217,987
North Central Operating Group
 Superhighway, Inc. d/b/a
  IndyNet
   Total assets..................  171,289     435,399     918,678     915,718
   Long-term debt................       --          --      49,608      29,013
   Total stockholders' equity....  112,930     316,766     703,332     659,242
California Operating Group
 Lightspeed Net, Inc.
   Total assets..................  310,136   1,081,951   1,483,961   1,528,218
   Long-term debt................       --          --          --          --
   Total stockholders' equity....  296,705     874,751     848,248     761,526
 JPS.Net Corporation
   Total assets..................                        1,257,665   4,321,912
   Long-term debt................                               --     990,087
   Total stockholders' deficit...                         (979,307) (2,966,036)
New England Operating Group
 TGF Technologies, Inc.
   Total assets..................  316,774     722,963   1,277,092   1,639,678
   Long-term debt................   39,611     355,218     757,542     573,997
   Total stockholders' equity
    (deficit)....................  155,460      54,244    (387,556)    (49,322)

--------
(1) Operating loss for the years ended December 31, 1995, 1996, 1997 and 1998 includes compensation expense (benefit) of $1,680,840, $581,378, ($598,861) and $3,340,678. This expense (benefit) is attributable to compensation expense related to United States Internet's stock appreciation rights.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis is based on the combined pro forma results of OneMain.com and the historical results for each of our ISPs for which separate data have been included in this prospectus. See "Selected Combined Pro Forma Financial Data" above for the basis of the pro forma presentation for OneMain.com.

Overview

  We derive Internet access revenues primarily from subscriptions from individuals and small businesses for dial-up access to the Internet. Subscription fees vary among our ISPs and by billing plan within the subscriber base for a particular ISP. We also earn access revenues by providing dedicated Internet access and Web hosting services.

  We earn non-access revenues by charging set-up and installation fees, providing Web page design and development and other technical services and selling advertising, equipment and software. Revenues from the sale of these products and services have been classified as other revenues in the pro forma results of operations table set forth below.

  Our costs and expenses include:

  .  cost of access revenues;

  .  cost of other revenues;

  .  operations and customer support;

  .  sales and marketing;

  .  general and administrative;

  .  amortization; and

  .  depreciation.

  Cost of access revenues consists primarily of the costs of maintaining sufficient capacity to provide service to our subscribers. For an ISP, capacity is a measurement of the ISP's ability to connect subscribers to the Internet, and capacity costs include:

  . the cost of leased routers and access servers and recurring telecommunications costs, including the cost of local telephone lines to carry subscriber calls to our points of presence, or POPs;

  . the costs associated with leased lines connecting our POPs directly to the Internet or to our operations centers and connecting our operations centers to the Internet; and

  . Internet backbone costs, which are the amounts we pay to Internet backbone providers for bandwidth which allows us to transmit data from the Internet to our subscribers.

  Cost of access revenues will increase over time to support our growing subscriber base. We will seek to leverage the combined scale of our ISPs to lower telecommunications costs as a percentage of revenues by:

  . negotiating one or more relationships with national backbone providers to connect our ISPs to the Internet;

  . negotiating favorable local loop contracts and establishing co-location arrangements with local exchange carriers;

  . establishing private peering relationships to reduce our costs and improve access and reliability for our subscribers; and
  .  negotiating discounts with equipment vendors.

Increases in individual subscriber usage will tend to offset the per subscriber cost savings we may be able to achieve.

  Cost of other revenues consists primarily of:
  .  the salaries and benefits of the personnel providing installation;
  . Web development and technical services; and . the cost of purchasing the equipment to provide these services. In the case of equipment and software sales, the cost of other revenues includes the cost of licensing software and purchasing equipment for resale.

  Operations and customer support includes the expenses associated with customer service and technical support, and consists primarily of the salaries and employment costs of the employees responsible for those efforts. We expect operations and customer support expenses to increase over time to support new and existing subscribers. New subscribers tend to have particularly heavy customer service and technical support requirements. Because we anticipate rapid growth in our subscriber base to continue, we expect these costs to comprise an increasing percentage of expenses in the near term. In addition, implementing customer service and technical support 24 hours a day, seven days a week in our markets will increase these expenses on an absolute basis. In the longer term, as a percentage of revenues, we believe operations and customer support expenses should decline as the existing subscriber base becomes less dependent on customer service, and this relatively fixed expense category is leveraged by a growing subscriber base.

  Sales and marketing includes the expenses associated with acquiring subscribers, including salaries, bonuses, sales commissions, advertising and referral bonuses. We expect sales and marketing expense to increase over time with the growth in our subscriber base. On a percentage of revenue basis, sales and marketing expense is a relatively variable cost and may increase with our development of a national brand supported by a community-based marketing program.

  General and administrative expenses consist primarily of:
  . the salaries of our employees and associated benefits; and . the cost of travel, entertainment, rent and utilities.

We expect general and administrative costs to increase to support our growth, particularly as we establish a network operations center and implement common billing and financial reporting systems in the near term. Over time, we expect these relatively fixed expenses to decrease as a percentage of revenues. We do not anticipate any meaningful layoffs as a result of combining operations and customer support, sales or general and administrative functions of the individual ISPs. In addition, we do not anticipate incurring any significant restructuring cost.

  Amortization expense primarily relates, on a pro forma basis, to the amortization of goodwill, subscriber lists and other intangibles acquired in the acquisitions of our 17 ISPs and is provided over three years. We expect amortization expense to increase as additional acquisitions are closed and to vary according to purchase price and tangible assets. Our policy in future acquisitions will be to amortize the portion of the acquisition purchase price attributable to subscriber lists, goodwill and other intangible assets over an average three-year period.

  Depreciation primarily relates to our hardware infrastructure and is provided over the estimated useful lives of the assets ranging from three to five years using the straight-line method. We expect depreciation expense to increase as we grow our networks to support new and acquired subscribers and we build a network operations center and implement common billing and reporting systems.

Combined Results of Operations

  The operating results for our ISPs have fluctuated in the past, and our operating results in the future may fluctuate significantly depending upon a variety of factors, including the incurrence of capital costs and costs associated with the introduction of new products and services. Additional factors that may cause our operating results to vary include:
  .  the pricing and mix of our services;
  .  subscriber retention rates;
  .  changes in pricing policies and product offerings by our competitors;
  .  demand for Internet access services;
  . one-time costs associated with acquisitions; and . general telecommunications services' performance and availability.

  On a pro forma basis, we also have experienced seasonal variation in Internet use, and revenue streams have fluctuated. As a result, variations in the timing and amounts of revenues could have a material adverse effect on our operating results. Based on the foregoing factors, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance.

Pro Forma 1998 Compared to Pro Forma 1997

  The following table shows our pro forma statement of operations data for the years ended December 31, 1997 and 1998. This information, in our opinion, reflects all the adjustments that we consider necessary for fair presentation of this information under generally accepted accounting principles. These results are not necessarily indicative of results for any future period.

                                                    Years Ended December 31,
                                                    --------------------------
                                                        1997          1998
                                                    ------------  ------------
                                                     (Dollars in thousands)
Total revenues..................................... $   30,438.7  $   56,686.9
Cost of access and other revenues..................     13,404.0      22,786.9
Operations and customer support....................      5,087.2       8,833.6
Sales and marketing................................      3,595.9       7,114.9
General and administrative.........................     12,108.4      18,439.0
Amortization.......................................     78,193.0      79,104.8
Depreciation.......................................      3,126.7       4,281.5
                                                    ------------  ------------
Operating loss..................................... $  (85,076.5) $  (83,873.8)
                                                    ============  ============
Subscribers at period end..........................      158,204       331,849

  Revenues. Revenues increased 86.2% from 1997 to 1998. The increase was primarily attributable to an increase in the number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 70.0% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 44.0% in 1997 to 40.2% in 1998, primarily as a result of existing excess capacity being used to service new subscribers.

  Operating expenses. Operating expenses, which include operations and customer support, sales and marketing and general and administrative expenses, increased 65.4% from 1997 to 1998, primarily as a result of hiring additional customer support, technical support and administrative personnel. Operating expenses as a percentage of revenues decreased from 68.3% in 1997 to 60.7% in 1998, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Combined Quarterly Results of Operations

  Our ISPs have in the past experienced quarterly variations in revenues, operating income and losses, net income and losses and cash flows. We expect to continue to experience quarterly fluctuations in operating results, including possible net losses, due to the factors discussed above. We may also experience quarterly fluctuations as a result of other factors including additional sales and marketing and general and administrative expenses incurred to acquire and support new subscribers and the timing and magnitude of required capital expenditures.

  The following table shows our pro forma statement of operations data for each quarter in the two-year period ended December 31, 1998. This quarterly information, in our opinion, reflects all the adjustments that we consider necessary for fair presentation of this information under generally accepted accounting principles. These quarterly results are not necessarily indicative of results for any future period.

                                                               Quarter Ended
                          ----------------------------------------------------------------------------------------------
                                             1997                                            1998
                          ----------------------------------------------  ----------------------------------------------
                           March 31    June 30      Sep 30      Dec 31     March 31    June 30      Sep 30      Dec 31
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                          (Dollars in thousands)
Total revenues..........  $  6,119.2  $  6,836.4  $  7,909.6  $  9,573.5  $ 11,471.0  $ 13,206.3  $ 15,082.4  $ 16,927.1
Cost of access and other
 revenues...............     2,796.8     3,014.3     3,115.2     4,477.7     4,320.9     5,413.6     6,110.0     6,942.4
Operations and customer
 support................     1,067.0     1,230.5     1,790.8       998.9     1,631.2     2,175.9     2,460.8     2,565.7
Sales and marketing.....       795.2       830.0       898.5     1,072.2     1,358.9     1,626.5     1,847.6     2,281.9
General and
 administrative.........     2,509.0     2,864.7     2,492.3     4,242.4     3,497.0     3,866.7     4,709.0     6,366.3
Amortization............    19,502.2    19,520.9    19,597.7    19,572.2    19,674.8    19,702.9    19,705.6    20,021.6
Depreciation............       600.0       642.4       958.2       926.1     1,035.5     1,037.2     1,081.9     1,126.8
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Operating loss..........  $(21,151.0) $(21,266.4) $(20,943.1) $(21,716.0) $(20,047.3) $(20,616.5) $(20,832.5) $(22,377.6)
                          ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========
Subscribers at period
 end....................      91,413     105,364     129,029     158,204     198,495     235,742     278,995     331,849
Average churn rate for
 the quarter............        11.1%       13.7%        9.7%        7.9%        8.2%        6.3%        5.9%        6.3%

Results Of Operations -- D&E SuperNet, Inc.

  SuperNet commenced operations as a partnership in July 1995 and was incorporated on September 4, 1998. SuperNet's target market is the Commonwealth of Pennsylvania. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                   Years Ended December 31,
                          ----------------------------------------------
                              1996             1997            1998
                          -------------   --------------  --------------
                                            (Dollars in thousands)
Revenues................  $841.5  100.0%  $1,749.2 100.0% $3,946.8 100.0%
Cost of access and other
 revenues...............   443.4   52.7      647.1  37.0   1,465.8  37.1%
Operating expenses......   409.2   48.6      985.4  56.3   2,024.5  51.3
                          ------  -----   -------- -----  -------- -----
(Loss) income from
 operations.............  $(11.1)  (1.3)% $  116.7   6.7% $  456.5  11.6%
                          ======  =====   ======== =====  ======== =====
Approximate total
 subscribers at period
 end....................   3,499             7,395          23,150

SuperNet. 1998 Compared to 1997

  Revenues. Revenues increased 125.6% from 1997 to 1998. The increase was primarily attributable to an increase in the number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 126.5% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues remained relatively constant at 37.0% in 1997 and 37.1% in 1998.

  Operating expenses. Operating expenses increased 105.4% from 1997 to 1998, primarily as a result of hiring customer support and administrative personnel. Operating expenses as a percentage of revenues decreased from 56.3% in 1997 to 51.3% in 1998, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

SuperNet. 1997 Compared to 1996

  Revenues. Revenues increased 107.9% from 1996 to 1997. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 45.9% from 1996 to 1997, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of services as a percentage of revenues decreased from 52.7% in 1996 to 37.0% in 1997, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 140.8% from 1996 to 1997. Operating expenses as a percentage of revenues increased from 48.6% in 1996 to 56.3% in 1997, primarily as a result of increases in customer support personnel.

Results Of Operations -- SunLink, Inc.

  SunLink was incorporated on October 1, 1991 and commenced operations on October 1, 1995. SunLink's target market is Sunbury, Pennsylvania and its surrounding areas. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                          Years Ended December 31,
                                  -------------------------------------------
                                      1996          1997           1998
                                  ------------  ------------  ---------------
                                           (Dollars in thousands)
Revenues........................  $225.0 100.0% $798.2 100.0% $1,411.2  100.0%
Cost of access and other
 revenues.......................    85.8  38.1   236.1  29.6     566.1   40.1
Operating expenses..............   139.1  61.8   412.5  51.7     906.3   64.2
                                  ------ -----  ------ -----  --------  -----
Income (loss) from operations...  $  0.1   0.1% $149.6  18.7% $  (61.2)  (4.3)%
                                  ====== =====  ====== =====  ========  =====
Approximate total subscribers at
 period end.....................   1,390         3,914           8,497

SunLink. 1998 Compared to 1997

  Revenues. Revenues increased 76.8% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 139.8% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues increased from 29.6% in 1997 to 40.1% in 1998, primarily as a result of telephone lines and Internet backbone capacity additions in advance of subscriber growth.

  Operating expenses. Operating expenses increased 119.7% from 1997 to 1998, primarily as a result of increased depreciation costs incurred due to equipment purchases. Operating expenses as a percentage of revenues increased from 51.7% in 1997 to 64.2% in 1998, primarily as a result of increases in customer support personnel and increases in general and administrative costs.

SunLink. 1997 Compared to 1996

  Revenues. Revenues increased 254.8% from 1996 to 1997. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 175.2% from 1996 to 1997, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 38.1% in 1996 to 29.6% in 1997, primarily as a result of existing excess capacity being used to service new subscribers.

  Operating expenses. Operating expenses increased 196.5% from 1996 to 1997, primarily due to the increased depreciation expense incurred for equipment purchases made in 1997. Operating expenses as a percentage of revenues decreased from 61.8% in 1996 to 51.7% in 1997, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Results Of Operations -- LebaNet, Inc.

  LebaNet commenced operations as a sole proprietorship in December 1994 and was incorporated on February 21, 1996. LebaNet's target market is central Pennsylvania. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                     Years Ended December 31,
                              ----------------------------------------
                                  1996          1997          1998
                              ------------  ------------  ------------
                                          (Dollars in thousands)
Revenues....................  $149.3 100.0% $199.6 100.0% $298.1 100.0%
Cost of access and other
 revenues...................    55.5  37.2   107.8  54.0   109.7  36.8
Operating expenses..........    41.0  27.5    56.9  28.5    72.0  24.2
                              ------ -----  ------ -----  ------ -----
Income from operations......  $ 52.8  35.3% $ 34.9  17.5% $116.4  39.0%
                              ====== =====  ====== =====  ====== =====
Approximate total
 subscribers at period end..     289           253           233

LebaNet. 1998 Compared to 1997

  Revenues. Revenues increased 49.3% from 1997 to 1998. The increase was primarily attributable to consulting services performed for SunLink, unrelated manufacturing services and equipment resale.

  Cost of access and other revenues. Cost of access and other revenues increased 1.8% from 1997 to 1998, primarily as a result of deploying digital technology and the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 54.0% in 1997 to 36.8% in 1998, primarily as a result of existing excess capacity being used to service new subscribers.

  Operating expenses. Operating expenses increased 26.5% from 1997 to 1998, primarily as a result of increased marketing and advertising costs. Operating expenses as a percentage of revenues decreased from 28.5% in 1997 to 24.2% in 1998.

LebaNet. 1997 Compared to 1996

  Revenues. Revenues increased 33.7% from 1996 to 1997. The increase was attributable in part to a shift from residential accounts to higher priced business accounts.

  Cost of access and other revenues. Cost of access and other revenues increased 94.2% from 1996 to 1997, primarily as a result of adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues increased from 37.2% in 1996 to 54.0% in 1997, primarily as a result of adding capacity in advance of subscriber growth.

  Operating expenses. Operating expenses increased 38.8% from 1996 to 1997. Operating expenses as a percentage of revenues remained relatively constant at 27.5% in 1996 and 28.5% in 1997.

Results Of Operations -- SouthWind Internet Access, Inc.

  SouthWind Internet Access was incorporated on July 6, 1994, and commenced operations in October 1994. SouthWind's target market is the state of Kansas. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                           Years Ended December 31,
                                  --------------------------------------------
                                      1996           1997            1998
                                  ------------  --------------  --------------
                                            (Dollars in thousands)
Revenues........................  $836.6 100.0% $1,437.8 100.0% $2,170.4 100.0%
Cost of access and other
 revenues.......................   241.9  28.9     364.8  25.4     708.6  32.6
Operating expenses..............   407.5  48.7     707.9  49.2   1,132.0  52.2
                                  ------ -----  -------- -----  -------- -----
Income from operations..........  $187.2  22.4% $  365.1  25.4% $  329.8  15.2%
                                  ====== =====  ======== =====  ======== =====
Approximate total subscribers at
 period end.....................   5,185           8,116          11,287

SouthWind. 1998 Compared to 1997

  Revenues. Revenues increased 51.0% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 94.2% from 1997 to 1998, primarily as a result of adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues increased from 25.4% in 1997 to 32.6% in 1998, primarily as a result of adding capacity in advance of subscriber growth.

  Operating expenses. Operating expenses increased 59.9% from 1997 to 1998, primarily as a result of increased costs relating to the hiring of additional customer and technical support personnel. Operating expenses as a percentage of revenues increased from 49.2% in 1997 to 52.2% in 1998, primarily as a result of increases in customer and technical support personnel.

SouthWind. 1997 Compared to 1996

  Revenues. Revenues increased 71.9% from 1996 to 1997. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 50.8% from 1996 to 1997, primarily as a result of adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 28.9% in 1996 to 25.4% in 1997, primarily as a result of existing capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 73.7% from 1996 to 1997, primarily as a result of increased costs relating to the hiring of additional customer support personnel. Operating expenses as a percentage of revenues remained relatively constant at 48.7% in 1996 and 49.2% in 1997.

Results Of Operations -- Horizon Internet Technologies, Inc.

  Horizon was incorporated on July 26, 1995 and commenced operations on that date. Horizon's target markets include Missouri, Oklahoma and Kansas. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                          Years Ended December 31,
                                  --------------------------------------------
                                      1996          1997             1998
                                  ------------  -------------   --------------
                                           (Dollars in thousands)
Revenues........................  $148.7 100.0% $434.6  100.0%  $1,161.2 100.0%
Cost of access and other
 revenues.......................    76.5  51.4   202.8   46.7      420.6  36.2
Operating expenses..............    71.8  48.3   284.9   65.6      682.2  58.7
                                  ------ -----  ------  -----   -------- -----
Income (loss) from operations...  $  0.4   0.3% $(53.1) (12.3)% $   58.4   5.1%
                                  ====== =====  ======  =====   ======== =====
Approximate total subscribers at
 period end.....................     807         3,126             7,261

Horizon. 1998 Compared to 1997

  Revenues. Revenues increased 167.2% from 1997 to 1998. The increase was primarily attributable to the increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 107.4% from 1997 to 1998, primarily as a result of adding capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 46.7% in 1997 to 36.2% in 1998, primarily as a result of excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 139.5% from 1997 to 1998, primarily as a result of relocating to a larger facility and hiring additional customer support and administrative personnel. Operating expenses as a percentage of revenues decreased from 65.6% in 1997 to 58.7% in 1998, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Horizon. 1997 Compared to 1996

  Revenues. Revenues increased 192.3% from 1996 to 1997. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 165.1% from 1996 to 1997, primarily as a result of deploying digital technology and the increased costs associated with adding capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 51.4% in 1996 to 46.7% in 1997, primarily as a result of excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 296.8% from 1996 to 1997, primarily as a result of increased costs relating to the hiring of additional operating and technical personnel. Operating expenses as a percentage of revenues increased from 48.3% in 1996 to 65.6% in 1997, primarily as a result of the increased number of employees.

Results Of Operations -- United States Internet, Inc.

  United States Internet was incorporated on March 24, 1994 and commenced operations in April, 1994. United States Internet has points of presence in Tennessee, Virginia, Kentucky and Alabama. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                     Years Ended December 31,
                          -----------------------------------------------------
                               1996               1997              1998
                          ----------------   ---------------   ----------------
                                      (Dollars in thousands)
Revenues................  $ 2,506.7  100.0%  $4,173.8  100.0%  $ 6,514.6  100.0%
Cost of access and other
 revenues...............      931.7   37.2    1,999.2   47.9     3,174.8   48.7
Operating expenses(1)...    3,425.9  136.7    2,401.0   57.5     7,989.6  122.6
                          ---------  -----   --------  -----   ---------  -----
Income (loss) from
 operations.............  $(1,850.9) (73.9)% $ (226.4)  (5.4)% $(4,649.8) (71.3)%
                          =========  =====   ========  =====   =========  =====
Approximate total
 subscribers at period
 end....................     10,927            16,219             35,289

--------
(1) As part of operating expense, United States Internet has included stock compensation expense (benefit). For the years ended December 31, 1996, 1997 and 1998, United States Internet incurred an expense of approximately $581.4, a benefit of approximately ($598.9) and an expense of approximately $3,340.7.

United States Internet. 1998 Compared to 1997

  Revenues. Revenues increased 56.1% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers including the integration of 1,400 subscribers acquired during the quarter ended March 31, 1998.

  Cost of access and other revenues. Cost of access and other revenues increased 58.8% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues increased from 47.9% in 1997 to 48.7% in 1998, primarily as a result of adding capacity in advance of subscriber growth.

  Operating expenses. Operating expenses increased 232.8% from 1997 to 1998, primarily as a result of increased costs relating to the hiring of additional sales and customer support personnel. Included within this increase is a $3,340,678 stock compensation expense attributable to stock appreciation rights. Operating expenses as a percentage of revenues increased from 57.5% in 1997 to 122.6% in 1998, primarily as a result of the increase in stock compensation expense.

United States Internet. 1997 Compared to 1996

  Revenues. Revenues increased 66.5% from 1996 to 1997. The increase was primarily attributable to the increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 114.6% from 1996 to 1997, primarily as a result of increased costs associated with adding capacity and leased remote access equipment required by the change from metered dial-up access accounts to unlimited access accounts and the change to digital remote access servers. Cost of services as a percentage of revenues increased from 37.2% in 1996 to 47.9% in 1997, primarily as a result of adding capacity in advance of subscriber growth.

  Operating expenses. Operating expenses decreased 29.9% from 1996 to 1997 primarily as a result of $598,861 stock compensation benefit in 1997. Operating expenses as a percentage of revenues decreased from 136.7% in 1996 to 57.5% in 1997, primarily as a result of the $598,861 stock compensation benefit recorded in 1997.

Results Of Operations -- Internet Partners of America, LC

  Internet Partners of America was formed on May 12, 1995 and commenced operations in June 1995. Internet Partners of America's target markets include Arkansas, Missouri and Oklahoma. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                     Years Ended December 31,
                          -----------------------------------------------------
                                1996               1997              1998
                          -----------------   ---------------   ---------------
                                      (Dollars in thousands)
Revenues................  $   931.0   100.0%  $1,856.8  100.0%  $4,425.6  100.0%
Cost of access and other
 revenues...............      685.5    73.6    1,013.5   54.6    1,900.8   43.0
Operating expenses......    1,407.9   151.2    1,822.4   98.1    3,044.0   68.8
                          ---------  ------   --------  -----   --------  -----
Loss from operations....  $(1,162.4) (124.9)% $ (979.1) (52.7)% $ (519.2) (11.8)%
                          =========  ======   ========  =====   ========  =====
Approximate total
 subscribers at period
 end....................      6,789             13,060            24,183

Internet Partners of America. 1998 Compared to 1997

  Revenues. Revenues increased 138.3% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers as well as the integration of 3,500 subscribers acquired during the quarter ended June 30, 1998.

  Cost of access and other revenues. Cost of access and other revenues increased 87.5% from 1997 to 1998, primarily as a result of the increased costs associated with the elimination of favorable rate programs and adding capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 54.6% in 1997 to 43.0% in 1998, primarily as a result of excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 67.0% from 1997 to 1998, primarily as a result of increased costs relating to the hiring of additional technical and customer support personnel. Operating expenses as a percentage of revenues decreased from 98.1% in 1997 to 68.8% in 1998, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Internet Partners of America. 1997 Compared to 1996

  Revenues. Revenues increased 99.4% from 1996 to 1997. The increase was primarily attributable to an increase in the total number of subscribers including the integration of subscribers acquired during 1997.

  Cost of access and other revenues. Cost of access and other revenues increased 47.8% from 1996 to 1997, primarily as a result of the increased costs associated with adding capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 73.6% in 1996 to 54.6% in 1997 primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 29.4% from 1996 to 1997. Operating expenses as a percentage of revenues decreased from 151.2% in 1996 to 98.1% in 1997, primarily as a result of the closing of the Little Rock, Arkansas office and the elimination of eight employees associated with that office, resulting in an annual cost savings of approximately $225,000, as well as spreading the cost of existing personnel over a growing subscriber base.

Results Of Operations -- ZoomNet, Inc.

  ZoomNet was incorporated on June 19, 1995 and commenced operations in September 1995. ZoomNet's target markets include Ohio, Kentucky and West Virginia. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                          Years Ended December 31,
                                  --------------------------------------------
                                      1996            1997           1998
                                  -------------   ------------  --------------
                                           (Dollars in thousands)
Revenues........................  $272.7  100.0 % $857.6 100.0% $1,967.7 100.0%
Cost of access and other
 revenues.......................   133.3   48.9    262.7  30.6     772.5  39.3
Operating expenses..............   151.9   55.7    433.3  50.5     993.3  50.5
                                  ------  -----   ------ -----  -------- -----
(Loss) income from operations...  $(12.5)  (4.6)% $161.6  18.9% $  201.9  10.2%
                                  ======  =====   ====== =====  ======== =====
Approximate total subscribers at
 period end.....................   1,997           5,309          12,921

ZoomNet. 1998 Compared to 1997

  Revenues. Revenues increased 129.4% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers including the integration of 1,300 subscribers acquired during the quarter ended September 30, 1998.

  Cost of access and other revenues. Cost of access and other revenues increased 194.1% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity to service the growing subscriber base. Cost of services as a percentage of revenues increased from 30.6% in 1997 to 39.3% in 1998, primarily as a result of the addition of two new access locations.

  Operating expenses. Operating expenses increased 129.2% from 1997 to 1998, primarily as a result of hiring additional technical and customer support personnel and increased use of television and print advertising. Operating expenses as a percentage of revenues remained constant at 50.5% in 1997 and 1998.

ZoomNet. 1997 Compared to 1996

  Revenues. Revenues increased 214.5% from 1996 to 1997. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 97.1% from 1996 to 1997, primarily as a result of the increased costs associated with adding capacity to service the growing subscriber base. Cost of services as a percentage of revenues decreased from 48.9% in 1996 to 30.6% in 1997, primarily as a result of excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 185.3% from 1996 to 1997, primarily as a result of hiring additional technical and customer support personnel. Operating expenses as a percentage of revenues decreased from 55.7% in 1996 to 50.5% in 1997, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Results Of Operations -- Palm.Net, USA, Inc.

  Palm.Net was incorporated on January 3, 1996 and commenced operations in April 1996. Palm.Net operates in Brevard County, Florida. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                      Jan. 3
                                     through
                                     Dec. 31,      Years Ended December 31,
                                       1996        --------------------------
                                      Period           1997          1998
                                   -------------   ------------  ------------
                                           (Dollars in thousands)
Revenues.......................... $ 95.9  100.0%  $432.4 100.0% $625.9 100.0%
Cost of access and other
 revenues.........................   43.8   45.7    136.3  31.5   162.5  26.0
Operating expenses................  104.2  108.7    216.3  50.0   344.1  55.0
                                   ------  -----   ------ -----  ------ -----
(Loss) income from operations..... $(52.1) (54.4)% $ 79.8  18.5% $119.3  19.0%
                                   ======  =====   ====== =====  ====== =====
Approximate total subscribers at
 period end.......................  1,600           2,824         5,337

Palm.Net. 1998 Compared to 1997

  Revenues. Revenues increased 44.8% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 19.2% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 31.5% in 1997 to 26.0% in 1998, primarily as a result of a reduction in access line costs realized by a switch from a regional Bell operating company to a competitive local exchange carrier.

  Operating expenses. Operating expenses increased 59.1% from 1997 to 1998, primarily as a result of an increase in personnel. Operating expenses as a percentage of revenues increased from 50.0% in 1997 to 55.0% in 1998, primarily as a result of hiring new personnel to serve a growing subscriber base.

Palm.Net. 1997 Year Compared to the 1996 Period

  Revenues. Revenues increased 350.9% from the 1996 period to 1997. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 211.2%, from the 1996 period to 1997, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 45.7% for the 1996 period to 31.5% in 1997, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 107.6% from the 1996 period to 1997. Operating expenses as a percentage of revenues decreased from 108.7% for the 1996 period to 50.0% in 1997, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Results Of Operations -- Internet Access Group, Inc.

  Internet Access Group was incorporated on December 2, 1994 and commenced operations in January 1995. Internet Access Group's target markets include Orlando, Florida and its six surrounding communities. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                          Years Ended December 31,
                                 ---------------------------------------------
                                     1996           1997            1998
                                 ------------  --------------  ---------------
                                           (Dollars in thousands)
Revenues.......................  $951.3 100.0% $1,179.4 100.0% $1,534.4  100.0%
Cost of access and other
 revenues......................   417.2  44.0     506.4  42.9     657.4   42.8
Operating expenses.............   500.2  52.6     636.9  54.0     935.9   61.0
                                 ------ -----  -------- -----  --------  -----
Income (loss) from operations..  $ 32.9   3.4% $   36.1   3.1% $  (58.9) (3.8)%
                                 ====== =====  ======== =====  ========  =====
Approximate total subscribers
 at period end.................   2,574           3,887           4,931

Internet Access Group. 1998 Compared to 1997

  Revenues. Revenues increased 30.1% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 29.8% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues remained relatively constant at 42.9% in 1997 and 42.8% in 1998.

  Operating expenses. Operating expenses increased 46.9% from 1997 to 1998, primarily as a result of hiring additional administrative, technical and customer support personnel. Operating expenses as a percentage of revenues increased from 54.0% in 1997 to 61.0% in 1998, primarily as a result of the personnel increases highlighted above.

Internet Access Group. 1997 Compared to 1996

  Revenues. Revenues increased 24.0% from 1996 to 1997. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 21.1% from 1996 to 1997, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues remained relatively constant at 44.0% in 1996 compared to 42.9% in 1997.

  Operating expenses. Operating expenses increased 27.3% from 1996 to 1997, primarily as a result of hiring additional administrative, technical and customer support personnel. Operating expenses as a percentage of revenues remained relatively constant at 52.6% in 1996 and 54.0% in 1997.

Results Of Operations -- Midwest Internet, L.L.C.

  Midwest Internet was formed on February 2, 1995 and commenced operations in March 1995. Midwest Internet's target markets include Illinois, Tennessee, Kentucky and Missouri. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                        Years Ended December 31,
                              ------------------------------------------------
                                   1996              1997            1998
                              ---------------   --------------  --------------
                                         (Dollars in thousands)
Revenues....................  $1,790.4  100.0%  $2,523.1 100.0% $4,091.1 100.0%
Cost of access and other
 revenues...................     666.7   37.2      922.5  36.6   1,364.9  33.4
Operating expenses..........   1,606.0   89.7    1,542.0  61.1   2,226.0  54.4
                              --------  -----   -------- -----  -------- -----
(Loss) income from
 operations.................  $ (482.3) (26.9)% $   58.6   2.3% $  500.2  12.2%
                              ========  =====   ======== =====  ======== =====
Approximate total
 subscribers at period end..    11,529            11,474          21,581

Midwest Internet. 1998 Compared to 1997

  Revenues. Revenues increased 62.1% from 1997 to 1998. The increase was primarily attributable to the increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 48.0% from 1997 to 1998, primarily as a result of deploying digital technology and the increased costs associated with adding capacity to service the growing subscriber base. Cost of services as a percentage of revenues decreased from 36.6% in 1997 to 33.4% in 1998, primarily as a result of existing access capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 44.4% from 1997 to 1998, primarily as a result of hiring additional technical and customer support personnel. Operating expenses as a percentage of revenues decreased from 61.1% in 1997 to 54.4% in 1998, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Midwest Internet. 1997 Compared to 1996

  Revenues. Revenues increased 40.9% from 1996 to 1997. The increase was primarily attributable to two events. First, Midwest terminated an agreement to provide Internet service on behalf of a competitive local exchange carrier under which Midwest received approximately 50% of subscriber revenues. Second, Midwest's own dial-up subscribers, from which it derives 100% of subscriber revenues, increased.

  Cost of access and other revenues. Cost of access and other revenues increased 38.4% from 1996 to 1997, primarily as a result of the increased costs associated with adding capacity to service the growing subscriber base. Cost of services as a percentage of revenues remained relatively constant at 37.2% in 1996 and 36.6% in 1997.

  Operating expenses. Operating expenses decreased 4.0% from 1996 to 1997, primarily as a result of reductions in sales and marketing personnel. Operating expenses as a percentage of revenues decreased from 89.7% in 1996 to 61.1% in 1997, primarily as a result of the personnel reductions highlighted above.

Results Of Operations -- Internet Solutions, LLC

  Internet Solutions was formed on August 30, 1995 and commenced operations in October, 1995. Internet Solutions' target market includes rural areas of Missouri. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                          Years Ended December 31,
                                  --------------------------------------------
                                      1996            1997           1998
                                  -------------   ------------  --------------
                                           (Dollars in thousands)
Revenues........................  $140.7  100.0%  $446.1 100.0% $1,002.5 100.0%
Cost of access and other
 revenues.......................    84.4   60.0    165.7  37.1     371.9  37.1
Operating expenses..............   130.9   93.0    274.6  61.6     517.3  51.6
                                  ------  -----   ------ -----  -------- -----
(Loss) income from operations...  $(74.6) (53.0)% $  5.8   1.3% $  113.3  11.3%
                                  ======  =====   ====== =====  ======== =====
Approximate total subscribers at
 period end.....................   1,010           2,667           5,437

Internet Solutions. 1998 Compared to 1997

  Revenues. Revenues increased 124.7% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 124.4% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues remained constant at 37.1% in 1997 and 1998.

  Operating expenses. Operating expenses increased 88.4%, from 1997 to 1998, primarily as a result of hiring additional customer support personnel. Operating expenses as a percentage of revenues decreased from 61.6% in 1997 to 51.6% in 1998, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Internet Solutions. 1997 Compared to 1996

  Revenues. Revenues increased 217.1% from 1996 to 1997. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 96.3% from 1996 to 1997, primarily as a result of the increased costs associated with adding capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues decreased from 60.0% in 1996 to 37.1% in 1997, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 109.8% from 1996 to 1997, primarily as a result of hiring additional customer support and clerical personnel. Operating expenses as a percentage of revenues decreased from 93.0% in 1996 to 61.6% in 1997, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Results Of Operations -- FGInet, Inc.

  FGInet was incorporated on September 16, 1994 and commenced operations in November 1994. FGInet's targeted market is the state of Illinois. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                       Years Ended December 31,
                               ----------------------------------------------
                                   1996             1997           1998
                               --------------   ------------  ---------------
                                        (Dollars in thousands)
Revenues.....................  $ 275.0  100.0%  $818.4 100.0% $1,493.8  100.0 %
Cost of access and other
 revenues....................    106.8   38.8    260.6  31.8     624.2   41.8
Operating expenses...........    293.3  106.7    557.7  68.1     973.9   65.2
                               -------  -----   ------ -----  --------  -----
(Loss) income from
 operations..................  $(125.1) (45.5)% $  0.1   0.1% $(104.3)   (7.0)%
                               =======  =====   ====== =====  ========  =====
Approximate total subscribers
 at period end...............    2,919           4,601          10,031

FGInet. 1998 Compared to 1997

  Revenues. Revenues increased 82.5% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers including the integration of 1,400 subscribers required during the quarter ended September 30, 1998.

  Cost of access and other revenues. Cost of access and other revenues increased 139.5% from 1997 to 1998, primarily as a result of deploying digital technology and the increased costs associated with adding capacity to service the growing subscriber base. Cost of access and other revenues as a percentage of revenues increased from 31.8% in 1997 to 41.8% in 1998, primarily as a result of redundant access line costs incurred in 1998 while digital access servers were being installed.

  Operating expenses. Operating expenses increased 74.6% from 1997 to 1998, primarily as a result of hiring additional customer support personnel as well as relocating to a new office facility. Operating expenses as a percentage of revenues decreased from 68.1% in 1997 to 65.2% in 1998, primarily as a result of spreading the cost of existing personnel over a larger subscriber base.

FGInet. 1997 Compared to 1996

  Revenues. Revenues increased 197.6% from 1996 to 1997. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 144.0% from 1996 to 1997, primarily as a result of deploying digital technology and the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 38.8% in 1996 to 31.8% in 1997, primarily as a result of excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 90.1% from 1996 to 1997. Operating expenses as a percentage of revenues decreased from 106.7% in 1996 to 68.1% in 1997, primarily as a result of existing personnel servicing a larger subscriber base.

Results Of Operations -- Superhighway, Inc. d/b/a Indynet

  Superhighway was incorporated on June 1, 1995 and commenced operations on that date. Superhighway's target market includes central Indiana and surrounding communities. The following table shows historical data and those data as a percentage of revenues for the periods indicated.

                                         Years Ended December 31,
                               ----------------------------------------------
                                    1996            1997            1998
                               --------------  --------------  --------------
                                          (Dollars in thousands)
Revenues...................... $1,248.8 100.0% $2,106.3 100.0% $3,013.4 100.0%
Cost of access and other
 revenues.....................    337.3  27.0     555.1  26.4     947.0  31.4
Operating expenses............    672.9  53.9   1,091.2  51.8   1,916.4  63.6
                               -------- -----  -------- -----  -------- -----
Income from operations........ $  238.6  19.1% $  460.0  21.8% $  150.0   5.0%
                               ======== =====  ======== =====  ======== =====
Approximate total subscribers
 at period end................    6,556          12,468          18,114

Superhighway. 1998 Compared to 1997

  Revenues. Revenues increased 43.1% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 70.6% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues increased from 26.4% in 1997 to 31.4% in 1998, primarily as a result of increases in telecommunications-related costs in advance of subscriber growth.

  Operating expenses. Operating expenses increased 75.6% from 1997 to 1998, primarily as a result of increased costs associated with the hiring of additional technical support and sales and marketing personnel. Operating expenses as a percentage of revenues increased from 51.8% in 1997 to 63.6% in 1998.

Superhighway. 1997 Compared to 1996

  Revenues. Revenues increased 68.7% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 64.6% from 1996 to 1997, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues remained relatively constant at 27.0% in 1996 and 26.4% in 1997.

  Operating expenses. Operating expenses increased 62.2% from 1996 to 1997, primarily as a result of hiring administrative and technical support personnel. Operating expenses as a percentage of revenues decreased from 53.9% in 1996 to 51.8% in 1997, primarily as a result of better pricing from suppliers and tighter controls on spending, as well as spreading the cost of existing personnel over a growing subscriber base.

Results Of Operations -- Lightspeed Net, Inc.

  Lightspeed Net operated as a division of Lightspeed Software, Inc. until its incorporation as a separate company on June 28, 1996. Lightspeed Net's target market is central California and surrounding communities. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                     Years Ended December 31,
                          -----------------------------------------------------
                               1996               1997               1998
                          ----------------   ----------------   ---------------
                                      (Dollars in thousands)
Revenues................  $ 1,124.5  100.0%  $ 3,085.9  100.0%  $4,653.0  100.0 %
Cost of access and other
 revenues...............      820.9   73.0     1,574.1   51.0    1,974.6   42.4
Operating expenses......    1,369.2  121.8     2,754.6   89.3    3,197.8   68.7
                          ---------  -----   ---------  -----   --------  -----
Loss from operations....  $(1,065.6) (94.8)% $(1,242.8) (40.3)% $ (519.4) (11.1)%
                          =========  =====   =========  =====   ========  =====
Approximate total
 subscribers at period
 end....................      4,059             15,533            15,672

Lightspeed Net. 1998 Compared to 1997

  Revenues. Revenues increased 50.8% from 1997 to 1998. The increase was primarily attributable to a shift from residential accounts to higher priced business accounts and an increase in service pricing.

  Cost of access and other revenues. Cost of access and other revenues increased 25.4% from 1997 to 1998, primarily as a result of the increased costs associated with adding local telephone lines and additional Internet backbone capacity. Cost of access and other revenues as a percentage of revenues decreased from 51.0% in 1997 to 42.4% in 1998, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 16.1% from 1997 to 1998, primarily as a result of increased costs associated with the hiring of sales and marketing, technical support and customer support personnel. Operating expenses as a percentage of revenues decreased from 89.3% in 1997 to 68.7% in 1998, primarily as a result of spreading the cost of existing personnel over a growing subscriber base, as well as increased prices in services to dial-up subscribers.

Lightspeed Net. 1997 Compared to 1996

  Revenues. Revenues increased 174.4% from 1996 to 1997. The increase was primarily as a result of the 168% growth in dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 91.8% from 1996 to 1997, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 73.0% in 1996 to 51.0% in 1997, primarily as a result of excess capacity being used to service new subscribers.

  Operating expenses. Operating expenses increased 101.2% from 1996 to 1997, primarily as a result of hiring new customer support and network personnel. Operating expenses as a percentage of revenues decreased from 121.8% in 1996 to 89.3% in 1997, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Results Of Operations -- JPS.Net Corporation

  JPS.Net was incorporated on January 31, 1997 and commenced operations on that date. JPS.Net's target markets include northern California with a primary focus on Sacramento and surrounding communities. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                              Years Ended December 31,
                                            ---------------------------------
                                                 1997              1998
                                            ---------------   ---------------
                                               (Dollars in thousands)
Revenues................................... $2,074.4  100.0%  $9,001.6  100.0%
Cost of access and other revenues..........  1,119.6   54.0    3,828.8   42.5
Operating expenses.........................  1,947.5   93.9    6,025.4   67.0
                                            --------  -----   --------  -----
Loss from operations....................... $ (992.7) (47.9)% $ (852.6) (9.5)%
                                            ========  =====   ========  =====
Approximate total subscribers at period
 end.......................................   32,119           100,736

JPS.Net. 1998 Compared to 1997

  Revenues. Revenues increased 333.9% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 242.0% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity and equipment leases to service new subscribers. Cost of access and other revenues as a percentage of revenues decreased from 54.0% in 1997 to 42.5% in 1998, primarily as a result of existing excess capacity being used to satisfy new subscriber growth.

  Operating expenses. Operating expenses increased 209.4% from 1997 to 1998, primarily as a result of hiring of operating and technical support personnel. Operating expenses as a percentage of revenues decreased from 93.9% in 1997 to 67.0% in 1998, primarily as a result of spreading the cost of existing personnel over a growing subscriber base.

Results Of Operations -- TGF Technologies, Inc.

  TGF was incorporated on May 9, 1994 and commenced operations in November 1994. TGF's target markets are Vermont, central New Hampshire, eastern New York and southeastern Quebec. The following table shows historical data and those data as a percentage of revenues for the periods indicated:

                                    Years Ended December 31,
                          ---------------------------------------------------
                               1996              1997              1998
                          ---------------   ---------------   ---------------
                                             (Dollars in thousands)
Revenues................  $1,145.2  100.0%  $2,512.1  100.0%  $4,954.6  100.0%
Cost of access and other
 revenues...............     448.2   39.1    1,053.1   41.9    1,757.5   35.5
Operating expenses......   1,206.0  105.3    2,374.9   94.5    3,323.4   67.1
                          --------  -----   --------  -----   --------  -----
Loss from operations....  $ (509.0) (44.4)% $ (915.9) (36.4)% $ (126.3)  (2.6)%
                          ========  =====   ========  =====   ========  =====
Approximate total
 subscribers at period
 end....................     5,858            15,239            27,189

TGF Technologies. 1998 Compared to 1997

  Revenues. Revenues increased 97.2% from 1997 to 1998. The increase was primarily attributable to an increase in the total number of subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 66.9% from 1997 to 1998, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of access and other revenues decreased as a percentage of revenues from 41.9% in 1997 to 35.5% in 1998, primarily as a result of excess capacity being used to service new subscribers.

  Operating expenses. Operating expenses increased 39.9% from 1997 to 1998, primarily as a result of hiring technical support and administrative personnel. Operating expenses as a percentage of revenues decreased from 94.5% in 1997 to 67.1% in 1998, primarily as a result of spreading the cost of existing personnel and resources over a growing subscriber base.

TGF Technologies. 1997 Compared to 1996

  Revenues. Revenues increased 119.4% from 1996 to 1997. The increase was primarily attributable to an increase in the number of dial-up subscribers.

  Cost of access and other revenues. Cost of access and other revenues increased 135.0% from 1996 to 1997, primarily as a result of the increased costs associated with adding capacity to service new subscribers. Cost of services as a percentage of revenues remained relatively constant at 39.1% in 1996 and 41.9%.

  Operating expenses. Operating expenses increased 96.9% from 1996 to 1997. Operating expenses as a percentage of revenues decreased from 105.3% in 1996 to 94.5% in 1997, primarily as a result of spreading the cost of existing personnel and resources over a growing subscriber base.

Liquidity and Capital Resources

  We formed OneMain.com to acquire and, through our subsidiaries, operate existing companies which provide Internet access and related services to subscribers in markets outside of major metropolitan areas. We anticipated accessing the capital markets in conjunction with consummation of the acquisition of our initial 17 ISPs, and, as a result, we were not concerned with the liquidity of any of these ISPs. Several of these ISPs were very thinly capitalized, with little initial capital invested, and the growth of these ISPs had been financed primarily through operations. In addition, the nature of the subscription-based Internet access business model requires the investment of capital in advance to build network infrastructure and acquire subscribers. As a result of these factors, five of the 17 companies which we acquired upon completion of our IPO received opinions from their auditors which expressed doubt as to their ability to continue independently as going concerns. Because of the benefits of consolidation and anticipated reductions in cost, however, as well as the net proceeds from our IPO, our liquidity is very different than that of the individual ISPs.

Pro Forma Combined Liquidity and Capital Resources

  We are a holding company that will conduct significant operations through our subsidiaries. We expect OneMain.com will be a source of growth capital for our subsidiaries, and we expect to invest in our ISPs to allow them to increase the number of their subscribers and fund their operations. As of March 31, 1999, we had approximately $91.4 million of cash on hand and $3.6 million of debt in the form of capitalized lease obligations outstanding.

  On a pro forma combined basis, we generated cash flow from operations of $3.4 million, utilized cash flow in investing activities of $10.9 million, and generated $6.4 million from financing activities during 1998. The cash flow utilized in investing activities was primarily for capital expenditures for equipment used to service our growing subscriber base and for acquisitions. Equipment purchases consist mainly of computer related equipment being utilized to expand our operations. The cash flow generated from financing activities was primarily from the issuance of debt and capital contributions. We believe that our cash flow from operations and proceeds from our IPO will provide the cash required to execute our business plan, including acquiring additional ISPs, purchasing and leasing additional equipment, implementing new marketing efforts, making lease payments on office and POP space and hiring additional personnel during the 12 months following our IPO. We do not believe that we will need to raise additional funds during this time to execute our business plan. We intend to pursue an acquisition program that we will fund through the issuance of additional common stock to the owners of target companies, cash flow from operations and the remaining proceeds from our IPO.

Year 2000 Readiness Disclosure Statement

  The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. As a result, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar business activities. In connection with the acquisition of our ISPs, we contacted each of our ISPs to determine its Year 2000 readiness and we received a representation from the former owners of each ISP that it does not face material, unresolved Year 2000 issues. Based on these representations and review of our Year 2000 readiness, we do not expect significant Year 2000 problems in our network.

  All of our ISPs are in the process of, or have completed, testing their software systems and computer systems to assure they are Year 2000 compliant. Additionally, many of our initial 17 ISPs have contacted their major vendors to assess their Year 2000 readiness. To the extent that we rely on external vendors or third-party network service providers with Year 2000 exposure, any failure by these vendors or service providers to resolve any Year 2000 issues on a timely basis or in a manner that is compatible with our systems could adversely affect our ability to provide services to our subscribers. The inability to provide Internet access could have an adverse impact on one or more of our initial 17 ISPs or OneMain.com as a whole. Although some of our ISPs have investigated the readiness of their electrical, heating and telephone providers, most of them have not contacted these providers to determine Year 2000 readiness. We do not have any contingency plans for handling Year 2000 problems that are not detected and corrected prior to their occurrence.

  Based upon current information, we do not anticipate costs associated with the Year 2000 issue to have a material financial impact on us. There may, however, be interruptions or other limitations of financial and operating systems' functionality, and we may incur additional costs to avoid these interruptions or limitations. Our expectations about future costs associated with the Year 2000 issue are limited by uncertainties that could cause actual results to have a greater financial impact than currently anticipated. Factors that could influence the amount and timing of future costs include:

  . our success in identifying systems and programs that contain two-digit year codes;

  . the nature and amount of programming required to upgrade or replace each of the affected programs;

  . the rate and magnitude of related labor and consulting costs; and

  . our success in addressing Year 2000 issues with third-parties with which we do business.

                                    BUSINESS

  OneMain.com provides Internet access and related services throughout the United States to individuals and businesses located predominantly outside large metropolitan markets. We believe individuals in these markets have traditionally been under-served by national on-line service providers and present a significant growth opportunity for us. Based on information published by Analysys Publications, we are one of the ten largest independent Internet service providers in the United States based on the number subscribers. We have approximately 331,800 subscribers at December 31, 1998 and serve these subscribers through 663 points of presence in 25 states.

  We target markets in metropolitan areas with populations that are not in the top 15 in the United States. Our ISPs benefit from the relatively low fixed costs for personnel and facilities in their markets. We also expect to benefit from the reduced telecommunications and operating costs resulting from our national scale. Based on the experience of our initial 17 ISPs, we believe the typical subscribers in our markets are best described as individuals who:

  . derive a high utility from the Internet because information, shopping and entertainment options generally are limited in their local communities;

  . typically have been referred to our service by acquaintances, and are either new users of Internet access services or have left large, national on-line service providers because they were not satisfied with the services provided by those companies;

  . are interested in local content and appreciative of friendly, local, reliable service and, as a result, tend to reward ISPs which exhibit these characteristics with strong loyalty; and

  . are driven primarily by local customer service, placing a lower emphasis on price and technology.

  We believe most national ISPs have focused on the 35 largest metropolitan areas in the United States and have not addressed to any significant degree the demand for Internet services in other markets. The 15 largest metropolitan areas comprise only 38% of the U.S. population, leaving approximately 166 million individuals in hundreds of other markets in the United States as potential subscribers. As of March 31, 1999 approximately 31 million people, or 12% of the U.S. population, could access one of our ISP networks through a local telephone call. Many of the national on-line service providers with whom we compete provide access in many of our markets only through long-distance calls, which make access more expensive for subscribers. We believe our ability to provide Internet access through local calls provides us with a significant competitive advantage. We also expect to benefit from the managerial talent, technological competence and localized sales and marketing skills we will acquire through what we believe are some of the fastest growing local ISPs in the United States.

  On a pro forma combined basis, our initial 17 ISPs generated $16.9 million in total revenues for the three months ended December 31, 1998, representing an increase of 76.8% over the same three-month period in 1997. On a pro forma combined basis, our initial 17 ISPS generated $56.7 million in total revenues for the year ended December 31, 1998, representing an increase of 86.2% over 1997. The number of our subscribers grew 109.8% to 331,849 at December 31, 1998 from 158,204 at December 31, 1997. For each quarter in the two-year period ended December 31, 1998, our revenues grew by an average of 16% and the number of our subscribers grew by an average of 20% over the previous quarter. Our average churn rate of 2.1% per month for the quarter ended December 31, 1998, calculated as this quarter's churn rate divided by three, illustrates the stability of our subscriber base.

Our Strategy

  We intend to create shareholder value by continuing to build scale through both internal growth and acquisitions and then leveraging our large scale to increase revenues and reduce costs. The following are the key elements of our strategy:

 . Manage our ISPs through Operating Groups. Our ISPs are organized in operating groups. These operating groups manage our ISPs on a day-to-day basis, integrate acquired subscribers and support internal growth at the local ISP level. Our operating groups typically have the following characteristics:

    .substantial operating and financial scale;
    .scalability, as defined by operating infrastructure, which can be leveraged by adding subscribers;
    .a focus on increasing the ratio of subscribers to POPs; and .experience, whenever possible, in acquiring and integrating ISPs.

    We currently manage our business through eight operating groups, each focused on increasing subscriber density, reducing local loop costs, managing regional accounting and billing systems, and maintaining customer support and network management functions. Our operating group leaders are the individuals who managed our largest ISPs prior to our IPO. Our operating groups are:

    .Northeast Operating Group;
    .Plains States Operating Group;
    .Southeast Operating Group;
    .Midwest South Operating Group;
    .Midwest North Operating Group;
    .North Central Operating Group;
    .California Operating Group; and
    .New England Operating Group.

 . Grow Our Subscriber Base. Our initial 17 ISPs have been successful both in attracting and acquiring new subscribers and retaining existing subscribers. Subscribers are those customers to whom we provide dial-up or dedicated Internet access, and include customers paying full rates as well as special introductory rates. The table below shows the scale we have achieved through the growth in our subscriber base on a combined basis over the last eight quarters:

                                                     Percentage    Average Churn
                                       Number of    Growth from      Rate for
     Date                             Subscribers Previous Quarter  the Quarter
     ----                             ----------- ---------------- -------------
     March 31, 1997..................    91,413         36.5%          11.1%
     June 30, 1997...................   105,364         15.3           13.7%
     September 30, 1997..............   129,029         22.5            9.7%
     December 31, 1997...............   158,204         22.6            7.9%
     March 31, 1998..................   198,495         25.5            8.2%
     June 30, 1998...................   235,742         18.8            6.3%
     September 30, 1998..............   278,995         18.3            5.9%
     December 31, 1998...............   331,849         18.9            6.3%

     We intend to grow our subscriber base through a combination of internal and acquisition-driven growth. This growth will help us to increase the density of our subscriber base on a subscriber-per-POP basis, which should allow us to leverage our cost structure, particularly those costs associated with network operations, customer support, back office functions and management overhead. We expect our operating groups to generate internal subscriber growth primarily by enhancing our subscribers' on-line experience and developing a national brand.

    Enhance Subscribers' On-line Experience. We intend to maintain our high subscriber retention rates and add new subscribers by enhancing our services in the following ways:

    . Ease of Use. Develop and implement a common, easy-to-use CD-ROM-based software package that automatically configures all the individual Internet access programs after one-time entry by the user of a few required fields of information, like name, user name and password, making Internet access for our subscribers as easy as "10 clicks and you're on."

    . Local Content. Source local, customized, community-specific content, such as weather, crop reports, business club meetings and high school and college sports information, through national providers of local content or partnerships with businesses and organizations in our subscribers' local communities.

    . New Products and Services. Offer subscribers new products and services, such as Internet telephony or audio-visual streaming, as the technologies supporting these products and services become stable and profitable.

    . Co-Marketing Opportunities. Develop our affinity-based marketing programs to offer products and services, such as co-branded credit cards and long-distance telephone service, to our subscribers in exchange for fee-based revenues.

    Develop a National Brand. We will also seek to support internal growth by converting to a national brand supported by community-based marketing programs. This strategy includes two components:

    . National Brand. Change our strong regional brands to our national brand, OneMain.com--"Your Hometown Internet." We intend to change these brands on a market-by-market basis as we implement service enhancements to improve subscriber satisfaction.

    . Community-Based Marketing. Continue to build goodwill through community involvement, such as providing free service to libraries and educational institutions, sponsoring local sports teams and other community organizations and furthering relationships with local retailers to promote our products and services in their stores.

    Grow Through Acquisitions. The ISP industry remains fragmented, with 4,855 ISPs in the United States as of September 1, 1998. Many of these ISPs operate in the markets in which we will focus our strategy. We intend to continue our growth by acquiring additional ISPs within existing and contiguous markets to increase our density in these markets and by acquiring independent ISPs in targeted new markets to increase our scale and geographic scope. When determining which ISPs to acquire, we focus on the following criteria:

    .rapid revenue and subscriber growth;

    .low subscriber turnover or churn rates;

    .high density, as defined by a high ratio of subscribers to POPs;

    .limited competition;

    .consistent network platforms provided by common vendors that can be integrated readily into our network; and

    .experienced and capable management teams.

    We believe ISPs in our target markets will continue to be attracted to and benefit from the opportunity to affiliate with us. We believe we offer local ISP owners an attractive opportunity based upon, among other factors:

    . empowering local ISP owners to use their local market knowledge to build market share and density by providing them with access to sufficient capital and resources; and

    . offering current owners and employees a combination of liquidity and upside potential through equity ownership in a publicly traded entity.

    We used the criteria and opportunities discussed above when we sought out our initial 17 ISPs. We initially contacted over 100 ISPs to determine whether they would meet our criteria and whether their owners were interested in our plan to consolidate their ISPs into a public company. We eventually narrowed the list down to the 17 ISPs we acquired in connection with our IPO.

 . Integrate our ISPs. We are integrating our ISPs at the operating group level to achieve the following:

    .elimination of redundant network costs;

    .consolidation of operations, including back office functions; and

    .retention of sales staff and key managers.

 . Achieve Benefits from our Scale. A primary focus of our executive management team is on realizing the benefits of scale in the following areas:

    . Incremental Revenue Streams. We expect to leverage our growing subscriber base and combined user traffic to obtain revenues through strategic relationships including:

           .  relationships with sponsors and advertisers;

           .  relationships with Internet portals and content providers; and

           .  co-branded affiliate marketing programs.

    . Reduce Costs. We intend to take advantage of our national scale to increase purchasing power and consolidate business functions, reducing our costs and improving profitability. Specifically, we intend to implement the following steps to reduce costs:

           . reduce our telecommunications costs system-wide by negotiating one or more relationships with national backbone providers to connect our ISPs to the Internet;

           . negotiate favorable local loop contracts and establish and expand co-location arrangements with local exchange carriers to reduce substantially our local loop costs;

           . establish and expand private peering relationships to reduce our costs and improve access and reliability for our subscribers;

           .  utilize a standardized billing system;

           .  negotiate discounts with equipment vendors; and

           . manage financial information through a central, common accounting system.

 . Offer More Profitable Products and Services. We intend to capitalize on opportunities to sell more profitable, value-added products and services to our subscribers. We intend to monitor our subscribers' usage habits and market our designated products to subscribers who exhibit characteristics which indicate a demand for these products and services. For example, we can identify subscribers who spend a great deal of time on-line through use of a dial-up modem making them likely candidates for enhanced access capability through dedicated access services.

Services

  We offer Internet services tailored to meet the needs of our individual and business customers. Our primary service offerings are dial-up Internet access and value-added services for individual customers. Our business customers take advantage of dedicated high speed Internet access, Web hosting and other services. Our ISPs offer their services in various prices and packages so that subscribers may customize their subscription with services that meet their particular requirements.

  The majority of our customers have month-to-month subscriptions, though a few of our ISPs also offer annual subscriptions, in some instances, with significant discounts. Customers can subscribe to our services by mail, over the telephone, by walking into the office of one of our ISPs or by enrolling through an individual ISP's Web site. The majority of our customers are billed through automatic charges to their credit cards or bank accounts, although some customers are invoiced.

  Our primary services are dial-up Internet services including Internet access and various Internet applications such as e-mail, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access. Some of our ISPs currently offer unlimited use pricing, while others offer tiered levels of pricing plans. We intend to offer a common nationwide pricing plan as soon as practical, possibly with tiered levels of pricing based upon number of hours per month of usage. Included in the Internet access package provided by each ISP is a CD-ROM with Web browsers, like Netscape Navigator or Microsoft Internet Explorer, client programs for other services such as Internet relay chat and Usenet news and utility programs. We expect to consolidate all our ISPs' CD-ROM offerings into one national CD-ROM as soon as practical.

  In addition to offering dial-up and dedicated analog access, most of our ISPs offer our business customers dedicated ISDN access and full and partial T-1 Internet access. These high speed connections can service hundreds of users at once, and are often used by businesses to connect their offices directly to the Internet. Our ISPs offer numerous services related to a customer's T-1 connection, including hardware configuration and local loop installation.

  Sixteen of our ISPs offer Web hosting for businesses and other organizations that wish to create their own Web sites without maintaining their own Web servers and high-speed Internet connections. Our Web hosting services feature:

  .state-of-the-art Web servers for high speed and reliability;

  .a high quality connection to the Internet;

  .specialized customer support; and

  .advanced services features, like secure transactions and site usage reports.

  Ten of our initial 17 ISPs also offer Web design services. These services range from simple one page Web design requests to full company presentations. Some of our ISPs have created turnkey Web site designs of great detail, using the talents of their in-house art and Web designers and technical staff. Often, we sell our Web design services and Web hosting as a package.

Sales and Marketing

  We attract our new subscribers primarily through referrals, re-seller programs and direct sales efforts. Our direct sales effort is conducted through our local sales forces at the individual ISP level. Because they are locally based, our sales teams often are able to meet face-to-face with prospective subscribers to discuss their Internet needs and technical requirements, as well as develop tailored solutions. Co-branding relationships will serve as an essential element of our future sales and marketing program. We intend to pursue co-branding opportunities with one or more national backbone providers, affinity-based marketing partners and Internet content providers. We believe these co-branding relationships will help us add subscribers, build revenue and enhance subscriber loyalty through improved utility.

  We plan to continue to develop programs to attract and train high quality, motivated sales representatives who have the necessary technical skills, consultative sales experience and knowledge of their local markets, and we will support our sales teams through integrated marketing efforts, particularly at the community level, as we convert to one national brand.

Customer Support

  We believe superior customer support is critical to our ability to retain existing subscribers and attract new subscribers. Our subscribers depend on the speed and reliability of our network and our ability to keep them connected to the Internet at all times. The knowledge and service-orientation of our local customer support personnel is a key element in our ability to assist our subscribers in quickly resolving problems.

  To address individual subscriber problems, we plan to provide customer service 24 hours a day, seven days a week, in markets where this service is economically feasible. This service is being provided initially through our ISPs and we plan eventually to provide it through a national call center. Each of our ISPs will provide direct customer support to the markets it serves through local customer support representatives who will be trained to respond to referrals from the national call center. We believe this local support is crucial to maintaining the local, personalized feel of our service and, in most cases, will allow us to take advantage of the lower cost of labor in our markets. In addition, our subscribers have the ability to reach our customer support representatives by e-mail or schedule a telephone appointment at a time that is convenient to the subscriber. The strategy of creating a partnership between local support teams and a national call center should enable us to capture economies of scale, improve quality and responsiveness and increase productivity, while allowing local personnel to focus on relationships with subscribers.

Our Network

  Currently, our network consists of the 17 individual networks maintained by the ISPs we acquired in connection with our IPO. Our plans include establishment of our own national backbone network, insistence on common technology, reduction of redundant POPs, operation of a national network operations center and continued deployment of stable technology.

  We plan to establish a national backbone by the end of the first quarter of 2000 by utilizing the resources of one or more large communications carriers. Our ISPs will utilize this national backbone for Internet connectivity. As part of our national network, we intend to establish private peering relationships, and a central and a standby network operations center.

  One of our acquisition criteria is that each ISP use a common technology infrastructure. At this time, all of our initial 17 ISPs are using routers from Cisco, access servers from Lucent, Ascend, 3Com or Cisco and are based on the Unix operating system. We plan to continue to utilize several key vendors to build our network in the future, and will seek to implement similar arrangements with other companies we may acquire. As of December 31, 1998 we maintain approximately 663 POPs covering approximately 12% of the U.S. population. We intend to consolidate POPs to eliminate duplicate resources from our network.

  We plan to operate a centralized network operations center. This network operations center will be designed to survive fiber optic or power failure, and will be backed-up by a remote standby facility. Network management will be coordinated through the network operations center, with individual operating groups responsible for installation and maintenance of equipment within their regions. The network operations center will also act as a central resource for tracking all problems and incidents relating to network outages, repair and installation activity.

Competition

  The market for providing Internet access to individuals is extremely competitive and highly fragmented. We currently compete or expect to compete with the following types of Internet access providers:
  . national commercial Internet access providers, like America Online, Microsoft Network, Prodigy, MindSpring and EarthLink;
  . numerous regional and local commercial Internet access providers that vary widely in quality, service offerings and pricing;
  .  cable operators;
  .  national long-distance carriers, like AT&T, MCI WorldCom and Sprint;
  . regional Bell operating companies and competitive local exchange carriers;
  . computer hardware and software and other technology companies, like IBM and Microsoft; and
  .  nonprofit or educational Internet access providers.

  We also believe that new competitors, including large computer hardware and software, media and telecommunications companies, will continue to enter the Internet access market. Additionally, we face competition from companies that provide connections to consumers' homes, including local and long-distance telephone companies, cable television companies, electric utility companies and wireless communications companies.

  We believe the primary competitive factors determining success for Internet access providers in the markets we serve are local presence, knowledgeable salespeople, responsive customer support personnel and quality technical support. Other important factors include price, the timing of introductions of new products and services and industry and general economic trends.

Government Regulation

  We provide Internet access, in part, through transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for communications. As an Internet access provider, we are not currently directly regulated by the FCC or any other agency, other than regulations applicable to businesses generally. We could, however, become subject in the future to regulation by the FCC and/or other regulatory agencies as a provider of basic telecommunications services.

  These regulations could affect the charges that we pay to connect to the local telephone network or for other purposes. Currently, we, like other Internet access providers, are not required to pay carrier access charges. Access charges are assessed by local telephone companies to long-distance companies for the use of the local telephone network to originate and terminate long-distance calls, generally on a per minute basis. Access charges have been a matter of continuing dispute, with long-distance companies complaining that the rates are substantially in excess of cost and local telephone companies arguing that access rates are justified to subsidize lower local rates for end users and other purposes. In May 1997, the FCC reaffirmed its decision that Internet access providers should not be required to pay carrier access charges.

  To the extent that an end user's call to an Internet access provider is local rather than long distance, the local telephone company that serves the ISP may be entitled to reciprocal compensation from the end user's local telephone company. Reciprocal compensation is a reimbursement from one local telephone company to a second one for handling calls that originate with the first local telephone company and terminate with the second one. To the extent that a call from an end user to an ISP is considered intrastate, the local telephone company serving an ISP would be entitled to reciprocal compensation. This payment of reciprocal compensation reduces the local telephone company's costs and ultimately reduces the ISP's cost. The FCC recently determined that most, but not all, traffic to an Internet access provider is interstate in nature rather than local. This determination could potentially eliminate the payment of reciprocal compensation to the local telephone company, which ultimately may affect our costs. The FCC has yet to rule on the specific issue of reciprocal compensation and ISP traffic; however, the FCC has stated that state commissions may determine whether, in some circumstances, reciprocal compensation should be paid. These state decisions may affect our costs.

  The FCC also has concluded that Internet access providers should not be required to contribute to a new universal service fund established to replace current local rate subsidies and to meet other public policy objectives, such as enhanced communications systems for schools, libraries and health care providers. As a result, unlike telecommunications carriers and other telecommunications providers, Internet access providers do not have to contribute a percentage of their revenues to the federal universal service fund and are not expected to be required to contribute to similar funds being established at the state level. Both the access charge and universal service treatment of Internet access providers, however, are the subjects of further FCC proceedings and could change. Telephone companies are actively seeking reconsideration or reversal of the FCC decisions, and their arguments are gaining more support as Internet-based telephony begins to compete with conventional telecommunications companies. We are not in a position to predict how these matters will be resolved, but we could be adversely affected if, in the future, we and other ISPs are required to pay access charges or contribute to universal service support or our local telephone companies no longer receive reciprocal compensation for our traffic.

  The law relating to the liability of Internet access providers and on-line services companies for information carried on or disseminated through their networks is unsettled. Although no claims seeking to impose this type of liability have been asserted against our ISPs to date, there can be no assurance that these claims will not be asserted in the future or, if asserted, will not be successful. As the law in this area develops, the potential imposition of liability upon us for information carried on and disseminated through our network could require us to implement measures to reduce our exposure to this liability, which may require the expenditure of substantial resources or the discontinuation of some of our products or service offerings. Any costs that are incurred as a result of contesting any asserted claims or the consequent imposition of liability could materially adversely affect our profitability.

  Due to the increasing popularity and use of the Internet, a number of laws and regulations have been adopted in recent months, and it is possible that additional laws and regulations may be adopted with respect to the Internet, covering issues such as content, user privacy, pricing and copyright infringement. Laws and regulations potentially affecting us have been adopted, and may be adopted in the future, by federal and state governments, as well as by foreign governments. We cannot predict the impact, if any, that recent and any future regulatory changes or developments may have on our business, financial condition and results of operations. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have a material adverse effect on our business.

Personnel

  As of March 31, 1999, we employed approximately 652 individuals full time and 91 part time:

  .  121 sales and marketing personnel;

  .  358 subscriber and technical support representatives;

  .  82 network operations employees;

  .  145 administrative personnel; and

  .  37 Web page development and design personnel.

  None of these employees are represented by a labor union. Neither we nor any of our ISPs is a party to any collective bargaining agreement.

Properties

  Our ISPs lease space in their markets for their POPs and also for office space. We do not believe the locations of the properties in which we lease office or POP space or the terms of any of our leases, individually, are material. We anticipate that we will require additional space for POPs as we expand, and we believe that we will be able to obtain suitable space as needed. Additionally, we have executed a lease and plan to relocate our executive offices to 1860 Michael Farady Drive, Reston, Virginia 20190 on July 1, 1999.

Legal Proceedings

  We are not a party to, and none of our ISPs is the subject of, any material pending legal proceeding.

                                   MANAGEMENT

Directors and Executive Officers
  We show below information regarding our executive officers, key employees, director and directors:

                                                                          Term
       Name              Age Position and Offices Held                 Expiration
       ----              --- -------------------------                 ----------
Stephen E. Smith........  38 President, Chief Executive Officer,          2002
                             Chairman of the Board and Director
Michael C. Crabtree.....  49 Director and Chief Operating Officer and     2001
                             President of the Southeast Operating
                             Group
Dewey K. Shay...........  40 Executive Vice President, Chief              2000
                             Financial Officer and Director
Martin R. Lyons.........  34 Executive Vice President and Chief
                             Technology Officer
M. Cristina Dolan.......  38 Executive Vice President and Chief
                             Content and Strategic Alliances Officer
Allon H. Lefever........  52 Director and Vice Chairman and President     2002
                             of the Northeast and Plains States
                             Operating Groups
Thomas R. Eisenmann.....  41 Director                                     2001
Donald R. Kaufmann......  56 Director                                     2000
Ella Fontanals de         54 Director                                     2001
 Cisneros...............
Robert J. Dole..........  76 Director                                     2002

  Stephen E. Smith is Chairman of the Board and has served as our President and Chief Executive Officer since our inception in August 1998. Mr. Smith was an investment banker having worked both in the Corporate Finance and Mergers and Acquisitions Departments at Morgan Stanley & Co. Incorporated from March 1991 to July 1998. From 1988 to 1991, Mr. Smith worked for the Trammell Crow Companies.

  Michael C. Crabtree has served as one of our directors as well as our Chief Operating Officer and President of our Southeast operating group since our IPO. Mr. Crabtree was the Chairman of United States Internet, one of our ISPs, from July 1995 to March 1999 and was Chief Executive Officer of United States Internet, from April 1998 to March 1999. Mr. Crabtree originally joined United States Internet as its Chief Operating Officer in December 1994. Mr. Crabtree was a technical business consultant from July 1994 to December 1994 and was Vice President of New Business Development of CTI Services, responsible for developing regional Positron Emission Tomography compound distribution center sites, from June 1993 to July 1994.

  Dewey K. Shay has served as an Executive Vice President and our Chief Financial Officer since our inception and is a director. Mr. Shay was the President and founder of Unison Partners, Inc., which was formed in May 1997 to pursue strategic consolidation opportunities. Mr. Shay was the Senior Executive Vice President and Chief Administrative Officer of Donna Karan International, a designer apparel company, from December 1996 to May 1997. Mr. Shay was an investment banker having worked in both the Corporate Finance and Mergers and Acquisitions Departments at Morgan Stanley & Co. Incorporated from August 1986 to December 1996.

  Martin R. Lyons has served as an Executive Vice President and our Chief Technology Officer since October 1998. Mr. Lyons was the President and Chief Executive Officer of

Sprocket Labs, Inc., a technology consulting firm from January 1997 until he joined us. Mr. Lyons was the Director of Network Operations at America Online from November 1993 to December 1996, with responsibilities for network architecture, engineering and systems.

  M. Cristina Dolan has served as an Executive Vice President and our Chief Content and Strategic Alliances Officer since January 1999. Ms. Dolan was the director of e-Commerce Sales Strategy for Oracle Corporation for the Americas from October 1997 until she joined us. Ms. Dolan was the director of operations and technology for the ABC Multimedia Group, the interactive media unit of ABC, Inc. (a Walt Disney Company), from March 1996 to August 1997. From February 1995 to March 1996, Ms. Dolan served as director of operations for Hearst New Media & Technology's HomeArts, the flagship Web site of the Hearst Corporation, and from June 1994 to February 1995, Ms. Dolan was multimedia general manager for I-Cube (International Integration, Inc.), a system integration company. Prior to June 1994, Ms. Dolan spent ten years with IBM in various marketing and systems engineering positions.

  Allon H. Lefever is one of our directors and Vice Chairman of the Board as well as President of our Northeast and Plains States operating groups. Mr. Lefever founded SuperNet Interactive Services, Inc. and served as a director and treasurer of SuperNet Interactive Services Inc. from May 1994 to
March 1999 and founded and served as a director of SuperNet, one of our ISPs, from July 1995 to March 1999. Mr. Lefever has also served as senior business executive for High Industries, Inc. since April 1988. Mr. Lefever is a director of U.S. Office Products, Inc. and a director and treasurer of Goodville Mutual Insurance Company.

  Thomas R. Eisenmann is one of our directors. Mr. Eisenmann is an Assistant Professor in the Entrepreneurial Management/Service Management Unit at the Harvard Business School. Mr. Eisenmann entered the Doctoral Program at the Harvard Business School in 1994 and received his Doctor of Business Administration degree in 1998 after completing a doctoral thesis examining the consolidation patterns in the U.S. cable television industry. From 1990 through 1994, Mr. Eisenmann served as the co-head of McKinsey & Company's Media and Entertainment Practice where he directed teams addressing a broad range of strategic, organizational and operational issues for clients engaged in network television broadcasting, cable programming services, newspaper, magazine and book publishing and motion picture production.

  Donald R. Kaufmann is one of our directors. Mr. Kaufmann is vice president of D&E Communications, Inc., a telecommunications company and one of the shareholders of SuperNet, one of our ISPs. From July 1995 to June 1996, Mr. Kaufmann served as Managing Director of New Business Ventures for D&E Communications. From 1965 to 1995, Mr. Kaufmann was employed by Bell Atlantic Corp. When Mr. Kaufmann left Bell Atlantic, he was Director of Network Investment Management.

  Ella Fontanals de Cisneros is one of our directors. Mrs. Cisneros, an investor in a variety of public and private companies, has been the Board Chair and Chief Executive Officer of TGF Technologies, one of our ISPs, since May 1994. Mrs. Cisneros is also the founder and has been President of the Together Foundation, a nonprofit foundation whose purpose is to provide assistance to nonprofit organizations, United Nations agencies and other intergovernmental bodies in connection with their computer, information, networking, database and telecommunications needs, since the foundation's formation in November 1992. Mrs. Cisneros also serves as a director of SuRed, the content and information provider for TelCel, one of Venezuela's leading providers of cellular telephone and Internet services.

  Robert J. Dole is one of our directors. Sen. Dole has been special counsel to the law firm of Verner, Liipfert, Bernhard, McPherson and Hand Chartered since 1997. He was a United States Senator from 1969 to 1996, serving as Senate Republican Leader from 1985-1996. Sen. Dole is also a director of Community Health Systems, Inc., Tiger Management L.L.C., and serves on the Forstmann Little & Co. Advisory Board.

  Our board of directors consists of 8 directors and is divided into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Committees of the Board of Directors

  Our board of directors will establish a compensation committee to consist solely of non-employee directors. The compensation committee will provide a general review of our compensation plans to ensure that they meet corporate objectives and will administer our stock plans. Our board of directors also will establish an audit committee which will be comprised solely of independent directors. The responsibilities of the audit committee will include:

  .recommending to our board of directors the independent public accountants to conduct the annual audit of our books and records;
  .reviewing the proposed scope of the audit;
  .approving the audit fees to be paid;
  .reviewing accounting and financial controls with the independent public accountants and our financial and accounting staff; and .reviewing and approving transactions between us and our directors, officers and affiliates.

Director Compensation
  Directors who are not currently receiving compensation as officers, employees or consultants of ours are entitled to receive an annual retainer fee of $25,000, plus reimbursement of expenses for each meeting of the board of directors and each committee meeting they attend in person. Under our 1999 Stock Option and Incentive Plan, non-employee directors receive grants of options to purchase 25,000 shares upon joining the board of directors and subsequent grants to purchase 5,000 shares on each annual meeting date after joining the board of directors.

Executive Compensation
  We were founded in August 1998 and had no significant operations during 1998. The following table summarizes the compensation paid to our Chief Executive Officer during 1998:

Name and Principal Positions            Compensation in 1998
----------------------------            --------------------
Stephen E. Smith, Chairman,
 President and Chief Executive Officer        $42,956

  None of our other executive officers was paid or earned compensation in excess of $100,000 in 1998. For information regarding the current compensation of our executive officers, see "--Employment Agreements" below.

Employment Agreements

  We have Senior Management Agreements with each of our executive officers and with Mr. Lefever. Each agreement has an initial term of three years and will be extended for two additional years unless we or the employee elects to terminate the agreement within 60 days of the third anniversary of the date of employment. Under these agreements, these employees receive an annual base salary that may be increased by our board of directors based on performance objectives they establish, and an annual bonus based upon our performance. We also paid Mr. Lyons a one-time bonus of $50,000 on March 30, 1999. These employees also received options, pursuant to the 1999 Stock Option and Incentive Plan described below, to acquire shares of common stock at the IPO price of $22.00. 100,000 of the options we issued to each of Messrs. Smith and Shay are vested. With respect to the other options shown below, one-fourth will vest on March 30, 2000, and the remaining three-fourths of these options will vest at a rate of 1/36th per month, provided that all these options will vest in full upon a change in control. The following table shows information about the Senior Management Agreements we have entered into with our executive officers.

                              Initial Annual
   Executive Officer           Base Salary      Maximum Annual Bonus     Options
   -----------------          -------------- --------------------------- -------
   Stephen E. Smith..........    $150,000    $50,000                     200,000
   Michael C. Crabtree.......    $200,000    $50,000                      50,000
   Dewey K. Shay.............    $150,000    $50,000                     200,000
   Martin R. Lyons...........    $150,000    10% of Annual Base Salary   300,000
   M. Cristina Dolan.........    $150,000    33.3% of Annual Base Salary 300,000
   Allon H. Lefever..........    $200,000    $50,000                     200,000

  If, during the term of one of these agreements, we terminate the employee's employment without cause or the employee terminates his or her employment for good reason, the employee will be entitled to receive his or her base salary and all employee benefits for a period of one year from the date of the termination of employment.

  Under the terms of these agreements, these employees have agreed to preserve the confidentiality and the proprietary nature of all information relating to OneMain.com, our ISPs and our business during the term of the agreement and for five years after the term of the agreement ends. In addition, each of these employees has agreed to non-competition and non-solicitation provisions that will be in effect during the term of his or her agreement and for two years after the term of the agreement ends.

1999 Stock Option and Incentive Plan

  The OneMain.com stock option plan authorizes the grant of:

  .  stock options;
  .  stock appreciation rights;
  .  restricted stock;
  .  deferred stock;
  .  unrestricted stock;
  .  dividend equivalents;
  .  other stock-based awards;
  .  performance awards; and
  . annual incentive awards to provide incentives to attract and retain executive officers, directors, employees and other key personnel.

  A committee of our board of directors will administer the stock option plan. The maximum number of shares available for issuance under the stock option plan is currently 5,000,000. In the future, OneMain.com may increase the authorized number of shares available for issuance under the stock option plan.

  In each fiscal year, any person who is eligible to participate may not be granted awards relating to more than 1,000,000 shares. In addition, the maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one participant is $300,000 and the maximum amount that may be earned as an incentive award or other cash award in respect of a performance period by any one participant is $900,000. If and to the extent that the committee determines that an award to be granted to a participant should qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code, the grant, exercise and/or settlement of such award will be contingent upon achievement of preestablished performance goals. The performance goals shall be one or more of the following business criteria for OneMain.com, on a consolidated basis, and/or its specified subsidiaries or business units, except with respect to the total stockholder return and earnings per share criteria:

  (1)  total stockholder return;
  (2) total stockholder return as compared to total return, on a comparable basis, of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index;
  (3)  net income;
  (4)  pretax earnings;
  (5) earnings before interest expense, taxes, depreciation and amortization;

  (6) pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;
  (7)  operating margin;
  (8)  earnings per share;
  (9)  return on equity;
  (10) return on capital;
  (11) return on investment;
  (12) operating earnings;
  (13) working capital; and
  (14) ratio of debt to stockholders' equity.

  Stock Options. Our stock option plan permits the granting of options to purchase shares of common stock intended to qualify as incentive options under the Internal Revenue Code and options that do not qualify as incentive options. The exercise price of each option will be determined by the committee but may not be less than 100% of the fair market value of our common stock on the date of grant.

  The term of each option will be fixed by the committee and may not exceed 10 years from the date of grant. The committee will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the committee.

  To exercise an option, the optionee must pay the exercise price in full either in cash or cash equivalents by delivery of shares of common stock already owned by the optionee. The exercise price may also be delivered by a broker under irrevocable instructions to the broker from the optionee.

  Restricted Stock. The committee may also award shares of common stock to participants. These stock awards may be conditioned on the achievement of performance goals and/or continued employment with us through a specified restricted period. If the performance goals and any other restrictions are not attained, the participants will forfeit their restricted shares. The purchase price of restricted shares of common stock are determined by the committee.

  Deferred Stock. The committee may also award deferred stock units, which are ultimately payable in the form of unrestricted shares of common stock. A deferred stock award may be conditioned or restricted in whatever manner the committee may determine. These conditions and restrictions may include the achievement of performance goals and/or continued employment with us through a specified restricted period. If the performance goals and other restrictions are not attained, the participants will forfeit their deferred stock units. During the deferral period, the deferred stock units may be credited with dividend equivalent rights.

  Unrestricted Stock. The committee may also grant shares of common stock at no cost or for a purchase price determined by the committee which are free from any restrictions under the stock option plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

  Performance Stock Awards. The committee may also grant performance stock awards to participants entitling the participants to receive shares of common stock upon the achievement of performance goals and other conditions determined by the committee.

  Dividend Equivalent Rights. The committee may grant dividend equivalent rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the stock option plan may be paid currently or be deemed to be reinvested in additional shares of common stock, and may accrue additional dividend equivalent rights after reinvestment at fair market value at the time of deemed reinvestment. Dividend equivalent rights may be settled in cash, common stock or a combination of cash and shares, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

  Stock Appreciation Rights. The committee may grant a right to receive a number of shares or, in the discretion of the committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the committee. The committee may approve the grant of these stock appreciation rights related or unrelated to stock options. Upon exercise of a stock appreciation right that is related to a stock option granted, the holder of the related option will surrender the option for the number of shares as to which the stock appreciation right is exercised and will receive payment of an amount computed as provided in the stock appreciation right award.

  Generally, a stock appreciation right granted in connection with a stock option will be exercisable at the time or times, and only to the extent that, the related stock option is exercisable, and will not be transferable except to the extent that the related option may be transferable.

  Performance and Annual Incentive Awards. Our stock option plan authorizes the committee to grant multiyear and annual incentive awards based upon achievement of pre-established performance goals, including awards that qualify as "performance-based compensation" for purposes of the Internal Revenue Code. The grant, exercise and/or settlement of a performance award may be made contingent upon achievement of pre-established performance goals. Achievement of performance goals will be measured over a performance period of up to 10 years, as specified by the committee.

  The amount of an incentive award is based upon the achievement of a performance goal or goals based on one or more of the business criteria described above during the given performance period specified by the committee. The committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria.

  Other Stock-Based Awards. The committee is authorized to grant to participants other awards that may be based on or related to our common stock, including:

  .  convertible or exchangeable debt securities;

  .  other rights convertible or exchangeable into shares;

  .  purchase rights for shares;

  .  incentive awards with value and payment contingent upon performance; and

  . incentive awards valued by reference to the performance of specified subsidiaries or business units.

1999 Employee Stock Purchase Plan

  The OneMain.com 1999 Employee Stock Purchase Plan permits eligible employees to purchase shares of common stock at a discount. During purchase periods, we will withhold amounts through payroll deductions for eligible employees who elect to participate in this plan. At the end of each purchase period, we will use accumulated payroll deductions to purchase stock at a price equal to 85% of the market price on behalf of our eligible employees who are participating in the plan. We have reserved 500,000 shares of common stock for issuance under this plan.

                       TRANSACTIONS WITH RELATED PARTIES

  On August 19, 1998, in connection with the formation of OneMain.com, our founders, Stephen E. Smith, Dewey K. Shay and Jonathan J. Ledecky, purchased shares of common stock at a purchase price of $0.01 per share in the following amounts:

  . Mr. Smith purchased 1,500,000 shares of common stock for $15,000. Mr. Smith subsequently transferred 140,000 of these shares to other persons.

  . Mr. Shay purchased 1,052,500 shares of common stock for $10,525. Mr. Shay subsequently transferred 40,000 of these shares to other persons.

  . Jonathan J. Ledecky purchased 2,000,000 shares of common stock for $20,000.

  Messrs. Smith, Shay and Ledecky have agreed that they will not, without our prior written consent, transfer any of the shares of common stock they own, except for transfers made as part of a pledge, hedging or similar transaction:

  .with respect to 50% of their shares, for a period of one year following this offering;

  . with respect to an additional 25% of their shares, for a period of 18 months following the offering; and

  . with respect to their remaining shares, for a period of two years following this offering.

  On October 19, 1998, Martin R. Lyons, an Executive Vice President and our Chief Technology Officer, purchased 200,000 shares of common stock for $10,000, or $0.05 per share. On January 1, 1999, M. Cristina Dolan, an Executive Vice President and our Chief Content and Strategic Alliances Officer purchased 100,000 shares of common stock for $5,000, or $0.05 per share.

  On November 25, 1998 and February 4, 1999, we issued promissory notes to
Mr. Ledecky for two loans of $500,000 each. We used the proceeds of these loans to pay IPO costs. We paid off both of these loans, including accrued interest thereon, using some of the proceeds of our IPO.

  On December 21, 1998, we entered into an agreement with United States Internet and its shareholders to acquire all the shares of United States Internet simultaneously with the closing of our IPO. Michael C. Crabtree, who is one of our directors, our Chief Operating Officer and President of our Southeast operating group, was one of the shareholders of United States Internet. Also on December 21, 1998, we entered into an agreement with SuperNet and its shareholders to acquire all the shares of SuperNet simultaneously with the closing of our IPO. Mr. Lefever had an 18.3% interest in SuperNet. On February 18, 1999, we entered into an agreement with TGF Technologies and its shareholders to acquire all of the shares of TGF Technologies simultaneously with the closing of our IPO. Ella Fontanals de Cisneros, who is one of our directors controlled the corporations that owned approximately 98% of TGF Technologies. In exchange for their interests in these ISPs, we paid
Messrs. Crabtree and Lefever and Mrs. Cisneros, directly or indirectly through entities they control, the following consideration:

                                                               Common
                                                      Cash      Stock   Options
                                                   ---------- --------- --------
                                                      ($)     (Shares)  (Shares)
      Michael C. Crabtree......................... $  851,534   154,921  40,000
      Allon H. Lefever............................ $  872,779   125,603  33,000
      Ella Fontanals de Cisneros ................. $6,922,600 1,010,000     --

  The options vest one-third on each of the sixth, seventh and eighth anniversaries of the closing date of our IPO, but may vest sooner based on the performance of the ISP. Messrs. Crabtree and Lefever may receive additional consideration in the form of cash or stock, at our election, and may also receive additional stock options. For a discussion of how this additional consideration, and the number of additional options to be granted to Messrs. Crabtree and Lefever, if any, will be determined, see "About OneMain.com" above.


  Donald R. Kaufmann, who is one of our directors, is an executive officer of D&E Communications, which indirectly owned 50% of SuperNet. Mr. Kaufmann did not receive any consideration, other than as a shareholder of D&E
Communications, in connection with our acquisition of SuperNet.

  We have entered into Senior Management Agreements with each of our executive officers and with Mr. Lefever. For the details of these agreements, please refer to "Management--Employment Agreements" above.

                             PRINCIPAL STOCKHOLDERS

  The following shows the number and percentage of outstanding shares of our common stock that were owned as of April 23, 1999 by:

  . all persons known by us to own beneficially more than 5% of the common stock;

  .  each director and executive officer; and

  .  all directors and executive officers as a group.

  An asterisk indicates ownership of less than 1%.

  As of April 23, 1999, there were 21,797,031 shares of common stock outstanding. We also have outstanding options to purchase 4,150,265 shares of common stock at $22.00 and approximately 155,150 shares at $28.25 per share, including 1,143,200 options which are currently exercisable. The number of shares owned by each of Messrs. Smith and Shay includes 100,000 shares issuable upon exercise of options granted to each of them that are currently exercisable.

  Mrs. Cisneros' shares are held by SWIFT Company (B.V.I.) Limited, which is wholly owned by Mrs. Cisneros and, therefore, beneficial ownership of the shares of our common stock owned by SWIFT is attributed to her.

  The information below about Mr. Ledecky's beneficial ownership is according to a Schedule 13G filed by Mr. Ledecky on April 9, 1999.

                                                       Number of
                                                         Shares
                                                      Beneficially Percentage
Name and Address                                         Owned     Ownership
----------------                                      ------------ ----------

Directors and Executive Officers
--------------------------------

Stephen E. Smith.....................................  1,460,000      6.70%
  8150 Leesburg Pike, 6th Floor
  Vienna, VA 22182
Michael C. Crabtree..................................    161,903         *
  1127 North Broadway
  Knoxville, TN 37919
Dewey K. Shay........................................  1,112,500      5.10
  8150 Leesburg Pike, 6th Floor
  Vienna, VA 22182
Martin R. Lyons......................................    200,000         *
  8150 Leesburg Pike, 6th Floor
  Vienna, VA 22182
M. Cristina Dolan....................................    100,000         *
  8150 Leesburg Pike, 6th Floor
  Vienna, VA 22182
Allon H. Lefever.....................................    165,703         *
  212 Spottswood Lane
  Lancaster, PA 17601
Thomas R. Eisenmann..................................        --        --
  Harvard Business School
  Baker West 188
  Soldiers Field
  Boston, MA 02163
Donald R. Kaufmann...................................        --        --
  4139 Oregon Pike
  Ephrata, PA 17522
Ella Fontanals de Cisneros ..........................  1,010,000      4.63
  Calle Caribay
  Qta. Los Cisnes
  Caracas, Venezuela
Robert J. Dole.......................................        --        --
  901 15th Street, N.W.
  Washington, DC 20005
All directors and executive officers as a group
 (10 persons)........................................  4,210,106     19.32%

5% Stockholders
---------------

Jonathan J. Ledecky..................................  2,200,000     10.09
  1400 34th Street, N.W.
  Washington, D.C. 20007

                          DESCRIPTION OF CAPITAL STOCK

  Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of April 23, 1999, there were 21,797,031 shares of our common stock outstanding, held by 303 holders of record. We do not have any outstanding shares of preferred stock.

  The following is a description of our capital stock.

Common Stock

  We are authorized to issue 100,000,000 shares of common stock. Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose, and, after the payment of liquidation preferences to holders of preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to the stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The outstanding shares of common stock are, and the shares of common stock offered in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

  Our certificate of incorporation allows us to issue without stockholder approval preferred stock having rights senior to those of the common stock. Our board of directors is authorized, without further stockholder approval, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series.

  Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could also have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Limitation of Liability of Directors and Officers

  As permitted by the Delaware General Corporation Law, our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law, relating to unlawful dividends or unlawful stock purchases or redemptions, or

  . for any transaction from which the director derives an improper personal benefit.

  As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

  Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, except that we will indemnify a director or officer in connection with an action initiated by that person only if the action was authorized by our board of directors. The indemnification provided under our certificate of incorporation and the bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be had, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Under our bylaws, if we do not pay a claim for indemnification within 60 days after we have received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

  Under our bylaws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law. We have purchased director and officer liability insurance on behalf of our directors and officers.

Anti-Takeover Provisions

  Our certificate of incorporation and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors. In addition provisions of Delaware law may hinder or delay an attempted takeover of OneMain.com other than through negotiation with our board of directors. These provisions could have the effect of discouraging attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in the stockholders' receiving a premium over the market price for the shares of common stock held by stockholders.

  Classified Board of Directors; Removal; Vacancies. Our board of directors is divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors in a relatively short period of time. Our certificate of incorporation provides that directors may be removed only for cause. In addition, vacancies and newly created directorships resulting from any increase in the size of the board of directors may be filled only by the affirmative vote of a majority of the directors then in office, even if they do not constitute a quorum, or by a sole remaining director. These provisions would prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

  Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our bylaws establish an advance notice procedure with regard to the nomination, other than by the board of directors, of candidates for election to the board of directors and with regard to matters to be brought before an annual meeting of our stockholders by a stockholder. For nominations and other business to be brought properly before an annual meeting by a stockholder, the stockholder must deliver notice to us not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Separate provisions based on public notice by us specify how this advance notice requirement operates if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date. The stockholder's notice must set forth specified information regarding the stockholder and its holdings, as well as background information regarding any director nominee, together with that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and a brief description of any business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest of the stockholder in the business proposed. In the case of a special meeting of stockholders called for the purpose of electing directors, nominations by a stockholder may be made only by delivery to us, no later than 10 days following the day on which public announcement of the special meeting is made, a notice that complies with the above requirements. Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at an annual meeting, the bylaws:

  . may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed; or

  . may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, of OneMain.com, even if the conduct of this solicitation or the attempt to obtain control might be beneficial to OneMain.com and our stockholders.

  Special Stockholders' Meetings. Under our certificate of incorporation and bylaws, special meetings of stockholders, unless otherwise prescribed by statute, may be called only:

  .  by the board of directors or by our Chairman or President; or

  . by the holders of at least a majority of the securities of OneMain.com outstanding and entitled to vote generally in the election of directors.

  Limitations on Stockholder Action by Written Consent. Our certificate of incorporation also provides that any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes of each class or series that would be necessary to authorize or take the action at a meeting at which all shares of each class or series entitled to vote were present and voted.

  Section 203 of Delaware Law. In addition to the foregoing provisions of our certificate of incorporation and bylaws, we are subject to the provisions of
Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of OneMain.com or reducing the price that investors might be willing to pay in the future for shares of our common stock.

Transfer Agent and Registrar

  The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

                             RESTRICTIONS ON RESALE

  Affiliates of entities that we acquire who do not become affiliates of our company may not resell common stock registered under the registration statement to which this prospectus relates unless:

  . pursuant to an effective registration statement under the Securities Act covering such shares; or

  . in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act.

  Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements in Rule 144 under the Securities Act. In general, under Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:

  .  one percent of the then outstanding shares of common stock; or

  . the average weekly trading volume in the common stock on the Nasdaq Stock Market during the four calendar weeks preceding the sale.

  In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock which are not restricted securities. An exception to these requirements will allow Ms. Dolan to sell the shares issued to her under Rule 701 under the Securities Act beginning June 30, 1999 rather than one year.

  Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

Registration Rights

  We have entered into a registration rights agreement with all of our stockholders who currently own restricted shares. If we propose to register our securities under the Securities Act in the future, these stockholders will be entitled to notice of the registration and to include their shares in the registration provided that the underwriters for the proposed offering will have the right to limit the number of shares included in the registration.

Common Stock and Options Issuable under our Equity Compensation Plans

  We currently have outstanding options to acquire 4,150,265 shares of common stock at $22.00 per share and approximately 155,150 shares at $28.25 per share. The options are granted under the terms set forth below:

  . fully vested options to purchase 898,050 shares of common stock were granted to former owners, employees and affiliates of our initial 17 ISPs;

  . options to purchase 1,336,215 shares of common stock were granted to former owners, employees and affiliates of our initial 17 ISPs, which will vest one third on each of the sixth, seventh and eighth anniversaries of March 30, 1999, and may vest early based on the performance of these ISPs;

  . options to purchase 2,026,000 shares of common stock were granted to our management team and other key employees, which generally vest over four years from the date of this offering, except for 100,000 options granted to each of Messrs. Smith and Shay that are fully vested; and

  . fully vested options to purchase 45,000 shares of common stock were granted to two independent consultants.

  We will grant additional options after June 30, 1999 to former owners of our initial 17 ISPs based on the performance of these ISPs. See "About OneMain.com" above for a discussion of how many options will be granted and the terms of those options.

  We intend to file one or more registration statements under the Securities Act prior to the end of the third quarter of 1999 to register up to 6,000,000 shares of common stock underlying outstanding stock options or reserved for issuance under our 1999 Stock Option and Incentive Plan or 1999 Employee Stock Purchase Plan. We expect these registration statements will become effective upon filing, and shares covered by these registration statements will be eligible for sale in the public market immediately after the effective dates of these registration statements.

Lock-up Agreements

  Our officers and directors and some of our other stockholders, who hold an aggregate of 11,491,290 shares of common stock subject to lock-up agreements as of April 23, 1999, have agreed that they will not, without the prior written consent of BT Alex. Brown Incorporated, offer, sell, pledge or otherwise dispose of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for, or any rights to acquire or purchase, any of our capital stock, or publicly announce an intention to effect any of these transactions until September 24, 1999, other than shares disposed of as bona fide gifts approved by BT Alex. Brown Incorporated or, for Messrs. Smith, Shay and Ledecky, shares of common stock transferred in connection with a pledge agreement. BT Alex. Brown will permit transfers of shares between the former equity holders of each ISP, provided that any transferees are a party to a lock-up agreement with BT Alex. Brown. BT Alex. Brown Incorporated has no current intention to consent to any other disposition of any shares covered by these lock-up agreements but will consider each request for its consent at the time and under the circumstances of the request.

  In addition, some of our stockholders who hold an aggregate of 11,512,032 shares at April 23, 1999 have agreed with us that they will not, without our prior written consent, offer, sell, pledge or otherwise dispose of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock, or publicly announce an intention to effect any of these transactions:

  . with respect to 50% of their shares, for a period of one year following our IPO;

  . with respect to an additional 25% of their shares, for a period of 18 months following our IPO; and

  . with respect to their remaining shares, for a period of two years following our IPO.

  One of our stockholders, who holds 1,010,000 shares at April 23, 1999 subject to a lock-up agreement, has agreed to the foregoing restrictions except that it may sell all of its shares in private transactions following the first anniversary of our IPO.

  Messrs. Shay, Smith and Ledecky also have agreed not to transfer the shares they own except under the circumstances described under "Transactions with Related Parties" above.

                              PLAN OF DISTRIBUTION

  We will offer and issue our common stock from time to time in connection with our acquisition of other businesses, assets or securities. We expect that the terms of the acquisitions involving the issuance of securities covered by this prospectus will be determined by direct negotiations with owners or controlling persons of the businesses, assets or securities that we will acquire. We will not pay underwriting discounts or commissions, although we may pay a finder's fee from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.

                                    EXPERTS

  The financial statements of OneMain.com, Inc. as of December 31, 1998, and for the period from its inception on August 19, 1998 to December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of D&E SuperNet, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of D&E SuperNet, Inc. to continue as a going concern as described in Note 2 to the financial statements, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of SunLink, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of SunLink, Inc. to continue as a going concern as described in Note 2 to the financial statements, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of LebaNet, Inc. as of December 31, 1997 and 1998, and for the period from its inception on March 1, 1996 to December 31, 1996 and for the two years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of SouthWind Internet Access, Inc. as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and registration statement have been audited by Grant Thornton LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Grant Thornton as experts in auditing and accounting.

  The financial statements of SouthWind Internet Access, Inc. as of December 31, 1998, and for the year there ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of Horizon Internet Technologies, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of United States Internet, Inc. as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and registration statements have been audited by Coulter & Justus, P.C., independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Coulter & Justus as experts in auditing and accounting.

  The financial statements of United States Internet, Inc. as of December 31, 1998 and for the year then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in this report on these financial statements appearing in this prospectus which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of United States Internet, Inc. to continue as a going concern as described in Note 2 to the financial statements, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in accounting and auditing.

  The financial statements of Internet Partners of America, LC as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of ZoomNet, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of Palm.Net, Inc. as of December 31, 1997 and 1998, and for the period from its inception on January 3, 1996 to December 31, 1996 and for each of the two years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of Internet Access Group, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of Internet Access Group, Inc. to continue as a going concern as described in Note 2 to the financial statements, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of Midwest Internet, L.L.C. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of Internet Solutions, LLC as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, appearing in this prospectus and registration statement have been audited by Kevin J. Tochtrop, independent auditor, as set forth in his report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Mr. Tochtrop as an expert in auditing and accounting.

  The financial statements of Internet Solutions, LLC as of December 31, 1998 and for the year then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of FGInet, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of Superhighway, Inc. d/b/a Indynet as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of Lightspeed Net, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of Lightspeed Net, Inc. to continue as a going concern as described in Note 2 to the financial statements, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of JPS.Net Corporation as of December 31, 1997 and 1998, and for the period from its inception on January 31, 1997 to December 31, 1997 and for the year ended December 31, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus which contains an explanatory paragraph describing conditions that raise substantial doubt about the ability of JPS.Net Corporation to continue as a going concern as described in Note 2 to the financial statements, and are included in reliance upon this report given upon the authority of Ernst & Young as experts in auditing and accounting.

  The financial statements of TGF Technologies, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and registration statement have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report on these financial statements appearing in this prospectus, and are included in reliance upon this report given upon the authority of KPMG as experts in auditing and accounting.

                             VALIDITY OF THE SHARES

  The validity of shares of common stock will be passed upon on our behalf by Hogan & Hartson L.L.P., Washington, D.C. If the shares of common stock are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

  This prospectus contains forward-looking statements and information relating to OneMain.com. We generally identify forward-looking statements in this prospectus using words like "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates" or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in these forward-looking statements.

                             ADDITIONAL INFORMATION

  You may rely on the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of our common stock in any circumstances under which the offer or solicitation is unlawful.

  We have filed with the SEC a registration statement, including exhibits, schedules and amendments. This prospectus is a part of the registration statement and includes all of the information which we believe is material to an investor considering whether to make an investment in our common stock. We refer you to the registration statement for additional information about OneMain.com, our common stock and this offering, including the full texts of the exhibits, some of which have been summarized in this prospectus. The registration statement is available for inspection and copying at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains the registration statement. The address of the SEC's Internet site is "http://www.sec.gov." We have established a Web site at "www.onemain.com." The information on our Web site is not a part of this prospectus.

  We intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants.

                               ONEMAIN.COM, INC.

                         INDEX TO FINANCIAL STATEMENTS

ONEMAIN.COM, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Combined Financial Statements........  F-5
  Unaudited Pro Forma Combined Balance Sheet...............................  F-6
  Unaudited Pro Forma Combined Statement of Operations.....................  F-7
  Unaudited Pro Forma Combined Statement of Cash Flows.....................  F-8
  Notes to Unaudited Pro Forma Combined Financial Statements...............  F-9
ONEMAIN.COM, INC.
  Report of Ernst & Young LLP, Independent Auditors........................ F-26
  Balance Sheet ........................................................... F-27
  Statement of Operations.................................................. F 28
  Statement of Stockholders' Equity (Deficit).............................. F-29
  Statement of Cash Flows.................................................. F-30
  Notes to Financial Statements............................................ F-31
D&E SUPERNET, INC.
  Report of Ernst & Young LLP, Independent Auditors........................ F-37
  Balance Sheets........................................................... F-38
  Statements of Operations................................................. F-39
  Statements of Stockholders' Equity....................................... F-40
  Statements of Cash Flows................................................. F-41
  Notes to Financial Statements............................................ F-42
SUNLINK, INC.
  Report of Ernst & Young LLP, Independent Auditors........................ F-51
  Balance Sheets........................................................... F-52
  Statements of Operations................................................. F-53
  Statements of Stockholders' Equity....................................... F-54
  Statements of Cash Flows................................................. F-55
  Notes to Financial Statements............................................ F-56
LEBANET, INC.
  Report of Ernst & Young LLP, Independent Auditors........................ F-62
  Balance Sheets........................................................... F-63
  Statements of Operations................................................. F-64
  Statements of Stockholder's Equity....................................... F-65
  Statements of Cash Flows................................................. F-66
  Notes to Financial Statements............................................ F-67

SOUTHWIND INTERNET ACCESS, INC.
  Report of Ernst & Young LLP, Independent Auditors.......................  F-71
  Report of Grant Thornton LLP, Independent Auditors......................  F-72
  Balance Sheets..........................................................  F-73
  Statements of Operations................................................  F-74
  Statements of Stockholders' Equity......................................  F-75
  Statements of Cash Flows................................................  F-76
  Notes to Financial Statements...........................................  F-77
HORIZON INTERNET TECHNOLOGIES, INC.
  Report of Ernst & Young LLP, Independent Auditors.......................  F-83
  Consolidated Balance Sheets.............................................  F-84
  Consolidated Statements of Operations...................................  F-85
  Consolidated Statements of Stockholders' Equity (Deficit)...............  F-86
  Consolidated Statements of Cash Flows...................................  F-87
  Notes to Financial Statements...........................................  F-88
UNITED STATES INTERNET, INC.
  Report of Coulter & Justus, P.C., Independent Auditors..................  F-94
  Report of Ernst & Young LLP, Independent Auditors.......................  F-95
  Balance Sheets..........................................................  F-96
  Statements of Operations................................................  F-97
  Statements of Stockholders' Deficit.....................................  F-98
  Statements of Cash Flows................................................  F-99
  Notes to Financial Statements........................................... F-100
INTERNET PARTNERS OF AMERICA, LC
  Report of Ernst & Young LLP, Independent Auditors....................... F-113
  Balance Sheets.......................................................... F-114
  Statements of Operations................................................ F-115
  Statements of Members' Deficit.......................................... F-116
  Statements of Cash Flows................................................ F-117
  Notes to Financial Statements........................................... F-118
ZOOMNET, INC.
  Report of Ernst & Young LLP, Independent Auditors....................... F-126
  Balance Sheets.......................................................... F-127
  Statements of Operations................................................ F-128
  Statements of Stockholders' Equity...................................... F-129
  Statements of Cash Flows................................................ F-130
  Notes to Financial Statements........................................... F-131
PALM.NET, USA, INC.
  Report of Ernst & Young LLP, Independent Auditors....................... F-139
  Balance Sheets.......................................................... F-140
  Statements of Operations................................................ F-141
  Statements of Stockholders' Equity (Deficit)............................ F-142
  Statements of Cash Flows................................................ F-143
  Notes to Financial Statements........................................... F-144

INTERNET ACCESS GROUP, INC.
  Report of Ernst & Young LLP, Independent Auditors....................... F-148
  Combined Balance Sheets................................................. F-149
  Combined Statements of Operations....................................... F-150
  Combined Statements of Stockholders' Equity (Deficit)................... F-151
  Combined Statements of Cash Flows....................................... F-152
  Notes to Combined Financial Statements.................................. F-153
MIDWEST INTERNET, L.L.C.
  Report of Ernst & Young LLP, Independent Auditors....................... F-160
  Balance Sheets.......................................................... F-161
  Statements of Operations................................................ F-162
  Statements of Changes in Members' Deficit............................... F-163
  Statements of Cash Flows................................................ F-164
  Notes to Financial Statements........................................... F-165
INTERNET SOLUTIONS, LLC
  Report of Ernst & Young LLP, Independent Auditors....................... F-173
  Report of Kevin J. Tochtrop, Independent Auditor........................ F-174
  Balance Sheets.......................................................... F-175
  Statements of Operations................................................ F-176
  Statements of Members' Equity........................................... F-177
  Statements of Cash Flows................................................ F-178
  Notes to Financial Statements........................................... F-179
FGINET, INC.
  Report of Ernst & Young LLP, Independent Auditors....................... F-185
  Balance Sheets.......................................................... F-186
  Statements of Operations................................................ F-187
  Statements of Stockholders' Equity...................................... F-188
  Statements of Cash Flows................................................ F-189
  Notes to Financial Statements........................................... F-190
SUPERHIGHWAY, INC. d/b/a Indynet
  Report of Ernst & Young LLP, Independent Auditors....................... F-199
  Balance Sheets.......................................................... F-200
  Statements of Income.................................................... F-201
  Statements of Stockholder's Equity...................................... F-202
  Statements of Cash Flows................................................ F-203
  Notes to Financial Statements........................................... F-204
LIGHTSPEED NET, INC.
  Report of Ernst & Young LLP, Independent Auditors....................... F-209
  Balance Sheets.......................................................... F-210
  Statements of Operations................................................ F-211
  Statements of Stockholder's Equity...................................... F-212
  Statements of Cash Flows................................................ F-213
  Notes to Financial Statements........................................... F-214

JPS.NET CORPORATION
  Report of Ernst & Young LLP, Independent Auditors....................... F-221
  Balance Sheets.......................................................... F-222
  Statements of Operations................................................ F-223
  Statements of Stockholders' Equity (Deficit)............................ F-224
  Statements of Cash Flows................................................ F-225
  Notes to Financial Statements........................................... F-226
TGF TECHNOLOGIES, INC
  Report of KPMG Peat Marwick LLP, Independent Auditors'.................. F-233
  Balance Sheets.......................................................... F-234
  Statements of Operations................................................ F-235
  Statements of Changes in Stockholders' Equity (Deficit)................. F-236
  Statements of Cash Flows................................................ F-237
  Notes to Financial Statements........................................... F-238

                               ONEMAIN.COM, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma combined financial statements give effect to the acquisitions by OneMain.com, Inc. (the "Company" or "OneMain.com") of the outstanding capital stock of D&E SuperNet, Inc. ("SuperNet"), SunLink, Inc. ("SunLink"), LebaNet, Inc. ("LebaNet"), SouthWind Internet Access, Inc. ("SouthWind"), Horizon Internet Technologies, Inc. ("Horizon"), United States Internet, Inc. ("United States Internet"), Internet Partners of America, LC ("IPA"), ZoomNet, Inc. ("ZoomNet"), Palm.Net, USA, Inc. ("Palm.Net"), Internet Access Group, Inc. ("IAG"), Midwest Internet, L.L.C. ("Midwest Internet"), Internet Solutions, LLC ("Internet Solutions"), FGInet, Inc. ("FGI"), Superhighway, Inc. d/b/a Indynet ("Indynet"), Lightspeed Net, Inc. ("Lightspeed"), JPS.Net Corporation ("JPS"), and TGF Technologies, Inc. ("TGF") (the "ISPs"). These acquisitions (the "Transactions") occurred simultaneously with the closing of the Company's initial public offering (the "IPO") and were accounted for using the purchase method of accounting. The Company is deemed to be the accounting acquiror.

  The unaudited pro forma combined balance sheet gives effect to the Transactions and the IPO as if they had occurred on December 31, 1998. The unaudited pro forma combined statements of operations and cash flows reflect the operating results and cash flows of the ISPs for the year ended
December 31, 1998, and gives effect to these transactions as if they had occurred on January 1, 1998. The Company, which was incorporated on August 19, 1998, conducted limited operations during the period prior to December 31, 1998. The Company and the ISPs have fiscal years ending December 31.

  The Company has preliminarily analyzed the additional expense that it expects to incur from increases in salaries payable to the owners of the ISPs and has reflected these amounts in the unaudited pro forma combined statements of operations. The unaudited Pro Forma Combined Statement of Operations does not reflect potential cost savings as the Company has not quantified these savings. Additionally, the pro forma combined statements of operations give effect to anticipated compensation of the Company's new corporate management and associated costs of being a public company.

  The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available, including the actual number of subscribers on March 30, 1999. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. Because the ISPs were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The pro forma financial statements do not include adjustments to conform the accounting policies of the individual ISPs as the impact of conforming is not expected to be material. The unaudited pro forma combined financial statements should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

                               ONEMAIN.COM, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1998

                                                                      Pro Forma                   Pro Forma
                                                                     Transaction                   Offering
                                         Acquisitions                Adjustments    Pro Forma    Adjustments        As
                            OneMain.com  (See Note 3)    Combined    (See Note 4)    Combined    (See Note 4)    Adjusted
                            -----------  ------------  ------------  ------------  ------------  ------------  ------------
          ASSETS
Cash and cash
 equivalents..............  $  171,516   $  2,977,728  $  3,149,244  $         --  $  3,149,244  $ 85,620,210  $ 88,769,454
Accounts receivable, net..          --      2,668,160     2,668,160            --     2,668,160            --     2,668,160
Inventory.................          --        155,551       155,551            --       155,551            --       155,551
Prepaid expenses..........          --        301,589       301,589            --       301,589            --       301,589
Other current assets......          --      1,205,205     1,205,205            --     1,205,205      (292,101)      913,104
Deferred financing costs..   6,158,677             --     6,158,677            --     6,158,677    (6,158,677)           --
Deferred tax asset........          --         52,095        52,095            --        52,095            --        52,095
                            ----------   ------------  ------------  ------------  ------------  ------------  ------------
 Total current assets.....   6,330,193      7,360,328    13,690,521            --    13,690,521    79,169,432    92,859,953
Property and equipment,
 net......................          --     15,169,710    15,169,710            --    15,169,710            --    15,169,710
Goodwill and Intangibles,
 net......................          --      9,164,904     9,164,904   150,766,797   159,931,701            --   159,931,701
Customer list, net........          --             --            --    82,962,250    82,962,250            --    82,962,250
Deferred tax asset........          --         50,158        50,158            --        50,158            --        50,158
Due from
 affiliates/stockholders..          --        100,151       100,151            --       100,151      (100,151)           --
Other assets..............          --        263,636       263,636     1,136,469     1,400,105            --     1,400,105
                            ----------   ------------  ------------  ------------  ------------  ------------  ------------
 Total assets.............  $6,330,193   $ 32,108,887  $ 38,439,080  $234,865,516  $273,304,596  $ 79,069,281  $352,373,877
                            ==========   ============  ============  ============  ============  ============  ============
     LIABILITIES AND
   STOCKHOLDERS' EQUITY
Accounts payable..........          --      3,064,094     3,064,094  $         --  $  3,064,094  $         --  $  3,064,094
Accrued expenses..........   6,276,503      1,619,120     7,895,623            --     7,895,623    (6,158,677)    1,736,946
Current portion of
 unearned revenue.........          --      8,185,411     8,185,411            --     8,185,411            --     8,185,411
Income tax payable........          --         58,423        58,423            --        58,423            --        58,423
Line of credit............          --        560,000       560,000      (225,119)      334,881      (334,881)           --
Current portion of long-
 term debt................     500,000      3,627,828     4,127,828    (1,243,774)    2,884,054    (2,884,054)           --
Current portion of capital
 lease obligations........          --      1,533,488     1,533,488            --     1,533,488            --     1,533,488
Deferred tax liability....          --             --            --    10,078,931    10,078,931            --    10,078,931
Other current
 liabilities..............     272,038        912,612     1,184,650            --     1,184,650            --     1,184,650
Due to
 affiliates/stockholders..          --      1,372,364     1,372,364    71,341,563    72,713,927   (72,713,927)           --
                            ----------   ------------  ------------  ------------  ------------  ------------  ------------
 Total current liabili-
  ties....................   7,048,541     20,933,340    27,981,881    79,951,601   107,933,482   (82,091,539)   25,841,943
Long-term debt, net of
 current portion..........          --      7,762,084     7,762,084    (4,601,433)    3,160,651    (3,160,651)           --
Capital lease obligations,
 net of current portion...          --      1,371,520     1,371,520            --     1,371,520            --     1,371,520
Due to
 affiliates/stockholders..          --      1,079,573     1,079,573    (1,023,544)       56,029       (56,029)           --
Deferred income taxes.....          --        106,042       106,042    20,157,861    20,263,903            --    20,263,903
Stock appreciation rights
 liability................          --      5,104,035     5,104,035    (5,104,035)           --            --            --
                            ----------   ------------  ------------  ------------  ------------  ------------  ------------
 Total liabilities........   7,048,541     36,356,594    43,405,135    89,380,450   132,785,585   (85,308,219)   47,477,366
Stockholders' equity
 (deficit)................
Preferred stock...........          --             --            --            --            --            --            --
Common stock..............       4,783      9,931,495     9,936,278    (9,925,237)       11,041         8,500        19,541
Additional paid-in
 capital..................      53,042      3,643,920     3,696,962   137,587,181   141,284,143   164,369,000   305,653,143
Partners' capital.........          --        184,800       184,800      (184,800)           --            --            --
Accumulated deficit.......    (764,673)   (18,007,922)  (18,772,595)   18,007,922      (764,673)           --      (764,673)
Stock subscription
 receivable...............     (11,500)            --       (11,500)           --       (11,500)           --       (11,500)
                            ----------   ------------  ------------  ------------  ------------  ------------  ------------
 Total stockholders'
  (deficit) equity........    (718,348)    (4,247,707)   (4,966,055)  145,485,066   140,519,011   164,377,500   304,896,511
                            ----------   ------------  ------------  ------------  ------------  ------------  ------------
Total liabilities and
 stockholders' equity.....  $6,330,193   $ 32,108,887  $ 38,439,080  $234,865,516  $273,304,596  $ 79,069,281  $352,373,877
                            ==========   ============  ============  ============  ============  ============  ============

                               ONEMAIN.COM, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                       Combined
                                     Acquisitions
                                         with
                                     Acquisition                Transaction
                                     Adjustments                Adjustments    Pro Forma
                         OneMain.com (See Note 5)   Combined    (See Note 6)    Adjusted
                         ----------- ------------  -----------  ------------  ------------
Revenues:
  Access revenues.......  $     --   $51,814,062   $51,814,062  $        --   $ 51,814,062
  Other revenues........        --     4,872,788     4,872,788           --      4,872,788
                          ---------  -----------   -----------  ------------  ------------
    Total revenues......        --    56,686,850    56,686,850           --     56,686,850
Costs and expenses:
  Cost of access
   revenues.............        --    21,572,845    21,572,845           --     21,572,845
  Cost of other
   revenues.............        --     1,214,071     1,214,071           --      1,214,071
  Operations and cus-
   tomer
   support..............        --     8,833,585     8,833,585           --      8,833,585
  Sales and marketing...        --     7,114,867     7,114,867           --      7,114,867
  General and
   administrative.......    761,074   17,314,839    18,075,913       363,058    18,438,971
  Amortization..........        --     1,195,072     1,195,072    77,909,682    79,104,754
  Depreciation..........        --     4,281,478     4,281,478           --      4,281,478
                          ---------  -----------   -----------  ------------  ------------
    Total costs and
     expenses...........    761,074   61,526,757    62,287,831    78,272,740   140,560,571
                          ---------  -----------   -----------  ------------  ------------
Loss from operations....   (761,074)  (4,839,907)   (5,600,981)  (78,272,740)  (83,873,721)
Other income (expense)
  Interest income.......        329       92,373        92,702           --         92,702
  Interest expense......    (3,928)   (1,097,721)   (1,101,649)      880,393      (221,256)
  Other expense, net....        --      (319,011)     (319,011)          --       (319,011)
                          ---------  -----------   -----------  ------------  ------------
Loss before provision
 (benefit) for income
 taxes..................   (764,673)  (6,164,266)   (6,928,939)  (77,392,347)  (84,321,286)
Provision (benefit) for
 income
 taxes..................        --       108,535       108,535   (10,400,900)  (10,292,365)
                          ---------  -----------   -----------  ------------  ------------
Net loss................  $(764,673) $(6,272,801)  $(7,037,474) $(66,991,447) $(74,028,921)
                          =========  ===========   ===========  ============  ============
Basic and diluted net
 loss per share.........  $   (0.16)
                          =========
Shares used in the
 calculation of basic
 and diluted net loss
 per share..............  4,668,396
                          =========
Pro forma basic and
 diluted net loss per
 share..................                                                      $      (3.81)
                                                                              ============
Shares used in the
 calculation of pro
 forma basic and diluted
 net loss per share.....                                                        19,449,640
                                                                              ============

      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1998

                                         Combined
                                       Aquisitions
                                           with
                                       Acquisition                 Transaction
                                       Adjustments                 Adjustments    Pro Forma
                          OneMain.com  (See Note 7)    Combined    (See Note 8)    Adjusted
                          -----------  ------------  ------------  ------------  ------------
Operating activities:
Net loss................  $  (764,673) $ (6,272,801) $ (7,037,474) $(66,991,448) $(74,028,922)
Adjustments to reconcile
 net loss to net cash
 (used in)
 provided by operating
 activities:
 Depreciation and amor-
  tization..............           --     5,476,550     5,476,550    77,909,683    83,386,233
 Gain on sale or dis-
  posal of equipment....           --       118,423       118,423            --       118,423
 Deferred offering
  costs.................   (6,158,677)           --    (6,158,677)           --    (6,158,677)
 Deferred taxes provi-
  sion..................           --       (22,276)      (22,276)  (10,400,900)  (10,423,176)
 Accretion of interest
  expense...............           --         7,750         7,750            --         7,750
 Accrued interest.......           --        21,864        21,864            --        21,864
 Amortization of debt
  discount..............           --        64,033        64,033            --        64,033
 Accounts receivable
  direct write-off......           --       322,384       322,384            --       322,384
 Provision for doubtful
  accounts..............           --       645,768       645,768            --       645,768
 Stock appreciation ex-
  pense (benefit).......           --     3,340,678     3,340,678    (3,340,678)           --
 Debt conversion ex-
  pense.................           --       108,915       108,915            --       108,915
 Employee stock compen-
  sation expense........           --        60,000        60,000            --        60,000
 Changes in operating
  assets and liabili-
  ties:
   Accounts receivable..           --    (2,327,773)   (2,327,773)           --    (2,327,773)
   Inventory............           --      (115,415)     (115,415)           --      (115,415)
   Prepaid expenses.....           --      (358,226)     (358,226)           --      (358,226)
   Equity in loss of
    MoCom...............           --        (5,501)       (5,501)           --        (5,501)
   Other assets.........           --          (934)         (934)           --          (934)
   Accounts payable.....           --       263,587       263,587            --       263,587
   Lease and other de-
    posits..............           --      (172,180)     (172,180)           --      (172,180)
   Accrued expenses.....    6,549,341       751,975     7,301,316            --     7,301,316
   Cash overdraft.......           --        59,969        59,969            --        59,969
   Customer advances....           --       110,639       110,639            --       110,639
   Unearned / deferred
    revenues............           --     4,513,817     4,513,817            --     4,513,817
   Income tax payable...           --        53,950        53,950            --        53,950
   Other liabilities....           --        (4,643)       (4,643)           --        (4,643)
                          -----------  ------------  ------------  ------------  ------------
Net cash (used in) pro-
 vided by operating ac-
 tivities...............     (374,009)    6,640,553     6,266,544    (2,823,343)    3,443,201
                          -----------  ------------  ------------  ------------  ------------
Investing activities:
Payment from note re-
 ceivable from stock-
 holder.................           --         8,981         8,981            --         8,981
Increase in investments
 and restricted cash....           --      (627,282)     (627,282)           --      (627,282)
Increase in accounts re-
 ceivable--stockholder..           --        (5,000)       (5,000)           --        (5,000)
Proceeds from sale on
 property and equip-
 ment...................           --        78,312        78,312            --        78,312
Purchases of property
 and equipment..........           --    (6,912,047)   (6,912,047)           --    (6,912,047)
Acquisition of intangi-
 ble assets.............           --    (1,129,116)   (1,129,116)           --    (1,129,116)
Acquisition of business,
 net of cash............           --    (2,303,705)   (2,303,705)           --    (2,303,705)
                          -----------  ------------  ------------  ------------  ------------
Net cash used in invest-
 ing activities.........           --   (10,889,857)  (10,889,857)           --   (10,889,857)
                          -----------  ------------  ------------  ------------  ------------
Financing activities:
Principal payments on
 capital lease..........           --    (1,262,140)   (1,262,140)           --    (1,262,140)
Deferred financing
 fees...................           --       (12,715)      (12,715)           --       (12,715)
Distributions of capi-
 tal....................           --       (40,000)      (40,000)           --       (40,000)
Distributions to stock-
 holder.................           --      (488,057)     (488,057)           --      (488,057)
Net proceeds from
 borrowings.............      500,000     6,715,534     7,215,534            --     7,215,534
Proceeds from sale of
 stock and capital con-
 tributions.............       45,525     1,438,242     1,483,767            --     1,483,767
Increase in due to /
 from stockholders......           --       192,189       192,189            --       192,189
Net advances to related
 parties................           --      (717,386)     (717,386)           --      (717,386)
                          -----------  ------------  ------------  ------------  ------------
Net cash provided by fi-
 nancing activities.....      545,525     5,825,667     6,371,192            --     6,371,192
                          -----------  ------------  ------------  ------------  ------------
Net increase / decrease
 in cash and cash equiv-
 alents.................      171,516     1,576,363     1,747,879    (2,823,343)   (1,075,464)
Cash and cash equiva-
 lents at beginning of
 year...................           --     1,401,365     1,401,365            --     1,401,365
                          -----------  ------------  ------------  ------------  ------------
Cash and cash equiva-
 lents at end of year...  $   171,516  $  2,977,728  $  3,149,244  $ (2,823,343) $    325,901
                          ===========  ============  ============  ============  ============

      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1--GENERAL

  OneMain.com, Inc. was founded in August 1998 to create a national consolidator and integrator of Internet service providers located outside of large metropolitan areas. The Company has conducted limited operations to date and acquired the ISPs concurrently with the closing of its IPO.

  The historical financial statements reflect the financial position and results of operations of the Company and the ISPs and were derived from the Company's and the ISPs' financial statements as indicated. The unaudited pro forma combined financial statements include the results of operations of the ISPs as of and for the year ended December 31, 1998.

NOTE 2--ACQUISITION OF ISPs

  Concurrent with its IPO, the Company acquired all of the outstanding equity interests in the ISPs. The acquisitions were accounted for using the purchase method of accounting with the Company being treated as the accounting acquiror.

  The following table sets forth the consideration paid (the "Purchase Consideration") (a) in cash and (b) in shares of Common Stock to the owners of each of the ISPs, and the allocation of the consideration to the fair values of the net assets acquired and resulting goodwill. For purposes of computing the purchase price for accounting purposes, the value of shares was determined using an estimated fair value of $19.80 per share, which represents a discount of 10% from the IPO price of $22 per share, due to restrictions on the sale and transferability of the shares issued. The total Purchase Consideration does not reflect contingent consideration related to earn-out arrangements included in the definitive agreements for most ISPs. These arrangements provide for the Company to pay additional consideration, contingent upon certain operational and earnings margin requirements, which will be generally equal to 10% to 20%, or in the case of JPS.Net Corporation, 50% of the amount by which total revenues for the ISP for the 12 months ending June 30, 1999 exceeds the annualized revenues for the ISP for the three months ended June 30, 1998 (or, in the case of JPS.Net Corporation, the amount by which its total revenues for the 12 months ending September 30, 1999 exceeds its annualized revenues for the three months ended September 30, 1998) after giving effect to certain adjustments. The amount of the additional consideration will be payable in either cash or the Company's common stock at the option of the Company, except in the case of Midwest Internet, which holds the option to receive cash or common stock. In addition, on June 30, 1999, the Company will grant additional options to employees and affiliates of the ISPs based upon certain incremental operating results. The number of options to be granted under this provision cannot be determined at this time. Any contingent payments will be treated as additional purchase price when paid and are anticipated to be allocated to goodwill.

  The purchase price has been allocated to the Company's historical assets and liabilities based on their respective carrying values, as these carrying values are deemed to represent fair market values of these assets and liabilities. Additionally, adjustments have been made pursuant to the Definitive Purchase Agreements for debt and other liabilities not assumed, anticipated earnings for the period January 1, 1999 through the date of acquisition, and the establishment of deferred income tax liabilities and assets related to the transaction for purposes of determining the excess of the purchase price

                               ONEMAIN.COM, INC.

over the fair value of the net assets acquired. The anticipated earnings for the period January 1, 1999 through the date of acquisition are based upon estimates prepared in January 1999 by management of the individual ISP's based upon historical operating results and anticipated internal growth. The allocation of the purchase price is considered preliminary and is based on estimates, available information and certain assumptions and may be revised as additional information becomes available, including the actual number of subscribers as of the date of acquisition. The Company does not anticipate that the final allocation of purchase price will differ significantly from that presented herein. Contingent consideration payments, if any, will be accounted for as additional purchase price.

  The following table reflects the consideration paid in cash and shares of common stock, the allocation of the consideration to net assets acquired and resulting intangible assets and goodwill as of December 31, 1998, assuming an estimated fair value price per share of $19.80, which represents a 10% restricted stock discount from the initial public offering price of $22.00 per share.

                                       Shares of     Value of       Total      Net Assets   Intangible
                             Cash     Common Stock    Shares    Consideration Acquired A.     Assets      Goodwill
                          ----------- ------------ ------------ ------------- ------------  ----------- ------------
SuperNet................  $ 6,882,352    688,236   $ 13,627,073 $ 20,509,425  $    304,875  $ 5,787,500 $ 14,417,050
SunLink.................    1,084,257    214,240      4,241,952    5,326,209      (635,923)   2,124,250    3,837,882
LebaNet.................      210,336     21,034        416,473      626,809        20,421       58,250      548,138
SouthWind...............    2,062,200    207,500      4,108,500    6,170,700      (660,130)   2,821,750    4,009,080
Horizon.................    1,052,228    136,500      2,702,700    3,754,928      (729,575)   1,815,250    2,669,253
United States Internet..   12,599,081  1,226,414     24,282,997   36,882,078      (947,358)   8,822,250   29,007,186
IPA.....................    7,500,000    400,000      7,920,000   15,420,000     1,163,233    6,045,750    8,211,017
ZoomNet.................    2,693,032    200,850      3,976,830    6,669,862      (552,298)   3,230,250    3,991,910
Palm.Net................    1,478,324     15,310        303,138    1,781,462      (307,847)   1,334,250      755,059
IAG.....................    1,084,580    156,550      3,099,690    4,184,270      (696,890)   1,232,750    3,648,410
Midwest Internet........    3,455,370    577,234     11,429,233   14,884,603      (940,277)   5,395,250   10,429,630
Internet Solutions......    1,539,912    101,322      2,006,176    3,546,088       456,000    1,359,250    1,730,838
FGI.....................    2,441,725    244,173      4,834,625    7,276,350      (690,155)   2,507,750    5,458,755
Indynet.................    3,732,885    390,008      7,722,158   11,455,043    (1,108,950)   4,528,500    8,035,493
Lightspeed..............    6,712,957    548,400     10,858,320   17,571,277      (699,710)   3,918,000   14,352,987
JPS.....................    9,987,054    995,429     19,709,494   29,696,548   (11,912,589)  25,184,000   16,425,137
TGF.....................    7,300,000  1,010,000     19,998,000   27,298,000    (2,738,222)   6,797,250   23,238,972
                          -----------  ---------   ------------ ------------  ------------  ----------- ------------
   Total................  $71,816,293  7,133,200   $141,237,359 $213,053,652  $(20,675,395) $82,962,250 $150,766,797
                          ===========  =========   ============ ============  ============  =========== ============

A. The net assets acquired from the ISPs reflect adjustments to the amounts reported in the December 31, 1998 financial statements to account for debt retained by the former shareholders, anticipated earnings for the period January 1, 1999 through the date of acquisition, and the deferred tax liabilities which were recorded upon the consummation of the Transactions. The adjustments to the individual ISP's are summarized as follows:

                               ONEMAIN.COM, INC.

                                                                Anticipated
                                                             Earnings for the
                           Net Assets Per                    period January 1, Deferred Tax
                          December 31, 1998 Debt Retained by   1999 Through     Liability
                              Financial          Former         The Date of    Recorded At    Net Assets
                             Statements       Shareholders      Acquisition    Acquisition     Acquired
                          ----------------- ---------------- ----------------- ------------  ------------
SuperNet................     $   596,574      $ 2,100,000        $(96,574)     $ (2,295,125) $    304,875
SunLink.................          75,793          125,000          24,207          (860,923)     (635,923)
LebaNet.................         102,875              --          (32,875)          (49,579)       20,421
SouthWind...............         464,494              --           25,506        (1,150,130)     (660,130)
Horizon.................         (16,258)             --            4,258          (717,575)     (729,575)
United States Internet..      (3,026,084)       5,416,023         191,603        (3,528,900)     (947,358)
IPA.....................      (1,163,546)       3,500,000             --         (1,173,221)    1,163,233
ZoomNet.................         243,921          438,461         111,367        (1,346,047)     (552,298)
Palm.Net................          85,262           92,762          33,400          (519,271)     (307,847)
IAG.....................        (203,790)             --              --           (493,100)     (696,890)
Midwest Internet........        (185,639)             --          270,639        (1,025,277)     (940,277)
Internet Solutions......         155,294          241,000          59,706               --        456,000
FGI.....................         217,987              --           94,958        (1,003,100)     (690,155)
Indynet.................         659,242              --            6,400        (1,774,592)   (1,108,950)
Lightspeed..............         761,526           50,000          (3,784)       (1,507,452)     (699,710)
JPS.....................      (2,966,036)         927,000         200,047       (10,073,600)  (11,912,589)
TGF.....................         (49,322)          30,000             --         (2,718,900)   (2,738,222)
                             -----------      -----------        --------      ------------  ------------
   Total................     $(4,247,707)     $12,920,246        $888,858      $(30,236,792) $(20,675,395)
                             ===========      ===========        ========      ============  ============

                               ONEMAIN.COM, INC.

NOTE 3--UNAUDITED PRO FORMA COMBINED BALANCE SHEET DETAIL OF ACQUISITIONS

                                                                                 United
                                                                                 States
                              SuperNet  SunLink  LebaNet  SouthWind Horizon     Internet        IPA       ZoomNet
                             ---------- -------- -------- --------- --------  ------------  -----------  ----------
 ASSETS
 Cash and cash
  equivalents..............  $  124,988 $100,736 $ 31,170 $ 20,070  $     --  $    274,271  $        --    $36,900
 Accounts receivable, net..      92,059   18,865    4,758   40,600    62,572       706,342       20,142      61,341
 Inventory.................      18,484    7,600       --       --        --        60,069           --          --
 Prepaid expenses..........      45,615       --    6,260   10,524        --       172,066           --       2,475
 Other current assets......          --       --       --      395     2,088            --      232,990          --
 Deferred tax asset........          --       --       --       --        --            --           --      52,095
                             ---------- -------- -------- --------  --------  ------------  -----------  ----------
  Total current assets.....     281,146  127,201   42,188   71,589    64,660     1,212,748      253,132     152,811
 Property and equipment,
  net......................   1,263,830  571,003   66,760  545,289   335,290     3,311,853    1,946,186   1,016,797
 Goodwill and Intangibles,
  net......................   1,981,922       --       --    2,781   150,614     4,316,530    1,443,004     224,186
 Deferred tax asset........      19,875       --       --       --        --            --           --          --
 Due from
  affiliates/stockholders..          --       --       --       --        --            --           --          --
 Other assets..............      13,492       --       --       --     7,562        14,139           --       8,336
                             ---------- -------- -------- --------  --------  ------------  -----------  ----------
  Total assets.............  $3,560,265 $698,204 $108,948 $619,659  $558,126  $  8,855,270  $ 3,642,322  $1,402,130
                             ========== ======== ======== ========  ========  ============  ===========  ==========
 LIABILITIES AND
  STOCKHOLDERS' EQUITY
 Accounts payable..........     249,517   87,122    2,047   16,427    15,273       870,583      426,204     100,636
 Accrued expenses..........     142,338   18,367      643   36,055    16,781       337,173       95,586      34,475
 Current portion of
  unearned revenue.........     391,836  172,336    3,383   65,919    12,594       586,450       69,582      59,355
 Income tax payable........          --       --       --       --        --            --           --      58,423
 Line of credit............          --       --       --       --        --            --      150,000     100,000
 Current portion of long-
  term debt................     288,080   44,906       --   13,091   320,120       976,583      802,236     101,512
 Current portion of capital
  lease obligations........          --       --       --       --    24,094       682,654           --     100,714
 Deferred tax liability....          --       --       --       --        --            --           --          --
 Other current
  liabilities..............          --       --       --       --    50,871            --      639,615          --
 Due to
  affiliates/stockholders..          --  123,000       --       --    52,066       145,418       22,500          --
                             ---------- -------- -------- --------  --------  ------------  -----------  ----------
  Total current
   liabilities.............   1,071,771  445,731    6,073  131,492   491,799     3,598,861    2,205,723     555,115
 Long-term debt, net of
  current portion..........   1,691,920  176,680       --   23,673    58,901     2,520,186    2,600,145     352,262
 Capital lease obligations,
  net of current portion...          --       --       --       --    23,684       479,243           --     144,790
 Due to
  affiliates/stockholders..     200,000       --       --       --        --       179,029           --          --
 Deferred income taxes.....          --       --       --       --        --            --           --     106,042
 Stock appreciation rights
  liability................          --       --       --       --        --     5,104,035           --          --
                             ---------- -------- -------- --------  --------  ------------  -----------  ----------
  Total liabilities........   2,963,691  622,411    6,073  155,165   574,384    11,881,354    4,805,868   1,158,209
 Stockholders' equity
  (deficit)
 Preferred stock...........          --       --       --       --        --            --           --          --
 Common stock..............     484,115    2,050      100   45,000     3,000     7,448,105           --      15,000
 Additional paid-in
  capital..................          --   30,145      600       --    19,065            --           --      55,000
 Partners' capital.........          --       --       --       --        --            --           --          --
 Retained earnings
  (accumulated deficit)....     112,459   43,598  102,175  419,494   (38,323)  (10,474,189)  (1,163,546)    173,921
                             ---------- -------- -------- --------  --------  ------------  -----------  ----------
  Total
   stockholders'equity
   (deficit)...............     596,574   75,793  102,875  464,494   (16,258)   (3,026,084)  (1,163,546)    243,921
                             ---------- -------- -------- --------  --------  ------------  -----------  ----------
 Total liabilities and
  stockholders' equity
  (deficit)................  $3,560,265 $698,204 $108,948 $619,659  $558,126  $  8,855,270  $ 3,642,322  $1,402,130
                             ========== ======== ======== ========  ========  ============  ===========  ==========


      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

                     Midwest    Internet
Palm.Net   IAG      Internet   Solutions     FGI      Indynet  Lightspeed       JPS         TGF      Acquisitions
-------- --------  ----------  ---------  ----------  -------- -----------  -----------  ----------  ------------
$ 15,622 $ 23,354  $   80,350  $ 30,871   $   66,941  $ 22,439 $    60,481  $ 1,879,658  $  209,877  $  2,977,728
   1,911  118,399     353,887    21,443       21,645   117,012     268,042      348,742     410,400     2,668,160
      --       --          --        --       55,898        --          --       13,500          --       155,551
   4,145       --          --     1,576       12,377        --      15,424       31,127          --       301,589
      --   11,927       1,687        --        8,692        --      15,204      925,383       6,839     1,205,205
      --       --          --        --           --        --          --           --          --        52,095
-------- --------  ----------  --------   ----------  -------- -----------  -----------  ----------  ------------
  21,678  153,680     435,924    53,890      165,553   139,451     359,151    3,198,410     627,116     7,360,328
 144,197  238,720     991,605   419,053      474,433   749,132   1,154,950      944,020     996,592    15,169,710
      --       --     433,539   248,120      341,317    15,409       7,482           --          --     9,164,904
      --       --          --        --       30,283        --          --           --          --        50,158
      --  100,151          --        --           --        --          --           --          --       100,151
      --       --       6,294        --           --    11,726       6,635      179,482      15,970       263,636
-------- --------  ----------  --------   ----------  -------- -----------  -----------  ----------  ------------
$165,875 $492,551  $1,867,362  $721,063   $1,011,586  $915,718 $ 1,528,218  $ 4,321,912  $1,639,678  $ 32,108,887
======== ========  ==========  ========   ==========  ======== ===========  ===========  ==========  ============
  16,875  186,182  $  259,446    42,879   $  123,532  $ 82,060     117,277      193,847     274,187  $  3,064,094
   5,153       --       6,589    44,222       11,112    64,328      69,899      520,608     215,791     1,619,120
  58,585  167,484      97,948    68,294      221,803        --     346,445    5,583,406     279,991     8,185,411
      --       --          --        --           --        --          --           --          --        58,423
      --       --          --   150,000       80,000    80,000          --           --          --       560,000
      --   41,195     889,256   127,893           --    22,956          --           --          --     3,627,828
      --   65,222     289,978    58,948           --        --          --           --     311,878     1,533,488
      --       --          --        --           --        --          --           --          --            --
      --       --          --    25,631           --     1,075     100,386           --      95,034       912,612
      --       --          --        --      357,152        --     132,685      289,543     250,000     1,372,364
-------- --------  ----------  --------   ----------  -------- -----------  -----------  ----------  ------------
  80,613  460,083   1,543,217   517,867      793,599   250,419     766,692    6,587,404   1,426,881    20,933,340
      --  151,178     181,082        --           --     6,057          --           --          --     7,762,084
      --   85,080     328,702    47,902           --        --          --           --     262,119     1,371,520
      --       --          --        --           --        --          --      700,544          --     1,079,573
      --       --          --        --           --        --          --           --          --       106,042
      --       --          --        --           --        --          --           --          --     5,104,035
-------- --------  ----------  --------   ----------  -------- -----------  -----------  ----------  ------------
  80,613  696,341   2,053,001   565,769      793,599   256,476     766,692    7,287,948   1,689,000    36,356,594
      --       --          --        --           --        --          --           --          --            --
     100      100          --        --      459,089    87,503     874,751       12,582     500,000     9,931,495
     400   17,570          --        --           --        --   1,670,962           --   1,850,178     3,643,920
      --       --          --   184,800           --        --          --           --          --       184,800
  84,762 (221,460)   (185,639)  (29,506)    (241,102)  571,739  (1,784,187)  (2,978,618) (2,399,500)  (18,007,922)
-------- --------  ----------  --------   ----------  -------- -----------  -----------  ----------  ------------
  85,262 (203,790)   (185,639)  155,294      217,987   659,242     761,526   (2,966,036)    (49,322)   (4,247,707)
-------- --------  ----------  --------   ----------  -------- -----------  -----------  ----------  ------------
$165,875 $492,551  $1,867,362  $721,063   $1,011,586  $915,718 $ 1,528,218  $ 4,321,912  $1,639,678  $ 32,108,887
======== ========  ==========  ========   ==========  ======== ===========  ===========  ==========  ============


      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                               ONEMAIN.COM, INC.

NOTE 4--UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  The following table summarizes unaudited pro forma combined balance sheet adjustments.

                                  Transactions Adjustments           Pro Forma            Offering Adjustments
                            --------------------------------------  Transaction   --------------------------------------
                                (a)           (b)         (c)       Adjustments       (d)          (e)          (f)
                            ------------  ----------- ------------  ------------  ------------ -----------  ------------
ASSETS
 Cash and cash
  equivalents....           $        --   $       --  $        --   $        --   $164,377,500 $(6,379,586) $(72,377,704)
 Accounts
  receivable,
  net............                    --           --           --            --            --          --            --
 Inventory.......                    --           --           --            --            --          --            --
 Prepaid
  expenses.......                    --           --           --            --            --          --            --
 Other current
  assets.........                    --           --           --            --            --          --       (292,101)
 Deferred
  financing
  costs..........                    --           --           --            --            --          --     (6,158,677)
 Deferred tax
  asset..........                    --           --           --            --            --          --            --
                            ------------  ----------- ------------  ------------  ------------ -----------  ------------
 Total current
  assets.........                    --           --           --            --    164,377,500  (6,379,586)  (78,828,482)
 Property and
  equipment,
  net............                    --           --           --            --            --          --            --
 Goodwill and
  intangibles,
  net............                    --    30,236,792  120,530,006   150,766,798           --          --            --
 Customer Lists,
  net............                    --           --    82,962,250    82,962,250           --          --            --
 Deferred tax
  asset..........                    --           --           --            --            --          --            --
 Due from
  affiliates/stockholders..          --           --           --            --            --          --       (100,151)
 Other assets....                    --           --     1,136,469     1,136,469           --          --            --
                            ------------  ----------- ------------  ------------  ------------ -----------  ------------
 Total assets....           $        --   $30,236,792 $204,628,725  $234,865,517  $164,377,500 $(6,379,586) $(78,928,633)
                            ============  =========== ============  ============  ============ ===========  ============
LIABILITIES AND STOCKHOLDERS'
 EQUITY
 Accounts
  payable........           $        --   $       --  $        --   $        --   $        --  $       --   $        --
 Accrued
  expenses.......                    --           --           --            --            --          --     (6,158,677)
 Current portion
  of unearned
  revenue........                    --           --           --            --            --          --            --
 Income tax
  payable........                    --           --           --            --            --          --            --
 Line of credit..                    --           --      (225,119)     (225,119)          --     (334,881)          --
 Current portion
  of long-term
  debt...........                    --           --    (1,243,774)   (1,243,774)          --   (2,884,054)          --
 Current portion
  of capital
  lease
  obligations....                    --           --           --            --            --          --            --
 Deferred tax
  liability......                    --    10,078,931          --     10,078,931           --          --            --
 Other current
  liabilities....                    --           --           --            --            --          --            --
 Due to
  affiliates/stockholders..   71,816,291          --      (474,728)   71,341,563           --          --    (72,713,927)
                            ------------  ----------- ------------  ------------  ------------ -----------  ------------
 Total current
  liabilities....             71,816,291   10,078,931   (1,943,621)   79,951,601           --   (3,218,935)  (78,872,604)
 Deferred income
  tax liabilty...                    --    20,157,861          --     20,157,861           --          --            --
 Long-term debt,
  net of current
  portion........                    --           --    (4,601,433)   (4,601,433)          --   (3,160,651)          --
 Capital lease
  obligations,
  net of current
  portion........                    --           --           --            --            --          --            --
 Due to
  affiliates/stockholders..          --           --    (1,023,544)   (1,023,544)          --          --        (56,029)
 Stock
  appreciation
  rights
  liability......                    --           --    (5,104,035)   (5,104,035)          --          --            --
                            ------------  ----------- ------------  ------------  ------------ -----------  ------------
 Total
  liabilities....             71,816,291   30,236,792  (12,672,633)   89,380,450           --   (6,379,586)  (78,928,633)
Stockholders'
 equity (deficit)
 Preferred
  stock..........                    --           --           --            --            --          --            --
 Common stock....                    --           --    (9,925,237)   (9,925,237)        8,500         --            --
 Additional
  paid-in
  capital........            (71,816,291)         --   209,403,472   137,587,181   164,369,000         --            --
 Partners'
  capital........                    --           --      (184,800)     (184,800)          --          --            --
 Retained
  earnings
  (accumulated
  deficit).......                    --           --    18,007,922    18,007,922           --          --            --
                            ------------  ----------- ------------  ------------  ------------ -----------  ------------
 Total
  stockholders'
  equity
  (deficit)......            (71,816,291)         --   217,301,357   145,485,066   164,377,500         --            --
                            ------------  ----------- ------------  ------------  ------------ -----------  ------------
Total liabilities
 and
 stockholders'
 equity
 (deficit).......           $        --   $30,236,792 $204,628,724  $234,865,516  $164,377,500 $(6,379,586) $(78,928,633)
                            ============  =========== ============  ============  ============ ===========  ============
                               Post-
                            Transactions
                            Adjustments
                            --------------
ASSETS
 Cash and cash
  equivalents....           $ 85,620,210
 Accounts
  receivable,
  net............                    --
 Inventory.......                    --
 Prepaid
  expenses.......                    --
 Other current
  assets.........               (292,101)
 Deferred
  financing
  costs..........             (6,158,677)
 Deferred tax
  asset..........                    --
                            --------------
 Total current
  assets.........             79,169,432
 Property and
  equipment,
  net............                    --
 Goodwill and
  intangibles,
  net............                    --
 Customer Lists,
  net............                    --
 Deferred tax
  asset..........                    --
 Due from
  affiliates/stockholders..     (100,151)
 Other assets....                    --
                            --------------
 Total assets....           $ 79,069,281
                            ==============
LIABILITIES AND STOCKHOLDERS'
 EQUITY
 Accounts
  payable........           $        --
 Accrued
  expenses.......             (6,158,677)
 Current portion
  of unearned
  revenue........                    --
 Income tax
  payable........                    --
 Line of credit..               (334,881)
 Current portion
  of long-term
  debt...........             (2,884,054)
 Current portion
  of capital
  lease
  obligations....                    --
 Deferred tax
  liability......                    --
 Other current
  liabilities....                    --
 Due to
  affiliates/stockholders..  (72,713,927)
                            --------------
 Total current
  liabilities....            (82,091,539)
 Deferred income
  tax liabilty...                    --
 Long-term debt,
  net of current
  portion........             (3,160,651)
 Capital lease
  obligations,
  net of current
  portion........                    --
 Due to
  affiliates/stockholders..      (56,029)
 Stock
  appreciation
  rights
  liability......                    --
                            --------------
 Total
  liabilities....            (85,308,219)
Stockholders'
 equity (deficit)
 Preferred
  stock..........                    --
 Common stock....                  8,500
 Additional
  paid-in
  capital........            164,369,000
 Partners'
  capital........                    --
 Retained
  earnings
  (accumulated
  deficit).......                    --
                            --------------
 Total
  stockholders'
  equity
  (deficit)......            164,377,500
                            --------------
Total liabilities
 and
 stockholders'
 equity
 (deficit).......           $ 79,069,281
                            ==============

                               ONEMAIN.COM, INC.

(a) Records the liability for the cash portion of the consideration paid to the owners of the ISPs in connection with the Transactions (See Note 1).
(b) Records the net deferred tax asset attributable to the temporary differences between the financial reporting and tax basis of assets and liabilities held in S Corporations or Partnerships, consisting of deferred tax assets of $8,525, $35,929, $18,412, $125,000, and 59,748 at Horizon,
    IPA, Palm.Net, Midwest, and Lightspeed.Net, respectively and deferred tax liabilities of $11,223, $26,279, $21,430, $954, and $40,000 at Sunlink,
    Lebanet, Southwind, Internet Solutions and Indy.Net, respectively, net of a valuation allowance of $147,728. Further, includes the establishment of a $30,236,792 deferred tax liability associated with the portion of purchase price allocated to identifiable intangibles.
(c) Records the (i) purchase of the ISPs by the Company, including consideration of $71,816,293 in cash, 7,133,200 shares of common stock with an estimated fair value of $19.80 per share (or $141,237,360) which represents a discount of 10% from the initial public offering price of $22 per share due to restrictions on the sale and transferability of the shares issued, (ii) elimination of unassumed debt of $10,551,870, and (iii) elimination of unassumed notes to affiliates/stockholders of $1,498,272. The excess of the purchase price over the fair value of the net assets acquired is $233,729,048 and was preliminarily allocated to goodwill ($150,766,798) and customer list ($82,962,250). The customer lists were valued at $250 per subscriber acquired which represents the estimated fair value of such subscribers based upon recent transactions in the ISP industry. In addition, the preliminary allocation of the excess purchase price between goodwill and subscriber lists will be adjusted based upon the number of subscribers at March 30, 1999.
(d) Records the cash proceeds from the issuance of shares of the Company's Common Stock net of estimated offering costs and the contribution of shares to the Company by its existing shareholders. IPO costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.
(e) Records the repayment of outstanding debt from proceeds of the IPO as follows:

                                                                     As of
                                                               December 31, 1998
                                                               -----------------
   Line of Credit.............................................    $  334,881
   Current portion of long term debt..........................     2,884,050
   Long term debt.............................................     3,160,653
                                                                  ----------
   Total......................................................    $6,379,584
                                                                  ==========

(f) Records the use of the IPO proceeds to pay the cash portion of the consideration due to the owners of the ISPs in connection with the Transactions.

                               ONEMAIN.COM, INC.

NOTE 5--UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
DETAIL OF ACQUISITIONS

                                                                                      United
                                                                                      States
                           SuperNet    SunLink    LebaNet  SouthWind    Horizon      Internet       IPA       ZoomNet
                          ----------  ----------  -------- ----------  ----------  ------------  ----------  ----------
Revenues:
 Access revenues........  $3,623,740  $1,411,164  $217,679 $2,032,310  $1,099,777  $  6,011,020  $4,274,630  $1,853,373
 Other revenues.........     323,064          --    80,430    138,094      61,410       503,632     150,947     114,307
                          ----------  ----------  -------- ----------  ----------  ------------  ----------  ----------
   Total revenues.......   3,946,804   1,411,164   298,109  2,170,404   1,161,187     6,514,652   4,425,577   1,967,680
Cost and expenses:
 Cost of access reve-
  nues..................   1,296,020     566,102    78,417    637,071     370,567     3,051,699   1,859,301     752,059
 Cost of other reve-
  nues..................     169,774          --    31,250     71,523      50,017       123,110      41,506      20,428
 Operations and cus-
  tomer support.........     541,786     374,213    18,596    437,890      48,916     1,174,588     583,987     175,424
 Sales and marketing....     612,753     102,507       448     83,200     166,582       951,393     349,409     259,851
 General and adminis-
  trative...............     604,457     303,948    30,254    450,652     395,745     4,798,140   1,471,226     339,459
 Amortization...........      73,744          --        --         --       4,345       477,952     127,405      11,799
 Depreciation...........     191,720     125,565    22,743    160,271      66,611       587,551     511,924     206,776
                          ----------  ----------  -------- ----------  ----------  ------------  ----------  ----------
   Total cost and
    expenses               3,490,254   1,472,335   181,708  1,840,607   1,102,783    11,164,433   4,944,758   1,765,796
                          ----------  ----------  -------- ----------  ----------  ------------  ----------  ----------
Income (loss) from
 operations.............     456,550     (61,171)  116,401    329,797      58,404    (4,649,781)   (519,181)    201,884
Other income (expense)
 Interest income........          --          --        --        623          --        28,797          --          --
 Interest expense.......     (99,046)    (20,363)       --    (10,523)    (32,634)     (311,946)   (250,054)    (40,895)
 Other income (ex-
  pense), net...........     (52,070)         --        --      5,556       7,458      (141,674)         --        (748)
                          ----------  ----------  -------- ----------  ----------  ------------  ----------  ----------
Income (loss) before
 provision (benefit) for
 income taxes...........     305,434    (81,534)   116,401    325,453      33,228   (5,074,604)   (769,235)     160,241
Provision (benefit) for
 income taxes...........      54,985          --        --         --          --            --          --      63,153
                          ----------  ----------  -------- ----------  ----------  ------------  ----------  ----------
Net income (loss).......  $  250,449  $ (81,534)  $116,401 $  325,453  $   33,228  $(5,074,604)  $(769,235)  $   97,088
                          ==========  ==========  ======== ==========  ==========  ============  ==========  ==========

                               ONEMAIN.COM, INC.

                       Midwest    Internet                                                                 Combined
Palm.Net     IAG       Internet   Solutions     FGI       Indynet    Lightspeed     JPS         TGF      Acquisitions
--------  ----------  ----------  ---------  ----------  ----------  ----------  ----------  ----------  ------------
$583,930  $1,402,635  $3,925,868  $ 996,590  $1,330,059  $2,904,989  $4,463,663  $6,711,797  $4,864,132  $47,707,356
  41,992     131,742     165,198      5,945     163,731     108,394     189,328   2,289,781      90,440    4,558,435
--------  ----------  ----------  ---------  ----------  ----------  ----------  ----------  ----------  -----------
 625,922   1,534,377   4,091,066  1,002,535   1,493,790   3,013,383   4,652,991   9,001,578   4,954,572   52,265,791

 148,787     558,046   1,364,873    371,893     495,776     900,834   1,864,723   3,723,345   1,747,470   19,786,983
  13,750      99,365          --         --     128,387      46,127     109,903     105,447      10,045    1,020,632
  63,358     214,746     423,200    174,202     164,848     514,745     731,833   1,723,719     701,342    8,067,393
  63,171     161,627     490,132     38,957     247,877     550,339     561,253   1,483,192     649,803    6,772,494
 182,249     498,836     987,954    204,092     376,110     642,302   1,238,536   2,595,107   1,403,596   16,522,663
      --          --          --     27,675      90,267         795       8,977     132,467          --      955,426

  35,300      60,668     324,711     72,419      94,834     208,290     657,149      90,921     568,597    3,986,050
--------  ----------  ----------  ---------  ----------  ----------  ----------  ----------  ----------  -----------
 506,615   1,593,288   3,590,870    889,238   1,598,099   2,863,432   5,172,374   9,854,198   5,080,853   57,111,641
--------  ----------  ----------  ---------  ----------  ----------  ----------  ----------  ----------  -----------
 119,307     (58,911)    500,196    113,297    (104,309)    149,951    (519,383)   (852,620)   (126,281)  (4,845,850)

     300       1,207          --        369       1,443          --       1,972      50,700         730       86,141
  (7,880)    (34,450)   (106,066)   (21,075)    (10,827)    (13,861)         --     (22,327)    (61,694)  (1,043,641)
 (40,385)         --       9,288         --        (650)    (13,652)         --     (87,613)     (4,521)    (319,011)
--------  ----------  ----------  ---------  ----------  ----------  ----------  ----------  ----------  -----------

  71,342    (92,154)     403,418     92,591    (114,343)    122,438    (517,411)   (911,860)  (191,766)   (6,122,361)
      --          --          --         --      (9,603)         --          --          --          --      108,535
--------  ----------  ----------  ---------  ----------  ----------  ----------  ----------  ----------  -----------
$ 71,342  $ (92,154)  $  403,418  $  92,591  $(104,740)  $  122,438  $ (517,411) $ (911,860) $(191,766)  $(6,230,896)
========  ==========  ==========  =========  ==========  ==========  ==========  ==========  ==========  ===========
                           Combined
                         Acquisitions
                             with
           Acquisition   Acquisition
Palm.Net  Adjustments A. Adjustments
--------- -------------- -------------
$583,930    $4,106,706   $51,814,062
  41,992       314,353     4,872,788
--------- -------------- -------------
 625,922     4,421,059    56,686,850
 148,787     1,785,862    21,572,845
  13,750       193,439     1,214,071
  63,358       766,192     8,833,585
  63,171       342,373     7,114,867
 182,249       792,176    17,314,839
      --       239,646     1,195,072
  35,300       295,428     4,281,478
--------- -------------- -------------
 506,615     4,415,116    61,526,757
--------- -------------- -------------
 119,307         5,943    (4,839,907)
     300         6,232        92,373
  (7,880)      (54,080)   (1,097,721)
 (40,385)           --      (319,011)
--------- -------------- -------------
  71,342       (41,905)   (6,164,266)
      --            --       108,535
--------- -------------- -------------
$ 71,342    $  (41,905)  $(6,272,801)
========= ============== =============

A. The Acquisition Adjustments have been recorded to reflect the pro forma results of operations as if the acquisitions consummated during the year ended December 31, 1998 had been consummated at the beginning of the year. See the notes to the financial statements of the individual ISPs included elsewhere herein for a more detailed analysis of these acquisitions.

                               ONEMAIN.COM, INC.

NOTE 6--UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

  The following table summarizes unaudited pro forma combined statement of operations adjustments for the year ended December 31, 1998.

                                                                                                      Transaction
                             (a)          (b)         (c)         (d)          (e)           (f)      Adjustments
                         -----------  ------------  -------- ------------- ------------  -----------  ------------  ---
Revenues:
 Access revenues........ $       --   $        --   $    --  $         --  $        --   $       --   $        --
 Other revenues.........         --            --        --            --           --           --            --
                         -----------  ------------  -------- ------------- ------------  -----------  ------------
   Total revenues.......         --            --        --            --           --           --            --
Cost and expenses:
 Cost of access
  revenues..............         --            --        --            --           --           --            --
 Cost of other
  revenues..............         --            --        --            --           --           --            --
 Operations and
  customer support......         --            --        --            --           --           --            --
 Sales and marketing....         --            --        --            --           --           --            --
 General and
  administrative........   2,376,859           --        --            --     1,326,877   (3,340,678)      363,058
 Amortization...........         --     77,909,682       --            --           --           --     77,909,682
 Depreciation...........         --            --        --            --           --           --            --
                         -----------  ------------  -------- ------------- ------------  -----------  ------------
   Total cost and
    expenses............   2,376,859    77,909,682       --            --     1,326,877   (3,340,678)   78,272,740
                         -----------  ------------  -------- ------------- ------------  -----------  ------------
Income (loss) from
 operations.............  (2,376,859)  (77,909,682)      --            --    (1,326,877)   3,340,678   (78,272,740)
Other income (expense):
 Interest income........         --            --        --            --           --           --            --
 Interest expense.......         --            --    880,393           --           --           --        880,393
 Other income
  (expense), net........         --            --        --            --           --           --            --
                         -----------  ------------  -------- ------------- ------------  -----------  ------------
Income before provision
 (benefit) for income
 taxes..................  (2,376,859)  (77,909,682)  880,393           --    (1,326,877)   3,340,678   (77,392,347)
Provision (benefit) for
 income taxes...........         --            --        --   (10,400,900)          --           --    (10,400,900)
                         -----------  ------------  -------- ------------- ------------  -----------  ------------
Net income (loss)....... $(2,376,859) $(77,909,682) $880,393 $  10,400,900 $(1,326,877)  $ 3,340,678  $(66,991,447)
                         ===========  ============  ======== ============= ============  ===========  ============

                               ONEMAIN.COM, INC.

(a) Reflects the increase in salaries to the owners and other employees of the ISPs as scheduled from the employment agreements that each of the individuals entered into with the Company upon consummation of the IPO. The pro forma adjustment for compensation is shown solely as a result of changed circumstances that exist following the consummation of the transactions. The information is considered necessary for the reader to realistically assess the impact of the transaction. The changes in compensation by entity are as follows:

                                                                   December 31,
                                                                       1998
                                                                   ------------
   Company
   -------
   SuperNet.......................................................  $  495,000
   SunLink........................................................      47,519
   LebaNet........................................................      56,800
   Horizon........................................................     135,245
   SouthWind......................................................     142,074
   United States Internet.........................................     526,468
   IPA............................................................    (164,036)
   ZoomNet........................................................     130,000
   Palm.Net.......................................................      71,000
   IAG............................................................      51,507
   Midwest Internet...............................................     165,717
   Internet Solutions.............................................      22,192
   FGI............................................................     194,331
   Indynet........................................................     207,355
   Lightspeed.....................................................      70,000
   JPS............................................................      70,000
   TGF............................................................     155,687
                                                                    ----------
   Total..........................................................  $2,376,859
                                                                    ==========

  Pursuant to the terms of employment agreements which were entered into upon consummation of the Transactions, the owners of the ISPs are eligible for performance-based bonuses. Bonuses under the employment agreements will be awarded based upon substantial improvement in the operating performance of both the ISPs and the Company. Whether the bonuses provided for under the new employment agreements will be earned cannot be determined at this time and therefore are not reflected in the pro forma adjustments. If bonuses are earned, compensation expense would increase.
(b) Reflects the amortization of goodwill and customer lists to be recorded as a result of these Transactions over a 3-year estimated life for goodwill related to the ISPs.
(c) Reflects the reduction in non-recurring interest expense resulting from the payment of outstanding debt or debt not assumed by the Company.
(d) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating, to the other statements of operations' adjustments and for income taxes on S Corporation income, assuming a corporate income tax rate of 40% and the non-deductibility of goodwill. The pro forma

                               ONEMAIN.COM, INC.
    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (cont'd)

   adjusted benefit for income taxes of 13% differs from the expected federal benefit based upon statutory rates of 35% principally because of the amortization of goodwill (24%) and the state tax benefit recorded of 2%.
(e) Reflects (i) an increase associated with additional compensation expense to the Company's new corporate management ($752,877) and (ii) the estimated incremental costs associated with being a public entity ($574,000). See discussion regarding the members of management at page 59.
(f) Reflects an increase/(decrease) in compensation expense related to United States Internet's stock appreciation rights which terminated under the terms of the agreement upon the change of control. The adjustment is equal to the charge recorded by United States Internet during 1998. The related liability is not part of the purchase price paid by OneMain.com because the liability was retained by the former shareholders of United States Internet. Such information is considered necessary to realistically assess the impact of the transaction.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               ONEMAIN.COM, INC.
    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (cont'd)

NOTE 7 - UNAUDITED PRO FORMA COMBINED STATEMENT OF CASH FLOWS DETAIL      OF
ACQUISITIONS.

                                                                                     United
                                                                                     States
                           SuperNet     SunLink    LebaNet   SouthWind   Horizon    Internet        IPA       ZoomNet
                          -----------  ---------  ---------  ---------  ---------  -----------  -----------  ---------
Operating activities:
Net (loss) income.......    $ 250,449  $ (81,534) $ 116,401  $ 325,453  $  33,228  $(5,074,604) $ (769,235)  $  97,088
Adjustments to reconcile
 net (loss) income to
 net cash provided by
 (used in) operating
 activities:
 Depreciation and
  amortization..........      265,464    125,565     22,743    160,271     70,956    1,065,503      639,329    218,575
 Loss (gain) on sale or
  disposal of
  equipment.............       52,070         --         --     (3,385)    (7,458)      39,117           --        748
 Deferred operating
  costs.................           --         --         --         --         --           --           --         --
 Deferred taxes
  provision.............      (19,875)        --         --         --         --           --           --      7,202
 Accretion of interest
  expense...............           --         --         --         --         --           --           --         --
 Accrued interest.......           --         --         --         --         --           --           --         --
 Amortization of debt
  discount..............           --         --         --         --         --       64,033           --         --
 Accounts receivable
  direct write-off......           --         --         --         --         --           --           --         --
 Provision for doubtful
  accounts..............           --         --      3,337     17,828     25,964      334,455       63,000     22,100
 Stock appreciation
  expense (benefit).....           --         --         --         --         --    3,340,678           --         --
 Debt conversion
  expense...............           --         --         --         --         --      108,915           --         --
 Employee stock
  compensation
  expense...............           --         --         --         --         --       60,000           --         --
 Changes in operating
  assets and
  liabilities:
   Accounts receivable..       31,307      3,298      1,400    (35,082)   (75,596)    (609,199)     (48,010)   (50,587)
   Inventory............       (4,426)    (7,600)        --         --         --      (40,609)          --         --
   Prepaid expenses.....      (19,936)        --     (6,260)    (4,385)        --      (91,211)          --     (2,270)
   Equity in loss of
   MoCom................           --         --         --         --     (5,501)          --           --         --
   Other assets.........        5,632         --         --       (395)    (4,373)       2,828          339        430
   Accounts payable.....      144,636    (11,763)   (13,707)    15,819    (20,035)     (94,952)     293,600     53,812
   Lease and other
   deposits.............           --         --         --         --         --           --           --         --
   Accrued expenses.....       82,164     11,180       (877)    11,908    (24,121)     151,208       45,162     23,623
   Cash overdraft.......           --         --         --         --     37,650           --       22,319         --
   Customer advances....           --         --         --         --         --           --           --         --
   Unearned / deferred
   revenues.............      (19,165)   102,101     (4,576)    18,461      8,657      102,445       44,107     38,175
   Income tax payable...           --         --         --         --         --           --           --     53,950
   Other liabilities....           --         --         --         --         --      (16,500)          --         --
                          -----------  ---------  ---------  ---------  ---------  -----------  -----------  ---------
Net cash provided by
 (used in) operating
 activities.............      768,320    141,247    118,461    506,493     39,371     (657,893)     290,611    462,846
Investing activities:
(Issuance of) payment
 from note receivable
 from stockholder.......           --      8,981         --         --         --           --           --         --
Increase in investments
 and restricted cash....           --         --         --         --         --           --           --         --
Increase in accounts
 receivable--
 stockholder............           --         --         --         --         --           --           --         --
Proceeds from sale on
 property and
 equipment..............        1,206         --         --      7,234     10,750           --           --        500
Purchases of property
 and equipment..........     (586,784)  (296,936)   (27,582)  (204,857)  (163,107)  (1,521,202)    (932,208)  (418,083)
Acquisition of
 intangible assets......           --         --         --     (2,202)        --      (90,002)    (625,530)  (235,985)
Acquisition of business,
 net of cash............   (1,971,356)        --         --         --   (124,557)    (168,988)          --         --
                          -----------  ---------  ---------  ---------  ---------  -----------  -----------  ---------
Net cash used in
 investing activities...   (2,556,934)  (287,955)   (27,582)  (199,825)  (276,914)  (1,780,192)  (1,557,738)  (653,568)
Financing activities:
Principal payments on
 capital lease..........           --         --         --       (260)   (23,030)    (464,275)          --    (65,167)
Deferred financing
 fees...................      (12,715)        --         --         --         --           --           --         --
Distributions of
 capital................           --         --         --         --         --           --           --         --
Distributions to
 stockholder............           --         --    (62,730)  (258,799)        --           --           --         --
Net proceeds
 (repayments) from
 borrowings.............    1,980,000    131,586         --   (102,259)   260,573    3,056,730    1,274,627    260,577
Proceeds from sale of
 stock and capital
 contributions..........      299,995         --         --         --         --      116,927           --         --
Increase (decrease) in
 due to / from
 stockholders...........           --         --         --         --         --           --           --         --
Net advances from (to)
 related parties........     (384,698)   110,059    (40,812)        --         --     (195,185)      (7,500)        --
                          -----------  ---------  ---------  ---------  ---------  -----------  -----------  ---------
Net cash provided by
 (used in) financing
 activities.............    1,882,582    241,645   (103,542)  (361,318)   237,543    2,514,197    1,267,127    195,410
                          -----------  ---------  ---------  ---------  ---------  -----------  -----------  ---------
Net increase / decrease
 in cash and cash
 equivalents............       93,968     94,937    (12,663)   (54,650)        --       76,112           --      4,688
Cash and cash
 equivalents at
 beginning of year......       31,020      5,799     43,833     74,720         --      198,159           --     32,212
                          -----------  ---------  ---------  ---------  ---------  -----------  -----------  ---------
Cash and cash
 equivalents at end of
 year...................  $   124,988  $ 100,736  $  31,170  $  20,070  $      --  $   274,271  $        --  $  36,900
                          ===========  =========  =========  =========  =========  ===========  ===========  =========

A. The acquisition adjustments have been recorded to reflect the pro forma statement of cash flows as if the acquisition consummated during the year ended December 31, 1998 had been consummated at the beginning of the year. See the Notes to the Financial Statements of the individual ISPs included elsewhere herein for a more detailed analysis of the acquisitions.

                               ONEMAIN.COM, INC.
     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (cont'd)


                     Midwest   Internet                                                             Combined     Acquisition
Palm.Net    IAG     Internet   Soutions     FGI      Indynet   Lightspeed     JPS         TGF     Acquisitions  Adjustments A.
--------  --------  ---------  --------  ---------  ---------  ----------  ----------  ---------  ------------  --------------
$ 71,342  $(92,154) $ 403,418  $ 92,591  $(104,740) $ 122,438  $(517,411)  $ (911,860) $(191,766) $(6,230,896)     $(41,905)
  35,300    60,668    324,711   100,094    185,101    209,085    666,126      223,388    568,597    4,941,476       535,074
      --        --     (8,868)       --         --      3,649         --       38,271      4,279      118,423            --
      --        --         --        --         --         --         --           --         --           --            --
      --        --         --        --     (9,603)        --         --           --         --      (22,276)           --
      --        --         --        --      7,750         --         --           --         --        7,750            --
      --    21,864         --        --         --         --         --           --         --       21,864            --
      --        --         --        --         --         --         --           --         --       64,033            --
      --        --         --        --         --    195,000         --           --    127,384      322,384            --
      --        --         --        --         --     65,000     82,289       31,795         --      645,768            --
      --        --         --        --         --         --         --           --         --    3,340,678            --
      --        --         --        --         --         --         --           --         --      108,915            --
      --        --         --        --         --         --         --           --         --       60,000            --
   2,540   (59,514)  (133,706)   (5,636)      (423)  (149,816)   (83,640)    (301,351)  (320,589)  (1,834,604)     (493,169)
      --        --         --        --    (49,280)        --         --      (13,500)        --     (115,415)           --
  (2,440)       --         --        --     (9,987)        --     (2,145)    (219,592)        --     (358,226)           --
      --        --         --        --         --         --         --           --         --       (5,501)           --
      --    (8,257)    (6,640)    1,399     (3,118)    (1,591)    (1,946)          --     14,758         (934)           --
     761   138,237     49,322    23,837     60,664     45,499     56,188     (160,481)  (317,850)     263,587            --
      --        --         --        --         --         --         --     (172,180)        --     (172,180)           --
      --        --         --        --         --         --         --           --       ----           --            --
      --        --    (16,196)   37,058    (2,594)         --    (64,321)     392,182    105,599      751,975            --
      --        --         --        --         --         --         --           --         --       59,969            --
      --        --         --        --         --         --     60,034           --     50,605      110,639            --
  22,821    23,258    (14,525)  (12,218)   152,898         --     79,078    3,852,757    119,543    4,513,817            --
      --        --         --        --         --         --         --           --         --       53,950            --
      --        --         --    25,631         --    (13,774)        --           --         --       (4,643)           --
--------  --------  ---------  --------  ---------  ---------  ---------   ----------  ---------  -----------      --------
 130,324    84,102    597,516   262,756    226,668    475,490    274,252    2,759,429    160,560    6,640,553            --
      --        --         --        --         --         --         --           --         --        8,981            --
      --        --         --        --         --         --         --     (627,282)        --     (627,282)           --
      --    (5,000)        --        --         --         --         --           --         --       (5,000)           --
      --        --      9,504                2,630     41,596         --           --      4,892       78,312            --
 (72,367)  (38,649)   (84,444) (152,916)  (216,931)  (323,303)  (700,323)    (912,038)  (260,317)  (6,912,047)           --
      --        --         --  (120,000)   (55,397)        --         --           --         --   (1,129,116)           --
      --        --    (14,960)       --         --    (23,844)        --           --         --   (2,303,705)           --
--------  --------  ---------  --------  ---------  ---------  ---------   ----------  ---------  -----------      --------
 (72,367)  (43,649)   (89,900) (272,916)  (269,698)  (305,551)  (700,323)  (1,539,320)  (255,425) (10,889,857)           --
      --   (34,670)  (169,046)  (19,103)        --         --         --           --   (486,589)  (1,262,140)           --
      --        --         --        --         --         --         --           --         --      (12,715)           --
      --        --         --   (40,000)        --         --         --           --         --      (40,000)           --
      --        --         --        --         --   (166,528)        --           --         --     (488,057)           --
      --    (6,231)  (208,404)   84,157    (25,227)     9,405         --           --         --    6,715,534            --
      --        --         --        --     60,500         --    430,689          131    530,000    1,438,242            --
 (57,811)       --         --        --         --         --         --           --    250,000      192,189            --
      --        --    (90,778)       --         --         --         --     (108,472)        --     (717,386)           --
--------  --------  ---------  --------  ---------  ---------  ---------   ----------  ---------  -----------      --------
 (57,811)  (40,901)  (468,228)   25,054     35,273   (157,123)   430,689     (108,341)   293,411    5,825,667            --
--------  --------  ---------  --------  ---------  ---------  ---------   ----------  ---------  -----------      --------
     146      (448)    39,388    14,894     (7,757)    12,816      4,618    1,111,768    198,546    1,576,363            --
  15,476    23,802     40,962    15,977     74,698      9,623     55,863      767,890     11,331    1,401,365            --
--------  --------  ---------  --------  ---------  ---------  ---------   ----------  ---------  -----------      --------
$ 15,622  $ 23,354  $  80,350  $ 30,871  $  66,941  $  22,439  $  60,481   $1,879,658  $ 209,877  $ 2,977,728      $     --
========  ========  =========  ========  =========  =========  =========   ==========  =========  ===========      ========
              Combined
          Acquisitions With
             Acquisition
                Total
          -----------------
            $ (6,272,801)
               5,476,550
                 118,423
                      --
                 (22,276)
                   7,750
                  21,864
                  64,033
                 322,384
                 645,768
               3,340,678
                 108,915
                  60,000
              (2,327,773)
                (115,415)
                (358,226)
                  (5,501)
                    (934)
                 263,587
                (172,180)
                      --
                 751,975
                  59,969
                 110,639
               4,513,817
                  53,950
                  (4,643)
          -----------------
               6,640,553
                   8,981
                (627,282)
                  (5,000)
                  78,312
              (6,912,047)
              (1,129,116)
              (2,303,705)
          -----------------
             (10,889,857)
              (1,262,140)
                 (12,715)
                 (40,000)
                (488,057)
               6,715,534
               1,438,242
                 192,189
                (717,386)
          -----------------
               5,825,667
          -----------------
               1,576,363
               1,401,365
          -----------------
            $  2,977,728
          =================

                               ONEMAIN.COM, INC.

NOTE 8 - UNAUDITED PRO FORMA COMBINED STATEMENT OF CASH FLOWS      TRANSACTION
ADJUSTMENTS.

  The following table summarizes unaudited pro forma combined statement of cash flows transaction adjustments for the year ended December 31, 1998.

                                                                                                  Transaction
                              (a)           (b)        (c)       (d)         (e)         (f)      Adjustments
                          ------------  ------------ ------- -----------  ----------  ----------  -----------
Operating activities:
Net (loss) income.......  $ (2,376,859) (77,909,682) 880,393  10,400,900  (1,326,877)  3,340,678  (66,991,447)
Adjustments to reconcile
 net (loss) income to
 net cash (used in)
 provided by operating
 activities:
 Depreciation and
  amortization..........            --    77,909,682      --          --          --          --   77,909,682
 (Gain) loss on sale or
  disposal of
  equipment.............            --            --      --          --          --          --           --
 Deferred operating
  costs.................            --            --      --          --          --          --           --
 Deferred taxes
  provision (benefit)...            --            --      -- (10,400,900)         --          --  (10,400,900)
 Accretion of interest
  expense...............            --            --      --          --          --          --           --
 Accrued interest.......            --            --      --          --          --          --           --
 Amortization of debt
  discount..............            --            --      --          --          --          --           --
 Accounts receivable
  direct write-off......            --            --      --          --          --          --           --
 Provision for doubtful
  accounts..............            --            --      --          --          --          --           --
 Stock appreciation
  expense (benefit).....            --            --      --          --          --  (3,340,678)  (3,340,678)
 Debt conversion
  expense...............            --            --      --          --          --          --           --
 Employee stock
  compensation
  expense...............            --            --      --          --          --          --           --
 Changes in operating
  assets and
  liabilities:
   Account receivable...            --            --      --          --          --          --           --
   Inventory............            --            --      --          --          --          --           --
   Prepaid expenses.....            --            --      --          --          --          --           --
   Equity in loss of
   MoCom................            --            --      --          --          --          --           --
   Other assets.........            --            --      --          --          --          --           --
   Accounts payable.....            --            --      --          --          --          --           --
   Lease and other
   deposits.............            --            --      --          --          --          --           --
   Accrued expenses.....            --            --      --          --          --          --           --
   Cash overdraft.......            --            --      --          --          --          --           --
   Customer advances....            --            --      --          --          --          --           --
   Unearned / deferred
   revenues.............            --            --      --          --          --          --           --
   Income tax payable...            --            --      --          --          --          --           --
   Other liabilities....            --            --      --          --          --          --           --
                          ------------  ------------ ------- -----------  ----------  ----------  -----------
Net cash (used in)
 provided by operating
 activities.............    (2,376,859)           -- 880,393          --  (1,326,877)         --   (2,823,343)
Investing activities:
(Issuance of) payment
 from note receivable
 from stockholder.......            --            --      --          --          --          --           --
Increase in investments
 and restricted cash....            --            --      --          --          --          --           --
Increase in accounts
 receivable--
 stockholder............            --            --      --          --          --          --           --
Proceeds from sale on
 property and
 equipment..............            --            --      --          --          --          --           --
Purchases of property
 and equipment..........            --            --      --          --          --          --           --
Acquisition of
 intangible assets......            --            --      --          --          --          --           --
Acquisition of business,
 net of cash............            --            --      --          --          --          --           --
                          ------------  ------------ ------- -----------  ----------  ----------  -----------
Net cash used in
 investing activities...            --            --      --          --          --          --           --
Financing activities:
Principal payments on
 capital lease..........            --            --      --          --          --          --           --
Deferred financing
 fees...................            --            --      --          --          --          --           --
Distributions of
 capital................            --            --      --          --          --          --           --
Distributions to
 stockholder............            --            --      --          --          --          --           --
Net proceeds
 (repayments) from
 borrowings.............            --            --      --          --          --          --           --
Proceeds from sale of
 stock and capital
 contributions..........            --            --      --          --          --          --           --
Increase (decrease) in
 due to / from
 stockholders...........            --            --      --          --          --          --           --
Net advances from (to)
 related parties........            --            --      --          --          --          --           --
Net cash provided by
 financing activities...            --            --      --          --          --          --           --
                          ------------  ------------ ------- -----------  ----------  ----------  -----------
Net increase / decrease
 in cash and cash
 equivalents............    (2,376,859)           -- 880,393          --  (1,326,877)         --   (2,823,343)
                          ------------  ------------ ------- -----------  ----------  ----------  -----------
Cash and cash
 equivalents at
 beginning of year......            --            --      --          --          --          --           --
                          ------------  ------------ ------- -----------  ----------  ----------  -----------
Cash and cash
 equivalents at end of
 year...................    (2,376,859)           -- 880,393          --  (1,326,877)         --   (2,823,343)
                          ============  ============ ======= ===========  ==========  ==========  ===========

                               ONEMAIN.COM, INC.

(a) Reflects the increase in salaries to the owners of the ISPs as per the employment agreements that each of the owners entered into with the Company upon consummation of the Transactions.
(b) Reflects the amortization of goodwill and customer lists to be recorded as a result of these Transactions over a 3-year estimated life for goodwill related to the ISPs.
(c) Reflects the reduction in non-recurring interest expense resulting from the payment of outstanding debt or debt not assumed by the Company.
(d) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating to the other statements of operations' adjustments and for income taxes on S Corporation income, assuming a corporate income tax rate of 40% and the non-deductibility of goodwill.
(e) Reflects (i) an increase associated with the Company for additional compensation expense to the Company's new corporate management and (ii) the estimated costs associated with a public entity.
(f) Reflects an increase/(decrease) of compensation expense related to United States Internet's stock appreciation rights which terminated under the terms of the agreement upon the change in control. Such information is considered necessary to realistically assess the impact of the combination.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of OneMain.com, Inc.

  We have audited the accompanying balance sheet of OneMain.com, Inc. as of December 31, 1998, and the related statements of operations, stockholders' deficit, and cash flows for the period from August 19, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OneMain.com, Inc. at December 31, 1998 and the results of its operations and its cash flows for the period from August 19, 1998 (inception) to December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
February 25, 1999

                               ONEMAIN.COM, INC.

                                 BALANCE SHEET

                                                                   December 31,
                                                                       1998
                                                                   ------------
                              Assets
Cash..............................................................  $  171,516
Deferred offering costs...........................................   6,158,677
                                                                    ----------
   Total current assets...........................................  $6,330,193
                                                                    ==========
              Liabilities and Stockholders' Deficit
Accrued professional fees.........................................  $6,276,503
Other accrued expenses............................................     272,038
Note payable -- stockholder.......................................     500,000
                                                                    ----------
   Total current liabilities......................................   7,048,541
Stockholders' deficit:
 Preferred stock, $0.001 par value; 10,000,000 shares authorized,
  no shares issued and outstanding................................          --
 Common stock, $0.001 par value; 100,000,000 shares authorized,
  4,782,500 shares issued and outstanding.........................       4,783
 Additional paid-in capital.......................................      53,042
 Accumulated deficit..............................................    (764,673)
 Stock subscription receivable....................................     (11,500)
                                                                    ----------
   Total stockholders' deficit....................................    (718,348)
                                                                    ----------
   Total liabilities and stockholders' deficit....................  $6,330,193
                                                                    ==========



                            See accompanying notes.

                               ONEMAIN.COM, INC.

                            STATEMENT OF OPERATIONS

                                                               For the period
                                                               August 19, 1998
                                                                 (inception)
                                                               to December 31,
                                                                    1998
                                                               ---------------
Costs and Expenses:
Selling, general and administrative expenses..................   $  761,074
                                                                 ----------
Loss from operations..........................................     (761,074)
Other income (expense):
Interest income...............................................          329
Interest expense..............................................       (3,928)
                                                                 ----------
Net other expense.............................................       (3,599)
                                                                 ----------
Net loss......................................................   $ (764,673)
                                                                 ==========
Basic and diluted net loss per share..........................   $   (16.38)
                                                                 ==========
Shares used in the calculation of basic and diluted net loss
 per share....................................................   $4,668,396
                                                                 ==========





                            See accompanying notes.

                               ONEMAIN.COM, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                            Common Stock
                                           Additional                Stock         Total
                                            Paid-in   Accumulated Subscription Stockholders'
                           Shares   Amount  Capital     Deficit    Receivable     Equity
                          --------- ------ ---------- ----------- ------------ -------------
Balance at August 19,
 1998 (inception).......         -- $   --  $    --    $      --    $     --     $      --
Net loss................         --     --       --     (764,673)         --      (764,673)
Issuance of common
 stock..................  4,782,500  4,783   52,242           --    ( 11,500)       45,525
Issuance of common stock
 for services...........         --     --      800           --          --           800
                          --------- ------  -------    ---------    --------     ---------
Balance at December 31,
 1998...................  4,782,500 $4,783  $53,042    $(764,673)   $(11,500)    $(718,348)
                          ========= ======  =======    =========    ========     =========



                            See accompanying notes.

                               ONEMAIN.COM, INC.

                            STATEMENT OF CASH FLOWS

                                                                For the period
                                                                August 19, 1998
                                                                  (inception)
                                                                to December 31,
                                                                     1998
                                                                ---------------
Operating activities:
 Net loss......................................................   $  (764,673)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
   Changes in operating assets and liabilities:
     Deferred offering costs...................................    (6,158,677)
     Accrued expenses..........................................     6,549,341
                                                                  -----------
Net cash used in operating activities..........................      (374,009)
Investing activities...........................................            --
Financing activities:
Proceeds from note payable -- stockholder......................       500,000
Issuance of common stock.......................................        45,525
                                                                  -----------
Net cash provided by financing activities......................       545,525
Net increase in cash...........................................       171,516
Cash at beginning of period....................................           --
                                                                  -----------
Cash at end of period..........................................   $   171,516
                                                                  ===========


                            See accompanying notes.

                               ONEMAIN.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Organization

  OneMain.com, Inc., a Delaware corporation (the "Company") was founded in August 1998 for the purpose of acquiring existing Internet service providers ("ISPs") serving individuals and businesses located predominantly outside of large metropolitan areas. The Company intends to acquire, in separate transactions, either the stock or assets of 17 ISPs (the "Transactions") simultaneously upon the closing of an initial public offering (the "IPO") of its common stock and, subsequent to the IPO, continue to acquire through merger or purchase similar companies to expand its national operations.

  The Company plans to consummate the Transactions in accordance with acquisition agreements negotiated with the current owners of each of the ISPs. The Transactions will be financed through the cash proceeds from the IPO or through a combination of cash and common stock of the ISPs. The combined purchase price payable by the Company consists of approximately $71.8 million in cash and 7,133,200 shares of common stock. See Note 5.

  The Company has conducted activities to date which have related to the IPO and the Transactions. Operating expenses subsequent to inception consist primarily of the salary and related travel costs of the Company's employees and certain professional services. Such costs have been expensed. As of December 31, 1998, approximately $6,159,000 in professional fees had been incurred in connection with the IPO, and the Company has capitalized these costs as Deferred Offering Costs. These costs include legal and accounting fees which will be offset against the proceeds of the IPO at closing. The Company is dependent upon the IPO to execute the pending Transactions. There is no assurance that the pending Transactions discussed will be completed or that the Company will be able to generate future operating revenues.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Fair Value of Financial Instruments

  The Company considers the recorded costs of its financial assets and liabilities, which consist primarily of cash, deferred charges, and accrued expenses to approximate the fair value of the respective assets and liabilities.

                               ONEMAIN.COM, INC.

2. Summary of Significant Accounting Policies (continued)

 Property and Equipment
  Equipment and software are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of three to five years.

 Customer List
  The cost of customer lists acquired are being amortized over three years using the straight line method.

 Goodwill
  Goodwill, which represents the cost in excess of the fair market value of identifiable net assets acquired, is being amortized using the straight-line method over three years.

 Impairment of Long-Lived Assets
  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for Impairment of Long-Lived Assets to Disposed of. The Company has determined there has been no impairment to the carrying values of such assets since inception.

 Revenue Recognition
  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

  Other revenues include network installation, maintenance and consulting services. These services are provided on a time-and-material basis and revenue is recognized based upon time (at established rates) and other direct costs as incurred.

 Bartered Services
  The Company participates in bartered services transactions with certain radio stations, computer retailers and subscribers. In exchange for free Internet service from the Company, radio stations provide advertising and computer retailers demo and refer computer buyers to the Company for Internet access service. In addition, the Company's subscribers can participate in a referral program in which they can earn free service up to one year and or cash, for making valid referrals of the Company's Internet access service. These transactions are recognized by the Company as Internet access revenues and selling and administrative expense in equal amounts at the fair value of Internet access services provided by the Company.

 Cost of Revenues
  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also includes fees paid for lease of the

                               ONEMAIN.COM, INC.

2. Summary of Significant Accounting Policies (continued)

Company's backbone, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Stock-Based Compensation

  Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"). Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting has been applied. The Company will provide pro forma disclosures of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

 Income Taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Financial Standards No. 109, Accounting for Income Taxes (SFAS 109). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

 Earnings per Share

  Basic earnings per share excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if outstanding stock options were exercised. Diluted earning per share is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period plus the incremental shares that would have been outstanding upon the assumed exercise of dilutive stock options.

 Recent Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.130, ("SFAS No. 130"), "Reporting Comprehensive Income" which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the

                               ONEMAIN.COM, INC.

2. Summary of Significant Accounting Polices (continued)

financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosures about Segments of an Enterprise and Related Information", which is required to be adopted for the period ended December 31, 1998. SFAS No. 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. The disclosure for segment information on the financial statements is not expected to be material.

  In March 1998, AcSEC issued Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed For or Obtained For Internal Use. SOP 98-1 is effective for the Company beginning January 1, 1999. SOP 98-1 will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal use. The Company currently capitalizes costs related to software developed for internal use. The Company has not evaluated whether the pronouncement will have an impact on the Company's existing capitalization policy for internal-use software.

3. Stockholders' Equity

 Common Stock

  In connection with the organization and initial capitalization on August 19, 1998, the Company issued 4,552,500 shares of Common Stock ("Common Stock"), at $0.001 per share. The Company has subsequently issued 230,000 shares at $0.05 per share to members of senior management. The Company believes the consideration received for each of the issuances approximated fair market value of the Company's Common Stock at the respective dates.

 1999 Stock and Incentive Plan

  The Company's Board of Directors has adopted, and the Company's stockholders have approved, the Company's 1999 Stock and Incentive Plan (the "Plan").

 1999 Employee Stock Purchase Plan

  The Company's Board of Directors has adopted, and the Company's stockholders have approved the 1999 Employee Stock Purchase Plan.

                               ONEMAIN.COM, INC.

4. Income Taxes

  The tax effects of temporary differences that give rise to significant portions of potential deferred tax assets and deferred tax liabilities are presented below as of December 31, 1998:

     Net operating losses........................................... $ 305,900
                                                                     ---------
     Total deferred tax assets......................................   305,900
     Valuation allowance............................................  (305,900)
                                                                     ---------
     Net deferred tax asset......................................... $     --
                                                                     =========

  The Company is in a net deferred tax asset position at December 31, 1998. However, as a newly formed organization, future profits are not certain. As such, the Company has established a valuation reserve for the entire amount of the net deferred tax asset.

5. Transactions

  The Company plans to consummate the Transactions in accordance with acquisition agreements negotiated with the current owners of each of the ISPs. The Transactions will be financed through the cash proceeds from the IPO or through a combination of cash and common stock of OneMain.com. The combined purchase price payable by the Company consists of approximately $71.8 million in cash and 7,133,200 shares of common stock.

  The following table reflects the consideration to be paid in cash and shares of common stock, the preliminary allocation of the consideration to net assets acquired and resulting excess of purchase price over net assets acquired as of December 31, 1998, using an estimated fair value of $19.80 per share which represents a discount of 10% from the IPO price of $22.00 per share.

                                       Shares of     Value of       Total      Net Assets   Intangible
                             Cash     Common Stock    Shares    Consideration   Acquired      Assets      Goodwill
                          ----------- ------------ ------------ ------------- ------------  ----------- ------------
SuperNet................  $ 6,882,352    688,236   $ 13,627,073 $ 20,509,425  $    304,875  $ 5,787,500 $ 14,417,050
SunLink.................    1,084,257    214,240      4,241,952    5,326,209      (635,923)   2,124,250    3,837,882
LebaNet.................      210,336     21,034        416,473      626,809        20,421       58,250      548,138
SouthWind...............    2,062,200    207,500      4,108,500    6,170,700      (660,130)   2,821,750    4,009,080
Horizon.................    1,052,228    136,500      2,702,700    3,754,928      (729,575)   1,815,250    2,669,253
United States Internet..   12,599,081  1,226,414     24,282,997   36,882,078      (947,358)   8,822,250   29,007,186
IPA.....................    7,500,000    400,000      7,920,000   15,420,000     1,163,233    6,045,750    8,211,017
ZoomNet.................    2,693,032    200,850      3,976,830    6,669,862      (552,298)   3,230,250    3,991,910
Palm.Net................    1,478,324     15,310        303,138    1,781,462      (307,847)   1,334,250      755,059
IAG.....................    1,084,580    156,550      3,099,690    4,184,270      (696,890)   1,232,750    3,648,410
Midwest Internet........    3,455,370    577,234     11,429,233   14,884,603      (940,277)   5,395,250   10,429,630
Internet Solutions......    1,539,912    101,322      2,006,176    3,546,088       456,000    1,359,250    1,730,838
FGI.....................    2,441,725    244,173      4,834,625    7,276,350      (690,155)   2,507,750    5,458,755
Indynet.................    3,732,885    390,008      7,722,158   11,455,043    (1,108,950)   4,528,500    8,035,493
Lightspeed..............    6,712,957    548,400     10,858,320   17,571,277      (699,710)   3,918,000   14,352,987
JPS.....................    9,987,054    995,429     19,709,494   29,696,548   (11,912,589)  25,184,000   16,425,137
TGF.....................    7,300,000  1,010,000     19,998,000   27,298,000    (2,738,222)   6,797,250   23,238,972
                          -----------  ---------   ------------ ------------  ------------  ----------- ------------
Total...................  $71,816,293  7,133,200   $141,237,359 $213,053,652  $(20,675,395) $82,962,250 $150,766,797
                          ===========  =========   ============ ============  ============  =========== ============

                               ONEMAIN.COM, INC.

5. Transactions (continued)

  The purchase price will be preliminary allocated to the Company's historical assets and liabilities based on their respective carrying values, as these carrying values are deemed to represent fair market value of the assets acquired and liabilities assumed. Additionally, adjustments have been made for assets not acquired, debt and other liabilities not assumed and for the establishment of a deferred income tax liability and related asset resulting from the Transactions for purposes of determining the excess of the purchase price over the fair value of the net assets acquired. The allocation of the purchase price is considered preliminary until such time as the closing of the IPO and consummation of the Transactions. The Company does not expect the final allocation of the purchase price will differ significantly from that presented herein. The individual acquisition agreements provide for contingent consideration payments but the contingent payments have not been reflected since they cannot be determined at this time.

6. Related Party Transactions

  On November 25, 1998, the Company issued a promissory note to one of its founders in exchange for a loan in the amount of $500,000, the proceeds of which will be used to pay certain of the costs of the IPO and the Transactions. The note bears interest at the prime rate (7.75% at December 31, 1998) and is payable at the earlier of (i) demand by the note holder, (ii) the completion of an IPO or (iii) the sale of the Company, as defined.

  On February 4, 1999, the Company issued another promissory note to the same individual above in exchange for a loan in the amount of $500,000, the proceeds of which will be used to pay certain of the costs of the IPO and the Transactions. The note bears interest at the prime rate (7.75% at December 31, 1998) and is payable at the earlier of (i) demand by the note holder, (ii) the completion of an IPO, or (iii) the sale of the Company, as defined.

7. Subsequent Event

  In January 1999, the Company issued 100,000 shares of Common Stock to an employee at $0.05 per share. The Company anticipates that it will recognize a non-cash compensation charge currently estimated to be approximately $1.9 million in the first quarter of 1999 resulting from this issuance.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of
D&E SuperNet, Inc.


  We have audited the accompanying balance sheets of D&E SuperNet, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D&E SuperNet, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, the Company's working capital deficiency and compliance with debt covenants raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The 1998 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 21, 1999

                               D&E SUPERNET, INC.

                                 BALANCE SHEETS

                                                              December 31,
                                                          ---------------------
                                                            1997        1998
                                                          ---------  ----------
                         Assets
Current assets:
 Cash.................................................... $  31,020  $  124,988
 Accounts receivable.....................................    27,536      92,059
 Inventory...............................................    14,058      18,484
 Prepaid expenses........................................     6,444      45,615
                                                          ---------  ----------
   Total current assets..................................    79,058     281,146
Property and equipment, net..............................   677,382   1,263,830
Deferred taxes...........................................        --      19,875
Intangible assets, net...................................     4,528   1,981,922
Other assets.............................................     6,279      13,492
                                                          ---------  ----------
   Total assets.......................................... $ 767,247  $3,560,265
                                                          =========  ==========
                 Liabilities and Equity
Current liabilities:
 Accounts payable--trade................................. $  12,937  $   76,997
 Accounts payable--affiliates............................    63,308     172,520
 Accrued expenses........................................    60,174     142,338
 Unearned revenues.......................................        --     391,836
 Line of credit payable to affiliate.....................   584,698          --
 Current portion of long-term debt.......................        --     288,080
                                                          ---------  ----------
   Total current liabilities.............................   721,117   1,071,771
Long term debt...........................................        --   1,691,920
Note payable to affiliate................................        --     200,000
Equity:
Partners' capital:
 Contributed capital.....................................   244,818          --
 Accumulated losses......................................  (198,688)         --
                                                          ---------  ----------
   Total partners' capital...............................    46,130          --
                                                          ---------  ----------
Stockholders' equity:
 Common stock, 1,000 no par value shares authorized, 200
  shares issued and outstanding..........................        --     484,115
 Retained earnings.......................................        --     112,459
                                                          ---------  ----------
   Total stockholders' equity............................        --     596,574
                                                          ---------  ----------
   Total equity..........................................    46,130     596,574
                                                          ---------  ----------
   Total liabilities and equity.......................... $ 767,247  $3,560,265
                                                          =========  ==========


                            See accompanying notes.

                               D&E SUPERNET, INC.

                            STATEMENTS OF OPERATIONS

                                                Year ended December 31,
                                             --------------------------------
                                               1996       1997        1998
                                             --------  ----------  ----------
Revenues:
 Access revenues............................ $617,620  $1,489,596  $3,623,740
 Other revenues.............................  223,917     259,611     323,064
                                             --------  ----------  ----------
   Total revenues...........................  841,537   1,749,207   3,946,804
Costs and expenses:
 Costs of access revenues...................  381,571     491,577   1,296,020
 Costs of other revenues....................   61,787     155,505     169,774
 Operations and customer support............   85,028     322,324     541,786
 Sales and marketing........................  168,912     328,185     612,753
 General and administrative.................  106,667     179,377     604,457
 Depreciation...............................   48,121     154,952     191,720
 Amortization...............................      480         550      73,744
                                             --------  ----------  ----------
   Total costs and expenses.................  852,566   1,632,470   3,490,254
                                             --------  ----------  ----------
(Loss) income from operations...............  (11,029)    116,737     456,550
Other expenses:
 Interest expense...........................  (36,881)    (56,941)    (99,046)
 Other expenses, net........................   (1,016)    (13,223)    (52,070)
                                             --------  ----------  ----------
                                              (37,897)    (70,164)   (151,116)
                                             --------  ----------  ----------
(Loss) income before taxes..................  (48,926)     46,573     305,434
Income tax provision........................                           54,985
                                             --------  ----------  ----------
Net (loss) income........................... $(48,926) $   46,573  $  250,449
                                             ========  ==========  ==========
Pro forma income taxes (Note 2).............       --          --      70,057
                                             --------  ----------  ----------
Pro forma net (loss) income................. $(48,926) $   46,573  $  180,392
                                             ========  ==========  ==========
Net (loss) income allocated to partners'
 capital.................................... $(48,926) $   46,573  $  137,990
                                             ========  ==========  ==========
Net income allocated to stockholders'
 equity..................................... $     --  $       --  $  112,459
                                             ========  ==========  ==========


                            See accompanying notes.

                               D&E SUPERNET, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                        Accumulated
                            Contributed  (Losses)    Common  Retained  Total
                              Capital     Income     Stock   Earnings  Equity
                            ----------- ----------- -------- -------- --------
Balance at December 31,
 1996.....................   $ 244,818   $(245,261) $     -- $     -- $   (443)
 Net income...............          --      46,573        --       --   46,573
                             ---------   ---------  -------- -------- --------
Balance at December 31,
 1997.....................     244,818    (198,688)       --       --   46,130
 Contributed capital......     299,995          --        --       --  299,995
 Net income from January
  1, 1998 to September 3,
  1998....................          --     137,990        --       --  137,990
                             ---------   ---------  -------- -------- --------
Balance at September 3,
 1998.....................     544,813     (60,698)       --       --  484,115
 Conversion to
  corporation.............    (544,813)     60,698   484,115       --       --
 Net income from September
  4, 1998 to December 31,
  1998....................          --          --        --  112,459  112,459
                             ---------   ---------  -------- -------- --------
Balance at December 31,
 1998.....................   $      --   $      --  $484,115 $112,459 $596,574
                             =========   =========  ======== ======== ========



                            See accompanying notes.

                               D&E SUPERNET, INC.

                            STATEMENTS OF CASH FLOWS

                                                 Year ended December 31,
                                             ---------------------------------
                                               1996       1997        1998
                                             ---------  ---------  -----------
Operating activities
Net (loss) income..........................  $ (48,926) $  46,573  $   250,449
Adjustments to reconcile net (loss) income
 to net cash provided by operating
 activities:
 Depreciation and amortization.............     48,601    155,502      265,464
 Loss on sale or disposal of equipment.....      1,016     13,223       52,070
 Deferred taxes provision..................         --         --      (19,875)
 Changes in operating assets and
  liabilities after impact of acquired
  businesses:
   Accounts receivable.....................    (20,623)    26,673       31,307
   Inventory...............................     (6,769)    (2,881)      (4,426)
   Prepaid expenses........................    (13,608)    12,571      (19,936)
   Other assets............................         --     (6,279)       5,632
   Accounts payable--trade and affiliates..    124,242    (87,230)     144,636
   Accrued expenses........................     11,566     48,608       82,164
   Unearned revenues.......................      1,890     (1,890)     (19,165)
                                             ---------  ---------  -----------
Net cash provided by operating activities..     97,389    204,870      768,320
Investing activities
Purchases of property and equipment........   (354,538)  (407,958)    (586,784)
Proceeds from sale of property and
 equipment.................................         --     45,574        1,206
Acquisition of business, net of cash
 acquired..................................         --         --   (1,971,356)
Other......................................     (2,828)        --           --
                                             ---------  ---------  -----------
Net cash used in investing activities......   (357,366)  (362,384)  (2,556,934)
Financing activities
Net proceeds (payments) under line of
 credit payable to affiliate...............    180,000    164,698     (384,698)
Proceeds from issuance of long-term debt...         --         --    1,980,000
Deferred financing fees....................         --         --      (12,715)
Capital contributions......................    100,000         --      299,995
                                             ---------  ---------  -----------
Net cash provided by financing activities..    280,000    164,698    1,882,582
                                             ---------  ---------  -----------
Net increase in cash.......................     20,023      7,184       93,968
Cash at beginning of year..................      3,813     23,836       31,020
                                             ---------  ---------  -----------
Cash at end of year........................  $  23,836  $  31,020  $   124,988
                                             =========  =========  ===========
Supplemental cash flow information
Cash paid for interest.....................  $  34,402  $  55,746  $    79,146
                                             =========  =========  ===========


                            See accompanying notes.

                               D&E SUPERNET, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1998

1. Organization

  D&E SuperNet, Inc. (the "Company") is a regional provider of Internet access. The Company was originally organized as general partnership (the "Partnership") on June 22, 1995 by D&E Marketing, Inc. (50%) and SuperNet Interactive Services, Inc. (50%) and began marketing services in July of the same year. The partners shared equally in profits and losses.

  On September 4, 1998, D&E SuperNet converted from a partnership to a corporation. The holders of partnership interests were issued shares of common stock, having no par value, of the Company, representing the same percentage of equity interest in the Company as they had in the Partnership. For financial accounting purposes, the conversion to corporate form has been treated as a reorganization, with the assets and liabilities recorded at their historical costs. In addition, the Company recognized a net deferred income tax liability for temporary differences in accordance with Statement of Financial Accounting Standard No. 109 ("Statement No. 109"), Accounting for Income Taxes, which resulted in a one-time charge to earnings of $13,250 in 1998 (see Note 10).

  The Company's targeted market is Pennsylvania. The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Going Concern

  The accompanying financial statements have been presented in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has a significant working capital deficiency and is not in compliance with the Term Notes financial covenants. Further, the Company depends on the continuing financial support of an affiliate. Management believes that the actions presently being taken, as described below, and the intent of the Stockholders to fund the operations will provide the Company with sufficient funds to continue as a going concern. Such actions include, but are not limited to the short-term line of credit and revolving line of credit agreements entered into in 1998 (see Note 7), continued investment in its network

                               D&E SUPERNET, INC.

2. Summary of Significant Accounting Policies (continued)

infrastructure to increase its network efficiencies and capacity to serve additional subscribers and employing marketing strategies to increase its subscriber base. Further, management has obtained a waiver of the debt to net worth financial covenant for the year ended December 31, 1998, which it did not meet and has obtained an amendment revising this ratio from 3.0 to 1 to 4.0 to 1 for the three month periods ending March 31, 1999, June 30, 1999, September 30, 1999, and December 31, 1999. In addition, management believes that the demand line of credit from an affiliate will continue to be available throughout the next year.

  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications

  Certain prior year balances have been reclassified to conform to current year presentation.

 Property and Equipment

  Property, equipment, and software are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years.

 Inventory

  Inventory consists of purchased goods for resale and is stated at the lower of cost or market on the first-in, first-out (FIFO) method.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company has determined there has been no impairment to the carrying values of such assets since inception.

 Goodwill

  Goodwill, which represents the cost in excess of the fair market value of identifiable net assets acquired, is being amortized using the straight-line method over 10 years.

                               D&E SUPERNET, INC.

2. Summary of Significant Accounting Policies (continued)

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company defers recognizing revenue on advance payments and amortizes the unearned revenue amounts to revenue on a straight-line basis over the period in which the services are provided. No revenue is recognized during a subscriber cancellation period.

  Other revenues include network installation, maintenance, and consulting services. These services are provided on a time-and-material basis and revenue is recognized based upon time (at established rates) and other direct costs as incurred.

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's network infrastructure, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for operation and support services.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. For the years ended December 31, 1996, 1997, and 1998, advertising costs were $69,069, $123,940, and $267,938, respectively.

 Income Taxes

  For tax years prior to September 4, 1998, D&E Supernet operated as a partnership, and therefore was exempt from taxation under the partnership provisions of the Internal Revenue Code (the "Code"). Under the partnership provisions of the Code, the partners of the Partnership include their share of the Partnership's income on their personal income tax returns. Accordingly, the Partnership was not subject to Federal and state corporate income taxes during the period in which it was a partnership. The Company converted to a corporation on September 4, 1998, and became subject to Federal and state corporate income taxes.

  For periods prior to the revocation of its partnership status, the unaudited pro forma income tax information included in the statements of operations and
Note 10 is presented in accordance with Statement of Financial Accounting Financial Standards No. 109 (Statement No. 109), Accounting for Income Taxes, as if the Company had been subject to Federal and state income taxes for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 to September 3, 1998.

                               D&E SUPERNET, INC.

2. Summary of Significant Accounting Policies (continued)

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the accounts receivable approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain numerous vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from three sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as its network infrastructure grows, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

3. Property and Equipment

  Property and equipment consist of the following:

                                                              December 31,
                                                          ---------------------
                                                            1997        1998
                                                          ---------  ----------
   Computer equipment and software....................... $ 516,662  $1,265,832
   Office equipment......................................   357,142     357,142
                                                          ---------  ----------
                                                            873,804   1,622,974
   Less accumulated depreciation and amortization........  (196,422)   (359,144)
                                                          ---------  ----------
                                                          $ 677,382  $1,263,830
                                                          =========  ==========

                               D&E SUPERNET, INC.

4. Intangible Assets

  Intangible assets consist of the following:

                                                               December 31,
                                                            -------------------
                                                             1997       1998
                                                            -------  ----------
   Goodwill................................................ $    --  $1,991,268
   Other intangibles.......................................   5,728      63,620
                                                            -------  ----------
                                                              5,728   2,054,888
   Less accumulated amortization...........................  (1,200)    (72,966)
                                                            -------  ----------
                                                            $ 4,528  $1,981,922
                                                            =======  ==========

5. Acquisitions

  On June 10, 1998, the Company acquired substantially all of the assets of Cumberland Valley Network ("CVN"), a general partnership. At the date of the acquisition, the CVN partnership dissolved and all operations were continued under the D&E SuperNet name. CVN's results of operations since June 10, 1998 are included within the December 31, 1998 statement of operations of the Company. CVN's results of operation for the periods presented prior to the period ended June 10, 1998 are not included in the Company's results of operations.

  The Company, on December 1, 1998, acquired substantially all of the operating assets of Cyberia Communications, Inc. ("Cyberia"), a corporation. Cyberia's results of operations since December 1, 1998 are included within the December 31, 1998 statement of operations of the Company. Cyberia's results of operation for the periods presented prior to the period ended December 1, 1998 are not included in the Company's results of operations.

  The unaudited pro forma results of operations set forth below assumes the acquisition of CVN and Cyberia occurred at the beginning of the periods presented. Pro forma adjustments include increased amortization for the cost over net assets acquired and increased interest expense from debt incurred for the acquisitions. The unaudited pro forma information is provided for information purposes only and does not purport to be indicative of the Company's results of operations that would have been achieved had the acquisition and related financing transaction been completed for the periods presented, or results that may be obtained in the future.

                                                        Year ended December 31,
                                                        ------------------------
                                                           1997         1998
                                                        -----------  -----------
   Revenues............................................ $ 3,295,347  $ 5,268,930
                                                        ===========  ===========
   Net (loss) income................................... $   (68,418) $   240,475
                                                        ===========  ===========

  The acquisitions were accounted for under the purchase method of accounting; accordingly, assets acquired have been recorded at their estimated fair market values at the

                               D&E SUPERNET, INC.

5. Acquisitions (continued)

date of acquisition. Goodwill is being amortized over its estimated economic life of 10 years using the straight-line method.

  The CVN and Cyberia purchase prices of $1,050,000 and $921,356, respectively, have been preliminary allocated as follows:

                                                            CVN       Cyberia
                                                         ----------  ---------
   Accounts receivable.................................. $   73,594  $  22,236
   Prepaid expenses.....................................     19,235         --
   Property and equipment...............................     53,477    191,183
   Intangible assets....................................     50,000     10,000
   Goodwill.............................................  1,128,549    862,719
   Accounts payable.....................................         --    (28,636)
   Unearned revenues....................................   (274,855)  (136,146)
                                                         ----------  ---------
   Total purchase price................................. $1,050,000  $ 921,356
                                                         ==========  =========

6. Debt with Affiliated Parties

  At December 31, 1997, the Company had a short-term line of credit payable on demand with an affiliated company allowing for borrowings of up to $650,000. Borrowings against the line had an interest at the Wall Street Journal published prime rate of 8.50% at December 31, 1997. Borrowings outstanding against the line as of December 31, 1997 were $584,698.

  In conjunction with the Term Note dated June 30, 1998 discussed below, the Company retired the line of credit and created a note payable to an affiliate in the amount of $200,000. Principal payments on the note payable to an affiliate cannot be made until the earlier of full payment of the Term Note dated June 30, 1998 or June 29, 2002. The note payable to an affiliate bears a fixed interest rate of 12.5% and is subordinated to the Term Notes discussed below.

7. Long-Term Debt

  Long-term debt consists of the following:

                                                                  December 31,
                                                                 ---------------
                                                                 1997    1998
                                                                 ---- ----------
   Term Note dated June 30, 1998, monthly installments of
    interest only through June 30, 1999 at a rate of 7.80%.....  $--  $1,050,000
   Term Note dated December 31, 1998, monthly installments of
    interest only through June 30, 1999 at a rate of 7.80%.....   --     930,000
   Note payable to an affiliate (see Note 6), monthly
    installments of interest only payments at a rate of 12.5%..   --     200,000
                                                                 ---  ----------
   Total outstanding debt......................................  $--  $2,180,000
   Less: current maturities....................................   --     288,080
                                                                 ---  ----------
   Total outstanding debt......................................  $--  $1,891,920
                                                                 ===  ==========

                               D&E SUPERNET, INC.

7. Long-Term Debt (continued)

  The interest rate on the Term Note dated June 30, 1998 is fixed at 7.80% from June 1998 through June 2000. Beginning in July 2000, the interest rate will convert to a floating rate at the bank's commercial base rate. The term of the note is four years with a provision for interest only payments during the first twelve months. Beginning in the thirteenth month, the Company will pay 35 fixed principal monthly installments of $21,875 plus related interest. The balance of the note is due in a balloon payment on July 1, 2002.

  The interest rate on the Term Note dated December 31, 1998 is fixed at 7.80% from December 1998 through June 2000. Beginning in July 2000, the interest rate will convert to a floating rate at the bank's commercial base rate plus 1%. The term of the note is three and one half years with a provision for interest only payments during the first seven months. Beginning in the eighth month, the Company will pay 35 equal, monthly installments, with each such installment in an amount sufficient to amortize the outstanding principal balance based on the interest rate in effect on the Term Note on July 1, 1999. The balance of the note is due in a balloon payment on July 1, 2002.

  Principal payments on long-term debt are due as follows:

   1999.............................................................. $  288,080
   2000..............................................................    593,610
   2001..............................................................    618,440
   2002..............................................................    679,870
                                                                      ----------
                                                                      $2,180,000
                                                                      ==========

  The notes contain restrictive covenants and a cross default clause which require the Company, beginning December 31, 1998, to maintain certain financial ratios, the most restrictive of which is maintaining a cash flow to debt service ratio of at least 1.2 to 1 at the end of each fiscal quarter and a maximum debt to net worth ratio, as defined, of 3.0 to 1. The Company has obtained a waiver of the debt to net worth financial covenant for the year ended December 31, 1998, which it did not meet and has obtained an amendment revising this ratio from 3.0 to 1 to 4.0 to 1 for the three month periods ended March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999.
Thereafter, the Company must maintain a maximum debt to net worth ratio of 3.0 to 1.

8. Related Party Transactions

  The Company has various transactions with its Partners and affiliates. These transactions can be generally classified into the following categories:

  . Access services--the Company pays D&E Telephone Company for telephone services used to provide Internet access to its customers. During the years ended December 31, 1996, 1997, and 1998, telephone charges paid to D&E Telephone Company were $99,003, $87,276, and $124,184, respectively.

                               D&E SUPERNET, INC.

8. Related Party Transactions (continued)

  . Operations and customer support services--the Company pays D&E Marketing and SuperNet Interactive Services salaries, wages, and commissions for providing technical, selling, and marketing services to the Company. During the years ended December 31, 1996, 1997, and 1998, selling and marketing expenses paid to these affiliates were $377,608, $608,852, and $1,130,862, respectively.

  . General and administrative services--D&E TDS and D&E Marketing charge the Company for administrative support, rent, and billing services provided to the Company. During the years ended December 31, 1996, 1997, and 1998, total rent and billing services paid to these affiliates were $25,512, $29,700, and $72,745, respectively.

  Management believes that the overall amount of charges to the Company are reasonable and that the accompanying financial statements reflect all of the Company's costs of doing business.

9. Commitments

 Lease Commitments

  The Company leases office space and various office and computer equipment under noncancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes, and other expense. Rent expense for the years ended December 31, 1996, 1997, and 1998 was $17,208, $32,025, and $61,279, respectively.

  Minimum future lease payments under operating leases are summarized as follows:

                                                               December 31, 1998
                                                               -----------------
   1999.......................................................     $147,501
   2000.......................................................       74,820
   2001.......................................................        4,893
                                                                   --------
   Total minimum lease payments...............................     $227,214
                                                                   ========

10. Income Taxes

  In connection with the conversion to corporate form, the Company recognized a net deferred income tax liability for temporary differences in accordance with Statement No. 109, which resulted in a one-time charge to earnings of $13,250 in 1998. Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

  The Company's deferred tax asset as of December 31, 1998 was $19,875 related to differences resulting from the use of different methods of depreciation and amortization of property and equipment for financial statement and income tax reporting purposes.

                               D&E SUPERNET, INC.

10. Income Taxes (continued)

  Income tax provision for the period September 4, 1998 to December 31, 1998 was comprised of the following:

   Current expense.................................................... $ 74,860
   Deferred tax benefit...............................................  (19,875)
                                                                       --------
   Income tax provision............................................... $ 54,985
                                                                       ========

  A reconciliation between the amount of reported income taxes and the amount computed by multiplying the applicable statutory Federal income tax rate times the pre-tax income for the period September 4, 1998 to December 31, 1998 was as follows:

   Federal income taxes at statutory rates........................... $ 56,931
   State taxes.......................................................   11,080
   Deferred tax benefit recognized on conversion from partnership....  (13,250)
   Other.............................................................      224
                                                                      --------
   Income tax provision.............................................. $ 54,985
                                                                      ========

  No pro forma income tax provision or benefit is reflected for the years ended December 31, 1996 and 1997, as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation in 1996 and then taken the benefit in 1997. The pro forma income tax provision for the period from January 1, 1998 to September 3, 1998 has been recorded in an amount to reflect the Company's effective tax rate for the year of 41%.

11. Pending Transaction

  During 1998, the Company's stockholders entered into an agreement to sell their shares in the Company to OneMain.com, Inc. ("OneMain.com"). The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999, and the revenues for the Company for the period from April 1, 1998, through June 30, 1998, multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions as described in Note 8 will be amended upon consummation of the merger discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of
SunLink, Inc.

  We have audited the accompanying balance sheets of SunLink, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SunLink, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, the Company's working capital deficiency and losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 20, 1999

                                 SUNLINK, INC.

                                 BALANCE SHEETS

                                                                December 31,
                                                              -----------------
                                                                1997     1998
                                                              -------- --------
                           Assets
Current assets:
 Cash........................................................ $  5,799 $100,736
 Accounts receivable, net of allowance for doubtful accounts of $5,759 and $26,545 as of December 31, 1997, and 1998,
  respectively...............................................   22,163   18,865
 Inventory...................................................       --    7,600
 Due from stockholder........................................    8,981       --
                                                              -------- --------
   Total current assets......................................   36,943  127,201
 Property and equipment, net.................................  399,632  571,003
                                                              -------- --------
   Total assets.............................................. $436,575 $698,204
                                                              ======== ========
            Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable............................................ $ 98,885 $ 87,122
 Accrued expenses............................................    7,187   18,367
 Unearned revenues...........................................   70,235  172,336
 Note payable................................................   90,000       --
 Note payable to stockholder.................................   12,941  123,000
 Current portion of long-term debt...........................       --   44,906
                                                              -------- --------
   Total current liabilities.................................  279,248  445,731
Long-term debt, net of current portion.......................       --  176,680
Stockholders' equity:
 Common stock--$10 par value, 1,000 shares authorized, 205
  shares issued and outstanding..............................    2,050    2,050
 Additional paid-in capital..................................   30,145   30,145
 Retained earnings...........................................  125,132   43,598
                                                              -------- --------
   Total stockholders' equity................................  157,327   75,793
                                                              -------- --------
   Total liabilities and stockholders' equity................ $436,575 $698,204
                                                              ======== ========


                             See accompanying notes

                                 SUNLINK, INC.

                            STATEMENTS OF OPERATIONS

                                                  Year ended December 31,
                                                ------------------------------
                                                  1996      1997       1998
                                                --------  --------  ----------
Revenues:
 Access revenues............................... $224,966  $786,324  $1,411,164
 Other revenues................................       --    11,913          --
                                                --------  --------  ----------
   Total revenues..............................  224,966   798,237   1,411,164
Costs and expenses:
 Costs of access revenues......................   85,766   224,579     566,102
 Costs of other revenues.......................       --    11,531          --
 Operations and customer support...............   42,106   183,557     374,213
 Sales and marketing...........................   37,720    50,460     102,507
 General and administrative....................   40,991   114,220     303,948
 Depreciation..................................   18,303    64,307     125,565
                                                --------  --------  ----------
   Total costs and expenses....................  224,886   648,654   1,472,335
                                                --------  --------  ----------
Income (loss) from operations..................       80   149,583     (61,171)
Other expense:
 Interest expense..............................   (4,664)  (10,682)    (20,363)
                                                --------  --------  ----------
Net (loss) income.............................. $ (4,584) $138,901  $  (81,534)
                                                ========  ========  ==========
Unaudited Pro Forma Information:
 Net (loss) income............................. $ (4,584) $138,901  $  (81,534)
 Pro forma income tax (benefit) expense........       --   (46,369)     27,218
                                                --------  --------  ----------
 Pro forma net (loss) income................... $ (4,584) $ 92,532  $  (54,316)
                                                ========  ========  ==========


                            See accompanying notes.

                                 SUNLINK, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                               Additional Retained       Total
                                        Common  Paid-in   Earnings   Stockholders'
                                        Stock   Capital   (Deficit)     Equity
                                        ------ ---------- ---------  -------------
Balance at December 31, 1995.......     $1,000  $19,495   $ (9,185)    $ 11,310
 Issuance of common stock (100
  shares).............................   1,000    9,000         --       10,000
 Rent contributed by stockholder...         --    1,200         --        1,200
 Net loss..........................         --       --     (4,584)      (4,584)
                                        ------  -------   --------     --------
Balance at December 31, 1996.......      2,000   29,695    (13,769)      17,926
 Issuance of common stock (5 shares)..      50      450         --          500
 Net income........................         --       --    138,901      138,901
                                        ------  -------   --------     --------
Balance at December 31, 1997.......      2,050   30,145    125,132      157,327
 Net loss..........................         --       --    (81,534)     (81,534)
                                        ------  -------   --------     --------
Balance at December 31, 1998.......     $2,050  $30,145   $ 43,598     $ 75,793
                                        ======  =======   ========     ========



                            See accompanying notes.

                                 SUNLINK, INC.

                            STATEMENTS OF CASH FLOWS

                                                  Year ended December 31,
                                               -------------------------------
                                                 1996       1997       1998
                                               ---------  ---------  ---------
Operating activities
Net (loss) income............................  $  (4,584) $ 138,901  $ (81,534)
Adjustments to reconcile net (loss) income to
 net cash provided by operating activities:
 Depreciation................................     18,303     64,307    125,565
 Stock based compensation....................         --        450         --
 Rent contributed by stockholder.............      1,200         --         --
 Changes in operating assets and
  liabilities:
   Accounts receivable.......................     (7,384)   (14,779)     3,298
   Inventory.................................         --         --     (7,600)
   Accounts payable..........................     17,289     76,287    (11,763)
   Accrued expenses..........................      7,140         47     11,180
   Unearned revenues.........................     18,985     51,250    102,101
   Other current liabilities.................       (369)        --         --
                                               ---------  ---------  ---------
Net cash provided by operating activities....     50,580    316,463    141,247
Investing activities
(Issuance of) payment from note receivable
 from stockholder............................         --     (8,981)     8,981
Purchases of property and equipment..........   (136,314)  (323,720)  (296,936)
                                               ---------  ---------  ---------
Net cash used in investing activities........   (136,314)  (332,701)  (287,955)
Financing activities
Cash overdraft...............................       (220)        --         --
Proceeds under line of credit................     75,000     15,000         --
Proceeds from issuance of long-term debt.....         --         --    250,000
Payments on long-term debt...................         --         --    (28,414)
Repayments of line of credit.................         --         --    (90,000)
Proceeds from stockholders' loans............      2,500     12,941    123,000
Repayments of stockholders' loans............         --     (7,500)   (12,941)
Proceeds from issuance of common stock.......     10,000         50         --
                                               ---------  ---------  ---------
Net cash provided by financing activities....     87,280     20,491    241,645
                                               ---------  ---------  ---------
Net increase in cash.........................      1,546      4,253     94,937
Cash at beginning of year....................         --      1,546      5,799
                                               ---------  ---------  ---------
Cash at end of year..........................  $   1,546  $   5,799  $ 100,736
                                               =========  =========  =========
Supplemental cash flow information
Cash paid for interest.......................  $   4,664  $  10,682  $  20,363
                                               =========  =========  =========


                            See accompanying notes.

                                 SUNLINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Organization

  SunLink, Inc. (the "Company") is a regional provider of Internet access. The Company was incorporated in the Commonwealth of Pennsylvania on October 1, 1991 as a Subchapter S Corporation and began providing Internet access services in Sunbury, Pennsylvania on October 1, 1995.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Basis of Financial Statement Presentation

  The accompanying financial statements have been presented in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has a significant working capital deficiency and has incurred an operating loss for the year ended December 31, 1998. Management believes that actions presently being taken, as described below, and the intent of the stockholders to fund the Company's operations will provide the Company with sufficient funds to continue as a going concern. Such actions include, but are not limited to, operating under a newly signed telephone service agreement with a competitive local exchange carrier which is expected to reduce the cost of telephone services provided to a significant portion of its subscriber base, continued investments in its network infrastructure to increase its network efficiency and capacity to serve additional subscribers, and employing marketing strategies to increase its subscriber base. Further, the Company believes that its stockholders will be able to provide it with any working capital needs during the next year.

  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 SUNLINK, INC.

2. Summary of Significant Accounting Policies--(continued)

 Inventory

  Inventory consists of purchased goods for resale and is stated at the lower of cost or market on the first-in, first-out (FIFO) method.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between five to seven years. Leasehold improvements are amortized over their useful life not to exceed 7 years.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("Statement No. 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company has determined there has been no impairment to the carrying values of such assets since inception.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided. The Company records a reserve for the estimated amount of uncollectable accounts for customers who are provided credit terms. No revenue is recognized during a subscriber cancellation period.

  Other revenues include network installation, maintenance and consulting services. These services are provided on a time-and-material basis and revenue is recognized based upon time (at established rates) and other direct costs as incurred.

 Bartered Services

  The Company participates in bartered services transactions with certain radio stations, computer retailers and subscribers. In exchange for free Internet service from the Company, radio stations provide advertising and computer retailers demo and refer computer buyers to the Company for Internet access service. In addition, the Company's subscribers can participate in a referral program in which they can earn free service up to one year and or cash, for making valid referrals of the Company's Internet access service. These transactions are recognized by the Company as Internet access revenues and selling and administrative

                                 SUNLINK, INC.

2. Summary of Significant Accounting Policies--(continued)

expense in equal amounts at the fair value of Internet access services provided by the Company. For the years ended December 31, 1996, 1997, and 1998, the Company recognized bartered services transactions in the amount of $8,894, $22,136, and $30,755, respectively.

 Stock Compensation

  During 1997, the Company issued 5 shares of common stock to a contractor in exchange for $50 in cash and recorded $450 of stock compensation for services performed.

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1996, 1997, and 1998 advertising and promotion costs were $28,736, $11,489, and $41,165, respectively.

 Income Taxes

  Historically, the Company has elected, by the consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholders include the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to Federal and state corporate income tax during the period for which it was an S Corporation.

  The pro forma income tax information included in the statements of operations and Note 7 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to Federal and certain state income taxes for each of the years ended December 31, 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The

                                 SUNLINK, INC.

2. Summary of Significant Accounting Policies--(continued)

concentration of credit risk is mitigated by the large customer base and small accounts receivable balances. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, are each currently acquired from three sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as its network infrastructure grows, then delays and increased costs in the expansion of the Company's network infrastructure could potentially result in an adverse effect on the Company's operating results.

 Reclassifications

  Certain prior year balances have been reclassified to conform to current year presentation.

3. Property and Equipment

  Property and equipment consist of the following:

                                                                December 31,
                                                              -----------------
                                                                1997     1998
                                                              -------- --------
Computer equipment........................................... $483,196 $767,534
Furniture, fixtures, and office equipment....................      198    9,995
Leasehold improvements.......................................       --    2,800
                                                              -------- --------
                                                               483,394  780,329
Less accumulated depreciation................................   83,762  209,326
                                                              -------- --------
                                                              $399,632 $571,003
                                                              ======== ========

4. Related Party Transactions

  The Company engages Amerman & Company, which is owned and operated by Company stockholders, to perform accounting services and prepare the Company's Federal and state tax returns. For the years ended December 31, 1996, 1997, and 1998 the amounts paid to the stockholders for accounting services were $536, $1,460, and $24,695, respectively.

  For the years ended December 31, 1997 and 1998, the Company paid a stockholder $2,600 and $40,000, respectively, to provide technical support and consulting services to the Company. No technical support and consulting services were provided by the stockholder for such services for the year ended December 31, 1996.

                                 SUNLINK, INC.

4. Related Party Transactions--(continued)

  In addition, the Company occupies office space in a building owned by a Company stockholder. For the year ended December 31, 1996, no rent payments were made to this stockholder, however, rent expense and additional paid-in capital of $1,200 was recognized. For the years ended December 31, 1997 and 1998, the amounts paid for rent were $4,000 and $22,500, respectively.

  In December 1998, a stockholder made an unsecured $123,000 loan to the Company. The loan is due in December 28, 1999 and bears an interest rate of 8.5%.

5. Note Payable

  The Company has a short-term line of credit payable on demand with a bank allowing for borrowings of up to $125,000. Borrowings against the line bear interest at the bank's prime rate plus .75% at December 31, 1997. The line is secured by and is personally guaranteed by a stockholder of the Company. Borrowings of $90,000 were outstanding against the line at December 31, 1997. The line of credit was paid off and terminated by the stockholders during December, 1998.

6. Long-Term Debt

  Long-term debt consists of the following:

                                                                   December 31,
                                                                   -------------
                                                                   1997   1998
                                                                   ---- --------
Note payable to a bank, monthly installments of $5,027, including interest at 7.65%. The loan is secured by Company assets and personally guaranteed by the stockholders of the Company........  $ -- $221,586
Less current portion.............................................    --   44,906
                                                                   ---- --------
                                                                   $ -- $176,680
                                                                   ==== ========

  The Company incurred interest related to the long-term debt of $15,422 for the year ended December 31, 1998.

  Principal payments on long-term debt are due as follows: 1999--$44,906; 2000--$48,465; 2001--$52,305; 2002--$56,450; 2003--$19,460.

7. Income Tax

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 8) the Company's status as an S Corporation under the Code will automatically terminate and Federal and state

                                 SUNLINK, INC.

7. Income Tax--(continued)

corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred Federal and state income tax liability of $11,223 as of December 31, 1998, had the termination of its election to be treated as an S Corporation occurred on that date.

  The pro forma provision for income taxes is reflected on the statement of operations for each of the three years in the period ended December 31, 1998, as if the Company had been a C Corporation. No pro forma income tax provision or benefit is reflected for the year ended December 31, 1996 as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

8. Pending Transaction

  During 1998, the Company's stockholders entered into an agreement whereby they will sell their shares in the Company to OneMain.com. The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-tenth of the difference between total revenue for the Company for the 12 months ended June 30, 1999, and the revenues for the Company for the period from April 1, 1998 through June 30, 1998, multiplied by four. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions as described in Note 4 will be amended upon consummation of the merger discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               Report of Ernst & Young LLP, Independent Auditors

To the Stockholder of
LebaNet, Inc.

  We have audited the accompanying balance sheets of LebaNet, Inc. as of December 31, 1997 and 1998 and the related statements of operations, stockholder's equity, and cash flows for the period from March 1, 1996 (inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LebaNet, Inc. at December 31, 1997 and 1998 and the results of its operations and its cash flows for the period from March 1, 1996 (inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 15, 1999

                                 LEBANET, INC.

                                 BALANCE SHEETS

                                                                December 31,
                                                              -----------------
                                                                1997     1998
                                                              -------- --------
                           Assets
Current assets:
 Cash........................................................ $ 43,833 $ 31,170
 Accounts receivable, net of allowance for doubtful accounts
  of $0 in 1997 and $3,337 in 1998...........................    9,495    4,758
 Prepaid expenses............................................       --    6,260
                                                              -------- --------
   Total current assets......................................   53,328   42,188
Property and equipment, net..................................   61,921   66,760
                                                              -------- --------
   Total assets.............................................. $115,249 $108,948
                                                              ======== ========
            Liabilities and Stockholder's Equity
Current liabilities:
 Accounts payable............................................ $ 15,754 $  2,047
 Accrued expenses............................................    1,520      643
 Current portion of unearned revenues........................    7,959    3,383
 Due to stockholder..........................................   40,812       --
                                                              -------- --------
   Total current liabilities.................................   66,045    6,073
Stockholder's equity:
 Common stock -- $1 stated value, 10,000 shares authorized;
  100 shares issued and outstanding..........................      100      100
 Additional paid-in capital..................................      600      600
 Retained earnings...........................................   48,504  102,175
                                                              -------- --------
   Total stockholder's equity................................   49,204  102,875
                                                              -------- --------
   Total liabilities and stockholder's equity................ $115,249 $108,948
                                                              ======== ========


                            See accompanying notes.

                                 LEBANET, INC.

                            STATEMENTS OF OPERATIONS

                                               Period from
                                                 March 1,
                                                   1996         Year ended
                                              (inception) to   December 31,
                                               December 31,  ------------------
                                                   1996        1997      1998
                                              -------------- --------  --------
Revenues:
 Access revenues.............................    $149,299    $179,764  $217,679
 Other revenues..............................          --      19,807    80,430
                                                 --------    --------  --------
   Total Revenues............................     149,299     199,571   298,109
Costs and expenses:
 Cost of access revenues.....................      55,546     100,588    78,417
 Cost of other revenues......................          --       7,198    31,250
 Operations and customer support.............      11,222      19,928    18,596
 Sales and marketing.........................         623       1,949       448
 General and administrative..................      16,433      16,310    30,254
 Depreciation................................      12,758      18,670    22,743
                                                 --------    --------  --------
   Total costs and expenses..................      96,582     164,643   181,708
                                                 --------    --------  --------
Income from operations.......................      52,717      34,928   116,401
Other expense:
 Interest expense............................          --         (15)       --
                                                 --------    --------  --------
Net income...................................    $ 52,717    $ 34,913  $116,401
                                                 ========    ========  ========
Unaudited Pro Forma Information:
 Net income..................................    $ 52,717    $ 34,913  $116,401
 Pro forma provision for income taxes........      21,417      14,184    47,264
                                                 --------    --------  --------
 Pro forma net income (See Note 2)...........    $ 31,300    $ 20,729  $ 69,137
                                                 ========    ========  ========


                            See accompanying notes.

                                 LEBANET, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                              Additional               Total
                                       Common  Paid-in   Retained  Stockholder's
                                       Stock   Capital   Earnings     Equity
                                       ------ ---------- --------  -------------
Issuance of common stock (100
 shares).............................   $100     $600    $     --    $    700
 Net income..........................     --       --      52,717      52,717
 Distributions.......................     --       --     (28,701)    (28,701)
                                        ----     ----    --------    --------
Balance at December 31, 1996.........    100      600      24,016      24,716
 Net income..........................     --       --      34,913      34,913
 Distributions.......................     --       --     (10,425)    (10,425)
                                        ----     ----    --------    --------
Balance at December 31, 1997.........    100      600      48,504      49,204
 Net income..........................     --       --     116,401     116,401
 Distributions.......................     --       --     (62,730)    (62,730)
                                        ----     ----    --------    --------
Balance at December 31, 1998.........   $100     $600    $102,175    $102,875
                                        ====     ====    ========    ========



                            See accompanying notes.

                                 LEBANET, INC.

                            STATEMENTS OF CASH FLOWS

                                             Period from        Year ended
                                            March 1, 1996      December 31,
                                           (inception) to   -------------------
                                          December 31, 1996   1997      1998
                                          ----------------- --------  ---------
Operating activities
Net income..............................      $ 52,717      $ 34,913  $ 116,401
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
 Depreciation...........................        12,758        18,670     22,743
 Bad debt provision.....................            --            --      3,337
 Changes in operating assets and
  liabilities:
   Accounts receivable..................        (5,784)       (3,711)     1,400
   Prepaid expenses.....................            --            --     (6,260)
   Accounts payable.....................         1,088        14,666    (13,707)
   Accrued expenses.....................         1,228           292       (877)
   Unearned revenues....................         7,496           463     (4,576)
                                              --------      --------  ---------
Net cash provided by operating
 activities.............................        69,503        65,293    118,461
Investing activities
Purchases of property and equipment.....       (22,279)      (29,558)   (27,582)
                                              --------      --------  ---------
Net cash used in investing activities...       (22,279)      (29,558)   (27,582)
Financing activities
Distributions to stockholder............       (28,701)      (10,425)   (62,730)
Repayment of stockholder loan...........            --            --    (40,812)
                                              --------      --------  ---------
Net cash used in financing activities...       (28,701)      (10,425)  (103,542)
                                              --------      --------  ---------
Net increase (decrease) in cash.........        18,523        25,310    (12,663)
Cash at beginning of period.............            --        18,523     43,833
                                              --------      --------  ---------
Cash at end of period...................      $ 18,523      $ 43,833  $  31,170
                                              ========      ========  =========
Non-cash transactions:
Issuance of common stock and stockholder
 loan in exchange for property,
 equipment and software.................      $ 40,812      $     --  $      --
                                              ========      ========  =========


                            See accompanying notes.

                                 LEBANET, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Organization

  LebaNet, Inc. (the "Company") is a regional provider of Internet access. The Company is also a provider of network system set-up and installations and related equipment and software sales. The Company was incorporated in the Commonwealth of Pennsylvania on February 21, 1996 and began marketing services on March 1, 1996. The Company's target market is central Pennsylvania.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

  Equipment and software are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of five years.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company has determined there has been no impairment to the carrying values of such assets since inception.

                                 LEBANET, INC.

2. Summary of Significant Accounting Policies (continued)

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

  Other revenues include network installation, maintenance and consulting services. These services are provided on a time-and-material basis and revenue is recognized based upon time (at established rates) and other direct costs as incurred.

 Cost of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also includes fees paid for lease of the Company's backbone, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the period from March 1, 1996 (inception) to December 31, 1996 and the years ended December 31, 1997 and 1998, the Company expensed $623, $1,502, and $448 respectively, as advertising costs.

 Income Taxes

  Historically, the Company has elected, by the consent of its stockholder, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholder includes the Company's corporate income in his personal income tax return. Accordingly, the Company was not subject to Federal and state corporate income tax during the period for which it was an S Corporation.

  The pro forma income tax information included in the statements of operations and Note 5 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to Federal and certain state income taxes for the period from March 1, 1996 (inception) to December 31, 1996 and for each of the two years ended December 31, 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit

                                 LEBANET, INC.

2. Summary of Significant Accounting Policies (continued)

evaluations of its customers' financial condition and generally does not require collateral. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the accounts receivable approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers and high-performance routers, which are important components of its network, are each currently acquired from three sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

3. Property and Equipment

  Property and equipment consist of the following:

                                                                 December 31,
                                                               ----------------
                                                                1997     1998
                                                               ------- --------
Computer equipment and software............................... $93,349 $120,931
Less accumulated depreciation.................................  31,428   54,171
                                                               ------- --------
                                                               $61,921 $ 66,760
                                                               ======= ========

4. Related Party Transactions

  On March 1, 1996, the stockholder of the Company contributed property and equipment with a fair value of $40,812 to the Company in exchange for a non-interest bearing note payable to the stockholder. During 1998, the Company repaid the advance to the stockholder.

  The Company provides consulting services to another corporation in which the stockholder of the Company is also an officer and stockholder. During the period from March 1, 1996 (inception) to December 31, 1996, the Company did not perform any consulting services for related parties. During the years ended December 31, 1997 and 1998, the Company recognized consulting fee revenue of $2,600 and $40,000, respectively.

                                 LEBANET, INC.

4. Related Party Transactions (continued)

  In addition, the Company paid office rent to the stockholder of the Company for its use of the stockholder's residence on a month to month basis. During the period from March 1, 1996 (inception) to December 31, 1996 and the years ended December 31, 1997 and 1998, the Company recorded $5,000, $3,000, and $7,200, respectively, as rent expense.

5. Income Taxes

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 6), the Company's status as an S Corporation under the Code will automatically terminate and normal Federal and state corporate income tax rates will apply. Based upon the Company's cumulative temporary differences which arose mainly from the difference between its book and tax depreciation methods, the Company would have recognized a deferred Federal and state income tax liability of 26,279 as of December 31, 1998, had the termination of its election to be treated as an S Corporation occurred on that date.

  The pro forma provision for income taxes is reflected on the statement of operations for the period from March 1, 1996 (inception) to December 31, 1996 and for each of the two years in the period ended December 31, 1998, as if the Company had been a C corporation.

6.  Pending Transaction

  During 1998, the Company's stockholder entered into an agreement whereby he will sell his shares in the Company to OneMain.com. The Company's stockholder will exchange his shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholder will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-tenth of the difference between total revenue for the Company for the 12 months ended June 30, 1999, and the revenues for the Company for the period from April 1, 1998, through June 30, 1998, multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions as described in Note 4 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors and Stockholders
SouthWind Internet Access, Inc.

  We have audited the accompanying balance sheet of SouthWind Internet Access, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SouthWind Internet Access, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Wichita, Kansas
January 25, 1999,
except for Note 10, as to which the date is February 11, 1999

               REPORT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of
SouthWind Internet Access, Inc.

  We have audited the accompanying balance sheet of SouthWind Internet Access, Inc. as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SouthWind Internet Access, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles.

/s/ Grant Thornton, LLP

Wichita, Kansas
October 23, 1998

                        SOUTHWIND INTERNET ACCESS, INC.

                                 BALANCE SHEETS

                                                                December 31,
                                                              -----------------
                                                                1997     1998
                                                              -------- --------
                           ASSETS
Current assets:
 Cash and cash equivalents................................... $ 74,720 $ 20,070
 Accounts receivable, net of allowance for doubtful accounts of $12,568 and $6,020 at December 31, 1997 and 1998,
  respectively...............................................   23,346   40,600
 Prepaid expenses............................................    6,139   10,524
 Other current assets........................................       --      395
                                                              -------- --------
   Total current assets......................................  104,205   71,589
Property and equipment, net..................................  504,552  545,289
Intangible assets, net.......................................      579    2,781
                                                              -------- --------
   Total assets.............................................. $609,336 $619,659
                                                              ======== ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable............................................ $    608 $ 16,427
 Accrued expenses............................................   24,147   36,055
 Unearned revenues...........................................   47,458   65,919
 Current maturities of long-term debt........................   68,590   13,091
 Current maturities of capital lease obligations.............      260       --
                                                              -------- --------
   Total current liabilities.................................  141,063  131,492
Long-term debt, net of current maturities....................   70,433   23,673
Stockholders' equity:
 Common stock, no par value, 2,000 shares authorized, 1,000
  shares issued and outstanding..............................   45,000   45,000
 Retained earnings...........................................  352,840  419,494
                                                              -------- --------
   Total stockholders' equity................................  397,840  464,494
                                                              -------- --------
   Total liabilities and stockholders' equity................ $609,336 $619,659
                                                              ======== ========


                            See accompanying notes.

                        SOUTHWIND INTERNET ACCESS, INC.

                            STATEMENTS OF OPERATIONS

                                                  Year ended December 31,
                                               --------------------------------
                                                 1996       1997        1998
                                               --------  ----------  ----------
Revenues:
 Access revenues.............................. $727,383  $1,317,530  $2,032,310
 Other revenues...............................  109,204     120,318     138,094
                                               --------  ----------  ----------
   Total revenues.............................  836,587   1,437,848   2,170,404
Costs and expenses:
 Cost of access revenues......................  234,746     352,193     637,071
 Cost of other revenues.......................    7,143      12,605      71,523
 Operations and customer support..............  169,251     302,674     437,890
 Sales and marketing..........................   36,499      59,630      83,200
 General and administrative...................  137,677     230,065     450,652
 Depreciation and amortization................   64,075     115,495     160,271
                                               --------  ----------  ----------
   Total costs and expenses...................  649,391   1,072,662   1,840,607
                                               --------  ----------  ----------
Income from operations........................  187,196     365,186     329,797
Other income (expense):
 Interest income..............................    1,670       5,464         623
 Interest expense.............................  (13,262)    (11,665)    (10,523)
 Other........................................       (3)         --       5,556
                                               --------  ----------  ----------
Net income.................................... $175,601  $  358,985  $  325,453
                                               ========  ==========  ==========
Unaudited pro forma information:
 Net income................................... $175,601  $  358,985  $  325,453
 Pro forma income tax provision...............   58,586     138,327     126,750
                                               --------  ----------  ----------
 Pro forma net income......................... $117,015  $  220,658  $  198,703
                                               ========  ==========  ==========


                            See accompanying notes.

                        SOUTHWIND INTERNET ACCESS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                        Retained
                                        Common Stock    Earnings       Total
                                       -------------- (Accumulated Stockholders'
                                       Shares Amount    Deficit)      Equity
                                       ------ ------- ------------ -------------
Balance at December 31, 1995.........  1,000  $45,000  $ (13,746)    $  31,254
 Net income..........................     --       --    175,601       175,601
                                       -----  -------  ---------     ---------
Balance at December 31, 1996.........  1,000   45,000    161,855       206,855
 Net income..........................     --       --    358,985       358,985
 Distributions to stockholders.......     --       --   (168,000)     (168,000)
                                       -----  -------  ---------     ---------
Balance at December 31, 1997.........  1,000   45,000    352,840       397,840
 Net income..........................     --       --    325,453       325,453
 Distributions to stockholders.......     --       --   (258,799)     (258,799)
                                       -----  -------  ---------     ---------
Balance at December 31, 1998.........  1,000  $45,000  $ 419,494     $ 464,494
                                       =====  =======  =========     =========



                            See accompanying notes.

                        SOUTHWIND INTERNET ACCESS, INC.

                            STATEMENTS OF CASH FLOWS

                                                 Year ended December 31,
                                              -------------------------------
                                                1996       1997       1998
                                              ---------  ---------  ---------
Operating activities:
Net income................................... $ 175,601  $ 358,985  $ 325,453
Adjustments to reconcile net income to net
 cash provided by operating activities:
 Depreciation and amortization...............    64,075    115,495    160,271
 Provision for doubtful accounts.............        --     12,568     17,828
 Gain on disposal of property and equip-
  ment.......................................        --         --     (3,385)
 Other.......................................      (540)        --         --
 Changes in operating assets and liabili-
  ties:
   Accounts receivable.......................   (19,830)        10    (35,082)
   Prepaid expenses..........................        --     (6,139)    (4,385)
   Other current assets......................        --         --       (395)
   Accounts payable..........................    (8,206)   (10,292)    15,819
   Accrued expenses..........................     5,220     10,366     11,908
   Unearned revenues.........................    18,641     18,568     18,461
                                              ---------  ---------  ---------
Net cash provided by operating activities....   234,961    499,561    506,493
Investing activities:
Purchases of property and equipment..........  (271,563)  (276,081)  (204,857)
Proceeds from disposal of property and
 equipment...................................        --         --      7,234
Purchase of intangible assets................        --         --     (2,202)
                                              ---------  ---------  ---------
Net cash used in investing activities........  (271,563)  (276,081)  (199,825)
Financing activities:
Proceeds from issuance of long-term debt.....   110,000     10,000         --
Principal payments of long-term debt.........   (28,897)   (37,855)  (102,259)
Payments on obligations under capital
 leases......................................    (3,182)      (348)      (260)
Distributions to stockholders................        --   (168,000)  (258,799)
                                              ---------  ---------  ---------
Net cash provided by (used in) financing
 activities..................................    77,921   (196,203)  (361,318)
                                              ---------  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................    41,319     27,277    (54,650)
Cash and cash equivalents at beginning of
 period......................................     6,124     47,443     74,720
                                              ---------  ---------  ---------
Cash and cash equivalents at end of period... $  47,443  $  74,720  $  20,070
                                              =========  =========  =========
Supplemental cash flow information:
Cash paid for interest....................... $  10,643  $  12,406  $  10,523
                                              =========  =========  =========

                            See accompanying notes.

                        SOUTHWIND INTERNET ACCESS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1998

1. Organization

  SouthWind Internet Access, Inc. (the "Company") is a regional provider of Internet access, as well as design and hosting services for world wide web sites. The Company was incorporated in Kansas on July 6, 1994, and began marketing services in October 1994. The Company's targeted market is the state of Kansas.

  The Company expects to continue focusing on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Reclassifications

  Certain balances in the 1996 and 1997 financial statements have been reclassified to conform to the 1998 presentation.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three and seven years. Leasehold improvements are amortized over the lesser of the related lease term or the estimated useful life, using the straight-line method.

                        SOUTHWIND INTERNET ACCESS, INC.

2. Summary of Significant Accounting Policies (continued)

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of assets during the years ended December 31, 1996, 1997, and 1998.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

  The Company provides internet access services to certain organizations in exchange for advertising. Revenue and corresponding advertising expense in the amount of $62,053 was recorded during the year ended December 31, 1998 relating to these non-monetary transactions. Similar non-monetary transactions were not significant in 1997 and 1996. The Company values these non-monetary transactions based upon the fair value of the internet access services provided.

 Cost of Revenues

  Cost of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1996, 1997, and 1998, the Company expensed $9,201, $4,583 and $67,128, respectively, as advertising costs. As noted above, $62,053 of costs recorded in 1998 related to non-monetary transactions.

 Income Taxes

  Historically, the Company has elected, by the consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the provisions of the Code, the stockholders include the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to federal and state corporate income tax during the period for which it was an S Corporation.

                        SOUTHWIND INTERNET ACCESS, INC.

2. Summary of Significant Accounting Policies (continued)

  The unaudited pro forma income tax information included in the statements of operations and Note 6 is presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and certain state income taxes for the years ended December 31, 1996, 1997, and 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high-credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' payment history and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

3. Property and Equipment

  Property and equipment consisted of the following:

                                                                December 31,
                                                              -----------------
                                                                1997     1998
                                                              -------- --------
Computer equipment........................................... $666,605 $795,190
Furniture, fixtures, and office equipment....................   12,251   68,240
Leasehold improvements.......................................   26,477   35,098
                                                              -------- --------
                                                               705,333  898,528
Less accumulated depreciation and amortization...............  200,781  353,239
                                                              -------- --------
                                                              $504,552 $545,289
                                                              ======== ========

                        SOUTHWIND INTERNET ACCESS, INC.

4. Long-Term Debt

  Long-term debt consisted of the following:

                                                                December 31,
                                                              ----------------
                                                                1997    1998
                                                              -------- -------
   Note payable to bank in monthly installments of $1,150 at
    the bank's base rate plus 1.00%, due December 1999,
    collateralized by all assets of the Company.............. $ 24,848 $    --
   Note payable to bank in monthly installments of $516 at
    the bank's base rate plus 1.00%, due May 1999,
    collateralized by all assets of the Company..............    7,421      --
   Note payable to the City of Halstead, Kansas in monthly
    installments of $271 at 6.00%, due August 2002...........   12,980      --
   Note payable to the City of Hesston, Kansas in monthly
    installments of $308 at 6.00%, due November 2001.........   12,705      --
   Note payable to the City of Marion, Kansas in monthly
    installments of $145 at 6.00%, due April 2002,
    collateralized by computer and communications
    equipment................................................    6,513   5,245
   Note payable to the City of Hillsboro, Kansas in monthly
    installments of $193 at 6.00% due October 2002,
    collateralized by computer and communications
    equipment................................................   10,000   7,927
   Note payable to the City of Peabody, Kansas in monthly
    installments of $182 at 6.00%, due July 2002,
    collateralized by computer and communications
    equipment................................................    7,500   7,023
   Unsecured notes payable to officers and members of their
    families representing advances of working capital at
    interest rates ranging from 7.00% to 10.00%, due through
    July 2001................................................   57,056  16,569
                                                              -------- -------
                                                               139,023  36,764
   Less current portion......................................   68,590  13,091
                                                              -------- -------
                                                              $ 70,433 $23,673
                                                              ======== =======

  The Company received funding from various cities in Kansas, in the form of notes payable, to establish dial-up internet access service in the respective calling areas. The loan agreements require the Company to maintain such internet access for a period of at least 12 months.

  As of December 31, 1998, principal payments on long-term debt are due as follows: 1999--$13,091; 2000--$11,303; 2001--$8,674; 2002--$3,696.

5. Lease Commitments

  The Company leases office space under a non-cancelable operating lease agreement. The lease generally provides for renewal terms, and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes, and other expenses. Rent expense for the years ended December 1996, 1997, and 1998, was $12,849,

                        SOUTHWIND INTERNET ACCESS, INC.

5. Lease Commitments (continued)

$26,011, and $58,437, respectively. In December 1998, the Company entered into another lease agreement for additional office space.

  Minimum future lease payments under operating leases are summarized as follows:

                                                                    December 31,
                                                                        1998
                                                                    ------------
   1999............................................................   $ 72,688
   2000............................................................     75,443
   2001............................................................     75,443
   2002............................................................     50,296
                                                                      --------
   Total minimum lease payments....................................   $273,870
                                                                      ========

  In December 1998, the Company entered into another lease agreement for additional office space. This agreement provides that costs of remodeling the space up to $25,500 will be paid by the lessor and billed to the Company as additional rent, including interest at 9%, over the lease term.

6. Income Taxes

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 9), the Company's status as an S Corporation under the Internal Revenue Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company will recognize a deferred federal and state income tax liability of $21,430 as of December 31, 1998 upon the termination of its election to be treated as an S Corporation.

7. Distributions

  The Company makes distributions to its stockholders for the purpose of paying federal and state income taxes, including required estimated tax payments associated with the Company's taxable income which must be reported on the individual stockholder's income tax returns. The Company made distributions of $68,275 in 1998 associated with the Company's 1997 taxable income. In addition, beginning in 1998, the Company began making distributions to stockholders on a monthly basis equal to approximately 50% of the Company's monthly net income or $190,524 for the year ended December 31, 1998.

8. Retirement Plan

  Effective July 1, 1998, the Company established a Simple Individual Retirement Account (IRA) Plan. Full-time and part-time employees are eligible to participate after 90 days of employment and one year of employment, respectively. Each year, participants may contribute up to $6,000 of their annual pre-tax compensation, subject to annual changes

                        SOUTHWIND INTERNET ACCESS, INC.

8. Retirement Plan (Continued)

based on the Internal Revenue Code. The Company makes a matching contribution from 1% to 3% of each participant's salary. Total employer contributions during 1998 were $10,862.

9. Pending Transaction

  During 1998, the Company's stockholders entered into an agreement whereby they will sell their shares in the Company to OneMain.com. The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-tenth of the difference between total revenue for the Company for the 12 months ended June 30, 1999, and the revenues for the Company for the period from April 1, 1998 through June 30, 1998, multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

10. Line of Credit--Subsequent Event

  Effective February 11, 1999, the Company entered into a short-term line of credit agreement which provides for borrowings up to $67,000. In addition, the Company has entered into commitments to purchase computer equipment of approximately $65,000.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Horizon Internet Technologies, Inc.

  We have audited the accompanying consolidated balance sheets of Horizon Internet Technologies, Inc. as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Horizon Internet Technologies, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Birmingham, Alabama
January 29, 1999

                      HORIZON INTERNET TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              December 31,
                                                            ------------------
                                                              1997      1998
                                                            --------  --------
                          Assets
Current assets:
 Cash and cash equivalents................................. $     --  $     --
 Accounts receivable, net of allowance for doubtful
  accounts $1,802 and $27,766 at December 31, 1997 and
  1998, respectively.......................................    9,075    62,572
 Other current assets......................................      928     2,088
 Investment in MoCom.......................................   (1,176)       --
                                                            --------  --------
   Total current assets....................................    8,827    64,660
Property and equipment, net................................  165,262   335,290
Intangibles, net...........................................      --    150,614
Other assets...............................................    3,755     7,562
                                                            --------  --------
   Total assets............................................ $177,844  $558,126
                                                            ========  ========
      Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
 Notes payable............................................. $ 21,260  $275,000
 Notes payable to stockholder..............................   48,413    52,066
 Accounts payable..........................................   35,308    15,273
 Accrued expenses..........................................    1,294    16,781
 Excess of outstanding checks over bank balance............   17,065    50,871
 Unearned revenues.........................................    3,937    12,594
 Current portion of long-term debt.........................   51,204    45,120
 Current portion of capital leases payable.................    8,182    24,094
                                                            --------  --------
   Total current liabilities...............................  186,663   491,799
Long-term debt, net of current portion.....................   25,185    58,901
Capital lease obligations, net of current portion..........   15,482    23,684
Stockholders' equity (deficit):
 Common stock; $1 par value, 100,000 authorized, 3,000
  shares issued and outstanding............................    3,000     3,000
 Additional paid-in capital................................   19,065    19,065
 Accumulated deficit.......................................  (71,551)  (38,323)
                                                            --------  --------
   Total stockholders' equity (deficit)....................  (49,486)  (16,258)
                                                            --------  --------
   Total liabilities and stockholders' equity.............. $177,844  $558,126
                                                            ========  ========

                            See accompanying notes.

                      HORIZON INTERNET TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Year ended December 31,
                                                 ------------------------------
                                                   1996      1997       1998
                                                 --------  --------  ----------
Revenues:
 Access revenues................................ $128,280  $376,357  $1,099,777
 Other revenues.................................   20,406    58,258      61,410
                                                 --------  --------  ----------
   Total revenues...............................  148,686   434,615   1,161,187
Costs and expenses:
 Cost of access revenues........................   60,423   160,225     370,567
 Cost of other revenues.........................   16,034    42,564      50,017
 Operations and customer support................    2,563     7,782      48,916
 Sales and marketing............................    1,737    44,684     166,582
 General and administrative.....................   57,304   204,489     390,244
 Equity in losses of MoCom......................       --     2,176       5,501
 Amortization...................................      672       671       4,345
 Depreciation...................................    9,602    25,093      66,611
                                                 --------  --------  ----------
   Total costs and expenses.....................  148,335   487,684   1,102,783
                                                 --------  --------  ----------
Income (loss) from operations...................      351   (53,069)     58,404
Other income (expense):
 Gain on disposal of property and equipment.....       --        --       7,458
 Interest expense...............................   (1,299)   (3,785)    (32,634)
                                                 --------  --------  ----------
Net (loss) income............................... $   (948) $(56,854) $   33,228
                                                 ========  ========  ==========


                            See accompanying notes.

                      HORIZON INTERNET TECHNOLOGIES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                       Total
                              Common Stock  Additional             Stockholders'
                              -------------  Paid In   Accumulated    Equity
                              Shares Amount  Capital     Deficit     (Deficit)
                              ------ ------ ---------- ----------- -------------
Balance at December 31,
 1995.......................  3,000  $3,000  $19,000    $(13,749)    $  8,251
 Net loss...................     --      --       --        (948)        (948)
 Additional capital.........     --      --       64          --           64
                              -----  ------  -------    --------     --------
Balance at December 31,
 1996.......................  3,000   3,000   19,064     (14,697)       7,367
 Net loss...................     --      --       --     (56,854)     (56,854)
 Additional capital.........     --      --        1          --            1
                              -----  ------  -------    --------     --------
Balance at December 31,
 1997.......................  3,000   3,000   19,065     (71,551)     (49,486)
 Net income.................     --      --       --      33,228       33,228
                              -----  ------  -------    --------     --------
Balance at December 31,
 1998.......................  3,000  $3,000  $19,065    $(38,323)    $(16,258)
                              =====  ======  =======    ========     ========



                            See accompanying notes.

                      HORIZON INTERNET TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  Year ended December 31,
                                                ------------------------------
                                                  1996      1997       1998
                                                --------  ---------  ---------
Operating activities
Net (loss) income.............................  $   (948) $ (56,854) $  33,228
Adjustments to reconcile net (loss) income to
 net cash (used in) provided by operating
 activities:
 Gain on disposal.............................        --         --     (7,458)
 Depreciation and amortization................    10,274     25,764     70,956
 Provision for doubtful accounts..............        --         --     25,964
 Changes in operating assets and liabilities:
   Accounts receivable........................    (9,092)       443    (75,596)
   Other current assets.......................    (7,260)     6,332       (395)
   Equity in loss of MoCom....................       --       2,176     (5,501)
   Other assets...............................      (623)       230     (3,978)
   Accounts payable...........................    (8,231)    30,712    (20,035)
   Accrued expenses...........................     1,188        106    (24,121)
   Excess of outstanding checks over bank
    balance...................................     8,075      8,990     37,650
   Unearned revenues..........................       447      3,437      8,657
                                                --------  ---------  ---------
Net cash (used in) provided by operating
 activities...................................    (6,170)    21,336     39,371
Investing activities
Proceeds from sale on property and equipment..        --         --     10,750
Purchases of property and equipment...........   (41,279)  (108,138)  (163,107)
Acquisition of business, net of cash..........        --     (1,000)  (124,557)
                                                --------  ---------  ---------
Net cash used in investing activities.........   (41,279)  (109,138)  (276,914)
Financing activities
Principal payments on capital lease...........        --         --    (23,030)
Proceeds from issuance debt...................    43,091     87,801    304,120
Principal payments on debt....................        --         --    (43,547)
Proceeds from sale of stock and capital
 contributions................................        64          1         --
                                                --------  ---------  ---------
Net cash provided by financing activities.....    43,155     87,802    237,543
                                                --------  ---------  ---------
Net decrease in cash and cash equivalents.....    (4,294)        --         --
Cash and cash equivalents at beginning of
 year.........................................     4,294         --         --
                                                --------  ---------  ---------
Cash and cash equivalents at end of year......  $     --  $      --  $      --
                                                ========  =========  =========
Supplemental cash flow information
Cash paid for interest........................  $    123  $   2,861  $  27,090
                                                ========  =========  =========
Capital lease obligation incurred.............  $    --   $  23,664  $  47,144
                                                ========  =========  =========

                            See accompanying notes.

                      HORIZON INTERNET TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years ended December 31, 1996, 1997 and 1998

1. Organization

  Horizon Internet Technologies, Inc. (the "Company") is a regional provider of Internet access. The Company was incorporated in Kansas on July 26, 1995. The Company's targeted markets include Missouri, Oklahoma and Kansas.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Basis of Presentation

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, MoCom Corporation (see Note 3.). All significant intercompany balances and transactions have been eliminated.

 Reclassifications

  Certain reclassifications have been made to the 1997 and 1996 consolidated financial statements to conform to the 1998 presentation.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

                      HORIZON INTERNET TECHNOLOGIES, INC.

2. Summary of Significant Accounting Policies (continued)

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to five years.

 Intangibles

  The company capitalizes a portion of the purchase price paid to acquire customer bases from Internet service providers ("ISPs"). Amortization is provided using straight line method over five years commencing when the customer base is received. Accumulated amortization of intangible cost was $1,490 and $5,835 at December 31, 1997 and 1998, respectively.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1996, 1997 and 1998.

 Revenue Recognition

  The Company recognizes Internet access revenues when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenues on these advance payments and amortizes the amounts to revenues on a straight-line basis as the services are provided.

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1996, 1997 and 1998, the Company expensed $1,737, $7,531 and $21,144, respectively, as advertising costs.

 Income Taxes

  Historically, the Company had elected by the consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the

                      HORIZON INTERNET TECHNOLOGIES, INC.

2. Summary of Significant Accounting Policies (continued)

Subchapter S provisions of the Code, the stockholders include the Company's corporate income or loss in their personal income tax returns. Accordingly, the Company was not subject to federal and state corporate income tax during the period for which it was an S Corporation.

  If the Company had been subject to federal and certain state income taxes for each of the three years and the period ended December 31, 1998, the Company would have been in a net deferred tax asset position which would have been fully offset by a valuation allowance. Any tax benefit or provision for those years also would have been fully offset by changes in the deferred tax asset valuation allowance. Therefore, unaudited pro-forma income tax information is not presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and certain state income taxes.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high-credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' payment history and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management believes alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operations.

  In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

3. Acquisition of MoCom

  During 1997, the Company purchased 650 shares, or 32.5%, of the stock of MoCom. On November 2, 1998, the Company acquired the remaining interest from four shareholders for $124,557, net of cash. MoCom, which began operations in October 1997, is a regional provider of Internet access in the Missouri area. MoCom was accounted for using the equity

                      HORIZON INTERNET TECHNOLOGIES, INC.

3. Acquisition of MoCom (continued)

method of accounting through November 2, 1998. Subsequently, the financial statements of MoCom have been accounted for on a consolidated basis with the Company. The acquisition has been accounted for using the purchase method and, accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values as of November 2, 1998.

  The unaudited proforma results of operations set forth below assumes the acquisition of MoCom had occurred at the beginning of the years presented.

                                                      Year ended December 31,
                                                      ------------------------
                                                         1997         1998
                                                      ----------- ------------
Revenues............................................. $  437,472  $  1,241,425
                                                      ==========  ============
Net loss............................................. $  (98,759) $     (9,427)
                                                      ==========  ============

4. Property and Equipment

  Property and equipment consisted of the following:

                                                           December 31,
                                                      ------------------------
                                                         1997         1998
                                                      ----------- ------------
Computer equipment................................... $  191,749  $    398,859
Furniture, fixtures, and office equipment............      8,872        25,905
                                                      ----------  ------------
                                                         200,621       424,764
Less accumulated depreciation........................    (35,359)      (89,474)
                                                      ----------  ------------
                                                      $  165,262  $    335,290
                                                      ==========  ============

5. Notes Payable

  The Company has a short-term line of credit with a bank allowing for borrowings of up to $75,000 subject to a borrowing base that is calculated based upon defined levels of accounts receivable and equipment. Borrowings against the line of credit bear interest at 9.75% at December 31, 1998. The line is secured by the assets of, and is personally guaranteed by, the President and the Vice President of the Company. At December 31, 1998, borrowings under this line of credit were $75,000. Notes payable also includes $200,000 of unsecured notes payable to the bank with interest rates at 8.5% to 9.25%.

6. Related Party Transactions

  The Company purchased computer equipment from, and paid sales commissions to, a related party for the years ended December 31, 1997 and 1998, in the amounts of $23,741 and $37,505, respectively.

  The Company had a dealer incentive agreement with a related party for the years ended December 31, 1997 and 1998. A twenty-five percent commission was paid on access revenues generated by the related party. Commissions paid under this agreement for the years ended December 31, 1997 and 1998 totaled $20,914 and $53,559, respectively.

                      HORIZON INTERNET TECHNOLOGIES, INC.

7. Long-Term Debt

  Long-term debt consisted of the following:

                                                             December 31,
                                                           ------------------
                                                             1997      1998
                                                           --------  --------
   Note payable to a bank bearing interest at 10% per
    annum, monthly principal and interest payments of
    $1,291, and maturing October 2000..................... $ 37,418  $ 27,025

   Line of credit with a bank bearing interest at 9.75%
    per annum, with no monthly principal and interest
    payments. The line expires February 2000..............   38,971        --

   Note payable to a bank bearing interest at 9.75% per
    annum, monthly principal and interest payments of
    $2,891, and maturing May 2001.........................       --    76,996
                                                           --------  --------
                                                             76,389   104,021
   Less current portion...................................  (51,204)  (45,120)
                                                           --------  --------
                                                           $ 25,185  $ 58,901
                                                           ========  ========

  Principal payments on long-term debt are due as follows: 1999--$45,120; 2000--$43,873; and 2001--$15,028.

8. Commitments

 Lease Commitments

  The Company leases office space and various office and computer equipment under non-cancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes and other expense. Rent expense for the years ended December 31, 1996, 1997 and 1998 was $1,562, $7,732 and $36,627, respectively.

  The Company leases certain computer and office equipment under an agreement which has been accounted for as a capital lease. The related equipment had a cost of $26,000 and $73,143 as of December 31, 1997 and 1998, and accumulated amortization of $2,336 and $16,579 as of December 31, 1997 and 1998. The agreements require monthly payments of $2,537 and expire during 2001.

                      HORIZON INTERNET TECHNOLOGIES, INC.

8. Commitments (continued)

  Minimum future lease payments under operating leases together with the present value of the net minimum lease payments under capital leases are summarized as follows:

                                                              December 31, 1998
                                                              -----------------
                                                              Operating Capital
                                                              --------- -------
   1999......................................................  $15,892  $30,448
   2000......................................................    9,773   25,168
   2001......................................................       --      287
                                                               -------  -------
     Total minimum lease payments............................  $25,665   55,903
                                                               =======
   Less amounts representing interest........................            (8,125)
                                                                        -------
   Present value of minimum lease payments...................           $47,778
                                                                        =======

9. Income Taxes

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as described more fully in Note 10), the Company's status as an S Corporation under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax benefit and asset of $8,525 as of December 31, 1998.

10. Pending Transaction

  During 1998, the Company's stockholders entered into an agreement whereby they will sell their shares in the Company to OneMain.com. The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-tenth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions as described in Note 6 will be amended upon consummation of the merger discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders of
United States Internet, Inc.

  We have audited the accompanying balance sheet of United States Internet, Inc. as of December 31, 1997, and the related statements of operations, stockholders' deficiency and cash flows for each of the years in the two year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Internet, Inc. at December 31, 1997, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Coulter & Justus, P.C.

Knoxville, Tennessee
November 4, 1998

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
United States Internet, Inc.

  We have audited the accompanying balance sheet of United States Internet, Inc. as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Internet, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, the Company's working capital deficiency and losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The 1998 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Atlanta, Georgia
February 26, 1999

                          UNITED STATES INTERNET, INC.

                                 BALANCE SHEETS

                                                            December 31
                                                      ------------------------
                                                         1997         1998
                                                      ----------  ------------
                       Assets
Current assets:
 Cash and cash equivalents........................... $  198,159  $    274,271
 Accounts receivable, net of allowance for doubtful
  accounts of $323,940, and $520,497 at December 31,
  1997 and 1998, respectively........................    200,410       706,342
 Inventories.........................................     19,460        60,069
 Prepaid expenses....................................     67,021       172,066
                                                      ----------  ------------
   Total current assets..............................    485,050     1,212,748
Property and equipment, net..........................  1,425,840     3,311,853
Intangible assets, net...............................    307,023     4,316,530
Other assets.........................................     10,424        14,139
                                                      ----------  ------------
   Total assets...................................... $2,228,337  $  8,855,270
                                                      ==========  ============
        Liabilities and Stockholders' Deficit
Current liabilities:
 Accounts payable.................................... $  610,322  $    870,583
 Accrued expenses....................................    132,758       337,173
 Unearned revenues...................................    442,192       586,450
 Current portion of long-term debt...................     42,116       976,583
 Current portion of capital lease obligations........    364,808       682,654
 Current portion of stockholder notes payable........    881,708       145,418
                                                      ----------  ------------
   Total current liabilities.........................  2,473,904     3,598,861
Stock appreciation rights liability..................  1,763,357     5,104,035
Long-term debt, net of current portion...............    327,184     2,520,186
Capital lease obligations, net of current portion....    370,185       479,243
Stockholder notes payable, net of current portion....     76,441       179,029
Other liabilities....................................     16,500           --
                                                      ----------  ------------
   Total liabilities.................................  5,027,571    11,881,354
Stockholders' deficit:
 Common stock, no par value, authorized 5,000,000
  shares, issued
  1,449,375 and 1,898,137 shares, at December 31,
  1997 and 1998, respectively........................  2,600,351     7,448,105
 Accumulated deficit................................. (5,399,585)  (10,474,189)
                                                      ----------  ------------
   Total stockholders' deficit....................... (2,799,234)   (3,026,084)
                                                      ----------  ------------
   Total liabilities and stockholders' deficit....... $2,228,337  $  8,855,270
                                                      ==========  ============


                            See accompanying notes.

                          UNITED STATES INTERNET, INC.

                            STATEMENTS OF OPERATIONS

                                                Year ended December 31
                                          ------------------------------------
                                             1996         1997        1998
                                          -----------  ----------  -----------
Revenues:
 Access revenues......................... $ 2,140,140  $3,818,961  $ 6,011,020
 Other revenues..........................     366,592     354,842      503,632
                                          -----------  ----------  -----------
   Total revenues........................   2,506,732   4,173,803    6,514,652
Costs and expenses:
 Cost of access revenues.................     771,143   1,612,430    3,051,699
 Cost of other revenues..................     160,517     386,798      123,110
 Operations and customer support.........     786,378     886,285    1,174,588
 Sales and marketing.....................     743,880     548,011      951,393
 General and administrative..............   1,090,916   1,106,803    1,457,462
 Stock appreciation expense (benefit)....     581,378    (598,861)   3,340,678
 Amortization............................      23,492     132,612      477,952
 Depreciation, including depreciation on
  assets held under capital leases.......     199,943     326,131      587,551
                                          -----------  ----------  -----------
   Total costs and expenses..............   4,357,647   4,400,209   11,164,433
                                          -----------  ----------  -----------
Loss from operations.....................  (1,850,915)   (226,406)  (4,649,781)
Other income (expense):
 Interest income.........................       6,681       5,983       28,797
 Interest expense........................    (146,148)   (268,869)    (311,946)
 Miscellaneous...........................      15,239      32,997     (141,674)
                                          -----------  ----------  -----------
Net other expense........................    (124,228)   (229,889)    (424,823)
                                          -----------  ----------  -----------
Net loss................................. $(1,975,143) $ (456,295) $(5,074,604)
                                          ===========  ==========  ===========


                            See accompanying notes.

                          UNITED STATES INTERNET, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                       Total
                                            Common   Accumulated   Stockholders'
                                            Stock      Deficit        Deficit
                                          ---------- ------------  -------------
Balance at December 31, 1995............  $1,114,405 $ (2,968,147)  $(1,853,742)
 Net loss...............................         --    (1,975,143)   (1,975,143)
 Issuance of common stock...............     503,456          --        503,456
 Stock warrants issued..................      17,507          --         17,507
                                          ---------- ------------   -----------
Balance at December 31, 1996............   1,635,368   (4,943,290)   (3,307,922)
 Net loss...............................         --      (456,295)     (456,295)
 Issuance of common stock...............     951,827          --        951,827
 Stock warrants issued..................      13,156          --         13,156
                                          ---------- ------------   -----------
Balance at December 31, 1997............   2,600,351   (5,399,585)   (2,799,234)
 Net loss...............................         --    (5,074,604)   (5,074,604)
 Issuance of common stock...............   4,607,049          --      4,607,049
 Stock warrants issued..................     240,705          --        240,705
                                          ---------- ------------   -----------
Balance at December 31, 1998............  $7,448,105 $(10,474,189)  $(3,026,084)
                                          ========== ============   ===========



                            See accompanying notes.

                          UNITED STATES INTERNET, INC.

                            STATEMENTS OF CASH FLOWS

                                                Year ended December 31
                                           -----------------------------------
                                              1996        1997        1998
                                           -----------  ---------  -----------
Operating activities
Net loss.................................  $(1,975,143) $(456,295) $(5,074,604)
Adjustments to reconcile net loss to net
 cash used in operating activities:
Depreciation and amortization............      277,448    549,315    1,065,503
Provision for doubtful accounts..........      225,763    141,316      334,455
Amortization of debt discount............          --         --        64,033
Stock appreciation expense (benefit).....      581,378   (598,861)   3,340,678
Debt conversion expense..................          --         --       108,915
Employee stock compensation expense......          --         --        60,000
(Gain) loss on sale or disposal of
 equipment...............................       (6,971)   (26,158)      39,117
Changes in operating assets and
 liabilities, net of effects from
 purchase of businesses:
   Accounts receivable...................     (291,737)  (140,150)    (609,199)
   Inventory.............................      (21,019)    14,168      (40,609)
   Prepaid expenses......................      (14,694)   (16,774)     (91,211)
   Other assets..........................      (10,995)       908        2,828
   Accounts payable......................       77,588     80,081      (94,952)
   Accrued expenses and other
    liabilities..........................       95,039     33,640      151,208
   Unearned revenues.....................      137,580    202,827      102,445
   Other liabilities.....................          --         --       (16,500)
                                           -----------  ---------  -----------
Net cash used in operating activities....     (925,763)  (215,983)    (657,893)
Investing activities
Purchases of property and equipment......     (883,193)  (184,636)  (1,521,202)
Proceeds from sale of property and
 equipment...............................      463,273    142,697           --
Business acquisitions, net of cash
 acquired................................           --         --     (168,988)
Purchase of customer lists...............     (116,992)   (43,259)     (90,002)
                                           -----------  ---------  -----------
Net cash used in investing activities....     (536,912)   (85,198)  (1,780,192)
Financing activities
Net proceeds under line of credit........      135,000         --           --
Proceeds from issuance of long-term
 debt....................................    1,199,018     66,700    3,132,760
Principal payments on long-term debt.....      (14,986)   (33,307)     (76,030)
Payments on obligations under capital
 leases..................................      (42,675)  (232,033)    (464,275)
Proceeds from issuance of stockholder
 notes...................................          --         --        35,000
Principal payments of stockholder notes..          --         --      (230,185)
Net proceeds from issuance of common
 stock...................................      259,685    533,773      116,927
                                           -----------  ---------  -----------
Net cash provided by financing
 activities..............................    1,536,042    335,133    2,514,197
                                           -----------  ---------  -----------
Net increase in cash and cash
 equivalents.............................       73,367     33,952       76,112
Cash and cash equivalents at beginning of
 year....................................       90,840    164,207      198,159
                                           -----------  ---------  -----------
Cash and cash equivalents at end of
 year....................................  $   164,207  $ 198,159  $   274,271
                                           ===========  =========  ===========
Supplemental cash flow information
Cash paid for interest...................  $    62,731  $ 210,795  $   247,913
                                           ===========  =========  ===========
Capital lease obligations incurred.......  $   509,893  $ 405,131  $   739,688
                                           ===========  =========  ===========
Stock issued for customer base...........  $   140,774  $     --   $    61,435
                                           ===========  =========  ===========
Stock issued in business acquisition.....  $       --   $     --   $ 3,832,473
                                           ===========  =========  ===========
Conversion of long-term debt to stock....  $    32,325  $ 418,054  $   430,140
                                           ===========  =========  ===========
Stock purchase warrants issued...........  $    88,179  $  13,156  $   240,705
                                           ===========  =========  ===========
Debt issued for customer base............  $       --   $ 169,300  $       --
                                           ===========  =========  ===========

                            See accompanying notes.

                          UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998


1. Organization

  United States Internet, Inc. (the "Company") was incorporated in 1994 and has points of presence in Tennessee, Virginia, Kentucky and Alabama. The Company's principal business is to provide access to the Internet, design and host web pages on the Internet and resell Internet hardware and software.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Basis of Financial Statement Presentation

  The accompanying financial statements have been presented in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has a significant working capital deficiency and has incurred operating losses for the years ended December 31, 1996, 1997 and 1998. Management believes that actions presently being taken, as described below, and the remaining facility with Ascend Communications will provide the Company with sufficient funds to continue as a going concern. Such actions include but are not limited to operating under a newly signed telephone service agreement with a competitive local exchange carrier which is expected to reduce the cost of telephone services provided to its subscriber base, continued investments in its network infrastructure to increase its network efficiency and capacity to serve additional subscribers, and employing marketing strategies to increase its subscriber base.

  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates and such differences could be material.

                          UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998

2. Summary of Significant Accounting Policies (continued)

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Inventories

  Inventories consists of purchased goods for resale and is stated at the lower of cost or market on a first-in, first-out (FIFO) method.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1996, 1997 and 1998.

 Acquired Customer Base

  The Company capitalizes the purchase price paid to acquire customer bases from other Internet Service Providers ("ISPs"). Amortization is provided using the straight-line method over three years commencing when the customer base is received.

  Accumulated amortization was $163,637, and $641,589 at December 31, 1997 and 1998, respectively.

 Stock Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. SFAS 123 allows companies to account for stock-based compensation under either the new provisions of SFAS 123 or the provisions of Accounting Principles Board Opinion No. 25

                          UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998

2. Summary of Significant Accounting Policies (continued)

("APB 25"), Accounting for Stock Issued to Employees, but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company has chosen to continue accounting for its stock-based compensation in accordance with the provisions of APB 25.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

 Cost of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also includes fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per- user charge, other license fees paid to third-party software vendors, product costs and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1996, 1997 and 1998, the Company expensed $62,366, $17,582 and $107,608, respectively, as advertising costs.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

  At December 31, 1998, approximately $225,691 of cash is deposited in one financial institution. Credit risk is subject to the financial security of these institutions.

  Accounts receivable are unsecured and due under stated terms. Credit risk with respect to accounts receivable is subject to the financial security of each customer. The Company does not require collateral. The Company maintains reserves for credit losses and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base.

                          UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998

2. Summary of Significant Accounting Policies (continued)

 Fair Value of Financial Instruments

  The fair value of the Company's financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable and accounts payable approximated carrying value, principally because of the short maturity of these items.

  The carrying amounts of the long-term debt payable approximate fair value due to the interest rates on these agreements approximating the Company's incremental borrowing rates, and the fair values of capitalized lease obligations approximate carrying value based on their effective rates compared to current market rates.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  The Company attempts to maintain alternative vendors for required products. Its modems, terminal servers and high-performance routers, which are important components of its network, are currently acquired from four sources. Some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Income Taxes

  The Company accounts for income taxes using the liability method. The liability method provides that deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences." Temporary differences result from the use of different accounting methods for financial statement and income tax reporting purposes.

                          UNITED STATES INTERNET, INC

                        December 31, 1996, 1997 and 1998


3. Property and Equipment

  Property and equipment consisted of the following:

                                                               December 31
                                                          ---------------------
                                                             1997       1998
                                                          ---------- ----------
Computer equipment....................................... $1,838,870 $4,161,898
Furniture, fixtures, and office equipment................     87,591    134,597
Leasehold improvements...................................     11,182     40,104
                                                          ---------- ----------
                                                           1,937,643  4,336,599
Less accumulated depreciation and amortization...........    511,803  1,024,746
                                                          ---------- ----------
                                                          $1,425,840 $3,311,853
                                                          ========== ==========

4. Long-Term Debt

  Long-term debt consists of the following:

                                                                December 31
                                                            --------------------
                                                              1997      1998
                                                            -------- -----------
     Ascend Communications promissory note due through
      2001, bearing interest at prime rate (7.75% at
      December 31, 1998), with monthly payments of
      interest only through February 1999 and then in
      monthly principal and interest payments of $86,146
      which increase to $145,112 in December 1999.........  $    --  $ 2,968,484
     First American National Bank promissory note due May
      31, 2001, bearing interest at 8.5%, with monthly
      principal and interest payments of $6,314...........       --      164,985
     National Bank of Blacksburg note payable due October
      31, 2002, bearing interest at prime rate (7.75% at
      December 31, 1998), with monthly payments of
      interest only through October 1, 1998, and then in
      monthly principal and interest payments of $4,154...   169,300     163,300
     Unsecured notes with interest at prime rate (7.75% at
      December 31, 1998) plus 1%..........................       --      200,000
     Line of credit.......................................   200,000         --
                                                            -------- -----------
                                                             369,300   3,496,769
     Less current portion.................................    42,116     976,583
                                                            -------- -----------
     Long-term portion....................................  $327,184 $ 2,520,186
                                                            ======== ===========

                          UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998


4. Long-Term Debt (continued)

  In March 1998, the Company entered into a working capital and equipment purchase facility with Ascend Communications allowing up to $5,878,000 to be provided in scheduled draws through December 1999. These notes are secured by equipment, inventories and accounts receivable. In connection with this facility, the Company issued a warrant to purchase 28,299 shares of common stock at an exercise price of $0.01 per share. The warrants are immediately exercisable and expire on March 31, 2001. Under the conditions of this agreement any unexercised warrants at the date of expiration will automatically be converted to common stock based on the difference between the fair market value of the common stock, at such date, and the warrant exercise price, divided by the fair value of the common stock, at such date. Of the approximate $3,145,000 borrowed under this facility during 1998, approximately $200,000 has been allocated to the value of the warrants, thereby providing a discount on the note. During the year ended December 31, 1998, the Company recognized interest expense of $54,759 in connection with the amortization of the debt discount on the Ascend Communications note.

  The First American National Bank note was entered into on May 31, 1998, resulting from the maturity of a $200,000 revolving credit facility. The note is collateralized by various operating equipment and requires the Company to maintain two financial statement covenants; a debt service coverage covenant required at December 31, 1998 and a minimum tangible net worth covenant required at December 31, 1999. At December 31, 1998 the Company was in violation of the debt service covenant and therefore, the entire outstanding balance of $163,300 has been included in the current portion of long-term debt.

  The National Bank of Blacksburg note is collateralized by accounts receivable from customers serviced by the related financed Internet equipment located in Blacksburg, Virginia.

  Maturities of long-term debt as of December 31, 1998, are as follows:

            1999.............................. $  976,583
            2000..............................  1,544,463
            2001..............................    735,745
            2002..............................     39,978
            2003..............................        --
            Thereafter........................    200,000
                                               ----------
                                               $3,496,769
                                               ==========

                          UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998


5. Stockholder Notes Payable

Stockholder notes payable consist of the following:

                                                              December 31
                                                          --------------------
                                                             1997       1998
                                                          ----------  --------
   Unsecured notes payable...............................  $ 316,700  $324,447
   Convertible notes due in May 1998 bearing interest at
    6%, payable annually. The notes are convertible to
    shares of the Company's common stock at the option of
    the holder on or before the scheduled maturity date
    at a rate of one share per $7.50 of note payable         527,753       --
   Secured notes payable.................................    113,696       --
                                                          ----------  --------
                                                             958,149   324,447
   Less current portion..................................    881,708   145,418
                                                          ----------  --------
   Long-term portion..................................... $   76,441  $179,029
                                                          ==========  ========

  Maturities of stockholder notes payable as of December 31, 1998, are as follows:

            1999................................  $145,418
            2000................................   152,058
            2001................................    26,971
                                                  --------
                                                  $324,447
                                                  ========

  During 1998 the Company offered an inducement to the convertible noteholders to convert their notes to common stock at $5.50 per share, and issued an additional $35,000 in convertible stockholder notes payable. Approximately $395,000 of convertible notes were converted into common stock at $5.50 per share, resulting in issuance of 68,184 shares of common stock. Approximately $30,000 of these notes were converted at $7.50 per share, the original conversion rate for the notes, resulting in an issuance of 4,058 shares of common stock and the remaining notes, approximately $130,000, were repaid in cash. In connection with these notes, accrued interest in the amount of approximately $21,900 was converted into common stock at $5.50 per share, resulting in an issuance of 3,982 shares of common stock. Warrants to purchase common stock, granted in connection with the note issuances, were exercised at an exercise price of $0.50 per share, resulting in an issuance of 3,989 shares of common stock. In connection with these notes converted to common stock, the Company granted conversions at a price per share of Company stock less than fair value at the time of such conversion, recognizing approximately $110,000 of debt conversion expense during 1998. The Company recognized interest expense of $22,270, $42,197 and $45,533 during the years ended December 31, 1996, 1997 and 1998, respectively, in connection with the amortization of a debt discount on the stockholder notes.

                          UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998


6. Income Taxes

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets are as follows:

                                                              December 31
                                                         ----------------------
                                                            1997        1998
                                                         ----------  ----------
Assets:
Net operating loss carryforwards........................ $1,228,034  $3,035,456
Amortization of customer lists..........................     52,049      92,598
Bad debt reserves.......................................    122,968     197,581
Stock appreciation rights...............................    669,235     441,854
Other...................................................         50         --
Valuation allowance..................................... (2,009,342) (3,669,980)
                                                         ----------  ----------
Net deferred tax assets.................................     62,994      97,509
Liabilities:
Depreciation............................................     62,994      97,509
                                                         ----------  ----------
Net deferred tax assets................................. $      --   $      --
                                                         ==========  ==========

  The Company has net operating loss carryforwards aggregating approximately $7,996,460. The carryforwards expire in various years through 2017.

 Effective Rate Reconciliation

                                                      December 31
                                            ---------------------------------
                                              1996       1997        1998
                                            ---------  ---------  -----------
U.S. statutory rate........................        34%        34%          34%
                                            ---------  ---------  -----------
Income tax provision at U.S. statutory
 rate...................................... $(660,205) $(166,484) $(1,517,540)
State taxes................................   (76,760)   (15,641)    (173,000)
Change in valuation allowance..............   735,807    149,934    1,660,638
Other......................................     1,158     32,191       29,902
                                            ---------  ---------  -----------
Income tax provision....................... $     --   $     --   $       --
                                            =========  =========  ===========

7. Stockholders' Deficit

 Stock Options

  The Company adopted a nonqualified and qualified stock option plan, effective June 1, 1995, for granting of options to key employees and for granting of options to nonemployee directors. The aggregate number of common shares reserved for issuance under these plans is 600,000 shares. The option price, number of shares and grant date under these plans are determined at the discretion of the Stock Option Committee ("the Committee") of the Company's Board of Directors.

                         UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998


7. Stockholders' Deficit (continued)

 Stock Options (continued)

  The Committee may also include stock appreciation rights in any option granted under the Plan. Such rights shall entitle the holder, upon exercising the right, to receive in cash or property up to 100% of the excess of the fair market value, on the date of such exercise, over the option price of the common stock. Exercise of the rights precludes the holder from exercising the options. The holder is not required to make a payment in order to exercise the right.

  Stock appreciation rights are included in all 532,046 stock options. The stock appreciation rights liability reflects the excess of the fair market value of $12.08 per share of common stock at December 31, 1998, over the option price of the common stock. The rights terminate upon a change in control as defined in the agreement and are required to be settled in cash or options to purchase common stock of the acquiror.

  The following table summarizes information about fixed-price stock options outstanding at December 31, 1998:

        Range of           Number         Options Outstanding     Weighted-
        Exercise       Outstanding at      Average Remaining       Average
         Prices       December 31, 1998    Contractual Life     Exercise Price
        --------      -----------------   -------------------   --------------
      $0.00--$2.20         362,585               5.80               $1.22
      $6.00--$7.50          18,000               7.33               $7.33
      $3.32--$5.72          59,500               7.22               $4.78
      $1.00--$10.00         91,961               8.52               $6.90

  Had compensation expense related to the stock option plan been determined based on fair value at the grant date for options granted during the years ended December 31, 1996, 1997 and 1998 consistent with the provisions of SFAS 123, rather than as stock appreciation rights in accordance with APB 25, the Company's net loss would have been $1,408,760, $1,248,461 and $1,966,065, respectively.

  The effect of applying SFAS 123 pro forma net income as stated above is not necessarily representative of the effects on reported net income for future periods due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

  The fair value of each option grant is estimated on the date of grant using the minimum value option pricing fair value model with the following weighted-average assumptions used for 1996, 1997 and 1998 respectively: divided yield of 0%, risk-free interest rates of 6.33%, 6.24% and 6.48%, no weighted average volatility factors and expected life of the option terms of 7 years. The weighted average fair values of options granted during the years ended December 31, 1996, 1997 and 1998 were $2.45, $2.63 and $2.91 respectively.

                          UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998

7. Stockholders' Deficit (continued)

 Stock Options (continued)

  As of December 31, 1998, the Company had reserved 54,414 shares of common stock for future issuances under the Option Plan.

  A summary of the Company's option activity and related information follows:

                                                                Weighted Average
                                                       Options   Exercise Price
                                                       -------  ----------------
   Outstanding at January 1, 1996..................... 371,585       $ 1.21
     Granted..........................................  25,000       $ 6.48
     Exercised........................................  (1,000)      $(6.00)
                                                       -------
   Outstanding at December 31, 1996................... 395,585       $ 1.53
     Granted..........................................  68,500       $ 4.41
     Stock appreciation rights exercised..............  (2,340)      $(3.49)
     Canceled.........................................  (5,460)      $(5.72)
     Exercised........................................    (200)      $(5.47)
                                                       -------
   Outstanding at December 31, 1997................... 456,085       $ 1.90
     Granted..........................................  93,961       $ 6.56
     Stock appreciation rights exercised..............  (1,962)      $ 6.86
     Canceled.........................................  (8,000)      $ 1.25
     Exercised........................................  (8,038)      $ 2.74
                                                       -------
   Outstanding at December 31, 1998................... 532,046       $ 2.70
                                                       =======

  Exercise prices for options outstanding as of December 31, 1998 range from $0 to $10.00 per share. Options outstanding at December 31, 1998 had a weighted average remaining contractual life of 5.93 years. There were 395,585, 438,085 and 498,546 options exercisable at December 31, 1996, 1997 and 1998, respectively.

 Stock Warrants

  As discussed in Note 4, Long-Term Debt, and Note 5, Stockholder Notes Payable, the Company has issued warrants to purchase common stock of the Company in connection with various debt agreements. At December 31, 1998, the Company had outstanding warrants as follows:

                                                          Per Share  Expiration
                                               Warrants   Exercise  of Exercise
                                              Outstanding   Price       Term
                                              ----------- --------- ------------
      Related parties........................   12,752      $0.01   1999 to 2003
      Other..................................   28,299       0.01   1999 to 2003

  The related parties are certain officers of the Company.

                          UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998

7. Stockholders' Deficit (continued)

 Employee Stock Grant

  In addition to the stock options discussed above, the Company granted 6,000 shares of restricted common stock, with a market value at the date of issuance of $10.00, to two employees during 1998. The ability to sell this common stock was restricted to the earlier of 12 months after issue or the date of an initial public offering.

8. Commitments and Contingencies

 Lease Commitments

  The Company leases real estate from stockholders and is responsible for repairs, taxes and other expenses. The Company also leases various office and computer equipment under noncancelable operating lease agreements which generally provide for renewal terms. Rent expense for the years ended December 31, 1996, 1997 and 1998, was $63,780, $99,118 and $145,770 respectively, including rent to the stockholders of $49,072, $49,072 and $76,896, respectively.

  The Company leases certain computer equipment under agreements which have been accounted for as capital leases. The related computer equipment had a cost of $1,822,168 and accumulated amortization of $438,241 at December 31, 1998.

  In 1997, the Company entered into a sale-leaseback transaction for $86,067 of computer equipment. Under terms of the agreement, the Company will make scheduled payments of principal and interest through December 1999, at which time the Company intends to purchase the equipment for 5% of the original purchase price. As of December 31, 1997, a deferred loss of $6,258 is included in other assets related to this transaction. The deferred loss is being amortized using the straight-line method over the life of the lease.

                          UNITED STATES INTERNET, INC.

                       December 31, 1996, 19976 and 1998

8. Commitments and Contingencies (continued)

  Minimum future lease payments under operating leases together with the present value of the net minimum lease payments under capital leases including amounts due under the sale-leaseback transaction, as of December 31, 1998, are summarized as follows:

                                                          Operating
                                               Stockholders  Other    Capital
                                               ------------ -------- ----------
      1999...................................    $107,472   $113,203 $  796,526
      2000...................................      28,324     39,875    366,323
      2001...................................                 13,360    135,863
      2002...................................                    662     37,828
                                                 --------   -------- ----------
      Total minimum lease payments...........    $135,796   $167,100  1,336,540
                                                 ========   ======== ==========
      Less amounts representing interest.....                           174,643
                                                                     ----------
      Present value of minimum lease payments
       (including $682,654 classified as
       current)..............................                        $1,161,897
                                                                     ==========

  The Company has certain line usage commitments with numerous communications companies aggregating $1,980,893, $513,122 and $30,844 in 1999, 2000 and 2001,
respectively.

9.  Acquisitions

  During 1998, the Company purchased the listings of customers of four internet service providers totaling approximately 2,008 customers for $174,260. In addition, the purchase agreements included non-compete provisions. The purchase price was settled in Company common stock and cash with a portion of the cash payment made over a six month period. The cost of these purchases have been allocated to customer base, which is being amortized over three years.

  In September and October 1998, the Company acquired all of the outstanding stock of three internet service providers. The aggregate purchase price was $4,052,493 consisting of 336,988 shares of the Company's common stock valued at either $11.36 or $11.45 a share and cash of $220,020. The acquired companies were merged into the Company. The acquisitions were accounted for under the purchase method of accounting. Accordingly, net assets acquired have been recorded based on their estimated fair market values at the date of acquisition.

                          UNITED STATES INTERNET, INC.

                        December 31, 1996, 1997 and 1998


9. Acquisitions (continued)

  The unaudited pro forma results of operations set forth below assumes the acquisitions had occurred at the beginning of the periods presented.

                                                        Year ended December 31
                                                        -----------------------
                                                           1997        1998
                                                        ----------  -----------
      Revenues......................................... $6,233,551  $ 8,547,422
                                                        ==========  ===========
      Net loss......................................... $ (481,184) $(4,625,183)
                                                        ==========  ===========

  In connection with one of the acquisitions the Company issued a promissory note in favor of the previous owner for $500,000. The promissory note is held in escrow and will only be released contingent on the Company, or any successor entity, failing to file an effective registration statement in connection with an initial public offering of its capital stock by June 30, 1999. No liability has been recorded in respect of this note as its release is not considered probable.

10. Pending Transaction

  During 1998, the Company's stockholders entered into an agreement whereby they will sell their shares in the Company to OneMain.com., Inc. ("OneMain.com) The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrent with the consummation of the initial public offering ("IPO") of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999, and the revenues for the Company for the period from April 1, 1998, through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Members
Internet Partners of America, LC

  We have audited the accompanying balance sheets of Internet Partners of America, LC, as of December 31, 1997 and 1998, and the related statements of operations, members' deficit, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Partners of America, LC at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Little Rock, Arkansas
January 29, 1999

                        INTERNET PARTNERS OF AMERICA, LC

                                 BALANCE SHEETS

                                                             December 31
                                                        -----------------------
                                                           1997        1998
                                                        ----------  -----------
                        Assets
Current assets:
 Accounts receivable, net of allowance for doubtful
  accounts of $183,120 and $93,310 at December 31,
  1997 and 1998, respectively.........................  $   35,132  $    20,142
 Due from members.....................................          --      232,990
                                                        ----------  -----------
Total current assets..................................      35,132      253,132
Property and equipment, net...........................   1,769,892    1,946,186
Intangible assets, net................................     554,670    1,443,004
Deposits..............................................         339           --
                                                        ----------  -----------
Total assets..........................................  $2,360,033  $ 3,642,322
                                                        ==========  ===========
           Liabilities and Members' Deficit
Current liabilities:
 Line of credit.......................................  $  221,000  $   150,000
 Cash overdraft.......................................     162,587      184,906
 Accounts payable.....................................     132,604      426,204
 Accrued expenses.....................................      50,424       95,586
 Unearned revenues....................................      25,475       69,582
 Current maturities of long-term debt.................   1,625,351      802,236
 Due to seller........................................      94,096      454,709
 Due to members.......................................      30,000       22,500
                                                        ----------  -----------
Total current liabilities.............................   2,341,537    2,205,723
Long-term debt........................................     337,307    2,600,145
Members' deficit......................................    (318,811)  (1,163,546)
                                                        ----------  -----------
Total liabilities and members' deficit................  $2,360,033  $ 3,642,322
                                                        ==========  ===========


                            See accompanying notes.

                        INTERNET PARTNERS OF AMERICA, LC

                            STATEMENTS OF OPERATIONS

                                                Year ended December 31
                                          ------------------------------------
                                             1996         1997         1998
                                          -----------  -----------  ----------
Revenues:
 Access revenues......................... $   898,316  $ 1,745,445  $4,274,630
 Other revenues..........................      32,673      111,356     150,947
                                          -----------  -----------  ----------
   Total revenues........................     930,989    1,856,801   4,425,577
Costs and expenses:
 Cost of access revenues.................     671,113      976,397   1,859,301
 Cost of other revenues..................      14,395       37,116      41,506
 Operations and customer support.........     696,273      402,133     583,987
 Sales and marketing.....................     172,273      263,654     349,409
 General and administrative..............     364,566      626,447   1,471,226
 Amortization............................      27,614       77,986     127,405
 Depreciation............................     147,151      452,170     511,924
                                          -----------  -----------  ----------
   Total costs and expenses..............   2,093,385    2,835,903   4,944,758
                                          -----------  -----------  ----------
Loss from operations.....................  (1,162,396)    (979,102)   (519,181)
Other income and (expense):
 Other income............................      18,629       24,750          --
 Interest expense........................     (47,418)    (218,936)   (250,054)
                                          -----------  -----------  ----------
Net loss................................. $(1,191,185) $(1,173,288) $ (769,235)
                                          ===========  ===========  ==========


                            See accompanying notes.

                        INTERNET PARTNERS OF AMERICA, LC

                         STATEMENTS OF MEMBERS' DEFICIT

                                            Members    Accumulated
                                            Capital      Deficit       Total
                                           ----------  -----------  -----------
Balance at December 31, 1995.............  $  300,000  $  (150,265) $   149,735
 Conversion of debt to equity............   1,614,670           --    1,614,670
 Net loss................................          --   (1,191,185)  (1,191,185)
                                           ----------  -----------  -----------
Balance at December 31, 1996.............   1,914,670   (1,341,450)     573,220
 Capital contributions...................     281,257           --      281,257
 Net loss................................          --   (1,173,288)  (1,173,288)
                                           ----------  -----------  -----------
Balance at December 31, 1997.............   2,195,927   (2,514,738)    (318,811)
 Capital distributions...................     (75,500)          --      (75,500)
 Net loss................................          --     (769,235)    (769,235)
                                           ----------  -----------  -----------
Balance at December 31, 1998.............  $2,120,427  $(3,283,973) $(1,163,546)
                                           ==========  ===========  ===========


                            See accompanying notes.

                        INTERNET PARTNERS OF AMERICA, LC

                            STATEMENTS OF CASH FLOWS

                                                Year ended December 31
                                          -------------------------------------
                                             1996         1997         1998
                                          -----------  -----------  -----------
Operating activities:
Net loss................................  $(1,191,185) $(1,173,288) $  (769,235)
Adjustments to reconcile net loss to net
 cash provided by (used in) operating
 activities:
 Depreciation and amortization..........      174,765      530,156      639,329
 Provision for doubtful accounts........      180,061       79,250       63,000
Changes in operating assets and
 liabilities:
 Accounts receivable....................     (253,098)     (40,215)     (48,010)
 Other current assets...................           --         (339)         339
 Cash overdraft.........................       35,191      127,396       22,319
 Accounts payable.......................       62,013       64,275      293,600
 Accrued expenses.......................       27,897       (1,180)      45,162
 Unearned revenues......................           --       25,475       44,107
                                          -----------  -----------  -----------
Net cash provided by (used in) operating
 activities.............................     (964,356)    (388,470)     290,611
Investing activities:
Purchases of property and equipment.....   (1,124,112)    (878,188)    (932,208)
Purchases of customer lists.............     (202,899)    (456,023)    (625,530)
                                          -----------  -----------  -----------
Net cash used in investing activities...   (1,327,011)  (1,334,211)  (1,557,738)
Financing activities:
Net proceeds (repayments) under line of
 credit.................................           --      221,000      (71,000)
Proceeds from issuance of long-term
 debt...................................      785,000    1,468,150    3,274,290
Principal payments of long-term debt....      (12,766)    (277,726)  (1,928,663)
Net borrowings from (payments to)
 members................................           --       30,000       (7,500)
Proceeds from members' capital
 contributions..........................    1,514,670      281,257           --
                                          -----------  -----------  -----------
Net cash provided by financing
 activities.............................    2,286,904    1,722,681    1,267,127
                                          -----------  -----------  -----------
Net increase (decrease) in cash.........       (4,463)          --           --
Cash at beginning of year...............        4,463           --           --
                                          -----------  -----------  -----------
Cash at end of year.....................  $        --  $        --  $        --
                                          ===========  ===========  ===========
Supplemental cash flow information:
Liability incurred for acquisition of
 ISP (Note 11)..........................  $        --  $    94,096  $   454,709
                                          ===========  ===========  ===========
Due from members--sale of land and
 building (Note 10).....................  $        --  $        --  $   232,990
                                          ===========  ===========  ===========
Non-Cash distribution to members........  $        --  $        --  $    75,500
                                          ===========  ===========  ===========
Cash paid for interest..................  $    43,138  $   213,792  $   247,243
                                          ===========  ===========  ===========

                            See accompanying notes.

                        INTERNET PARTNERS OF AMERICA, LC

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1998

1. Organization

  Internet Partners of America, LC (the "Company") is a regional provider of Internet access. The Company was formed in Arkansas on May 12, 1995 and began marketing services in June 1995. The Company's targeted markets include Arkansas, Missouri, and Oklahoma.

  The Company will terminate on December 31, 2025, unless dissolved earlier in accordance with the Company agreement.

  The Company expects to continue focusing on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of

                        INTERNET PARTNERS OF AMERICA, LC

2. Summary of Significant Accounting Policies (continued)

Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1996, 1997 and 1998.

 Intangible Assets

  The Company capitalizes specific costs incurred for the purchase of customer bases from other Internet Service Providers ("ISPs"). The customer acquisition costs include the actual fee paid to the selling ISP as well as legal expenses specifically related to the transactions. Amortization is provided using the straight-line method over five years commencing when the customer base is received.

 Revenue Recognition

  The Company recognizes Internet access revenues when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1996, 1997 and 1998, the Company incurred approximately $63,000, $89,000 and $134,000, respectively, in advertising costs.

 Income Taxes

  The Company is organized as a limited liability company under the laws of the state of Arkansas. The Company is taxed under the partnership provisions of the Internal Revenue Code (the "Code"). Under the partnership provisions of the Code, the members of the limited liability company include the Company's income on their personal income tax returns. Accordingly, the Company is not subject to federal and state corporate income taxes.

                        INTERNET PARTNERS OF AMERICA, LC

2. Summary of Significant Accounting Policies (continued)

  The unaudited pro forma income tax information included in Note 5 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and certain state income taxes for each of the three years in the period ended December 31, 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral.

  The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management believes alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from three sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Reclassification

  Certain reclassifications have been made in prior years' financial statements to conform to the current year's presentation.

                        INTERNET PARTNERS OF AMERICA, LC

3. Property and Equipment

  Property and equipment consisted of the following:

                                                              December 31
                                                         ----------------------
                                                            1997        1998
                                                         ----------  ----------
Land and building....................................... $  328,434  $       --
Computer equipment......................................  1,489,698   2,254,571
Furniture, fixtures, and office equipment...............    437,836     668,976
                                                         ----------  ----------
                                                          2,255,968   2,923,547
Less accumulated depreciation...........................   (486,076)   (977,361)
                                                         ----------  ----------
                                                         $1,769,892  $1,946,186
                                                         ==========  ==========

4. Intangible Assets

  Intangible assets consisted of the following:

                                                               December 31
                                                           --------------------
                                                             1997       1998
                                                           --------  ----------
Intangible Assets......................................... $660,270  $1,676,009
Less accumulated amortization............................. (105,600)   (233,005)
                                                           --------  ----------
                                                           $554,670  $1,443,004
                                                           ========  ==========

5. Income Taxes

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 12), the Company's status as an LLC under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax asset before valuation allowance of $35,929 as of December 31, 1998, had the termination of its election to be treated as an LLC occurred on this date.

  No pro forma income tax provision (benefit) is reflected for each of the three years in the period ended December 31, 1998 as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

6. Line of Credit

  In 1997 and 1998, the Company had a line of credit with a bank allowing for borrowings of up to $350,000. Borrowings against this line bear interest at 10%. This line was secured by and personally guaranteed by the members. Borrowings of $221,000 were outstanding against this line at December 31, 1997. No borrowings were outstanding against this line at December 31, 1998.

                        INTERNET PARTNERS OF AMERICA, LC

6. Line of Credit (continued)

  In 1998, the Company had a line of credit with a bank allowing for borrowings of up to $150,000. Borrowings against this line bear interest at the prime rate (8.25% as of December 31, 1998), as defined in the agreement, and were personally guaranteed by the members. Borrowings of $150,000 were outstanding against this line at December 31, 1998.

7. Long-term Debt

  Long-term debt consisted of the following:

                                                                December 31
                                                             ------------------
                                                               1997     1998
                                                             -------- ---------
Note payable to a bank in monthly installments of $3,500,
 including interest at 8.25%, until March, 1999, when all
 outstanding principal and interest are due, secured by a
 mortgage..................................................  $252,542 $ 234,705
Note payable to a bank in monthly installments of $34,956,
 including interest at 8.25%, until May, 2003, when all
 outstanding principal and interest are due, secured by a
 mortgage and a security agreement.........................        -- 2,743,171
Note payable to a firm in monthly installments of $415,
 including interest at 2.9%, until January, 2002, when all
 outstanding principal and interest are due, secured by a
 vehicle...................................................        --    15,054
Unsecured note payable to an individual in monthly
 installments of $2,702, including interest at 8.5%, until
 August, 1999, when all outstanding principal and interest
 are due...................................................        --    23,421
Unsecured note payable to an individual in monthly
 installments of $3,538, including interest at 8.5%, until
 April, 2002...............................................        --    53,335
Unsecured note payable to a firm in monthly installments of
 $3,941, including interest at 8.5%, until January, 2002...        --    66,376
Unsecured note payable to a bank, with interest at 9.25%
 payable monthly until July, 1999..........................        --   225,000
Note payable to a firm in monthly installments of $2,686,
 including interest at 8.5%, until June 2000, when all
 outstanding principal and interest are due, secured by a
 purchase agreement........................................        --    41,319
Note payable to a firm in monthly installments of $4,686,
 including interest at 9%, until July, 1998, when all
 outstanding principal and interest are due, secured by
 equipment.................................................    49,495        --
Note payable to an individual in monthly installments of
 $875, including interest at 9%, until October, 1998, when
 all outstanding principal and interest are due, secured by
 equipment.................................................     9,200        --
Note payable to a bank, with interest at prime, as defined,
 plus 1% payable quarterly until May, 1997.................   348,846        --
Note payable to a bank in monthly installments of $2,498,
 including interest at 9.75%, until April, 1999, when all
 outstanding principal and interest are due, secured by a
 mortgage..................................................   150,000        --

                        INTERNET PARTNERS OF AMERICA, LC

7. Long-term Debt (continued)

                                                             December 31
                                                        ----------------------
                                                           1997        1998
                                                        ----------  ----------
Note payable to a bank due on demand, or if no demand
 is made, in monthly installments of $8,877, including
 interest at 10%, until May, 1998, when all
 outstanding principal and interest are due, secured
 by equipment.........................................  $  327,961  $       --
Note payable to a bank in July, 1998, with interest at
 9.25% payable monthly until July, 1998, secured by
 equipment............................................     250,000          --
Unsecured note payable to a bank due on demand, or if
 no demand is made, in monthly installments of $2,588,
 including interest at 9.5%, until December, 1999,
 when all outstanding principal and interest are
 due..................................................     204,685          --
Note payable to a bank on demand, or if no demand is
 made, in monthly installments of $4,977, including
 interest at 9%, until May, 1998, when all outstanding
 principal and interest are due, secured by
 equipment............................................     180,306          --
Note payable to a bank in monthly installments of
 $5,000, including interest at 9.25%, until February,
 2000, when all outstanding principal and interest are
 due..................................................     121,163          --
Note payable to a bank in monthly installments of
 $4,611, including interest at 9.5%, until April,
 1999, when all outstanding principal and interest are
 due, secured by equipment............................      68,460          --
                                                        ----------  ----------
Total long-term debt..................................   1,962,658   3,402,381
Less: current maturities..............................  (1,625,351)   (802,236)
                                                        ----------  ----------
Long-term debt, net of current maturities.............  $  337,307  $2,600,145
                                                        ==========  ==========

  The Company incurred interest related to the long-term debt of $47,418, $218,936 and $250,054, for the years ended December 31, 1996, 1997 and 1998, respectively.

  Principal payments on long-term debt are as follows:

     1999............................................................ $  802,236
     2000............................................................    275,231
     2001............................................................    241,901
     2002............................................................    258,104
     2003............................................................  1,824,909
                                                                      ----------
     Total long-term debt............................................ $3,402,381
                                                                      ==========

  The notes generally contain restrictive covenants addressing certain activities of the Company and its members. The Company and its members were in violation of a covenant on a note that totaled $234,705 at December 31, 1998. The balance of this debt is classified as current at December 31, 1998.

                        INTERNET PARTNERS OF AMERICA, LC

8. Lease Commitments

  The Company leases storage space under non-cancelable operating lease agreements. The leases generally provide for renewal terms of one to three years. Rent expense for the years ended December 31, 1996, 1997 and 1998 was $32,133, $49,350 and $71,622, respectively.

  Minimum future lease payments under operating leases are summarized as follows:

     1999............................................................. $119,729
     2000.............................................................  114,027
     2001.............................................................   91,109
     2002.............................................................   78,138
     2003.............................................................   68,975
                                                                       --------
     Total minimum lease payments..................................... $471,978
                                                                       ========

  In connection with its operations, the Company has certain line usage commitments with numerous communications companies. Minimum payments under these commitments will be approximately $1,200,000, $1,200,000, $1,000,000, $700,000 and $50,000 in 1999, 2000, 2001, 2002 and 2003, respectively.

9. Contingencies

  The Company is involved in various litigation matters on an ongoing basis as a result of its day-to-day operations. However, management does not believe that any of these matters will have a material adverse effect on the Company's financial condition.

10. Related Party Transactions

  On December 14, 1998, the Company transferred certain real estate, consisting of land and a building, to its members. On that date, the land and building had a book value of $307,796 and was encumbered by a bank note with a carrying value of $232,990. According to the agreement, the Company will pay the note after the members have obtained other financing. At December 31, 1998, the Company has recorded $232,990 due from members. The $75,500 difference between the carrying value of the real estate and the amount due from the members has been recognized as a distribution to members.

  The agreement referred to above also provides that the Company lease the land and building from the members beginning January, 1999, for 60 months at the rate of $5,500 per month. The Company will account for this lease as an operating lease and this lease commitment is included in the summary of minimum future lease payments in note 8.

                        INTERNET PARTNERS OF AMERICA, LC

11. Acquisition

  On April 6, 1998, the Company completed the acquisition of substantially all of the assets of On The Net of Boliver, Missouri for approximately $867,000. Only a portion of this amount has been paid to the seller at closing and the remaining amount expected to be paid is included in Due to Seller in the balance sheet. This purchase price is to be finalized in February, 1999, based upon the number of On The Net customers that switch their service to the Company. The acquisition has been accounted for under the purchase method and, accordingly, the operating results of On The Net have been included in the operating results since the date of acquisition. On The Net is a provider of dial-up Internet access services. The acquisition resulted in $803,000 being allocated to purchased customer lists. The cost of the customer list is being amortized over a 5 year period.

12. Pending Transaction

  During 1998, the Company's members entered into an agreement whereby they will sell their interest in the Company to OneMain.com. The Company's members will exchange their interest in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's members will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999, and the revenues for the Company for the period from April 1, 1998, through June 30, 1998, multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions as described in Note 10 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
ZoomNet, Inc.

  We have audited the accompanying balance sheets of ZoomNet, Inc. (the "Company") as of December 31, 1997 and 1998 and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZoomNet, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Columbus, Ohio
January 23, 1999

                                 ZOOMNET, INC.

                                 BALANCE SHEETS

                                                               December 31,
                                                            -------------------
                                                              1997      1998
                                                            -------- ----------
                          Assets
Current assets:
 Cash and cash equivalents................................. $ 32,212 $   36,900
 Accounts receivable (less allowance for doubtful accounts
  of $16,900 and
  $39,000 at December 31, 1997 and 1998, respectively).....   32,854     61,341
 Deferred income taxes.....................................   18,261     52,095
 Prepaid expenses..........................................      205      2,475
                                                            -------- ----------
   Total current assets....................................   83,532    152,811
Property and equipment, net................................  588,983  1,016,797
Intangible assets, net of accumulated amortization of $0
 and $11,799 at
 December 31, 1997 and 1998, respectively..................       --    224,186
Other assets...............................................    8,766      8,336
                                                            -------- ----------
   Total assets............................................ $681,281 $1,402,130
                                                            ======== ==========
           Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable.......................................... $ 46,824 $  100,636
 Accrued expenses..........................................   10,852     34,475
 Income tax payable........................................    4,473     58,423
 Unearned revenues.........................................   21,180     59,355
 Line of credit............................................   23,000         --
 Short-term debt...........................................       --    100,000
 Current portion of long term debt.........................   73,954    101,512
 Current portion of capital lease obligations..............   69,202    100,714
                                                            -------- ----------
   Total current liabilities...............................  249,485    555,115
Long-term debt, net of current portion.....................  196,243    352,262
Capital lease obligations, net of current portion..........   23,714    144,790
Deferred income taxes......................................   65,006    106,042
Stockholders' equity:
 Common stock, no par value; 850 shares authorized,
  100 shares issued and outstanding........................   15,000     15,000
 Additional paid-in capital................................   55,000     55,000
 Retained earnings.........................................   76,833    173,921
                                                            -------- ----------
   Total stockholders' equity..............................  146,833    243,921
                                                            -------- ----------
   Total liabilities and stockholders' equity.............. $681,281 $1,402,130
                                                            ======== ==========

                            See accompanying notes.

                                 ZOOMNET, INC.

                            STATEMENTS OF OPERATIONS

                                                  Year ended December 31
                                               ------------------------------
                                                 1996      1997       1998
                                               --------  --------  ----------
Revenues:
 Access revenues.............................. $241,415  $769,851  $1,853,373
 Other revenues...............................   31,277    87,768     114,307
                                               --------  --------  ----------
   Total revenues.............................  272,692   857,619   1,967,680
Costs and expenses:
 Cost of access revenues......................  133,311   262,710     752,059
 Cost of other revenues.......................       --        --      20,428
 Operations and customer support..............   52,797   109,292     175,424
 Sales and marketing..........................   20,663    67,300     259,851
 General and administrative...................   60,140   154,165     339,459
 Depreciation.................................   18,314   102,602     206,776
 Amortization.................................       --        --      11,799
                                               --------  --------  ----------
   Total costs and expenses...................  285,225   696,069   1,765,796
                                               --------  --------  ----------
(Loss) income from operations.................  (12,533)  161,550     201,884
Other Income (expense):
Interest expense..............................   (1,404)  (18,144)    (40,895)
Other income (expense), net...................       --        --        (748)
                                               --------  --------  ----------
(Loss) income before provision for (benefit
 from) income taxes...........................  (13,937)  143,406     160,241
Provision for (benefit from) income taxes.....   (6,123)   57,341      63,153
                                               --------  --------  ----------
Net (loss) income............................. $ (7,814) $ 86,065  $   97,088
                                               ========  ========  ==========


                            See accompanying notes.

                                 ZOOMNET, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                Common Stock  Additional Retained       Total
                               --------------  Paid-in   (Deficit)  Stockholders'
                               Shares Amount   Capital   Earnings      Equity
                               ------ ------- ---------- ---------  -------------
Balance at December 31,
 1995........................   100   $15,000  $ 5,000   $ (1,418)    $ 18,582
 Capital contributions.......    --        --   50,000         --       50,000
 Net loss....................    --        --       --     (7,814)      (7,814)
                                ---   -------  -------   --------     --------
Balance at December 31,
 1996........................   100    15,000   55,000     (9,232)      60,768
 Net income..................    --        --       --     86,065       86,065
                                ---   -------  -------   --------     --------
Balance at December 31,
 1997........................   100    15,000   55,000     76,833      146,833
 Net income..................    --        --       --     97,088       97,088
                                ---   -------  -------   --------     --------
Balance at December 31,
 1998........................   100   $15,000  $55,000   $173,921     $243,921
                                ===   =======  =======   ========     ========



                            See accompanying notes.

                                 ZOOMNET, INC.

                            STATEMENTS OF CASH FLOWS

                                                    Year ended December 31
                                                  ----------------------------
                                                    1996      1997      1998
                                                  --------  --------  --------
Operating activities:
Net (loss) income...............................  $ (7,814) $ 86,065  $ 97,088
Adjustments to reconcile net (loss) income to
 net cash provided by operating activities:
 Depreciation...................................    18,314   102,602   206,776
 Amortization...................................        --        --    11,799
 Allowance for doubtful accounts................     2,500    14,200    22,100
 Provision for deferred income taxes............    (7,015)   53,760     7,202
 Loss on sale of assets.........................        --        --       748
 Changes in operating assets and liabilities:
   Accounts receivable..........................   (12,521)  (36,351)  (50,587)
   Prepaid expenses.............................        --      (205)   (2,270)
   Other assets.................................      (909)   (7,180)      430
   Accounts payable.............................    29,503    14,488    53,812
   Accrued expenses.............................     5,834     3,783    23,623
   Unearned revenues............................    10,674    10,201    38,175
   Income tax payable...........................       892     3,581    53,950
                                                  --------  --------  --------
Net cash provided by operating activities.......    39,458   244,944   462,846
Investing activities:
Purchases of property and equipment.............  (108,776) (423,857) (418,083)
Proceeds from sale of assets....................        --        --       500
Acquisition of intangible assets................        --        --  (235,985)
                                                  --------  --------  --------
Net cash used in investing activities...........  (108,776) (423,857) (653,568)
Financing activities:
Net proceeds (repayments) under line of credit..    25,000    (2,000)  (23,000)
Proceeds from issuance of short-term debt.......        --        --   100,000
Proceeds from issuance of long-term debt........        --   287,255   265,000
Principal payments of long-term debt............        --   (17,058)  (81,423)
Payments on obligations under capital leases....    (3,164)  (59,590)  (65,167)
Contributions from stockholders.................    50,000        --        --
                                                  --------  --------  --------
Net cash provided by financing activities.......    71,836   208,607   195,410
                                                  --------  --------  --------
Net increase in cash and cash equivalents.......     2,518    29,694     4,688
Cash and cash equivalents at beginning of year..        --     2,518    32,212
                                                  --------  --------  --------
Cash and cash equivalents at end of year........  $  2,518  $ 32,212  $ 36,900
                                                  ========  ========  ========
Supplemental cash flow information
Cash paid for interest..........................  $  1,404  $ 18,144  $ 38,555
                                                  ========  ========  ========
Cash paid for income taxes......................  $     --  $     --  $  2,001
                                                  ========  ========  ========
Capital lease obligations incurred..............  $ 18,842  $128,198  $217,755
                                                  ========  ========  ========

                            See accompanying notes.

                                 ZOOMNET, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       December 31, 1996, 1997, and 1998

1. Organization

  ZoomNet, Inc. (the "Company") is a regional provider of Internet access. The Company was incorporated in Ohio on June 19, 1995 and began marketing services in September 1995. The Company's target markets include Ohio, Kentucky and West Virginia.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment, including equipment under capital lease and leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between five and seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of

                                 ZOOMNET, INC.

2. Summary of Significant Accounting Policies (continued)

Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the periods ended December 31, 1996, 1997, and 1998.

 Intangible Assets

  The Company capitalizes specific costs incurred for the purchase of customer bases and non-compete agreements from other Internet service providers ("ISPs"). Amortization is provided using the straight-line method over five years commencing at the date of acquisition of the intangible assets.

 Recent Accounting Pronouncements

  In March 1998, AcSEC issued Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed For or Obtained For Internal Use. SOP 98-1 is effective for the Company beginning January 1, 1999. SOP 98-1 will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal use. The Company currently capitalizes costs related to software developed for internal use. The Company has not evaluated whether the pronouncement will have an impact on the Company's existing capitalization policy for internal-use software.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

  The Company provides Internet access services to certain organizations in exchange for advertising, hardware storage, and other services. Revenue and corresponding expenses in the amount of $9,500 and $53,036 was recorded during the years ended December 31, 1997 and 1998, respectively, relating to these non-monetary transactions. Similar non-monetary transactions were not significant in 1996. The Company values these non-monetary transactions based upon the fair values of the Internet access services provided.

 Costs of Revenues

  Cost of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also include fees paid for lease of the Company's backbone, product costs, and contractor fees for distribution of software to new subscribers.

                                 ZOOMNET, INC.

2. Summary of Significant Accounting Policies (continued)

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1996, 1997, and 1998, the Company expensed $16,159, $52,827, and $186,873, respectively, as advertising costs.

 Income Taxes

  The Company accounts for income taxes using the liability method. The liability method provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences." Temporary differences result from the use of different accounting methods for financial statement and income tax reporting purposes.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from two sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Reclassifications

  Certain 1996 and 1997 amounts have been reclassified to conform with the 1998 presentation.

                                 ZOOMNET, INC.

3. Related Party Transactions

  In September 1998, a shareholder loaned $34,301 to the Company which was repayable on demand. Also, a relative of a shareholder loaned $250,000 to the Company which was also payable on demand. The related party obligations were repaid in November 1998 primarily through a $265,000 loan from a bank. (See
Note 6.) Interest expense associated with these loans paid to related parties totaled $3,233.

  A stockholder of the Company works part-time for the Company at no charge. As no records are maintained of the hours of service provided, estimating the value of these services is not practicable. No amount has been recorded in the accompanying financial statements to reflect the costs of these services.

4. Property and Equipment

  Property and equipment consisted of the following:

                                                                December 31
                                                            -------------------
                                                              1997      1998
                                                            -------- ----------
   Computer equipment...................................... $597,699 $1,099,174
   Furniture, fixtures, and office equipment...............   43,155     90,967
   Leasehold improvements..................................   70,517    155,820
                                                            -------- ----------
                                                             711,371  1,345,961
   Less accumulated depreciation...........................  122,388    329,164
                                                            -------- ----------
                                                            $588,983 $1,016,797
                                                            ======== ==========

5. Short-Term Debt

  In June 1998, the Company obtained a $100,000 short-term note with a bank, due December 1998. In December 1998, the note was refinanced with the bank such that the Company is required to make monthly interest payments at the bank's prime rate (8.25% at December 31, 1998) plus 0.5% through June 1999 and a lump sum principal payment in June 1999. The loan is secured by all the Company's assets that have not been individually collateralized under separate loan agreements (See Note 6) and is personally guaranteed by the Company's stockholders.

                                 ZOOMNET, INC.

6. Long-Term Debt

  Long-term debt consisted of the following:

                                                              December 31
                                                           ------------------
                                                             1997      1998
                                                           --------  --------
   Note payable to a bank, monthly interest payments at
    8.25% per annum are due through May 1998. Monthly
    installments of $4,418, including interest at 8.25%,
    due from June 1998 through November 2005.............. $     --  $260,334
   Note payable to a bank, due in monthly installments of
    $3,687 through November 2001, including interest at
    the bank's cost of funds rate (4.8% at December 31,
    1998) plus 2.4%.......................................  147,082   113,691
   Note payable to a bank, due in monthly installments of
    $500 through May 2000, including interest at 8.93%....   13,375     8,390
   Note payable to a bank, due in monthly installments of
    $3,819 through August 2000, including interest at
    7.875%................................................  109,740    71,359
   Less current portion...................................  (73,954) (101,512)
                                                           --------  --------
                                                           $196,243  $352,262
                                                           ========  ========

  The long-term debt is secured by specific equipment of the Company and is personally guaranteed by the Company's stockholders.

  The Company incurred interest related to the long-term debt of approximately $22,000 for the year ended December 31, 1998. The carrying value of long-term debt approximates fair value.

  Principal payments on long-term debt are due as follows: 1999--$101,512; 2000--$105,559; 2001--$75,721, 2002--$40,013, 2003 and thereafter--$130,969.

7. Commitments

 Lease Commitments

  The Company leases office space under noncancelable operating lease agreements. Rent expense for the years ended December 31, 1996, 1997, and 1998 was $3,000, $7,740, and $17,381, respectively.

  The Company leases certain computer equipment under agreements which have been accounted for as capital leases. All leases contain purchase options either at fair value or at nominal amounts. The related computer equipment has a cost of $367,945 and accumulated amortization of $117,795 at December 31, 1998.

                                 ZOOMNET, INC.

7. Commitments (continued)

  Minimum future lease payments under operating leases together with the present value of the net minimum lease payments under capital leases are summarized as follows:

                                             December 31, 1998
                                             -------------------
                                             Capital   Operating
                                             --------  ---------
           1999............................. $116,160   $12,000
           2000.............................   81,775    13,800
           2001.............................   74,015    15,000
           2002.............................       --    15,600
           2003.............................       --        --
           Thereafter.......................       --        --
                                             --------   -------
           Total minimum lease payments.....  271,950   $56,400
                                                        =======
           Less amounts representing
            interest........................  (26,446)
                                             --------
           Present value of minimum lease
            payments........................ $245,504
                                             ========

 Termination Penalties

  The Company enters into long-term telephone contracts which provide for early termination penalties. If all such contracts had been terminated at December 31, 1998, the Company would have incurred termination penalties of approximately $345,000. The Company has no present plan to terminate these contracts.

8. Income Taxes

  Income tax provision (benefit) was comprised of the following:

                                                        Year ended December 31
                                                        ------------------------
                                                         1996     1997    1998
                                                        -------  ------- -------
   Current:
     Federal........................................... $   693  $ 2,782 $44,861
     State.............................................     199      799  11,090
                                                        -------  ------- -------
                                                            892    3,581  55,951
   Deferred:
     Federal...........................................  (5,982)  41,761   5,594
     State.............................................  (1,033)  11,999   1,608
                                                        -------  ------- -------
                                                         (7,015)  53,760   7,202
                                                        -------  ------- -------
                                                        $(6,123) $57,341 $63,153
                                                        =======  ======= =======

  The Company's deferred tax assets and liabilities were as follows:

                                 ZOOMNET, INC.

8. Income Taxes (continued)


                                                               December 31
                                                            ------------------
                                                              1997      1998
                                                            --------  --------
   Deferred tax assets:
     Cash to accrual adjustment............................ $ 11,522  $ 36,545
     Reserve for bad debts.................................    6,739    15,550
                                                            --------  --------
   Total deferred tax assets...............................   18,261    52,095
   Deferred tax liabilities--depreciation..................   65,006   106,042
                                                            --------  --------
   Net deferred tax liabilities............................ $(46,745) $(53,947)
                                                            ========  ========

  A reconciliation between the amount of reported income taxes and the amount computed by multiplying the applicable statutory Federal income tax rate was as follows:

                                                       Year ended December 31
                                                       ------------------------
                                                        1996     1997    1998
                                                       -------  ------- -------
   Federal income tax expense (benefit) at statutory
    rates............................................  $(4,739) $48,758 $54,482
   State income tax expense (benefit), net of federal
    taxes............................................     (819)   8,447   8,380
   Other.............................................       --      136     291
   Valuation allowance...............................     (565)      --      --
                                                       -------  ------- -------
   Income tax provision (benefit)....................  $(6,123) $57,341 $63,153
                                                       =======  ======= =======

9. Acquisitions

  In September 1998, the Company purchased the customer base of another ISP which had approximately 1,164 customers. Also, the Company acquired all names, trade names, servicemarks, trademarks, domain names, customer lists, web pages, licenses, marketing materials and other intellectual property of the ISP. In addition, the purchase agreement included a non-compete provision. The cost of the acquisition was $232,800.

  In September 1998, the Company purchased the customer base of another ISP which had approximately 63 customers. The Company acquired all names, trade names, servicemarks, trademarks, domain names, customer lists, web pages, licenses, marketing materials and other intellectual property of the ISP. In addition, the purchase agreement included a non-compete provision. The cost of the acquisition was $3,185.

  The cost of these acquisitions have been allocated to the customer bases and non-compete agreements, which are being amortized over five years.

                                 ZOOMNET, INC.

10. Pending Transaction

  During 1998 the Company's stockholders entered into an agreement whereby they will sell their shares in the Company to OneMain.com, Inc. ("OneMain.com"). The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999, and the revenues for the Company for the period from April 1, 1998, through June 30, 1998, multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions as described in Note 3 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Palm.Net, USA, Inc.

  We have audited the accompanying balance sheets of Palm.Net, USA, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from January 3, 1996 (inception) to December 31, 1996 and the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palm.Net, USA, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from January 3, 1996 (inception) to December 31, 1996 and the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP
Jacksonville, Florida
January 19, 1999

                              PALM.NET, USA, INC.

                                 BALANCE SHEETS

                                                                 December 31
                                                              -----------------
                                                                1997     1998
                                                              -------- --------
                           Assets
Current assets:
 Cash and cash equivalents................................... $ 15,476 $ 15,622
 Accounts receivable.........................................    4,451    1,911
 Prepaid expenses............................................    1,705    4,145
                                                              -------- --------
   Total current assets......................................   21,632   21,678
Property and equipment, net..................................  107,130  144,197
                                                              -------- --------
   Total assets.............................................. $128,762 $165,875
                                                              ======== ========
            Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable and accrued expenses....................... $ 21,267 $ 22,028
 Deferred revenues...........................................   35,764   58,585
 Due to stockholders.........................................   57,811       --
                                                              -------- --------
   Total current liabilities.................................  114,842   80,613
Stockholders' equity:
 Common stock, $1 par value; 7,500 shares authorized, 100
  shares issued and outstanding..............................      100      100
 Additional paid-in capital..................................      400      400
 Retained earnings...........................................   13,420   84,762
                                                              -------- --------
   Total stockholders' equity................................   13,920   85,262
                                                              -------- --------
   Total liabilities and stockholders' equity................ $128,762 $165,875
                                                              ======== ========


                            See accompanying notes.

                              PALM.NET, USA, INC.

                            STATEMENTS OF OPERATIONS

                                                Period from
                                                 January 3,
                                                    1996
                                                (inception)     Year ended
                                                     to         December 31
                                                December 31, ------------------
                                                    1996       1997      1998
                                                ------------ --------  --------
Revenues:
 Access revenues...............................   $ 93,291   $399,390  $583,930
 Other revenues................................      2,627     33,021    41,992
                                                  --------   --------  --------
   Total revenues..............................     95,918    432,411   625,922
Costs and expenses:
 Cost of access revenues.......................     43,173    130,292   148,787
 Cost of other revenues........................        651      6,000    13,750
 Operations and customer support...............     32,968     55,549    63,358
 Sales and marketing...........................     25,662     45,732    63,171
 General and administrative....................     39,295     91,805   182,249
 Depreciation..................................      6,279     23,202    35,300
                                                  --------   --------  --------
   Total costs and expenses....................    148,028    352,580   506,615
                                                  --------   --------  --------
(Loss) income from operations..................    (52,110)    79,831   119,307
Other income (expense):
 Interest income...............................          3        170       300
 Interest expense..............................       (617)   (11,541)   (7,880)
 Miscellaneous income (expense), net...........      1,811     (4,127)  (40,385)
                                                  --------   --------  --------
                                                     1,197    (15,498)  (47,965)
                                                  --------   --------  --------
Net (loss) income..............................   $(50,913)  $ 64,333  $ 71,342
                                                  ========   ========  ========
Unaudited pro forma information:
 Net (loss) income.............................   $(50,913)  $ 64,333  $ 71,342
 Pro forma income tax provision................         --      5,281    27,015
                                                  --------   --------  --------
 Pro forma net (loss) income (See Note 2)......   $(50,913)  $ 59,052  $ 44,327
                                                  ========   ========  ========


                            See accompanying notes.

                              PALM.NET, USA, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                        Total
                                Common Stock  Additional Retained   Stockholders'
                                -------------  Paid-in   Earnings      Equity
                                Shares Amount  Capital   (Deficit)    (Deficit)
                                ------ ------ ---------- ---------  -------------
Balance at January 3, 1996....   100    $100     $400    $     --     $    500
 Net loss.....................    --      --       --     (50,913)     (50,913)
                                 ---    ----     ----    --------     --------
Balance at December 31, 1996..   100     100      400     (50,913)     (50,413)
 Net income...................    --      --       --      64,333       64,333
                                 ---    ----     ----    --------     --------
Balance at December 31, 1997..   100     100      400      13,420       13,920
 Net income...................    --      --       --      71,342       71,342
                                 ---    ----     ----    --------     --------
Balance at December 31, 1998..   100    $100     $400    $ 84,762     $ 85,262
                                 ===    ====     ====    ========     ========





                            See accompanying notes.

                              PALM.NET, USA, INC.

                            STATEMENTS OF CASH FLOWS

                                               Period from
                                                January 3,
                                                   1996
                                               (inception)     Year ended
                                                    to         December 31
                                               December 31, ------------------
                                                   1996       1997      1998
                                               ------------ --------  --------
Operating activities
Net (loss) income............................    $(50,913)  $ 64,333  $ 71,342
Adjustments to reconcile net (loss) income to
 net cash (used in) provided by operating
 activities:
 Depreciation................................       6,279     23,202    35,300
 Changes in operating assets and
  liabilities:
   Accounts receivable.......................        (953)    (3,498)    2,540
   Prepaid expenses..........................      (1,583)      (122)   (2,440)
   Other current assets......................          --         --        --
   Accounts payable and accrued expenses.....      25,803     (4,536)      761
   Deferred revenues.........................      13,424     22,340    22,821
                                                 --------   --------  --------
Net cash (used in) provided by operating
 activities..................................      (7,943)   101,719   130,324
Investing activities
Purchases of property and equipment..........     (73,497)   (63,114)  (72,367)
                                                 --------   --------  --------
Net cash used in investing activities........     (73,497)   (63,114)  (72,367)
Financing activities
Proceeds from participants' capital
 contributions...............................         400         --        --
Net proceeds from issuance of common stock...         100         --        --
Increase (decrease) in due to/from
 stockholders................................      85,490    (27,679)  (57,811)
                                                 --------   --------  --------
Net cash provided by (used in) financing
 activities..................................      85,990    (27,679)  (57,811)
                                                 --------   --------  --------
Net increase in cash and cash equivalents....       4,550     10,926       146
Cash and cash equivalents at beginning of
 period......................................          --      4,550    15,476
                                                 --------   --------  --------
Cash and cash equivalents at end of period...    $  4,550   $ 15,476  $ 15,622
                                                 ========   ========  ========


                            See accompanying notes.

                              PALM.NET, USA, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Organization

  Palm.Net, USA, Inc. (the "Company") is a regional provider of Internet access. The Company was incorporated in Florida on January 3, 1996 and began marketing services on April 1, 1996. The Company's targeted markets include Florida.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The on-line services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between five to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

                              PALM.NET, USA, INC.

2. Summary of Significant Accounting Policies (continued)

 Costs of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the period from January 3, 1996 (inception) to December 31, 1996 and the years ended December 31, 1997 and 1998, the Company expensed $18,079, $20,469 and $28,349, respectively, as advertising costs.

 Income Taxes

  Historically, the Company has elected by the consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholders include the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to federal and state corporate income tax during the period for which it was an S Corporation.

  The unaudited pro forma income tax information included in the statements of operations and Note 6 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and certain state income taxes for the period from January 3, 1996 (inception) to December 31, 1996, and for the years ended December 31, 1997 and 1998.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be

                              PALM.NET, USA, INC.

2. Summary of Significant Accounting Policies (continued)

found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, each are currently acquired from Computer Max. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Reclassifications

  Certain 1996 and 1997 amounts have been reclassified to conform with the 1998 presentation.

3. Property and Equipment

  Property and equipment consisted of the following:

                                                                December 31
                                                             ------------------
                                                               1997      1998
                                                             --------  --------
   Computer equipment....................................... $123,453  $194,649
   Furniture, fixtures, and office equipment................   10,173    11,344
   Leasehold improvements...................................    2,985     2,985
   Less accumulated depreciation and amortization...........  (29,481)  (64,781)
                                                             --------  --------
                                                             $107,130  $144,197
                                                             ========  ========

4. Lease Commitments

  The Company leases office space under noncancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes, and other expenses. Rent expense for the period from January 3, 1996 (inception) to December 31, 1996 and the years ended December 31, 1997 and 1998 was $7,573, $10,338, and $10,438, respectively. The Company has no material lease commitments for future periods.

5. Related Party Transactions

  Loan agreements exist between the Company and the stockholders for an amount equal to the amount of business operating expenses advanced on the stockholder's personal lines of credit. Payments are due in coordination with the timing of payments due to the lenders. In addition, certain Company funds were used by the stockholders to fund personal

                              PALM.NET, USA, INC.

5. Related Party Transactions (continued)

expenses. The net amount due to (from) the stockholders at December 31, 1997 and 1998 was $57,811. The net amount due from stockholders at December 31, 1998 in the amount of $40,385 was written off by the Company. Interest expense incurred with the loan agreements during the period from January 3, 1996 (inception) to December 31, 1996 and years ended December 31, 1997 and 1998 was $617, $11,541, and $7,880, respectively.

6. Income Taxes

  Upon consummation of an agreement with One Main.com, Inc. ("One Main.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of One Main.com, the Company's status as an S Corporation under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax benefit and asset of $18,412 as of December 31, 1998, had the termination of its election to be treated as an S Corporation occurred on that date.

  No pro forma income tax provision is reflected for the period from January 3, 1996 (inception) to December 31, 1996 as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

7. Pending Transaction

  During 1998, the Company's stockholders entered into an agreement whereby they will sell their shares in the Company to OneMain.com. The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999, and the revenues for the Company for the period from April 1, 1998, through June 30, 1998, multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions as described in Note 5 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Internet Access Group, Inc.

  We have audited the accompanying combined balance sheets of Internet Access Group, Inc. as of December 31, 1997 and 1998, and the related combined statements of operations, stockholders' deficit, and cash flows for the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Internet Access Group, Inc. at December 31, 1997 and 1998, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, the Company's working capital deficiency and net losses accumulated since inception raise substantial doubt about its ability to continue as a going concern. The 1998 financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          /s/ Ernst & Young LLP

Jacksonville, Florida
January 14, 1999

                          INTERNET ACCESS GROUP, INC.

                            COMBINED BALANCE SHEETS

                                                               December 31,
                                                             ------------------
                                                               1997      1998
                                                             --------  --------
                           Assets
Current assets:
 Cash and cash equivalents.................................. $ 23,802  $ 23,354
 Accounts receivable -- trade...............................   58,885   118,399
 Other current assets.......................................    3,670    11,927
                                                             --------  --------
   Total current assets.....................................   86,357   153,680
Receivable from stockholder.................................   95,151   100,151
Property and equipment, net.................................  108,267   238,720
                                                             --------  --------
   Total assets............................................. $289,775  $492,551
                                                             ========  ========
           Liabilities and Stockholders' Deficit
Current liabilities:
 Accounts payable and accrued expenses...................... $ 47,945  $186,182
 Deferred revenues..........................................  144,226   167,484
 Notes payable -- current portion...........................    9,720    41,195
 Capital lease obligations -- current portion...............      840    65,222
                                                             --------  --------
   Total current liabilities................................  202,731   460,083
Notes payable, net of current portion.......................  172,572   151,178
Capital lease obligations, net of current portion...........   26,108    85,080
Stockholders' deficit:
 Common stock...............................................      100       100
 Additional paid-in capital.................................   17,570    17,570
 Accumulated deficit........................................ (129,306) (221,460)
                                                             --------  --------
   Total stockholders' deficit.............................. (111,636) (203,790)
                                                             --------  --------
   Total liabilities and stockholders' deficit.............. $289,775  $492,551
                                                             ========  ========



                            See accompanying notes.

                          INTERNET ACCESS GROUP, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                  Year ended December 31,
                                               -------------------------------
                                                 1996      1997        1998
                                               --------  ---------  ----------
Revenues:
 Access revenues.............................. $701,633  $ 947,952  $1,402,635
 Other revenues...............................  249,712    231,482     131,742
                                               --------  ---------  ----------
   Total revenues.............................  951,345  1,179,434   1,534,377
Costs and expenses:
 Cost of access revenues......................  269,254    331,901     558,046
 Cost of other revenues.......................  148,992    174,509      99,365
 Operations and customer support..............  124,299    147,854     214,746
 Sales and marketing..........................   60,859    122,885     161,627
 General and administrative...................  303,156    340,341     498,836
 Depreciation.................................   11,831     25,807      60,668
                                               --------  ---------  ----------
   Total costs and expenses...................  918,391  1,143,297   1,593,288
                                               --------  ---------  ----------
Income (loss) from operations.................   32,954     36,137     (58,911)
Other income (expense):
 Interest income..............................      211        121       1,207
 Interest expense.............................  (10,700)   (24,136)    (34,450)
                                               --------  ---------  ----------
Net income (loss)............................. $ 22,465  $  12,122  $  (92,154)
                                               ========  =========  ==========



                            See accompanying notes.

                          INTERNET ACCESS GROUP, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT

                              Common Stock  Additional                 Total
                              -------------  Paid-in   Accumulated Stockholders'
                              Shares Amount  Capital     Deficit      Deficit
                              ------ ------ ---------- ----------- -------------
Balance at December 31,
 1995.......................   100    $100   $17,570    $(163,893)   $(146,223)
 Net income.................    --      --        --       22,465       22,465
                               ---    ----   -------    ---------    ---------
Balance at December 31,
 1996.......................   100     100    17,570     (141,428)    (123,758)
 Net income.................    --      --        --       12,122       12,122
                               ---    ----   -------    ---------    ---------
Balance at December 31,
 1997.......................   100     100    17,570     (129,306)    (111,636)
 Net loss...................    --      --        --      (92,154)     (92,154)
                               ---    ----   -------    ---------    ---------
Balance at December 31,
 1998.......................   100    $100   $17,570    $(221,460)   $(203,790)
                               ===    ====   =======    =========    =========





                            See accompanying notes.

                          INTERNET ACCESS GROUP, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                   Year ended December 31,
                                                  ----------------------------
                                                    1996      1997      1998
                                                  --------  --------  --------
Operating activities:
Net income (loss)...............................  $ 22,465  $ 12,122  $(92,154)
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
  Depreciation and amortization.................    11,831    25,807    60,668
  Accrued interest..............................     8,120    18,583    21,864
  Changes in operating assets and liabilities:
   Accounts receivable -- trade.................   (73,162)   51,298   (59,514)
   Other current assets.........................    (1,400)       --    (8,257)
   Accounts payable and accrued expenses........     3,780  (122,184)  138,237
   Deferred revenues............................    79,628    54,154    23,258
                                                  --------  --------  --------
Net cash provided by operating activities.......    51,262    39,780    84,102
Investing activities:
Purchases of property and equipment.............   (65,827)  (22,128)  (38,649)
Increase in accounts receivable -- stockholder..   (42,136)  (40,220)   (5,000)
                                                  --------  --------  --------
Net cash used in investing activities...........  (107,963)  (62,348)  (43,649)
Financing activities:
Net proceeds (repayments) from borrowing on
 notes payable..................................    77,412    11,726    (6,231)
Payments on obligations under capital leases....        --        --   (34,670)
                                                  --------  --------  --------
Net cash provided by (used in) financing
 activities.....................................    77,412    11,726   (40,901)
                                                  --------  --------  --------
Net increase (decrease) in cash and cash
 equivalents....................................    20,711   (10,842)     (448)
Cash and cash equivalents at beginning of year..    13,933    34,644    23,802
                                                  --------  --------  --------
Cash and cash equivalents at end of year........  $ 34,644  $ 23,802  $ 23,354
                                                  ========  ========  ========
Supplemental cash flow information
Cash paid for interest..........................  $  2,400  $  5,752  $ 17,028
                                                  ========  ========  ========
Capital lease obligations incurred..............  $     --  $ 26,948  $152,472
                                                  ========  ========  ========


                            See accompanying notes.

                          INTERNET ACCESS GROUP, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Organization

  Internet Access Group, Inc. ("IAG" or the "Company") is a regional provider of Internet access which was incorporated on December 2, 1994 and began marketing services in January 1995 with a targeted customer base primarily in Florida.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The on-line services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Basis of Presentation

  The combined financial statements include the following operating companies owned by the same individual. The companies included in Internet Access Group, Inc. are:

    Peiman and Associates, Inc. -- specializes in software development and computer consulting services; became inactive as of January 1, 1997.

    Internet Access Group, Inc. -- provides internet services; formed as an S Corporation on December 2, 1994. The Company revoked its S Corporation status and became a C Corporation effective January 1, 1998.

  Significant intercompany transactions and balances have been eliminated.

 Going Concern

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates the continuation of the Company as a going concern. However, the Company has accumulated net losses of $221,460 since its inception and, as a result, has a stockholders' deficit of $203,790 and negative working capital of $306,403 at December 31, 1998. Management believes that actions presently being taken, as described below, will provide the Company with sufficient funds to continue as a going concern. The results to date reflect significant investments made by management in its infrastructure and its efforts in order to enhance its ability to provide internet access services to subscribers in its service area. The Company has allocated substantial resources to enhance its customer service department and implemented a new billing system in 1998 to meet the needs of its subscribers. During 1998, the Company also decided to eliminate its web development department which had been generating operating losses during 1997 and

                          INTERNET ACCESS GROUP, INC.

2. Summary of Significant Accounting Policies (continued)

the first half of 1998. The Company believes operating results achieved in the third and fourth quarters of 1998 reflect an operating profitability that demonstrates the Company will be able to meet its working capital obligations and enable the Company to continue as a going concern.

  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful life of five years.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1996, 1997 and 1998.

                          INTERNET ACCESS GROUP, INC.

2. Summary of Significant Accounting Policies (continued)

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue as the services are provided.

 Cost of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1996, 1997, and 1998 the Company expensed $25,228, $38,055, and $38,637 respectively, as advertising costs.

 Income Taxes

  For tax years prior to 1998, the Company elected tax treatment as an S Corporation; accordingly, the Company was taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholders included the Company's corporate income in their personal income tax returns. Accordingly, the Company was not subject to federal and state corporate income tax during the period for which it was an S Corporation.

  The Company revoked its S Corporation election on March 1, 1998. Therefore, the Company was subject to normal federal and state corporate income taxes effective January 1, 1998.

  For periods prior to the revocation of its S Corporation status, the unaudited pro forma income tax information included in Note 7 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and certain state income taxes for the years ended December 31, 1996 and 1997.

  For periods after the revocation of its S Corporation status, the Company accounts for income taxes using the liability method. The liability method provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences." Temporary differences result from the use of different accounting methods for financial statement and income tax reporting purposes.

                          INTERNET ACCESS GROUP, INC.

2. Summary of Significant Accounting Policies (continued)

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by high credit quality financial institutions. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, each are currently acquired from nine sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Reclassifications

  Certain 1996 and 1997 amounts have been reclassified to conform with the 1998 presentation.

3. Property and Equipment

  Property and equipment consisted of the following:

                                                               December 31,
                                                             ------------------
                                                               1997      1998
                                                             --------  --------
Computer equipment.......................................... $126,136  $314,257
Other fixed assets..........................................   22,037    22,037
                                                             --------  --------
                                                              148,173   336,294
Less accumulated depreciation and amortization..............  (39,906)  (97,574)
                                                             --------  --------
                                                             $108,267  $238,720
                                                             ========  ========

                          INTERNET ACCESS GROUP, INC.

4. Notes Payable

  Notes payable consists of the following:

                                                               December 31,
                                                             ------------------
                                                               1997      1998
                                                             --------  --------
   Promissory notes payable, interest at 12%................ $166,619  $180,899
   Secured automobile loan..................................   15,673    11,474
                                                             --------  --------
     Total notes payable....................................  182,292   192,373
     Less: current portion..................................   (9,720)  (41,195)
                                                             --------  --------
   Notes payable, noncurrent................................ $172,572  $151,178
                                                             ========  ========

  The promissory notes are payable to a minority stockholder. The terms of the promissory notes allow for either party, giving six months written notice, the option of converting principal and accumulated interest into a maximum 48-month, 12% amortized payoff schedule. Subsequent to December 31, 1997, the creditor formally made demand on two of the notes which had amounts outstanding of $148,301 as of December 31, 1998.

  Principal payments on notes payable for each of the years from 1999 to 2003 are as follows:

            1999................................ $ 41,195
            2000................................   46,104
            2001................................   46,709
            2002................................   47,999
            2003................................   10,366
                                                 --------
                                                 $192,373
                                                 ========

5. Commitments

 Lease Commitments

  The Company leases office space under noncancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes, and other expenses. Rent expense for the years ended December 31, 1996, 1997, and 1998 was $32,805, $38,990, and $34,288,
respectively. The Company also leases certain computer equipment under agreements which have been accounted for as capital leases.

                          INTERNET ACCESS GROUP, INC.

5. Commitments (continued)

  At December 31, 1998, future minimum lease payments under operating leases together with the present value of the net minimum lease payments under capital leases are as follows:

                                                             December 31, 1998
                                                             -------------------
                                                             Capital   Operating
                                                             --------  ---------
1999........................................................ $ 85,238   $15,895
2000........................................................   77,251        --
2001........................................................    6,919        --
2002........................................................       --        --
2003........................................................       --        --
Thereafter..................................................       --        --
                                                             --------   -------
Total minimum lease payments................................  169,408   $15,895
                                                                        =======
Less amounts representing interest..........................  (19,106)
                                                             --------
Present value of minimum lease payments..................... $150,302
                                                             ========

6. Common Stock

  At December 31, 1998, the common stock of Internet Access Group, Inc. consists of 100 shares ($1 par value) authorized, issued and outstanding.

7. Income Taxes

  As discussed in Note 2, the Company revoked its S Corporation status and became a C Corporation effective January 1, 1998. Based upon the cumulative temporary differences, the Company's deferred federal and state income tax asset as of December 31, 1998 was $25,815. A full valuation allowance of $25,815 was provided resulting in a deferred asset of $0. No pro forma income tax provision (benefit) is reflected for the years ended December 31, 1996 and 1997, as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

8. Related Party Transactions

  At December 31, 1997 and 1998 the Company reported amounts receivable from stockholder of $95,151, and $100,151, respectively, which relate to Company funds used by the stockholder to fund personal expenses. No formal note exists related to these advances.

9. Pending Transaction

  During 1998, the Company's stockholders entered into an agreement whereby they will sell their shares in the Company to OneMain.com, Inc.
("OneMain.com"). The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholders will be given

                          INTERNET ACCESS GROUP, INC.

9. Pending Transaction (continued)

additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999, and the revenues for the Company for the period from April 1, 1998, through June 30, 1998, multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions as described in Note 8 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Members
Midwest Internet, L.L.C.

  We have audited the accompanying balance sheets of Midwest Internet, L.L.C. (the Company) as of December 31, 1997 and 1998, and the related statements of operations, changes in members' deficit, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midwest Internet, L.L.C. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

St. Louis, Missouri
January 26, 1999, except for Note 10, as to which the date is February 3, 1999.

                            MIDWEST INTERNET, L.L.C.

                                 BALANCE SHEETS

                                                             December 31
                                                         ---------------------
                                                           1997        1998
                                                         ---------  ----------
                         Assets
Current assets:
 Cash and cash equivalents.............................. $  40,962  $   80,350
 Accounts receivable, less allowance of $45,049 as of
  December 31, 1998.....................................   206,807     353,887
 Other current assets...................................     1,341       1,687
                                                         ---------  ----------
   Total current assets.................................   249,110     435,924
Property and equipment, net.............................   498,139     991,605
Intangibles assets......................................        --     433,539
Other assets............................................        --       6,294
                                                         ---------  ----------
   Total assets......................................... $ 747,249  $1,867,362
                                                         =========  ==========
            Liabilities and Members' Deficit
Current liabilities:
 Accounts payable....................................... $ 210,124  $  259,446
 Accrued expenses.......................................    22,785       6,589
 Unearned revenues......................................    39,580      97,948
 Notes payable..........................................   770,873     889,256
 Advances from related parties..........................    90,778          --
 Current portion of capital lease obligations...........    74,475     289,978
                                                         ---------  ----------
   Total current liabilities............................ 1,208,615   1,543,217
Notes payable, less current portion.....................     8,910     181,082
Capital lease obligations, less current portion.........   118,781     328,702
Members' deficit........................................  (589,057)   (185,639)
                                                         ---------  ----------
   Total liabilities and members' deficit............... $ 747,249  $1,867,362
                                                         =========  ==========


                            See accompanying notes.

                            MIDWEST INTERNET, L.L.C.

                            STATEMENTS OF OPERATIONS

                                                  Year ended December 31
                                             ----------------------------------
                                                1996        1997        1998
                                             ----------  ----------  ----------
Revenues:
 Access revenues............................ $1,555,668  $2,302,702  $3,925,868
 Other revenues.............................    234,708     220,426     165,198
                                             ----------  ----------  ----------
   Total revenues...........................  1,790,376   2,523,128   4,091,066
Costs and expenses:
 Costs of access and other revenues.........    666,731     922,467   1,364,873
 Operations and customer support............    458,013     337,608     423,200
 Sales and marketing........................    338,740     186,993     490,132
 General and administrative.................    630,489     716,246     987,954
 Depreciation and amortization..............    178,771     301,244     324,711
                                             ----------  ----------  ----------
   Total costs and expenses.................  2,272,744   2,464,558   3,590,870
                                             ----------  ----------  ----------
Income (loss) from operations...............   (482,368)     58,570     500,196
Other income (expense):
 Interest expense...........................    (59,066)   (102,004)   (106,066)
 Other income (expense), net................     (3,060)     37,269       9,288
                                             ----------  ----------  ----------
Net income (loss)........................... $ (544,494) $   (6,165) $  403,418
                                             ==========  ==========  ==========


                            See accompanying notes.

                            MIDWEST INTERNET, L.L.C.

                   STATEMENTS OF CHANGES IN MEMBERS' DEFICIT

                                                                        Total
                                               Capital    Accumulated Members'
                                            Contributions   Deficit    Deficit
                                            ------------- ----------- ---------
Balance at December 31, 1995..............    $ 75,000     $(198,023) $(123,023)
 Net loss.................................          --      (544,494)  (544,494)
 Members' contributions...................      84,625            --     84,625
                                              --------     ---------  ---------
Balance at December 31, 1996..............     159,625      (742,517)  (582,892)
 Net loss.................................          --        (6,165)    (6,165)
                                              --------     ---------  ---------
Balance at December 31, 1997..............     159,625      (748,682)  (589,057)
 Net income...............................                   403,418    403,418
                                              --------     ---------  ---------
Balance at December 31, 1998..............    $159,625     $(345,264) $(185,639)
                                              ========     =========  =========



                            See accompanying notes.

                            MIDWEST INTERNET, L.L.C.

                            STATEMENTS OF CASH FLOWS

                                                Year ended December 31
                                            ---------------------------------
                                               1996        1997       1998
                                            -----------  ---------  ---------
Operating activities
Net income (loss).......................... $  (544,494) $  (6,165) $ 403,418
Adjustments to reconcile net income (loss)
 to net cash (used in) provided by
 operating activities:
 Depreciation and amortization.............     178,771    301,244    324,711
 (Gain) loss on sale or disposal of
  equipment................................       3,060    (37,269)    (8,868)
 Changes in operating assets and
  liabilities:
   Accounts receivable, net................    (227,830)    41,314   (133,706)
   Other assets............................       1,687     (1,341)    (6,640)
   Accounts payable........................     201,904   (130,879)    49,322
   Accrued expenses........................      18,620     (7,412)   (16,196)
   Unearned revenues.......................      17,831     11,174    (14,525)
                                            -----------  ---------  ---------
Net cash (used in) provided by operating
 activities................................    (350,451)   170,666    597,516
Investing activities
Acquisition of MyChoice Internet...........          --         --    (14,960)
Purchases of property and equipment........    (455,136)  (120,322)   (84,444)
Proceeds from disposal of property and
 equipment.................................      24,616    100,385      9,504
                                            -----------  ---------  ---------
Net cash used in investing activities......    (430,520)   (19,937)   (89,900)
Financing activities
Proceeds from issuance of notes payable....   2,130,275      1,130         --
Principal payments of notes payable........  (1,583,842)  (157,658)  (208,404)
Payments on obligations under capital
 leases....................................          --    (50,340)  (169,046)
Proceeds from members' capital
 contributions.............................      84,625         --         --
Net advances from (to) related parties.....         234     83,811    (90,778)
                                            -----------  ---------  ---------
Net cash provided by (used in) financing
 activities................................     631,292   (123,057)  (468,228)
                                            -----------  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents...............................    (149,679)    27,672     39,388
Cash and cash equivalents at beginning of
 year......................................     162,969     13,290     40,962
                                            -----------  ---------  ---------
Cash and cash equivalents at end of year... $    13,290  $  40,962  $  80,350
                                            ===========  =========  =========
Supplemental cash flow information:
Cash paid for interest..................... $    59,066  $ 102,004  $ 106,066
                                            ===========  =========  =========
Capital lease obligations incurred......... $        --  $ 243,595  $ 594,470
                                            ===========  =========  =========


                            See accompanying notes.

                            MIDWEST INTERNET, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

1. Organization

  Midwest Internet, L.L.C. (the Company) is a regional provider of Internet access. The Company was organized in the State of Illinois on February 2, 1995 (inception) and began marketing services in March 1995. The Company's targeted markets include residential and business customers in Illinois, Tennessee, Kentucky, and Missouri.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunication companies are likely to enhance their service offerings, resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs, increase spending on marketing, limit the Company's ability to expand its subscriber base, and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging from three to seven years. All computer equipment is being depreciated using a three-year useful life.

                            MIDWEST INTERNET, L.L.C.

2. Summary of Significant Accounting Policies (continued)

 Intangibles Assets

  Intangibles assets consist of goodwill and costs incurred for the purchase of a non-compete agreement from another Internet service provider. Goodwill, which represents the cost in excess of the fair market value of identifiable net assets acquired, is being amortized using the straight line method over five years. The non-compete agreement is being amortized using the straight line method over its term of two years.

 Impairment of Long-lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1996, 1997, and 1998.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

 Costs of Access Revenues

  Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1996, 1997, and 1998, the Company expensed $165,984, $27,554, and $82,156, respectively, as advertising costs.

 Income Taxes

  The Company was organized as a limited liability company; accordingly, the Company is taxed under the partnership provisions of the Internal Revenue Code (the Code). Under the partnership provisions of the Code, the limited liability company members include the Company's income on their personal income tax returns. Accordingly, the Company is not subject to federal corporate income tax.

                            MIDWEST INTERNET, L.L.C.

2. Summary of Significant Accounting Policies (continued)

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. Other financial instruments consist of accounts payable and notes payable. The carrying values of such amounts reported at the applicable balance sheet dates approximate their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management believes alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  The Company maintains various vendors for required products, such as modems, terminal servers, and high-performance routers, which are important components of its network. Some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Reclassifications

  Reclassifications were made to the prior period financial statements to conform with the current period's presentation.

                            MIDWEST INTERNET, L.L.C.

3. Property and Equipment

  Property and equipment consisted of the following:

                                                                December 31
                                                            -------------------
                                                              1997      1998
                                                            -------- ----------
   Computer equipment...................................... $968,581 $1,746,412
   Furniture, fixtures, and office equipment...............   20,584     23,263
   Vehicles................................................       --     25,780
                                                            -------- ----------
                                                             989,165  1,795,455
   Less accumulated depreciation and amortization..........  491,026    803,850
                                                            -------- ----------
                                                            $498,139 $  991,605
                                                            ======== ==========

4. Notes Payable

  Notes payable consisted of the following:

                                                                December 31
                                                            -------------------
                                                              1997      1998
                                                            -------- ----------
   Demand note payable to bank, monthly installments of
    $9,771 through April 1997 and $9,879 thereafter until
    maturity in October 2003, including interest at prime
    plus 1%...............................................  $524,029 $  455,520
   Demand note payable to bank, semi-annual installments
    of $25,518 through maturity in October 2001, including
    interest at prime plus 1%.............................   167,007    130,751
   Notes payable to bank, monthly installments ranging
    from $2,199 to $3,003 through maturity in September
    1998, including interest at prime plus 1%.............    38,822         --
   Note payable to individual, monthly installments of
    $26,752 through maturity in October 2000, non-interest
    bearing, unamortized discount of $36,082 at December
    31, 1998 on imputed rate of 8.75%.....................        --    472,206
   Line of credit, due on demand, available borrowings up
    to $50,000 subject to a borrowing base, interest at
    prime plus 1%, expires in June 1999...................    49,925         --
   Demand notes payable to bank, monthly installments
    ranging from $176 to $317 through maturity in April
    2001, including interest at rates ranging from 8.125%
    to 9%.................................................        --     11,861
                                                            -------- ----------
                                                             779,783  1,070,338
   Less current portion...................................   770,873    889,256
                                                            -------- ----------
                                                            $  8,910 $  181,082
                                                            ======== ==========

  The prime rate used by all of the banks above was 7.75% at December 31, 1998. The Company incurred interest related to the notes of $59,066, $84,847, and $66,257 for the years ended December 31, 1996, 1997, and 1998, respectively.

                            MIDWEST INTERNET, L.L.C.

  The notes payable are secured by substantially all of the Company's assets and personal guarantees of its members. In addition, most of the above notes are due on demand; accordingly, such notes have been classified as a current liability.

  In August 1998, the Company obtained an additional $50,000 unsecured line of credit from a bank. The line of credit expires in August 1999 and is personally guaranteed by the Company's members. There were no borrowings on this line in 1998.

5. Commitments

 Lease Commitments

  The Company leases certain sites for its servers, office space, and various office and computer equipment under noncancelable operating lease agreements. The site leases generally provide for renewal terms, and for certain sites the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes, and other expense. Rent expense for the years ended December 31, 1996, 1997, and 1998 was $64,584, $53,370, and $97,024,
respectively.

  The Company leases certain computer equipment under agreements which have been accounted for as capital leases. The related computer equipment had a cost and accumulated amortization of $243,597 and $45,270, respectively, at December 31, 1997 and $740,604 and $163,467, respectively, at December 31, 1998.
Amortization of leased equipment is included in depreciation. The computer equipment lease agreements require aggregate monthly payments ranging from $191 to $1,300 and expire at various dates through November 2000.

  Future minimum lease payments for both capital and operating leases at December 31, 1998 were as follows:

                                                              Capital  Operating
                                                              -------- ---------
   1999...................................................... $346,556 $ 77,295
   2000......................................................  235,559   42,577
   2001......................................................  120,175       --
                                                              -------- --------
   Total minimum lease payments..............................  702,290 $119,872
                                                                       ========
   Less amounts representing interest........................   83,610
                                                              --------
   Present value of minimum lease payments................... $618,680
                                                              ========

 Purchase Commitment

  In February 1998, the Company entered into a three-year noncancelable agreement for the supply of bandwidth for use as the Company backbone. Under the terms of the agreement, the monthly service fee is $12,000.

                            MIDWEST INTERNET, L.L.C.

6. Related Party Transactions

  Members have affiliated enterprises that provide a variety of services to the Company including Internet consulting and Web page development. During the years ended December 31, 1996, 1997 and 1998, the Company expensed payments for services provided from these related parties of $25,700, $31,600, and $66,696, respectively.

  The Company has borrowed certain amounts from its members. No formal written terms exist for these advances; however, because such amounts are considered payable within the next year, the Company has classified these advances as current liabilities in the accompanying balance sheets.

7. Income Taxes

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding members' interest of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note
9), the Company's tax status as a partnership will terminate and, accordingly, the Company will be subject to federal and state corporate income tax. Because of the Company's lack of profitability since formation, deferred tax assets that would have existed had the Company been a C Corporation of approximately $125,000 as of December 31, 1998, would have been offset in the entirety by a valuation allowance. Accordingly, no deferred tax assets would have been recorded at that date.

  No pro forma income tax provision (benefit) is reflected for the years ended December 31, 1996 and 1997 because the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation. For the year ended December 31, 1998, no pro forma income tax provision is reflected because the Company would have used net operating loss carryforwards to offset current year taxable income.

8. Acquisitions

  On December 8, 1998, the Company consummated a transaction to purchase the subscriber base of MyChoice Internet, a local ISP, and certain other assets (including equipment, software used in the provisioning of customers, and accounts receivable) and assume certain capital leases and customer support obligations. In addition, the seller agreed to a noncompete period of two years after closing. The purchase agreement required an initial payment of $14,960, with future payments totaling $535,040 to be paid in 20 equal monthly installments of $26,752 beginning December 15, 1998. To ensure payments of the purchase price, a $250,000 irrevocable letter of credit has been issued by a bank. The acquisition has been accounted for as a purchase transaction and the results of operations of the acquired company have been included in the accompanying statements of operations since the date of acquisition.

  The unaudited pro forma results of operations set forth below assumes the acquisition of the local ISP had occurred at the beginning of the periods presented.

                            MIDWEST INTERNET, L.L.C.

8. Acquisitions (continued)


                                                          Year Ended  Year Ended
                                                           12/31/97    12/31/98
                                                          ----------  ----------
   Revenues.............................................. $2,801,144  $4,737,551
                                                          ==========  ==========
   Net (loss) income..................................... $ (138,227) $  444,243
                                                          ==========  ==========

9. Pending Transaction

  On December 14, 1998, the Company's members entered into an agreement whereby they will sell their membership shares in the Company to OneMain.com. The Company's members will exchange their membership shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's members will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole shareholder of the Company. Subsequent to the acquisition, the Company will continue to exist and maintain its status as an LLC.

  The related party transactions as described in Note 6 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

10. Events Subsequent to the Date of the Report of Independent Auditors

  On February 3, 1999, the Company entered into an additional lease commitment related to computer equipment. The lease expires in July 2001 and the aggregate future minimum lease payments under this lease totals approximately $283,000.

                        [Page Intentionally Left Blank]

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Members,
Internet Solutions, LLC

  We have audited the accompanying balance sheet of Internet Solutions, LLC as of December 31, 1998, and the related statements of operations, members' equity, and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Solutions, LLC at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

St. Louis, Missouri
January 26, 1999

                REPORT OF KEVIN J. TOCHTROP, INDEPENDENT AUDITOR

To the Members,
Internet Solutions, LLC

  I have audited the accompanying balance sheet of Internet Solutions, LLC as of December 31, 1997, and the related statements of operations, members' equity, and cash flows for the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

  I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Solutions, LLC at December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles.

                                          /s/ Kevin J. Tochtrop

Kevin J. Tochtrop
Certified Public Accountant
Washington, Missouri

December 3, 1998

                            INTERNET SOLUTIONS, LLC
                         (A Limited Liability Company)

                                 BALANCE SHEETS

                                                              December 31,
                                                            ------------------
                                                              1997      1998
                                                            --------  --------
                          Assets
Current assets:
 Cash and cash equivalents................................. $ 15,977  $ 30,871
 Accounts receivable, net of allowance of $0 and $4,500 at
  December 31, 1997 and 1998, respectively.................   15,807    21,443
 Other current assets......................................    2,975     1,576
                                                            --------  --------
   Total current assets....................................   34,759    53,890
Property and equipment, net................................  212,603   419,053
Intangible assets, net.....................................   59,714   248,120
                                                            --------  --------
   Total assets............................................ $307,076  $721,063
                                                            ========  ========
              Liabilities and Members' Equity
Current liabilities:
 Line of credit, related party............................. $150,000  $150,000
 Notes payable.............................................       --   127,893
 Accounts payable..........................................   19,042    42,879
 Accrued expenses..........................................    7,164    44,222
 Unearned revenues.........................................   28,167    68,294
 Current portion of capital lease obligations..............       --    58,948
 Other current liabilities.................................       --    25,631
                                                            --------  --------
   Total current liabilities...............................  204,373   517,867
                                                            --------  --------
Capital lease obligations, net of current portion .........       --    47,902
Commitments................................................       --        --
Members' equity:
 Members' capital..........................................  224,800   184,800
 Accumulated deficit....................................... (122,097)  (29,506)
                                                            --------  --------
   Total members' equity...................................  102,703   155,294
                                                            --------  --------
   Total liabilities and members' equity................... $307,076  $721,063
                                                            ========  ========


                            See accompanying notes.

                            INTERNET SOLUTIONS, LLC
                         (A Limited Liability Company)

                            STATEMENTS OF OPERATIONS

                                                    Year ended December 31,
                                                  -----------------------------
                                                    1996      1997      1998
                                                  --------  --------  ---------
Revenues:
 Access revenues................................. $137,225  $443,424  $ 996,590
 Other revenues..................................    3,476     2,633      5,945
                                                  --------  --------  ---------
   Total revenues................................  140,701   446,057  1,002,535
                                                  --------  --------  ---------
Costs and expenses:
 Cost of access revenues and other revenues......   84,355   165,741    371,893
 Operations and customer support.................       --    58,423    174,202
 Sales and marketing.............................   12,857    15,760     38,957
 General and administrative......................  103,222   160,163    204,092
 Amortization....................................       --     6,635     27,675
 Depreciation....................................   14,880    33,582     72,419
                                                  --------  --------  ---------
   Total costs and expenses......................  215,314   440,304    889,238
                                                  --------  --------  ---------
(Loss) Income from operations....................  (74,613)    5,753    113,297
Other income (expense):
 Interest income.................................      429       277        369
 Interest expense................................       --    (6,807)   (21,075)
                                                  --------  --------  ---------
Net (loss) income ............................... $(74,184) $   (777) $  92,591
                                                  ========  ========  =========
Unaudited pro forma information:
 Net (loss) income .............................. $(74,184) $   (777) $  92,591
 Pro forma income tax provision..................       --        --     12,517
                                                  --------  --------  ---------
   Pro forma net (loss) income................... $(74,184) $   (777) $  80,074
                                                  ========  ========  =========


                            See accompanying notes.

                            INTERNET SOLUTIONS, LLC
                         (A Limited Liability Company)

                         STATEMENTS OF MEMBERS' EQUITY

                                                                        Total
                                                 Members'  Accumulated Members'
                                                 Capital     Deficit    Equity
                                                 --------  ----------- --------
Balance at December 31, 1995...................  $ 90,000   $ (47,136) $ 42,864
 Contributed capital...........................    60,000          --    60,000
 Compensation expense for members' equity......    52,400          --    52,400
 Net loss......................................        --     (74,184)  (74,184)
                                                 --------   ---------  --------
Balance at December 31, 1996...................   202,400    (121,320)   81,080
 Compensation expense for members' equity......    22,400          --    22,400
 Net loss......................................        --        (777)     (777)
                                                 --------   ---------  --------
Balance at December 31, 1997...................   224,800    (122,097)  102,703
 Net income....................................        --      92,591    92,591
 Distribution of capital.......................   (40,000)         --   (40,000)
                                                 --------   ---------  --------
Balance at December 31, 1998...................  $184,800   $ (29,506) $155,294
                                                 ========   =========  ========



                            See accompanying notes.

                            INTERNET SOLUTIONS, LLC
                         (A Limited Liability Company)

                            STATEMENTS OF CASH FLOWS

                                                  Year ended December 31,
                                                 ----------------------------
                                                   1996      1997      1998
                                                 --------  --------  --------
Operating activities:
Net (loss) income............................... $(74,184) $   (777) $ 92,591
Adjustments to reconcile net (loss) income to
 net cash provided by operating activities:
 Depreciation and amortization..................   14,880    40,217   100,094
 Compensation expense for members' equity.......   52,400    22,400        --
 Changes in operating assets and liabilities:
   Accounts receivable..........................     (491)  (15,316)   (5,636)
   Other current assets.........................       --    (2,975)    1,399
   Accounts payable.............................    5,752    (5,674)   23,837
   Accrued expenses.............................    1,666     5,498    37,058
   Unearned revenues............................       --    28,167   (12,218)
   Other current liabilities....................       --        --    25,631
                                                 --------  --------  --------
Net cash provided by operating activities.......       23    71,540   262,756
                                                 --------  --------  --------
Investing activities:
Purchases of property and equipment.............  (82,298) (154,053) (152,916)
Subscriber list acquisition.....................       --   (66,349) (120,000)
                                                 --------  --------  --------
Net cash used in investing activities...........  (82,298) (220,402) (272,916)
                                                 --------  --------  --------
Financing activities:
Net proceeds under line of credit...............       --   150,000        --
Proceeds from note payable......................       --        --    91,000
Principal payments of notes payable.............       --        --    (6,843)
Payments on obligations under capital leases....       --        --   (19,103)
Distributions of capital........................       --        --   (40,000)
Proceeds from participants' capital
 contributions..................................   60,000        --        --
                                                 --------  --------  --------
Net cash provided by financing activities.......   60,000   150,000    25,054
                                                 --------  --------  --------
Net (decrease) increase in cash and cash
 equivalents....................................  (22,275)    1,138    14,894
Cash and cash equivalents at beginning of
 period.........................................   37,114    14,839    15,977
                                                 --------  --------  --------
Cash and cash equivalents at end of period...... $ 14,839  $ 15,977  $ 30,871
                                                 ========  ========  ========
Supplemental cash flow information
Cash paid for interest.......................... $     --  $  5,533  $ 18,609
                                                 ========  ========  ========
Capital lease obligation incurred............... $     --  $     --  $125,953
                                                 ========  ========  ========


                            See accompanying notes.

                            INTERNET SOLUTIONS, LLC
                         (A Limited Liability Company)

                         NOTES TO FINANCIAL STATEMENTS

1. Organization

  Internet Solutions, LLC (the "Company") is a regional provider of Internet access. The Company was organized in Missouri on August 30, 1995 as a limited liability company and began providing services on October 1, 1995. The Company's targeted markets include rural areas in Missouri.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight- line method over the estimated useful lives, ranging between three to five years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of

                            INTERNET SOLUTIONS, LLC
                         (A Limited Liability Company)

                   NOTES TO FINANCIAL STATEMENTS--(continued)

2. Summary of Significant Accounting Policies (continued)

Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1996, 1997, and 1998.

 Intangible Assets

  The Company capitalizes specific costs incurred for the purchase of customer bases from other Internet service providers ("ISPs"). The customer acquisition costs are based on the value of retained customers. Amortization is provided using the straight-line method over five years commencing when the customer base is received.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

 Cost of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also includes fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1996, 1997, and 1998 the Company expensed $12,857, $19,961, and $29,993 respectively, as advertising costs.

 Income Taxes

  The Company is organized as a limited liability company under the laws of the state of Missouri. Accordingly, the Company is taxed under the partnership provisions of the Internal Revenue Code ("the Code"). Under the partnership provisions of the Code, the limited liability company members include the Company's income on their individual tax returns. As a result, the Company is not subject to federal and state corporate income tax.

  The unaudited pro-forma income tax information included in the statements of operations and Note 8 is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and state income taxes for all periods presented.

                            INTERNET SOLUTIONS, LLC
                         (A Limited Liability Company)

                   NOTES TO FINANCIAL STATEMENTS--(continued)


2. Summary of Significant Accounting Policies (continued)

  If the Company had been subject to federal and certain state income taxes for each of the two years ended December 31, 1996 and 1997, the Company would have been in a net deferred tax asset position, which would have been fully offset by a valuation allowance. Any tax benefit or provision for those years also would have been fully offset by changes in the deferred tax asset valuation allowance. Therefore, no pro-forma income tax information is reflected for the years ended December 31, 1996 and 1997.

 Financial Instruments

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Compensation Expense for Members' Capital

  During the period from August 30, 1995 (inception) to July 1, 1997, certain officers of the Company performed work for the Company without drawing a salary from the Company. The members of the Company agreed to recognize the fair value of the work performed by the officers as a contribution to Members' capital and adjusted the ownership percentages of the Company, as stipulated in the Company's Operating Agreement, accordingly. The amount contributed by the officers was $104,800.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from varied sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

                            INTERNET SOLUTIONS, LLC
                         (A Limited Liability Company)

                   NOTES TO FINANCIAL STATEMENTS--(continued)

3. Property and Equipment

  Property and equipment consisted of the following:

                                                               December 31,
                                                             ------------------
                                                               1997      1998
                                                             --------  --------
Computer equipment.......................................... $231,908  $456,678
Capitalized line installation...............................   27,446    72,558
Leasehold improvements......................................       --     2,469
Furniture, fixtures, and office equipment...................    2,553     9,071
                                                             --------  --------
                                                              261,907   540,776
Less accumulated depreciation and amortization..............  (49,304) (121,723)
                                                             --------  --------
                                                             $212,603  $419,053
                                                             ========  ========

4. Intangible Assets

  Intangible assets consisted of the following:

                                                                December 31,
                                                              -----------------
                                                               1997      1998
                                                              -------  --------
Acquired customer base....................................... $66,349  $282,430
Less accumulated amortization................................  (6,635)  (34,310)
                                                              -------  --------
                                                              $59,714  $248,120
                                                              =======  ========

5. Acquisition

  On September 1, 1998, the Company entered into an agreement with K4 Cyber Tech Ltd. ("K4"), to acquire its list of dial-up Internet access customers for approximately $167,000, of which approximately $43,000 represented a note payable to K4. In addition to acquiring the list, the Company assumed a liability of approximately $52,000 to provide services to certain of the newly acquired customers who had already paid in advance for their services. The non-cash portion of this transaction related to the issuance of the note payable and the assumption of the liability have been excluded from the statement of cash flows. To finance this transaction, the Company entered into an agreement with a financial institution to borrow up to a maximum of $150,000, in the form of a line of credit, bearing variable interest rate of prime plus 1% (8.75% at December 31, 1998) and payable at December 30, 1998. At December 30, 1998, the line of credit was amended by a reduction in the borrowing line to $91,000 and an extension of the maturity date to April 30, 1999.

6. Line of Credit, Related Party

  The Company has a short-term line of credit with a related party allowing for borrowings of up to $200,000 based upon defined levels of accounts receivable and

                            INTERNET SOLUTIONS, LLC
                         (A Limited Liability Company)

                   NOTES TO FINANCIAL STATEMENTS--(continued)

6. Line of Credit, Related Party (continued)

inventory, which is payable on demand. Borrowings against the line bear interest at the bank's prime rate plus 2% (9.75% at December 31, 1998). The line is secured by certain assets.

7. Commitments

 Lease Commitments

  The Company leases office space from a related party and various office and computer equipment under noncancelable operating lease agreements. The leases generally provide for renewal terms. Rent expense for the years ended December 31, 1996, 1997, and 1998 was $0, $7,571, and $12,485, respectively. The fair value of rent expense for the year ended December 31, 1996, associated with the related party, is immaterial to the financial statements.

  The Company leases certain equipment under capital leases. The cost of assets under capital leases and the related accumulated amortization is $125,953 and $4,667, respectively, at December 31, 1998. Amortization expense related to these leases is included with depreciation and amortization expense in the statement of cash flows.

  The aggregate liability for future rentals as of December 31, 1998 is as follows:

                                                              Capital  Operating
                                                               Leases   Leases
                                                              -------- ---------
1999......................................................... $ 71,033 $ 74,394
2000.........................................................   50,825   53,142
2001.........................................................       --   38,467
2002.........................................................       --   17,496
2003.........................................................       --   13,122
                                                              -------- --------
                                                               121,858 $196,621
                                                                       ========
Less amounts representing interest...........................   15,008
                                                              --------
Present value of minimum lease payments......................  106,850
Less current portion.........................................   58,948
                                                              --------
                                                              $ 47,902
                                                              ========

8. Income Taxes

  Upon consummation of an agreement with OneMain.com, Inc., ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 9), the Company's status as a partnership will automatically terminate and normal federal and state corporate income tax rates will

                            INTERNET SOLUTIONS, LLC
                         (A Limited Liability Company)

                   NOTES TO FINANCIAL STATEMENTS--(continued)

8. Income Taxes (continued)

apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax expense and liability of $954 as of December 31, 1998.

9. Pending Transaction

  During 1998, the Company's members entered into an agreement whereby they will sell their membership shares in the Company to OneMain.com. The Company's members will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's members will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole member of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions as described in Note 6 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders of
FGInet, Inc.

  We have audited the accompanying balance sheets of FGInet, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FGInet, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

St. Louis, Missouri
January 29, 1999

                                  FGINET, INC.

                                 BALANCE SHEETS

                                                             December 31,
                                                         ---------------------
                                                           1997        1998
                                                         ---------  ----------
                         Assets
Current assets:
 Cash and cash equivalents.............................. $  74,698  $   66,941
 Accounts receivable....................................    21,222      21,645
 Inventory..............................................     6,618      55,898
 Prepaid expenses.......................................     2,390      12,377
 Other current assets...................................     5,574       8,692
                                                         ---------  ----------
   Total current assets.................................   110,502     165,553
Property and equipment, net.............................   241,126     474,433
Intangible assets, net..................................    23,760     371,600
                                                         ---------  ----------
   Total assets......................................... $ 375,388  $1,011,586
                                                         =========  ==========
          Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable....................................... $  62,868  $  123,532
 Accrued expenses.......................................    13,706      11,112
 Unearned revenues......................................    68,905     221,803
 Line of credit.........................................        --      80,000
 Notes payable..........................................     9,079     357,152
                                                         ---------  ----------
   Total current liabilities............................   154,558     793,599
Deferred tax liability..................................     9,603          --
Stockholders' equity:
 Voting common stock; no par value; 9,000,000 shares
  authorized; 2,960,000, and 3,110,000 shares issued
  and outstanding, respectively.........................   295,000     406,000
 Non-voting common stock; no par value; 1,000,000
  shares authorized; 41,250 and 41,500 shares issued
  and outstanding, respectively.........................    52,589      53,089
 Accumulated deficit....................................  (136,362)   (241,102)
                                                         ---------  ----------
   Total stockholders' equity...........................   211,227     217,987
                                                         ---------  ----------
   Total liabilities and stockholders' equity........... $ 375,388  $1,011,586
                                                         =========  ==========


                            See accompanying notes.

                                  FGINET, INC.

                            STATEMENTS OF OPERATIONS

                                                 Year ended December 31,
                                              -------------------------------
                                                1996       1997       1998
                                              ---------  --------  ----------
Revenues:
 Access revenues............................. $ 214,909  $712,427  $1,330,059
 Other revenues..............................    60,056   106,018     163,731
                                              ---------  --------  ----------
    Total revenues...........................   274,965   818,445   1,493,790
Costs and expenses:
 Cost of access revenues.....................    60,139   187,988     495,776
 Cost of other revenues......................    46,694    72,575     128,387
 Operations and customer support.............    76,725   123,629     164,848
 Sales and marketing.........................    41,641   146,168     247,877
 General and administrative..................   148,765   226,109     376,110
 Amortization................................     5,619    12,618      90,267
 Depreciation................................    20,475    49,239      94,834
                                              ---------  --------  ----------
    Total costs and expenses.................   400,058   818,326   1,598,099
                                              ---------  --------  ----------
(Loss) income from operations................  (125,093)      119    (104,309)
Other income:
 Interest income.............................     2,680     2,335       1,443
 Interest expense............................        --        --     (10,827)
 Other income (expense)......................     1,249     6,451        (650)
                                              ---------  --------  ----------
(Loss) income before provision (benefit) for
 income taxes................................  (121,164)    8,905    (114,343)
Provision (benefit) for income taxes.........        --     9,603      (9,603)
                                              ---------  --------  ----------
Net loss..................................... $(121,164) $   (698) $ (104,740)
                                              =========  ========  ==========


                            See accompanying notes.

                                  FGINET, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                Voting         Non-voting
                             Common Stock     Common Stock
                          ------------------ --------------
                                                                                      Total
                                                            Treasury  Accumulated Stockholders'
                           Shares    Amount  Shares Amount   Stock      Deficit      Equity
                          --------- -------- ------ ------- --------  ----------- -------------
Balance at December 31,
 1995...................  1,680,000 $ 30,000     -- $    -- $(2,500)   $ (14,500)   $  13,000
 Net loss...............         --       --     --      --      --     (121,164)    (121,164)
 640,000 treasury shares
  purchased.............         --       --     --      --  (7,500)          --       (7,500)
 960,000 treasury shares
  reissued..............         --   48,750     --      --  10,000           --       58,750
 Issuance of common
  stock.................  1,280,000  216,250     --      --      --           --      216,250
                          --------- -------- ------ ------- -------    ---------    ---------
Balance at December 31,
 1996...................  2,960,000  295,000     --      --      --     (135,664)     159,336
 Net loss...............         --       --     --      --      --         (698)        (698)
 Issuance of common
  stock.................         --       -- 41,250  52,589      --           --       52,589
                          --------- -------- ------ ------- -------    ---------    ---------
Balance at December 31,
 1997...................  2,960,000  295,000 41,250  52,589      --     (136,362)     211,227
 Net loss...............         --       --     --      --      --     (104,740)    (104,740)
 Issuance of common
  stock.................    150,000  111,000    250     500      --           --      111,500
                          --------- -------- ------ ------- -------    ---------    ---------
Balance at December 31,
 1998...................  3,110,000 $406,000 41,500 $53,089 $    --    $(241,102)   $ 217,987
                          ========= ======== ====== ======= =======    =========    =========


                            See accompanying notes.

                                  FGINET, INC.

                            STATEMENTS OF CASH FLOWS

                                                  Year ended December 31,
                                               -------------------------------
                                                 1996       1997       1998
                                               ---------  ---------  ---------
Operating activities
Net loss.....................................  $(121,164) $    (698) $(104,740)
Adjustments to reconcile net loss to net cash
 (used in) provided by operating activities:
 Depreciation and amortization...............     26,094     61,857    185,101
 Accretion of interest expense...............         --         --      7,750
 Deferred taxes..............................         --      9,603     (9,603)
 Changes in operating assets and
  liabilities:
   Accounts receivable.......................     (4,852)   (16,320)      (423)
   Prepaid expenses..........................     (1,415)      (898)    (9,987)
   Inventory.................................     (4,756)    (1,862)   (49,280)
   Other current assets......................     (4,042)    (1,377)    (3,118)
   Accounts payable..........................     13,718     45,689     60,664
   Accrued expenses..........................      4,408      9,298     (2,594)
   Unearned revenues.........................     51,303      6,507    152,898
                                               ---------  ---------  ---------
Net cash (used in) provided by operating
 activities..................................    (40,706)   111,799    226,668
Investing activities
Purchases of property and equipment..........   (164,747)  (130,075)  (216,931)
Proceeds from sale of equipment..............         --         --      2,630
Acquisition of customer base and non-compete
 agreements..................................    (33,717)    (8,280)   (55,397)
                                               ---------  ---------  ---------
Net cash used in investing activities........   (198,464)  (138,355)  (269,698)
Financing activities
Proceeds (repayments) of notes payable.......         --      9,079   (105,227)
Proceeds from line of credit.................         --         --     80,000
Purchase of treasury stock...................     (7,500)        --         --
Net proceeds from issuance of common stock...    275,000     52,589     60,500
                                               ---------  ---------  ---------
Net cash provided by financing activities....    267,500     61,668     35,273
                                               ---------  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................     28,330     35,112     (7,757)
Cash and cash equivalents at beginning of
 period......................................     11,256     39,586     74,698
                                               ---------  ---------  ---------
Cash and cash equivalents at end of period...  $  39,586  $  74,698  $  66,941
                                               =========  =========  =========
Supplemental cash flow information
Cash paid for income taxes...................  $      --  $   5,003  $      --
                                               =========  =========  =========
Cash paid for interest.......................  $      --  $      --  $   3,077
                                               =========  =========  =========

Non cash transactions

  In 1998, the Company acquired $113,840 of property and equipment and $382,710 of intangible assets in exchange for 64,285 shares of FGInet common stock and notes payable of $461,050.


                            See accompanying notes.

                                  FGINET, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 Years ended December 31, 1996, 1997, and 1998

1. Organization

  FGInet, Inc. (the "Company") is a regional provider of Internet access. The Company was incorporated in Illinois on September 16, 1994 and began marketing services in November 1994. The Company's targeted market is the State of Illinois.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Inventory

  Inventory consists of purchased goods held for resale and is stated at the lower of cost or market on a first-in, first-out (FIFO) method.

                                  FGINET, INC.

                 Years ended December 31, 1996, 1997, and 1998


2. Summary of Significant Accounting Policies (continued)

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1996, 1997, and 1998.

 Intangible Assets

  The Company has recorded the value of acquired customer bases purchased from existing companies at the estimated fair market value. These customer bases are being amortized using the straight-line method over three years.

  The Company has recorded the value of non-competition agreements entered into with other companies purchased by the Company. These non-compete agreements are amortized using the straight-line method over the term of the specific agreement, generally two to three years.

 Stock Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. SFAS 123 allows companies to account for stock-based compensation under either the new provisions of SFAS 123 or the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company has chosen to continue accounting for its stock-based compensation in accordance with the provisions of APB 25.

 Revenue Recognition

  The Company recognizes Internet access revenues when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenues on these advance payments and amortizes the amounts to revenues on a straight-line basis as the services are provided.

  The Company does not refund advance payments in instances of contract cancellation. The Company continues service to the customer until the contract term expires.

                                  FGINET, INC.

                 Years ended December 31, 1996, 1997, and 1998


2. Summary of Significant Accounting Policies (continued)

 Cost of Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1996, 1997, and 1998, the Company expensed $26,251, $118,769, and $204,159 respectively, as advertising costs.

 Income Taxes

  For tax years prior to 1997, the Company elected tax treatment as an S corporation; accordingly, the Company was taxed under the Subchapter S provisions of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholders included the Company's income on their personal income tax returns. As a result, the Company was not subject to federal and state corporate income tax during the period for which it was an S corporation.

  Beginning in 1997, the Company revoked its S corporation election. Therefore, beginning in 1997, the Company was subject to normal federal and state corporate income taxes.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management believes alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

                                  FGINET, INC.

                 Years ended December 31, 1996, 1997, and 1998


2. Summary of Significant Accounting Policies (continued)

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from two sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Reclassifications

  Reclassifications were made to the prior period financial statements to conform with the current period's presentation.

3. Property and Equipment

  Property and equipment consisted of the following:

                                                            December 31,
                                                     --------------------------
                                                       1996     1997     1998
                                                     -------- -------- --------
Computer equipment.................................. $175,900 $297,033 $612,509
Furniture, fixtures, and office equipment...........    7,649   16,590   29,255
                                                     -------- -------- --------
                                                      183,549  313,623  641,764
Less accumulated depreciation.......................   23,259   72,497  167,331
                                                     -------- -------- --------
                                                     $160,290 $241,126 $474,433
                                                     ======== ======== ========

4. Intangible Assets

  Intangible assets consisted of the following:

                                                             December 31,
                                                       ------------------------
                                                        1996    1997     1998
                                                       ------- ------- --------
Acquired customer base................................ $23,332 $28,612 $433,299
Non-compete agreements................................  10,385  13,385   46,805
                                                       ------- ------- --------
                                                        33,717  41,997  480,104
Less accumulated amortization.........................   5,619  18,237  108,504
                                                       ------- ------- --------
                                                       $28,098 $23,760 $371,600
                                                       ======= ======= ========

5. Financing Arrangements

  The Company has a noninterest bearing note payable due to a stockholder in 1999. The outstanding balance was $3,852 at December 31, 1998. The Company has a non-interest bearing note payable due to ICEnet no later than March 30, 1999. The amount due at maturity is $361,050.

                                  FGINET, INC.

                 Years ended December 31, 1996, 1997, and 1998


5. Financing Arrangements (continued)

  The Company has a revolving line of credit with a financial institution. The line of credit has a maximum borrowing amount of $80,000, provides for interest at the institution's prime rate plus 1%, and matures on October 2, 1999. Interest is payable monthly with principal due at maturity. The line of credit is collateralized by substantially all of the assets of the Company. The outstanding balance was $80,000 at December 31, 1998.

6. Commitments

  The Company leases office space under non-cancelable operating lease agreements. Minimum future lease payments under non-cancelable operating leases is summarized as follows:

           1999................................ $ 39,054
           2000................................   40,132
           2001................................   38,463
           2002................................      150
                                                --------
           Total minimum lease payments........ $117,799
                                                ========

  The Company also has purchase commitments with various telecommunications providers for internet access. These non-cancelable agreements have varying terms and rates. No minimum purchase provisions apply to these agreements.

  Rent expense for the years ended December 31, 1996, 1997, and 1998 was $10,485, $26,560, and $13,855, respectively.

7. Stock Compensation

  In 1996, the Company recorded compensation expense of $75,000 for voting common stock issued to employed stockholders at less than fair value. Fair value for purposes of calculating compensation expense was the most recent sale price for voting common stock sold to outside investors. The difference between this amount and the amount paid by the employed shareholders was recorded as compensation expense.

8. Stock Options

  The Board of Directors may grant voting and nonvoting common stock options to employees, board members, and others who contribute materially to the success of the Company. Stock options have been granted at prices which the Company's Board of Directors believe approximate the fair market value of its common stock at the date of grant, taking into consideration the stock's voting rights, transferability and liquidity. Individual grants generally become exercisable immediately. The contractual term of the options granted are five years from the date of grant.

                                  FGINET, INC.

                 Years ended December 31, 1996, 1997, and 1998


8. Stock Options (continued)

  Common stock option activity was as follows:

                                                     Number   Number of Weighted
                                                       of       Non-    Average
                                                     Voting    voting   Exercise
                                                     Shares    Shares    Price
                                                    --------  --------- --------
Outstanding at December 31, 1995...................       --       --    $  --
  Options granted..................................  160,000       --     .125
  Options exercised................................ (160,000)      --     .125
                                                    --------   ------    -----
Outstanding at December 31, 1996...................       --       --    $  --
  Options granted..................................       --       --       --
  Options exercised................................       --       --       --
                                                    --------   ------    -----
Outstanding at December 31, 1997...................       --       --    $  --
  Options granted..................................       --   80,000     2.00
  Options exercised................................       --       --       --
                                                    --------   ------    -----
Outstanding at December 31, 1998...................       --   80,000    $2.00
                                                    ========   ======    =====

  Had compensation expense related to stock options been determined based on fair value at the grant date for options granted during the year ended December 31, 1996 and 1998, consistent with the provisions of SFAS 123, the Company's net loss would have been $124,364 and $131,800, respectively. All of the options granted in 1998 are exercisable at December 31, 1998.

  The fair value of each option grant is estimated on the date of grant using the minimum value option pricing fair value model with the following assumptions used for grants in 1996 and 1998: no dividend yield, a risk-free interest rate of 5.25%, and expected life of the option term of 4 years.

9. Income Taxes

  Based upon cumulative temporary differences, the Company recognized a deferred income tax liability of $9,603 as of December 31, 1997 and a deferred tax asset (before valuation allowance) of $20,680 as of December 31, 1998. This liability incurred in 1997 is mainly due to the book and tax timing differences for depreciation. In addition, the income tax provision of $9,603 for 1997 differs from the anticipated statutory expense of $3,000 principally because of the Company's change in tax status from an S corporation to a C corporation effective January 1, 1997. For 1998, the deferred tax asset is mainly related to the carryforward of net operating losses.

  No pro forma provision for income taxes is reflected for the year ended December 31, 1996 as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C corporation.

                                  FGINET, INC.

                 Years ended December 31, 1996, 1997, and 1998

10. Acquisitions

  On August 16, 1996, the Company completed the acquisition of substantially all of the assets of NetJax, a company in the same line of business, in exchange for $64,000 in cash. The acquisition of NetJax has been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their estimated fair values as of August 16, 1996.

  The estimated fair value of the assets acquired on August 16, 1996 are as follows:

     Property and equipment............................................ $27,430
     Other current assets..............................................   2,855
     Three year non-compete agreement..................................  10,385
     Customer base of 375 customers....................................  23,330
                                                                        -------
       Total purchase price............................................ $64,000
                                                                        =======

  On October 20, 1997, the Company completed the acquisition of substantially all of the assets of Decatur Communications (Decatur), a company in the same line of business, in exchange for $8,280 in cash. The acquisition of Decatur has been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their estimated fair values as of October 20, 1997.

  The estimated fair value of the assets acquired on October 20, 1997 are as follows:

     Three year non-compete agreement................................... $3,000
     Customer base of 46 customers......................................  5,280
                                                                         ------
       Total purchase price............................................. $8,280
                                                                         ======

  On May 30, 1998, the Company completed the acquisition of substantially all of the assets of FGInet of Highland, a company in the same line of business, for $15,000 in cash and 20,000 shares of FGInet common voting stock valued at $1 per share. The acquisition of FGInet of Highland has been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their estimated fair values as of May 30, 1998.

  The estimated fair value of the assets acquired on May 30, 1998 are as follows:

     Property and equipment............................................ $ 8,000
     Two year non-compete agreement....................................   1,000
     Customer base of 330 customers....................................  26,000
                                                                        -------
       Total purchase price............................................ $35,000
                                                                        =======

                                  FGINET, INC.

                 Years ended December 31, 1996, 1997, and 1998


10. Acquisitions (continued)

  On September 15, 1998, the Company completed the acquisition of substantially all of the assets of Great Plains Group, Inc., a company in the same line of business, for $74,709 in cash. The acquisition of Great Plains Group, Inc. has been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their estimated fair values as of September 15, 1998.

  The estimated fair value of the assets acquired September 15, 1998, are as follows:

     Property and equipment............................................ $33,390
     Two year non-compete agreement....................................   7,250
     Customer base of 330 customers....................................  34,069
                                                                        -------
                                                                        $74,709
                                                                        =======

  On September 21, 1998, the Company completed the acquisition of substantially all of the assets of Interactive Communications and Explorations, a partnership in the same line of business, for $461,050; $100,000 in cash and $361,050 short term note payable due in March 1999. Because the short term note payable is non interest bearing, the imputed interest of $15,500 will be recognized over the note term. The aggregate purchase price will be reduced by a like amount.

  The acquisition of Interactive Communications and Explorations has been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their estimated fair value as of September 21, 1998.

  The estimated fair value of the assets acquired September 21, 1998, are as follows:

     Property and equipment........................................... $113,840
     Two year non-compete agreement...................................   24,170
     Customer base of 1,100 customers.................................  307,540
                                                                       --------
                                                                       $445,550
                                                                       ========

  On September 28, 1998, the Company completed the acquisition of a customer base estimated at 220 from FGInet of Mt. Zion, a company in the same line of business, in exchange for 44,285 shares of FGInet common voting stock valued at $31,000. The acquisition of FGInet of Mt. Zion has been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their estimated fair value as of September 28, 1998.

                                  FGINET, INC.

                 Years ended December 31, 1996, 1997, and 1998


10. Acquisitions (continued)

  The estimated fair value of the assets acquired September 28, 1998, are as follows:

     Property and equipment............................................ $ 7,000
     Customer base of 220 customers....................................  24,000
                                                                        -------
                                                                        $31,000
                                                                        =======

  On September 30, 1998, the Company completed the acquisition of substantially all of the assets of Wyman Computer Services, a company in the same line of business, for $10,000 short-term note payable, $4,700 of which is outstanding as of December 31, 1998. The acquisition of Wyman Computer Services has been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their estimated fair value as of September 30, 1998.

  The estimated fair value of the assets acquired on September 30, 1998, are as follows:

     Property and equipment............................................ $ 4,000
     Two year non-compete agreement....................................   1,000
     Customer base of 200 customers....................................   5,000
                                                                        -------
                                                                        $10,000
                                                                        =======

11. Pending Trasaction

  The Company's stockholders have entered into an agreement whereby they will sell their shares in the Company to OneMain.com, Inc. ("OneMain.com"). The Company's stockholders will exchange their shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole member of the Company. Subsequent to the acquisition, the Company will continue to exist and maintain its status as an LLC.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholder
Superhighway, Inc. d/b/a Indynet

  We have audited the accompanying balance sheets of Superhighway, Inc. d/b/a Indynet as of December 31, 1997, and 1998, and the related statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superhighway, Inc. d/b/a Indynet at December 31, 1996, 1997, and 1998, and the results of its operations, stockholder's equity and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young, LLP

Indianapolis, Indiana
January 22, 1999

                        SUPERHIGHWAY, INC. D/B/A INDYNET

                                 BALANCE SHEETS

                                                                December 31
                                                             -----------------
                                                               1997     1998
                                                             -------- --------
                           Assets
Cash and cash equivalents................................... $  9,623 $ 22,439
Accounts receivable, net of allowance for uncollectible
 accounts (1997--$40,000; 1998--$105,000)...................  227,196  117,012
Loan from stockholder.......................................      135       --
                                                             -------- --------
   Total current assets.....................................  236,954  139,451
Property and equipment, net of accumulated depreciation.....  671,724  749,132
Other assets................................................   10,000   27,135
                                                             -------- --------
   Total assets............................................. $918,678 $915,718
                                                             ======== ========
            Liabilities and Stockholder's Equity
Line of credit.............................................. $ 50,000 $ 80,000
Accounts payable............................................   81,472   82,060
Accrued expenses............................................   19,417   64,328
Current portion of long-term debt...........................   20,719   22,956
Other current liabilities...................................   14,849    1,075
                                                             -------- --------
   Total current liabilities................................  186,457  250,419
Long-term debt..............................................   28,889    6,057
Common stock, no par value:
 Authorized--1,000 shares; issued and outstanding--500
  shares....................................................   87,503   87,503
 Retained earnings..........................................  615,829  571,739
                                                             -------- --------
   Total stockholder's equity...............................  703,332  659,242
                                                             -------- --------
   Total liabilities and stockholder's equity............... $918,678 $915,718
                                                             ======== ========



                            See accompanying notes.

                        SUPERHIGHWAY, INC. D/B/A INDYNET

                              STATEMENTS OF INCOME

                                                    Year ended December 31
                                               --------------------------------
                                                  1996       1997       1998
                                               ---------- ---------- ----------
Revenues:
 Access revenues.............................. $1,179,755 $2,004,474 $2,904,989
 Other revenues...............................     68,996    101,816    108,394
                                               ---------- ---------- ----------
   Total revenues.............................  1,248,751  2,106,290  3,013,383
Costs and expenses:
 Cost of access revenues......................    321,047    528,000    900,834
 Cost of other revenues.......................     16,215     27,064     46,127
 Operations and customer support..............    211,609    357,454    514,745
 Sales and marketing..........................    218,890    395,523    550,339
 General and administrative...................    164,003    200,806    642,302
 Depreciation.................................     78,408    137,431    208,290
 Amortization.................................         --         --        795
                                               ---------- ---------- ----------
   Total cost and expenses....................  1,010,172  1,646,278  2,863,432
                                               ---------- ---------- ----------
Income from operations........................    238,579    460,012    149,951
Other expense:
 Interest expense.............................     19,442      4,045     13,861
 Other expense, net...........................     13,501     49,233     13,652
                                               ---------- ---------- ----------
   Total other expense........................     32,943     53,278     27,513
                                               ---------- ---------- ----------
Net income.................................... $  205,636 $  406,734 $  122,438
                                               ========== ========== ==========
Unaudited pro forma information:
 Net income................................... $  205,636 $  406,734 $  122,438
 Pro forma income tax provision...............     83,177    162,148     52,748
                                               ---------- ---------- ----------
 Pro forma net income (See Note 2)............ $  122,459 $  244,586 $   69,690
                                               ========== ========== ==========



                            See accompanying notes.

                        SUPERHIGHWAY, INC. d/b/a INDYNET

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                          Common Stock
                                         --------------
                                                                       Total
                                                        Retained   Stockholder's
                                         Shares Amount  Earnings      Equity
                                         ------ ------- ---------  -------------
Balance at December 31, 1995...........   500   $87,503 $  25,427    $ 112,930
 Net income............................   --        --    205,636      205,636
 Stockholder distributions.............   --        --     (1,800)      (1,800)
                                          ---   ------- ---------    ---------
Balance at December 31, 1996...........   500    87,503   229,263      316,766
 Net income............................   --        --    406,734      406,734
 Stockholder distributions.............   --        --    (20,168)     (20,168)
                                          ---   ------- ---------    ---------
Balance at December 31, 1997...........   500    87,503   615,829      703,332
 Net income............................   --        --    122,438      122,438
 Stockholder distributions.............   --        --   (166,528)    (166,528)
                                          ---   ------- ---------    ---------
Balance at December 31, 1998...........   500   $87,503 $ 571,739    $ 659,242
                                          ===   ======= =========    =========




                            See accompanying notes.

                        SUPERHIGHWAY, INC. d/b/a INDYNET

                            STATEMENTS OF CASH FLOWS

                                                     Year ended December 31
                                                   ----------------------------
                                                     1996      1997      1998
                                                   --------  --------  --------
Operating activities
Net income.......................................  $205,636  $406,734  $122,438
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization...................    78,408   137,431   209,085
 Allowance for doubtful accounts.................    16,500    21,500    65,000
 Accounts receivable direct write-off............       --        --    195,000
 Loss on disposal of equipment...................    13,501    49,233     3,649
Changes in operating assets and liabilities:
 Accounts receivable.............................  (111,996) (142,700) (149,816)
 Other assets....................................      (400)   (9,700)   (1,591)
 Accounts payable and accrued expenses...........    62,378    (9,390)   45,499
 Other current liabilities.......................    (2,103)    6,495   (13,774)
                                                   --------  --------  --------
Net cash provided by operating activities .......   261,924   459,603   475,490
Investing activities
Purchases of property and equipment..............  (233,793) (549,297) (323,303)
Proceeds from disposal of property and
 equipment.......................................       --        --     41,596
Acquisition of business..........................       --        --    (23,844)
                                                   --------  --------  --------
Net cash used in investing activities............  (233,793) (549,297) (305,551)
Financing activities
Net proceeds under line of credit................       --     50,000    30,000
Proceeds from issuance of long-term debt.........       --     63,820       --
Principal payments of long-term debt.............       --    (14,212)  (20,595)
Distributions made to stockholder................    (1,800)  (20,168) (166,528)
                                                   --------  --------  --------
Net cash (used in) provided by financing
 activities......................................    (1,800)   79,440  (157,123)
                                                   --------  --------  --------
Net increase (decrease) in cash and cash
 equivalents.....................................    26,331   (10,254)   12,816
Cash and cash equivalents (overdraft) at
 beginning of year...............................    (6,454)   19,877     9,623
                                                   --------  --------  --------
Cash and cash equivalents at end of year.........  $ 19,877  $  9,623  $ 22,439
                                                   ========  ========  ========
Supplemental cash flow information
Cash paid for interest...........................  $ 19,442  $  4,045  $ 13,861
                                                   ========  ========  ========


                            See accompanying notes.

                       SUPERHIGHWAY, INC. d/b/a/ INDYNET

                         NOTES TO FINANCIAL STATEMENTS

                       December 31, 1996, 1997, and 1998

1. Organization

  Superhighway, Inc. d/b/a Indynet (the "Company"), incorporated as a Subchapter S Corporation under the laws of Indiana on June 1, 1995, is a regional provider of internet access. The Company's target market is central Indiana.

  The Company expects to continue to focus on increasing its subscriber base and geographic coverage. The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  All highly liquid investments with maturities of three months or less at the time of purchase are classified as cash equivalents.

 Property and Equipment

  Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Other Assets

  Other assets include intangibles which have been recorded as a result of the purchase of a competitor and will be amortized over 3 years on a straight line basis. Other assets are net of $795 of accumulated amortization at December 31, 1998.

                        SUPERHIGHWAY, INC. d/b/a INDYNET

2. Summary of Significant Accounting Policies (continued)

 Impairment of Long-Lived Assets

  At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the years ended December 31, 1996, 1997 and 1998.

 Revenue Recognition

  The Company offers monthly contracts for Internet access that are generally billed for on the first day of the month. The Company recognizes access revenue as services are provided.

  The Company has entered into agreements to provide internet access and other internet services to various non-profit organizations in exchange for non-monetary goods and services. These agreements have been accounted for as non-monetary transactions and are recorded at the value of the service provided by the Company. During 1996, 1997 and 1998, access revenues and sales and marketing expense include approximately $99,000, $198,000 and $297,000, respectively, of such non-monetary transactions.

 Cost of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also includes fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per- user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During 1996, 1997 and 1998, the Company expensed approximately $122,000, $233,000 and $367,000, respectively, as advertising costs.

 Income Taxes

  Historically, the Company has elected, by the consent of its stockholder, to be taxed using provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the Subchapter S provisions of the Code, the stockholder includes the Company's corporate income in his personal income tax return. Accordingly, the Company was not subject to federal and state corporate income tax during the period for which it was an S Corporation.

  The unaudited pro forma income tax information included in the statements of operations and Note 7 is presented in accordance with Statement of Financial Accounting

                        SUPERHIGHWAY, INC. d/b/a INDYNET

2. Summary of Significant Accounting Policies (continued)

Standards No. 109, Accounting for Income Taxes, as if the Company had been subject to federal and certain state income taxes.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have generally been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates fair value.

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results. Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from numerous sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

 Reclassification

  Certain amounts in the 1996 and 1997 financial statements have been reclassified to conform with the 1998 financial statement presentation.

3. Property and Equipment

  Property and equipment consisted of the following:

                                                                December 31,
                                                             ------------------
                                                               1997     1998
                                                             -------- ---------
   Computer equipment....................................... $784,188 $ 851,068
   Furniture, fixtures, and office equipment................   11,122    20,602
   Leasehold improvements...................................   12,699   201,836
                                                             -------- ---------
                                                              808,009 1,073,506
   Less accumulated depreciation............................  136,285   324,374
                                                             -------- ---------
                                                             $671,724 $ 749,132
                                                             ======== =========

                        SUPERHIGHWAY, INC. d/b/a INDYNET

4. Line of Credit

  The Company has a $300,000 short-term line of credit with a bank. Borrowings against the line bear interest at the bank's prime rate plus 1% (8.75% at December 31, 1998). The line is secured by all business assets and is personally guaranteed by the sole stockholder. Borrowings of $50,000 and $80,000 were outstanding against the line at December 31, 1997 and 1998, respectively.

5. Long-Term Debt

Long-term debt consists of the following:

                                                                  December 31
                                                                ---------------
                                                                 1997    1998
                                                                ------- -------
   Note payable to a bank, monthly installments of $2,041,
    including interest at 8.75%, due March 2000; the note is
    collateralized by all business assets and personally
    guaranteed by the sole stockholder......................... $49,608 $29,013
   Less current portion........................................  20,719  22,956
                                                                ------- -------
                                                                $28,889 $ 6,057
                                                                ======= =======

6. Lease Commitment--Related Party

  The Company leases office space on a month to month basis from the sole stockholder and is required to pay the common areas' expenses including maintenance, real estate taxes and other expense. Rent expense for 1996, 1997 and 1998 was approximately $8,000, $37,000 and $60,000, respectively.

7. Income Taxes

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com (as more fully described in Note 9), the Company's status as an S Corporation under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred tax liability of $40,000 as of December 31, 1998, had the termination of its election to be treated as an S Corporation occurred on that date.

8. Acquisition

  During 1998, the Company purchased the computer equipment and customer lists of another Internet service provider for $23,844. The purchase price was allocated to the net assets acquired based upon their estimated fair values at the date of acquisition. The estimated fair value of the computer equipment was $7,640 at the acquisition date and the remaining $16,204 was recorded as an intangible.

                        SUPERHIGHWAY, INC. d/b/a INDYNET

9. Pending Transaction


  During 1998, the Company's stockholder entered into an agreement whereby he will sell his shares in the Company to OneMain.com. The Company's stockholder will exchange his shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholder will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998, through June 30, 1998, multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company. Subsequent to the acquisition, the Company will continue to exist.

  The related party transactions as described in Note 6 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Lightspeed Net, Inc.

  We have audited the accompanying balance sheets of Lightspeed Net, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholder's equity, and cash flows for the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lightspeed Net, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in
Note 2. The 1998 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Los Angeles, California
January 29, 1999

                              LIGHTSPEED NET, INC.

                                 BALANCE SHEETS

                                                            December 31,
                                                        ----------------------
                                                           1997        1998
                                                        ----------  ----------
                        Assets
Current assets:
 Cash.................................................. $   55,863  $   60,481
 Accounts receivable, net..............................    266,691     268,042
 Prepaid expenses......................................     13,279      15,424
 Other current assets..................................     17,758      15,204
                                                        ----------  ----------
   Total current assets................................    353,591     359,151
Property and equipment, net............................  1,111,776   1,154,950
Other assets...........................................     18,594      14,117
                                                        ----------  ----------
   Total assets........................................ $1,483,961  $1,528,218
                                                        ==========  ==========
         Liabilities and Stockholder's Equity
Liabilities:
 Accounts payable...................................... $  114,861  $  117,277
 Accounts payable, related party.......................     78,913     132,685
 Accrued expenses......................................    134,220      69,899
 Customer advances.....................................     40,352     100,386
 Unearned revenues.....................................    267,367     346,445
                                                        ----------  ----------
   Total liabilities...................................    635,713     766,692
Stockholder's equity
 Common stock (no par value, 100,000 shares
  authorized,
  100 shares issued and outstanding)...................    874,751     874,751
 Additional paid-in capital............................  1,240,273   1,670,962
 Accumulated deficit................................... (1,266,776) (1,784,187)
                                                        ----------  ----------
   Total stockholder's equity..........................    848,248     761,526
                                                        ----------  ----------
   Total liabilities and stockholder's equity.......... $1,483,961  $1,528,218
                                                        ==========  ==========


                            See accompanying notes.

                              LIGHTSPEED NET, INC.

                            STATEMENTS OF OPERATIONS

                                               Year ended December 31,
                                          ------------------------------------
                                             1996         1997         1998
                                          -----------  -----------  ----------
Revenues:
 Access revenues......................... $ 1,124,474  $ 2,941,423  $4,463,663
 Other revenues..........................         --       144,478     189,328
                                          -----------  -----------  ----------
   Total revenues........................   1,124,474    3,085,901   4,652,991
Cost and expenses:
 Cost of access revenues.................     820,854    1,465,959   1,864,723
 Cost of other revenues..................         --       108,127     109,903
 Operations and customer support.........     254,212      619,346     731,833
 Sales and marketing.....................     487,891      644,865     561,253
 General and administrative..............     414,418      989,771   1,238,536
 Depreciation and amortization...........     212,659      500,692     666,126
                                          -----------  -----------  ----------
   Total cost and expenses...............   2,190,034    4,328,760   5,172,374
                                          -----------  -----------  ----------
Loss from operations.....................  (1,065,560)  (1,242,859)   (519,383)
Other income (expense):
 Interest income.........................         --         1,510       1,972
 Other expense...........................         --       (25,427)        --
                                          -----------  -----------  ----------
   Total other income (expense)..........         --       (23,917)      1,972
                                          -----------  -----------  ----------
Net loss................................. $(1,065,560) $(1,266,776) $ (517,411)
                                          ===========  ===========  ==========



                            See accompanying notes.

                              LIGHTSPEED NET, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                           Common Stock   Additional                               Total
                          ---------------  Paid-in   Proprietor's Accumulated  Stockholder's
                          Shares  Amount   Capital     Capital      Deficit       Equity
                          ------ -------- ---------- ------------ -----------  -------------
Balance at December 31,
 1995...................    --   $     -- $       --  $  681,934  $  (385,229)  $  296,705
 Contribution...........    --         --         --   1,643,606           --    1,643,606
 Net loss...............    --         --         --          --   (1,065,560)  (1,065,560)
                           ---   -------- ----------  ----------  -----------   ----------
Balance at December 31,
 1996...................    --         --         --   2,325,540   (1,450,789)     874,751
 Incorporation..........   100    874,751         --  (2,325,540)   1,450,789           --
 Contribution...........    --         --  1,240,273          --           --    1,240,273
 Net loss...............    --         --         --          --   (1,266,776)  (1,266,776)
                           ---   -------- ----------  ----------  -----------   ----------
Balance at December 31,
 1997...................   100    874,751  1,240,273          --   (1,266,776)     848,248
 Contribution...........    --         --    430,689          --           --      430,689
 Net loss...............    --         --         --          --     (517,411)    (517,411)
                           ---   -------- ----------  ----------  -----------   ----------
Balance at December 31,
 1998...................   100   $874,751 $1,670,962  $       --  $(1,784,187)  $  761,526
                           ===   ======== ==========  ==========  ===========   ==========



                            See accompanying notes.

                              LIGHTSPEED NET, INC.

                            STATEMENTS OF CASH FLOWS

                                               Year ended December 31,
                                          -----------------------------------
                                             1996         1997        1998
                                          -----------  -----------  ---------
Operating activities
Net loss................................. $(1,065,560) $(1,266,776) $(517,411)
Adjustments to reconcile net loss to net
 cash (used in) provided by operating
 activities:
 Depreciation and amortization...........     212,659      500,692    666,126
 Provision for doubtful accounts.........      11,245       99,944     82,289
 Loss on sale or disposal of equipment...          --       25,427         --
 Changes in operating assets and
  liabilities:
   Accounts receivable...................    (102,957)    (263,282)   (83,640)
   Prepaid expenses......................     (12,160)      (1,119)    (2,145)
   Other current assets..................      23,400      (17,758)     2,554
   Other assets..........................        (900)     (18,490)    (4,500)
   Accounts payable......................      47,941      144,913     56,188
   Customer advances.....................      12,512       27,840     60,034
   Accrued expenses......................      54,411       70,281    (64,321)
   Unearned revenues.....................      79,753      185,479     79,078
                                          -----------  -----------  ---------
Net cash (used in) provided by operating
 activities..............................    (739,656)    (512,849)   274,252
Investing activities
Purchases of property and equipment......    (903,949)    (696,561)  (700,323)
Proceeds from disposal of property and
 equipment...............................          --       25,000         --
                                          -----------  -----------  ---------
Net cash used in investing activities....    (903,949)    (671,561)  (700,323)
Financing activities
Owner's capital contributions............   1,643,605           --         --
Shareholder's capital contributions......          --    1,240,273    430,689
                                          -----------  -----------  ---------
Net cash provided by financing
 activities..............................   1,643,605    1,240,273    430,689
                                          -----------  -----------  ---------
Net increase in cash.....................          --       55,863      4,618
Cash at beginning of period..............          --           --     55,863
                                          -----------  -----------  ---------
Cash at end of period.................... $        --  $    55,863  $  60,481
                                          ===========  ===========  =========
Supplemental cash flow information
Cash paid for income taxes............... $        --  $       800  $     800
                                          ===========  ===========  =========


                            See accompanying notes.

                              LIGHTSPEED NET, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1998

1. Organization

  Lightspeed Net, Inc. (the "Company") is a regional provider of Internet access with targeted markets in central California. The Internet business operated as a line of business of Lightspeed Software, an affiliated company which is wholly owned by the sole shareholder of the Company, from March 27, 1995 through December 31, 1996. On June 28, 1996 the Company was incorporated and became a separate company beginning January 1, 1997.

2. Summary of Significant Accounting Policies

 Basis of Presentation

  The financial statements include the accounts of the Company for the years ended December 31, 1997 and 1998. For the year ended December 31, 1996, the financial statements include revenues and cost of revenues directly attributable to internet services and expenses which have been allocated from Lightspeed Software on a specific identification basis. Further, the Company shared certain employees and other resources with Lightspeed Software. Allocations from Lightspeed Software for indirect expenses for such shared resources have been made primarily on a proportional cost allocation method. Management believes these allocations are reasonable and that such expenses would not differ materially had the Company operated on a stand-alone basis for the year ended December 31, 1996. The financial statements of the Company do not necessarily reflect the results of operations or financial position that would have existed had the Company been an independent company.

  The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception and has had negative cash flows from operations in all periods except the period ended December 31, 1998. In addition, management anticipates that its cash and working capital requirements in the short term cannot be met entirely from funds generated internally from operations.

  Management's operational and financing plans to address the above issues include continued focus on increasing its subscriber base and geographic coverage and obtaining equity and debt financing. The online services and internet markets are highly competitive. The Company believes that existing competitors, internet-based services, internet service providers, internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase marketing spending; limit the Company's ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                              LIGHTSPEED NET, INC.

2. Summary of Significant Accounting Policies (continued)

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging between three to seven years.

 Impairment of Long-Lived Assets

  Management periodically determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. When indicators of impairment of long-lived assets to be disposed of are present and the discounted future cash flows estimated to be generated by those assets is less than the carrying value of such assets, an impairment loss would be recorded by the Company. No such impairment losses have been identified by the Company.

 Stock Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 allows companies to account for stock-based compensation under either the new provisions of SFAS 123 or the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company has chosen to continue accounting for its stock-based compensation in accordance with the provisions of APB 25.

 Revenue Recognition

  The Company recognizes internet access revenue when the services are provided. The Company offers contracts for internet access which are billed in the month prior to the month of service. The Company has deferred recognizing revenue on these advance billings until earned.

                              LIGHTSPEED NET, INC.

2. Summary of Significant Accounting Policies (continued)

  In June 1995, the Company entered into a strategic alliance with ACN Communications ("ACN"), which provides for ACN to sell internet services provided by the Company as part of a telecommunications bundle of services. ACN markets, invoices and collects for these internet services provided by the Company. In return, ACN retains approximately 30% of the revenues received for these services, or a minimum of $22,000 per month. The remainder of the revenues are paid to the Company. Revenues from this alliance are included in access revenues in the statement of operations.

 Cost of Revenues

  Cost of access revenues primarily consists of telecommunication expenses inherent in the network infrastructure. Cost of access revenues also includes fees paid to lease the Company's backbone, other license fees paid to third-party software vendors, and product costs.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1998, 1997, and 1996, the Company expensed $201,276, $254,510 and $274,284, respectively, as advertising costs.

 Income Taxes

  Historically, the Company has elected, by consent of its sole stockholder, to be taxed as a subchapter S corporation, as provided by the Internal Revenue Code and the California Revenue and Taxation Code. Accordingly, the Company's results of operations are reported in the individual income tax return of the sole shareholder. The Company recorded California franchise tax provisions of $800 for each of the years ended December 31, 1998 and 1997.

 Financial Instruments and Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The carrying amount of the receivables approximates their fair value.

 Reclassifications

  Certain previously reported amounts have been reclassified to conform to the current year presentation.

                              LIGHTSPEED NET, INC.

2. Summary of Significant Accounting Policies (continued)

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from primarily one source for each product. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

3. Property and Equipment

  Property and equipment consisted of the following:

                                                             December 31,
                                                         ----------------------
                                                            1997        1998
                                                         ----------  ----------
   Computer equipment................................... $1,714,934  $2,387,639
   Furniture, fixtures, and office equipment............     36,774      64,392
   Automobiles..........................................     30,013      30,013
                                                         ----------  ----------
                                                          1,781,721   2,482,044
   Less accumulated depreciation........................   (669,945) (1,327,094)
                                                         ----------  ----------
                                                         $1,111,776  $1,154,950
                                                         ==========  ==========

                              LIGHTSPEED NET, INC.

4. Commitments

  The Company leases office space under non-cancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of the common areas' expenses including maintenance, real estate taxes and other expense. Rent expense for the years ended December 31, 1998, 1997, and 1996, was $133,618, $74,719, and $37,221, respectively.

  Minimum future lease payments under operating leases with initial terms of one year or more consist of the following:

                                                    December 31,
                                                        1998
                                                    ------------
         1999......................................   $164,460
         2000......................................    150,518
         2001......................................    137,052
         2002......................................     33,410
         2003......................................     16,705
         Thereafter................................        --
                                                      --------
         Total minimum lease payments..............   $502,145
                                                      ========

5. Stock Option Plan

  On July 24, 1998, the Company adopted the Lightspeed Net, Inc. Grant of Incentive Stock Option (Option Plan) which permits the Company to grant stock options to the Company's President. Under the Option Plan, the Company's President may purchase up to eleven shares of the Company's common stock at a price of $33,333.63 per share, the fair market value of the common stock on the grant date as determined by the Company's Board of Directors. The options granted under the Option Plan are fully vested and shall expire five years from the date of grant. Subsequent to year end this award was modified. Refer to
Note 9 for a possible settlement of these options.

  Stock option activity was as follows:

                                                           Weighted
                                                           Average    Exercise
                                                Number of  Exercise  Price per
                                                 Shares     Price      Share
                                                --------- ---------- ----------
   Outstanding at December 31, 1997............      --   $      --  $      --
    Options granted............................       11   33,333.63  33,333.63
    Options exercised..........................      --          --         --
    Options canceled or expired................      --          --         --
                                                 -------  ---------- ----------
   Outstanding at December 31, 1998............       11  $33,333.63 $33,333.63
                                                 =======  ========== ==========
   Exercisable at December 31, 1998............       11  $33,333.63 $33,333.63

  Had compensation expense related to the Option Plan been determined based on fair value at the grant date for options granted during the year ended December 31, 1998 under

                             LIGHTSPEED NET, INC.

5. Stock Option Plan (continued)

the provisions of SFAS 123, the Company's net loss would have been increased by $10,017. The effect of applying SFAS 123 for purposes of recognizing compensation expense is not necessarily representative of the effects on reported net income for future periods.

  The fair value of the option grant was estimated on the date of grant using the minimum value option pricing fair value model as provided for under SFAS 123, with the following weighted-average assumptions used for grants in 1998: dividend yield of 0%, a risk-free interest rate of 5.54%, and expected life of the option term of six months. The weighted average fair values of the options granted in 1998 with a stock price equal to the exercise price is $10,017.

  As of December 31, 1998, the Company had no reserved shares of common stock for future issuance under the Option Plan.

6. Profit Sharing Plan

  On December 28, 1989, Lightspeed Software, formerly known as MacSoft, entered into the MacSoft Profit Sharing Plan and Trust (the Profit Plan). As the shareholder has started additional companies, the Profit Plan has covered the employees of those companies. Under the terms of the Profit Plan, the sole shareholder of the Company historically contributed 15% of the base salaries for all eligible employees to the plan. An employee becomes eligible for the Profit Plan after reaching the age of 21 and completing one year of service with the Company. Benefits under the Profit Plan vest at a rate of 20% per year after three to seven years of service. The Profit Plan for the Company and the affiliated companies is administered by a third party. Voluntary contributions to the Profit Plan in the amounts of $90,689, and $49,434 were made by the Company for the years ended December 31, 1997 and 1996, respectively. In January 1999, the Company decided to make a voluntary contribution for the year ended December 31, 1998 in the amount of $168,175, which has been accrued as of December 31, 1998.

7. Income Taxes

  Upon consummation of an agreement with OneMain.com, Inc. ("OneMain.com") to sell the outstanding stock of the Company and concurrent with the related initial public offering of OneMain.com as more fully described in Note 9, the Company's status as an S Corporation under the Code will automatically terminate and normal federal and state corporate income tax rates will apply. Based upon the cumulative temporary differences, the Company would have recognized a deferred federal and state income tax asset of $59,748 as of December 31, 1998, with a full valuation allowance had the termination of its election to be treated as an S Corporation occurred on that date.

  No pro forma income tax benefit is reflected for years ended December 31, 1998, 1997, and 1996 as the Company would have provided a full valuation allowance against the deferred tax asset had it been a C Corporation.

                              LIGHTSPEED NET, INC.

8. Related Party Transactions

  The Company provides loans to its employees which are payable monthly and bear an interest rate of 10%. Amounts receivable from employee loans at December 31, 1998, 1997, and 1996 were $15,204, $17,758, and $0, respectively and are included in other assets on the balance sheet.

  The Company purchases most of its computer equipment from Lightspeed Technologies, Inc, an affiliated company which is wholly owned by the sole shareholder of the Company. Purchases from Lightspeed Technologies, Inc. for the years ended December 31, 1998, 1997, and 1996, were $871,192, $877,373, and
$1,042,327, respectively. The Company believes that such purchases were made at the fair market value of the assets acquired.

  The Company leases a customer service center from the sole shareholder of the Company. Total rental expense for the years ended December 31, 1998, 1997, and 1996, were $60,280, $60,000, and $9,300, respectively. On November 10, 1998, the Company entered a new agreement effective December 1, 1998 for three years increasing the monthly rent to $5,280 per month.

  On November 11, 1998, the Company entered into a lease agreement for a 36 strand fiber optic connection between two of its facilities from Lightspeed Software. The lease agreement is effective December 1, 1998 for three years at $900 per month.

9. Pending Transaction

  The Company's stockholder has entered into an agreement whereby he will sell his shares in the Company to OneMain.com, Inc. ("OneMain.com") The Company's sole stockholder will exchange the shares in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholder will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-fifth of the difference between total revenue for the Company for the 12 months ended June 30, 1999 and the revenues for the Company for the period from April 1, 1998 through June 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the agreement, OneMain.com will become the sole stockholder of the Company, and subsequent to the acquisition, the Company will continue to exist. In connection with this agreement, the outstanding stock options will be canceled by a payment to the holder. As a result, in the period of cancellation the Company will recognize compensation expense equal to the amount payable for the cancellation.

  The related party transactions as described in Note 8 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

To the Stockholders of
JPS.Net Corporation

  We have audited the accompanying balance sheets of JPS.Net Corporation ("the Company"), as of December 31, 1998 and 1997, and the related statements of operations, stockholders' deficit, and cash flows for the period January 31, 1997 (inception) to December 31, 1997 and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JPS.Net Corporation at December 31, 1998 and 1997, and the results of its operations and its cash flows for the period January 31, 1997 (inception) to December 31, 1997 and for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

  As discussed in Note 2 to the financial statements, the Company's recurring losses from operations and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The 1998 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
January 15, 1999

                              JPS.NET CORPORATION

                                 BALANCE SHEETS

                                                            December 31
                                                       -----------------------
                                                          1997        1998
                                                       ----------  -----------
                        Assets
Current assets:
 Cash and cash equivalents............................ $  767,890  $ 1,879,658
 Restricted cash......................................        --       327,282
 Accounts receivable, net of allowance for doubtful
  accounts of $31,795 and $0 at December 31, 1998 and
  1997, respectively..................................     79,186      348,742
 Short-term investments...............................        --       300,000
 Inventory............................................        --        13,500
 Notes receivable from related parties................     91,661      292,101
 Prepaid expenses.....................................     17,975       31,127
 Other current assets.................................        --         6,000
                                                       ----------  -----------
   Total current assets...............................    956,712    3,198,410
Property and equipment, net...........................    293,641      944,020
Lease and other deposits..............................      7,302      179,482
                                                       ----------  -----------
   Total assets....................................... $1,257,655  $ 4,321,912
                                                       ==========  ===========
         Liability and Stockholders' Deficit
Current liabilities:
 Notes payable, related parties....................... $   19,139  $       --
 Note payable to former stockholder, current..........        --       289,543
 Accounts payable.....................................    354,328      193,847
 Accrued expenses.....................................    132,846      520,608
 Unearned revenues....................................  1,730,649    5,583,406
                                                       ----------  -----------
   Total current liabilities..........................  2,236,962    6,587,404
 Note payable to former stockholder, net of current
  portion.............................................        --       700,544
                                                       ----------  -----------
   Total liabilities..................................  2,236,962    7,287,948
Stockholders' deficit:
 Capital stock, no par value (10 million shares
  authorized; 4,708,947 and 5,000,000 shares issued
  and outstanding at December 31, 1998 and 1997,
  respectively).......................................     13,360       12,582
 Accumulated deficit..................................   (992,667)  (2,978,618)
                                                       ----------  -----------
   Total stockholders' deficit........................   (979,307)  (2,966,036)
                                                       ----------  -----------
   Total liabilities and stockholders' deficit........ $1,257,655  $ 4,321,912
                                                       ==========  ===========

                            See accompanying notes.

                              JPS.NET CORPORATION

                            STATEMENTS OF OPERATIONS

                                                 For the period
                                                   January 31
                                                 (inception) to   Year ended
                                                  December 31    December 31
                                                      1997           1998
                                                 -------------- ---------------
Revenues:
 Access revenues................................   $2,060,390   $6,711,797
 Other revenues.................................       14,008    2,289,781
                                                   ----------   ----------
   Total revenues...............................    2,074,398    9,001,578
Costs and expenses:
 Costs of access revenues.......................    1,096,207    3,723,345
 Costs of other revenues........................       23,395      105,447
 Operations and customer support................      483,344    1,723,719
 Sales and marketing............................      547,637    1,483,192
 General and administrative.....................      889,137    2,595,107
 Amortization...................................       24,681      132,467
 Depreciation...................................        2,643       90,921
                                                   ----------   ----------
   Total costs and expenses.....................    3,067,044    9,854,198
Loss from operations............................     (992,646)    (852,620)
Other income (expense):
 Interest income................................        8,911       50,700
 Interest expense...............................       (8,932)     (22,327)
 Other..........................................          --       (87,613)
                                                   ----------   ----------
Net loss........................................   $ (992,667)  $ (911,860)
                                                   ==========   ==========



                            See accompanying notes.

                              JPS.NET CORPORATION

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                       Total
                                  Number of  Capital  Accumulated  Stockholders'
                                   Shares     Stock     Deficit       Deficit
                                  ---------  -------  -----------  -------------
Balance at January 31, 1997
 (inception)....................        --   $   --   $       --    $       --
 Issuance of capital stock......  5,000,000   13,360          --         13,360
 Net loss.......................        --       --      (992,667)     (992,667)
                                  ---------  -------  -----------   -----------
Balance at December 31, 1997....  5,000,000   13,360     (992,667)     (979,307)
 Repurchase of capital stock....   (340,190)    (909)  (1,074,091)   (1,075,000)
 Issuance of capital stock......     49,137      131          --            131
 Net loss.......................        --       --      (911,860)     (911,860)
                                  ---------  -------  -----------   -----------
Balance at December 31, 1998....  4,708,947  $12,582  $(2,978,618)  $(2,966,036)
                                  =========  =======  ===========   ===========



                            See accompanying notes.

                              JPS.NET CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                    For the period
                                                      January 31
                                                    (inception) to Year ended
                                                     December 31   December 31
                                                         1997         1998
                                                    -------------- -----------
Operating activities:
Net loss..........................................    $ (992,667)  $  (911,860)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
 Depreciation and amortization....................        27,324       223,388
 Provision for doubtful accounts..................           --         31,795
 Loss on disposal of fixed assets.................        50,613        38,271
 Changes in operating assets and liabilities:
   Accounts receivable............................       (79,186)     (301,351)
   Inventory......................................           --        (13,500)
   Prepaid expenses and other current assets......      (109,636)     (219,592)
   Lease and other deposits.......................        (7,302)     (172,180)
   Accounts payable...............................       354,328      (160,481)
   Accrued expenses...............................       132,846       392,182
   Unearned revenues..............................     1,730,649     3,852,757
                                                      ----------   -----------
Net cash provided by operating activities.........     1,106,969     2,759,429
Investing activities:
Purchases of property and equipment...............      (371,578)     (912,038)
Increase in investments and restricted cash.......           --       (627,282)
                                                      ----------   -----------
Net cash used in investing activities.............      (371,578)   (1,539,320)
Financing activities:
Net proceeds from issuance of common stock........        13,360           131
Net proceeds from (payments on) notes payable,
 related parties..................................        19,139      (108,472)
                                                      ----------   -----------
Net cash provided by (used in) financing
 activities ......................................        32,499      (108,341)
                                                      ----------   -----------
Net increase in cash and cash equivalents.........       767,890     1,111,768
Cash and cash equivalents at beginning of period..           --        767,890
                                                      ----------   -----------
Cash and cash equivalents at end of period........    $  767,890   $ 1,879,658
                                                      ==========   ===========


                            See accompanying notes.

                              JPS.NET CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


1. Organization

  JPS.Net Corporation (the "Company") is a regional provider of Internet access. The Company was incorporated on January 31, 1997 under the laws of the State of California. All of the Company's stock was issued to two individuals for cash. These individuals had computer sales and consulting experience and in the months preceding the Company's incorporation, had begun to provide Internet access services to subscribers.

  The Company was formed with the intention of building an Internet access subscriber base and geographic coverage. The on-line services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services and telecommunication companies are likely to enhance their service offerings resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs; increase spending on marketing; limit the Company's ability to expand its subscriber base; and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

2. Summary of Significant Accounting Policies

 Basis of Presentation

  The accompanying financial statements have been presented in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has incurred losses of $992,667 and $911,860 for the period from January 31, 1997 (date of inception) to December 31, 1997 and for the year ended December 31, 1998, respectively. These losses have significantly weakened the Company's financial position and its ability to purchase equipment and meet current operating expenses, and at December 31, 1998, the Company's current liabilities exceeded its current assets by $3,388,994. Management believes that actions presently being taken, as described below, will provide the Company with sufficient funds to continue as a going concern.

  Effective November 1, 1998, the Company increased the prices it charges for its services by approximately 40%. The increase in prices charged is essential as the Company has no other immediate plans that will provide sufficient cash flows to meet current operating requirements. In the event the increase in prices reduces the number of customers substantially, the Company has plans to substantially reduce its staffing.

  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from the outcome of this uncertainty.

                              JPS.NET CORPORATION

2. Summary of Significant Accounting Policies (continued)

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassification

  Certain prior year balances have been reclassified to conform with current year presentation.

 Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

  At December 31, 1998, approximately $1,376,000 and $504,000 of the Company's cash and cash equivalents were held by Westamerica and National Bank of the Redwoods, respectively.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives, ranging between three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

 Revenue Recognition

  The Company recognizes Internet access revenue when the services are provided. The Company offers contracts for Internet access that are generally paid for in advance by customers. The Company has deferred recognizing revenue on these advance payments and amortizes the amounts to revenue on a straight-line basis as the services are provided.

 Costs of Access Revenues

  Costs of access revenues primarily consist of telecommunication expenses inherent in the network infrastructure. Costs of access revenues also include reproduction fees for Web

                              JPS.NET CORPORATION

2. Summary of Significant Accounting Policies (continued)

browser software, other license fees paid to third-party software vendors and product costs.

 Advertising Costs

  All advertising and promotion costs are expensed as incurred. During the period from January 31, 1997 (inception) to December 31, 1997 and for the year ended December 31, 1998, the Company expensed $292,631 and $546,729, respectively, as advertising costs.

 Income Taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

 Financial Instruments

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. Management believes that the credit risk related to its deposits with financial institutions is minimal.

  The Company grants credit without collateral to its customers, however, ongoing credit evaluations of customers' financial condition are performed. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the Company's large customer base.

                              JPS.NET CORPORATION

2. Summary of Significant Accounting Policies (continued)

 Sources of Supplies

  The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

  Although the Company attempts to maintain vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from varied sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

3. Restricted Cash

  In 1998, the Company entered into an agreement with a financial institution (the "Institution") whereby the Institution provided credit card processing and payment services to the Company. As a requirement of performing the services, the Institution required that the Company pay for such services and maintain an amount on deposit with the Institution equal to 10% of the total dollar amount of credit card receipts processed by the Institution on behalf of the Company over the course of the immediately preceding six months. Any amounts exceeding the 10% threshold described above were deposited in the Company's operating bank account. The Institution reserves the right to use the deposit as its first recourse to offset any losses it may incur due to the inability of the Company to perform services where payment was received in advance from customers, and where the Institution might be held liable by the customer or another financial institution under the terms of the credit card agreements with such customers or financial institutions. As of December 31, 1998 the total amounts held on reserve by the Institution were approximately $327,000.

4. Property and Equipment

  Property and equipment consisted of the following:

                                                               December 31
                                                            -------------------
                                                              1997      1998
                                                            --------  ---------
Computer equipment......................................... $141,590  $ 507,090
Capitalized line installation..............................  176,528    541,515
Furniture, fixtures, and office equipment..................   15,659    136,534
                                                            --------  ---------
                                                             333,777  1,185,139
Less: accumulated depreciation and amortization............  (40,136)  (241,119)
                                                            --------  ---------
                                                            $293,641  $ 944,020
                                                            ========  =========

                              JPS.NET CORPORATION

5. Note Payable to Former Stockholder

  In September 1998, the Company entered into an agreement with a stockholder whereby the Company agreed to repurchase all of the outstanding shares held by the stockholder for $1,075,000. A note payable to the stockholder, in the amount of $1,075,000, bearing an annual interest rate of 7%, was issued by the Company at September 30, 1998, in exchange for the 340,190 shares held by the stockholder. The fair value of the shares repurchased was established based on an bona fide offer to purchase all the outstanding shares of the Company by another entity for approximately $15,800,000. This offer was rejected by the Company. In accordance with Accounting Research Bulletin 43, the Company chose to allocate the purchase price of the stock between common stock and retained deficit. As a result, as of September 30, 1998, common stock was reduced by $909 or $0.0027 per share, based on the price paid by the stockholder at time of purchase. The remainder, or $1,074,091, was allocated to retained deficit.

  Scheduled payments of principal on the note payable for the next five years are as follows:

            Year ending December 31               Amount
            -----------------------              --------
            1999................................ $289,543
            2000................................  321,135
            2001................................  344,350
            2002................................   35,059
                                                 --------
                                                 $990,087
                                                 ========

6. Lease Commitments

  The Company leases office space and various office and computer equipment under noncancelable operating lease agreements. The leases generally provide for renewal terms. Rent expense for the period January 31, 1997 (inception) to December 31, 1997 and for the year ended December 31, 1998 was approximately $78,000 and $233,000, respectively.

  Minimum future lease payments under operating leases are summarized as follows:

            Year ending December 31              Amount
            -----------------------            ----------
            1999.............................. $1,650,030
            2000..............................  1,088,557
            2001..............................    207,284
            2002..............................      6,483
            2003..............................      4,750
                                               ----------
            Total minimum lease payments...... $2,957,104
                                               ==========

                              JPS.NET CORPORATION

7. Income Taxes

  The tax effects of temporary differences that give rise to significant portions of potential deferred tax assets and deferred tax liabilities are presented below:

                                                               December 31
                                                           --------------------
                                                             1997       1998
                                                           ---------  ---------
     Net operating losses................................. $ 328,441  $ 739,940
     Accrued expenses.....................................       --      12,665
                                                           ---------  ---------
     Total deferred tax assets............................   328,441    752,605
     Depreciation and amortization........................   (18,314)   (37,779)
                                                           ---------  ---------
     Net deferred tax asset...............................   310,127    714,826
     Valuation allowance..................................  (310,127)  (714,826)
                                                           ---------  ---------
     Net deferred tax asset............................... $     --   $     --
                                                           =========  =========

  The Company is in a net deferred tax asset position at December 31, 1997 and 1998 (before the consideration of a valuation allowance). However, in light of the Company's history of operating losses, the Company has established a valuation reserve for the entire amount of the net deferred tax assets.

  The income tax provisions for Federal and state income taxes for both the period from January 31, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998 are zero.

  The Company did not recognize an income tax benefit for the period from January 31, 1997 (inception) through December 31, 1997 nor for the year ended December 31, 1998 of approximately $310,000 and $405,000, respectively, due to aforementioned uncertainties concerning the Company's ability to realize deferred tax assets.


8. Related Party Transactions

  The Company had notes receivable from related parties which totaled $91,661 and $292,101 as of December 31, 1997 and 1998, respectively. The first note receivable amounted to $46,702 and $163,438 as of December 31, 1997 and 1998, respectively, and relates to a line of credit to a stockholder approved by the Company. The line of credit may not exceed $300,000. The note is payable on demand and accrues interest at a rate of 5% annually on unpaid balances. The second note receivable amounted to $44,959 and $116,112 as of December 31, 1997 and 1998, respectively, and relates to a loan made by the Company to a former stockholder. The note is payable on demand and accrues interest at a rate of 7% annually on unpaid balances. A third note receivable amounted to $12,551 as of December 31, 1998 and reflects to a loan made by the Company to a related company. The note is payable on demand and accrues interest at a rate of 5% annually on unpaid balances.

                              JPS.NET CORPORATION

8. Related Party Transactions (continued)

  The Company had two notes payable which it assumed on behalf of a related party and which amounted to $19,139 at December 31, 1997. The first note payable amounted to $8,396 as of December 31, 1997, and related to a loan by an acquaintance of a stockholder of the Company, which was assumed by the Company upon its incorporation. The note was paid off in full in 1998. The second note payable, which amounted to $10,743 at December 31, 1997, related to a loan by a relative of a stockholder of the Company, which was assumed by the Company upon its incorporation. The note was paid off in full in 1998.

9. Litigation

  The Company is involved in litigation arising in the ordinary course of business. After consultation with legal counsel, management anticipates that these matters will be resolved without material adverse effect on the Company's financial position.

10. Pending Transaction

  The Company and its stockholders have entered into an agreement whereby the stockholders will sell their stock in the Company to OneMain.com, Inc. ("OneMain.com"). The Company's stockholders will exchange their stock in the Company for cash and shares of common stock of OneMain.com concurrently with the consummation of the initial public offering of the common stock of OneMain.com. Additionally, the Company's stockholders will be given additional consideration, contingent upon certain operational and earnings margin requirements, which shall be equal to one-half of the difference between total revenue for the Company for the 12 months ended September 30, 1999 and the revenues for the Company for the period from June 1, 1998 through September 30, 1998 multiplied by four. The amount of the additional consideration will be payable in either cash or stock, at the option of OneMain.com. Upon consummation of the acquisition, OneMain.com will become the sole stockholder of the Company.

  The related party transactions as described in Note 8 will be amended upon consummation of the acquisition discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
TGF Technologies, Inc.:

  We have audited the accompanying balance sheets of TGF Technologies, Inc. as of December 31, 1997 and 1998, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TGF Technologies, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

     /s/ KPMG LLP

Burlington, Vermont
February 6, 1999

                             TGF TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                           December 31, 1997 and 1998

                                                           1997        1998
                                                        ----------  ----------
                        Assets
Current assets:
  Cash and cash equivalents............................ $   11,331  $  209,877
  Accounts receivable--trade, net of allowances of
   $45,000 and $85,000 in 1997 and 1998, respectively..    211,655     395,284
  Other receivables....................................      4,924       9,178
  Deposits and prepaid lease expense...................     19,541       6,839
  Related party receivables (note 4)...................        614       5,938
  Other current assets.................................      2,056         --
                                                        ----------  ----------
    Total current assets...............................    250,121     627,116
                                                        ----------  ----------
Property and equipment (note 3):
  Computer, telecommunications and office equipment....  1,900,928   2,334,396
  Furniture and fixtures...............................     75,923      78,920
  Software.............................................     40,414     122,611
                                                        ----------  ----------
                                                         2,017,265   2,535,927
  Less accumulated depreciation........................ (1,006,264) (1,539,335)
                                                        ----------  ----------
    Net property and equipment.........................  1,011,001     996,592
                                                        ----------  ----------
Deposits and prepaid lease expense.....................     15,970      15,970
                                                        ----------  ----------
    Total assets....................................... $1,277,092  $1,639,678
                                                        ==========  ==========
    Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Current installments of obligations under capital
   leases (note 3)..................................... $  405,370  $  311,878
  Trade accounts payable (note 4)......................    592,037     274,187
  Note payable-related party (note 4)..................        --      250,000
  Accrued telecommunications charges...................     65,000      97,050
  Other accrued expenses and current liabilities.......     45,192     118,741
  Customer deposits....................................     44,429      95,034
  Deferred revenue.....................................    160,448     279,991
                                                        ----------  ----------
    Total current liabilities..........................  1,312,476   1,426,881
Long-term liabilities:
  Obligations under capital leases, excluding current
   installments (note 3)...............................    352,172     262,119
                                                        ----------  ----------
    Total liabilities..................................  1,664,648   1,689,000
                                                        ----------  ----------
Stockholders' equity (deficit):
  Common stock, no par value;
    100 shares authorized, issued and outstanding......    500,000     500,000
  Additional paid-in capital...........................  1,320,178   1,850,178
  Accumulated deficit.................................. (2,207,734) (2,399,500)
                                                        ----------  ----------
    Total stockholders' equity (deficit)...............   (387,556)    (49,322)
                                                        ----------  ----------
    Total liabilities and stockholders' equity (defi-
     cit).............................................. $1,277,092  $1,639,678
                                                        ==========  ==========

                            See accompanying notes.

                             TGF TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                  Years ended December 31, 1996, 1997 and 1998

                                               1996        1997        1998
                                             ---------  ----------  ----------
Revenues:
  Access revenues........................... $ 913,768  $2,460,523  $4,864,132
  Other revenues............................   231,406      51,558      90,440
                                             ---------  ----------  ----------
    Total revenues.......................... 1,145,174   2,512,081   4,954,572
                                             ---------  ----------  ----------
Costs and expenses:
  Costs of access revenues..................   375,859     995,551   1,747,470
  Costs of other revenues...................    72,327      57,511      10,045
  Operations and customer support...........   222,320     467,766     701,342
  Sales and marketing.......................   237,934     523,765     649,803
  General and administrative................   524,220     905,108   1,403,596
  Depreciation and amortization.............   221,555     478,294     568,597
                                             ---------  ----------  ----------
    Total costs and expenses................ 1,654,215   3,427,995   5,080,853
                                             ---------  ----------  ----------
    Loss from operations....................  (509,041)   (915,914)   (126,281)
                                             ---------  ----------  ----------
Other income (expense):
  Interest income...........................     1,411       1,168         730
  Interest expense..........................   (33,916)    (70,549)    (61,694)
  Other.....................................       --          --       (4,521)
                                             ---------  ----------  ----------
    Total other expense, net................   (32,505)    (69,381)    (65,485)
                                             ---------  ----------  ----------
    Net loss................................ $(541,546) $ (985,295) $ (191,766)
                                             =========  ==========  ==========


                            See accompanying notes.

                             TGF TECHNOLOGIES, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                  Years ended December 31, 1996, 1997 and 1998

                                         Additional                   Total
                                 Common   Paid-In   (Accumulated  Stockholders'
                                 Stock    Capital     Deficit)       Equity
                                -------- ---------- ------------  -------------
Balance at December 31, 1995... $500,000 $  336,353 $  (680,893)    $155,460
  Capital contributions........      --     440,330         --       440,330
  Net loss.....................      --         --     (541,546)    (541,546)
                                -------- ---------- -----------     --------
Balance at December 31, 1996...  500,000    776,683  (1,222,439)      54,244
  Capital contributions........      --     543,495         --       543,495
  Net loss.....................      --         --     (985,295)    (985,295)
                                -------- ---------- -----------     --------
Balance at December 31, 1997...  500,000  1,320,178  (2,207,734)    (387,556)
  Capital contributions........      --     530,000         --       530,000
  Net loss.....................      --         --     (191,766)    (191,766)
                                -------- ---------- -----------     --------
Balance at December 31, 1998... $500,000 $1,850,178 $(2,399,500)    $(49,322)
                                ======== ========== ===========     ========


                            See accompanying notes.

                             TGF TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                                 1996       1997       1998
                                               ---------  ---------  ---------
Cash flows from operating activities:
 Net loss..................................... $(541,546) $(985,295) $(191,766)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization...............   221,555    478,294    568,597
  Loss on sale of property and equipment......       --         --       4,279
  Bad debt expense............................    11,269     11,345    127,384
  Changes in net assets and liabilities:
   Increase in accounts receivable trade......   (34,006)  (137,047)  (311,011)
   Decrease (increase) in other receivables...   (13,699)    19,436     (4,254)
   Decrease (increase) in other current
    assets....................................    (5,763)     5,394     14,758
   Increase in related party receivables......       --         --      (5,324)
   Increase (decrease) in trade accounts
    payable...................................   131,708    374,584   (317,850)
   Increase in other accrued expenses and
    current liabilities.......................    16,918     57,316    105,599
   Increase in customer deposits..............    11,447     32,982     50,605
   Increase in deferred revenue...............    31,725    128,723    119,543
                                               ---------  ---------  ---------
   Net cash provided by (used in) operating
    activities................................  (170,392)   (14,268)   160,560
                                               ---------  ---------  ---------
Cash flows from investing activities:
 Purchases of property and equipment..........   (83,324)   (56,427)  (260,317)
 Proceeds from sale of property and
  equipment...................................       --         --       4,892
                                               ---------  ---------  ---------
   Net cash used in investing activities......   (83,324)   (56,427)  (255,425)
                                               ---------  ---------  ---------
Cash flows from financing activities:
 Principal payments under capital lease
  obligations.................................  (120,173)  (493,385)  (486,589)
 Deposits and prepayments made on lease
  obligations.................................   (20,049)   (15,462)       --
 Capital contributions........................   440,330    543,495    530,000
 Issuance of note payable--related party......       --         --     250,000
                                               ---------  ---------  ---------
   Net cash provided by financing activities..   300,108     34,648    293,411
                                               ---------  ---------  ---------
   Net increase (decrease) in cash............    46,392    (36,047)   198,546
Cash at beginning of year.....................       986     47,378     11,331
                                               ---------  ---------  ---------
Cash at end of year........................... $  47,378     11,331    209,877
                                               =========  =========  =========
Supplemental cash flow information:
 Cash paid during the year for:
  Interest.................................... $  33,916  $  70,549  $  61,694
  Income taxes................................       150        542        575
 Noncash financing activities:
  Capital lease obligations of $440,842,
   $895,709 and $303,043 were incurred in
   1996, 1997 and 1998, respectively.

                            See accompanying notes.

                             TGF TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1998

1.Nature of Operations

  TGF Technologies, Inc. (the "Company") or ("TGF") was incorporated in Vermont on May 9, 1994 and commenced operations in November 1994. The stock of the Company is owned by NWST Corporation and Together Foundation for Global Unity (the "Foundation"). The Company is a regional provider of Internet access and offers a broad spectrum of Internet access services to both individual and business customers ranging from dial-up services to continuous access services using dedicated telephone connections and Web hosting services. The principal market areas are Vermont, Central New Hampshire, Eastern New York and to a lesser extent, Southeastern Quebec.

2.Summary of Significant Accounting Policies

  (a)Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (b)Revenue Recognition and Customer Deposits

    The Company recognizes revenue when services are provided. Services are generally billed one month in advance. Advance billings are recorded as deferred revenue and recognized as revenue when earned. Collections relating to future access services are recorded as customer deposits.

  (c)Bartered Services

    The Company participates in bartered services transactions with certain media organizations. In exchange for free Internet service from the Company, these organizations provide advertising services to the Company. The Company also provides Internet access to various local organizations at no charge. These transactions are recognized by the Company as Internet access revenues and marketing expense in equal amounts at the fair value of Internet access services provided by the Company. The Company has recognized bartered services transactions in the amount of $30,900, $63,720 and $93,480 in 1996, 1997 and 1998, respectively.

  (d)Cash and Cash Equivalents

    For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                             TGF TECHNOLOGIES, INC.

                           December 31, 1997 and 1998
2.Summary of Significant Accounting Policies--(continued)

  (e)Property and Equipment

    Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets for property and equipment acquired after January 1, 1996. Property and equipment acquired prior to January 1, 1996 are depreciated using the double declining balance method. The estimated useful lives of the assets range from three (3) to seven (7) years. The Company leases certain of its data communications and other equipment under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under the lease. Assets under capital lease are depreciated over their estimated useful lives or the lease term as applicable.

  (f)Income Taxes

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (g)Foreign Currency

    The Company transacts some of its business in Canadian dollars. This activity has been remeasured into the Company's functional currency (U.S. dollars) as of year end. Foreign exchange gain or loss is recorded as a component of general and administrative expense, and was not material in 1996, 1997 and 1998.

  (h)Advertising Costs

    The Company incurs advertising costs associated with the marketing of its services. These costs of advertising are expensed either as incurred or the first time the advertising takes place, depending on the nature of expense. Advertising expense, including advertising expense related to bartered transactions, totaled $70,077, $199,065 and $157,196 for the years ended December 31, 1996, 1997 and 1998, respectively.

                             TGF TECHNOLOGIES, INC.

                           December 31, 1997 and 1998
2.Summary of Significant Accounting Policies--(continued)

  (i)Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

    At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. The Company has determined there has been no impairment to the carrying values of such assets.

  (j)Fair Value of Financial Instruments and Concentration of Credit Risk

    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high credit quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The concentration of credit risk is mitigated by the large customer base.

    The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

    The carrying value of short-term financial instruments, including cash and cash equivalents, trade accounts receivable and payable and certain accrued liabilities, approximates their carrying amounts in the financial statements due to the short maturity of such instruments. The carrying amount of note payable-related party approximates its fair value based on the Company's ability to obtain borrowings with similar terms from a related party.

  (k)Recent Pronouncements

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Comprehensive Income which is required to be adopted in the year ended December 31, 1998. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income.

                             TGF TECHNOLOGIES, INC.

                           December 31, 1997 and 1998
2.Summary of Significant Accounting Policies--(continued)

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information, which is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to stockholders. Because the Company has only one reportable segment, the additional disclosures for segment information on the financial statements are not required.

    In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1") Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. The SOP requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. SOP 98-1 is effective for financial statements issued for fiscal years beginning after December 15, 1998. TGF adopted the SOP early as of January 1, 1998. There was no significant impact on the Company's financial statements upon adoption of this pronouncement.

 Commitments

    In order to provide local access numbers to its current subscriber base, the Company must enter into agreements with various providers to provide telecommunications lines. The terms of the agreements vary in length but generally do not exceed five years. In the event TGF no longer required the service of these telecommunications lines the Company would be liable for termination fees levied by such providers.

3.Leases

  The Company leases certain equipment under capital lease agreements that expire at various dates through December 2002. At December 31, 1997 and 1998, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

                                                           1997        1998
                                                        ----------  -----------
   Computer and telecommunications equipment........... $1,382,100  $ 1,685,114
   Less accumulated amortization.......................   (536,417)  (1,021,640)
                                                        ----------  -----------
                                                        $  845,683  $   663,474
                                                        ==========  ===========

  Amortization of assets held under capital lease is included with depreciation expense.

                             TGF TECHNOLOGIES, INC.

                           December 31, 1997 and 1998
3.Leases--(continued)

  The Company also has several operating leases, primarily for office space and office equipment, with expiration dates through October 2001. Rental expense for operating leases during 1996, 1997 and 1998 was $24,795, $88,514 and $143,835, respectively.

  Future minimum lease payments under capital and operating leases as of December 31, 1998 are as follows:

   Year ended December 31:                     Capital Leases Operating Leases
   -----------------------                     -------------- ----------------
   1999.......................................    $349,285        $124,069
   2000.......................................     227,545         125,821
   2001.......................................      46,955          12,775
   2002.......................................       2,508             --
                                                  --------        --------
     Total minimum lease payments.............     626,293        $262,665
                                                                  ========
     Less amounts representing interest.......      52,296
                                                  --------
     Present value of minimum capital lease
      payments................................     573,997
     Less current installments of obligations
      under capital leases....................     311,878
                                                  --------
     Obligations under capital leases,
      excluding current installments..........    $262,119
                                                  ========

4.Related Party Transactions

  The Company leases office space from a company related by common ownership. The lease is an informal agreement for $1,000 a month through June 30, 1997 and $2,500 a month thereafter. Rent expense in 1996, 1997 and 1998 was $12,000, $21,000 and $30,000, respectively. Rent payable of $13,000 and $1,000 at December 31, 1997 and 1998, respectively, is included in accounts payable.

  The Company pays some operating expenses, such as postage, telephone and employee benefits, for the Foundation. In addition, the Company collects some cash receipts for credit card sales by the Foundation. The expenses generally exceed the cash receipts and the Foundation reimburses the Company monthly. At December 31, 1997 and 1998, the Company has recorded a receivable of $614 and $5,938, respectively, from the Foundation.

  During 1996 the Company provided consulting services to a related company by common ownership in the amount of $19,000. This amount is reflected in other revenue for the year ended December 31, 1996.

  The Chairperson of the Board of Directors (a related party by common stock ownership) provides financial support to the Company for operating needs. Capital contributions in the amounts of $440,330, $543,495 and $530,000 were contributed by this related party to TGF during 1996, 1997 and 1998, respectively. During 1998 the Company borrowed $250,000 from the Chairperson. The note is non-interest bearing, unsecured and due on demand.

                             TGF TECHNOLOGIES, INC.

                           December 31, 1997 and 1998
5.Income Taxes

  The tax effect of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1998 and 1997 are presented below:

                                                            1997      1998
                                                          --------  ---------
   Deferred tax assets:
     Accounts receivable, principally due to allowance
      for doubtful accounts.............................. $  9,450  $  17,900
     Property and equipment, principally due to differ-
      ences in depreciation..............................   17,100     21,700
     Accrued compensation................................    6,250      9,400
     Net operating loss carryforwards....................  441,000    464,300
                                                          --------  ---------
     Total gross deferred tax assets.....................  473,800    513,300
     Less valuation allowance............................ (473,800)  (513,300)
                                                          --------  ---------
     Net deferred tax assets............................. $    --   $     --
                                                          ========  =========

  The Company has provided a valuation allowance for net deferred tax assets since realization of these benefits cannot be reasonably assured.

  At December 31, 1998, the Company has net operating loss carryforwards of approximately $2,200,000 which may be used to offset future taxable income. The loss carryforwards expire in the years 2009 through 2013.

                       [LOGO OF ONEMAIN.COM APPEARS HERE]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

  The Certificate of Incorporation and Bylaws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Certificate of Incorporation and Bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Pursuant to the Bylaws, if a claim for indemnification is not paid by the Registrant within 60 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring an action against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the action.

  As permitted by the DGCL, the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

  Under the Bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant intends to purchase director and officer liability insurance on behalf of its directors and officers.

Item 21. Exhibits and Financial Statement Schedules

  (a) Exhibits

    3.1*   Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1
           of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
           incorporated by reference)
    3.2    Second Amended and Restated Bylaws of the Registrant
    4.1*   Form of Common Stock Certificate (Exhibit 4.1 of the Company's Registration
           Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
    5.1    Opinion of Hogan & Hartson L.L.P.
   10.1*   Stock Exchange Agreement by and among the Registrant, United States Internet,
           Inc. and certain shareholders of United States Internet, Inc. dated as of
           December 21, 1998 (Exhibit 10.1 of the Company's Registration Statement on Form
           S-1 (File No. 333-69925) is incorporated by reference)
   10.2*   Form of Shareholder Consent, Power of Attorney and Investor Questionnaire
           executed by certain former shareholders of United States Internet, Inc. (Exhibit
           10.2 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
           incorporated by reference)
   10.3*   Stock Exchange Agreement by and among the Registrant, JPS.Net Corporation and the shareholders of JPS.Net Corporation dated as of December 18, 1998 (Exhibit 10.3 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
           incorporated by reference)
   10.4*   Stock Exchange Agreement by and among the Registrant, D&E SuperNet, Inc. and the shareholders of D&E SuperNet, Inc. dated as of December 21, 1998 (Exhibit 10.4 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
           incorporated by reference)
   10.5*   Amendment No. 1 to Stock Exchange Agreement dated as of December 21, 1998 by and among the Registrant, United States Internet, Inc. and certain shareholders of
           United States Internet, Inc. (Exhibit 10.5 of the Company's Registration
           Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
   10.6    First Addendum to Stock Exchange Agreement dated as of February 26, 1999 by and among the Registrant, JPS.Net Corporation and the shareholders of JPS.Net
           Corporation and the shareholders of JPS.Net Corporation
   10.7    First Amendment to the Stock Exchange Agreement dated as of February 24, 1999 by and among the Registrant, D&E SuperNet, Inc. and the shareholders of D&E
           SuperNet, Inc.
   10.8*   Stock Exchange Agreement by and among the Registrant, TGF Technologies, Inc. and the shareholders of TGF Technologies, Inc. dated as of February 18, 1999 (Exhibit
           10.8 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
           incorporated by reference)
   10.9    Senior Management Agreement between the Registrant and Stephen E. Smith
   10.10   Amendment No. 1 to Senior Management Agreement between the Registrant and
           Stephen E. Smith
   10.11   Senior Management Agreement between the Registrant and Michael C. Crabtree
   10.12   Senior Management Agreement between the Registrant and Martin R. Lyons
   10.13*  Amendment to Senior Management Agreement between the Registrant and Martin R.
           Lyons (Exhibit 10.12 of the Company's Registration Statement on Form S-1 (File
           No. 333-69925) is incorporated by reference)
   10.14*  Senior Management Agreement between the Registrant and M. Cristina Dolan (Exhibit
           10.13 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
           incorporated by reference)
   10.15*  Amendment to Senior Management Agreement between the Registrant and M. Cristina
           Dolan (Exhibit 10.14 of the Company's Registration Statement on Form S-1 (File
           No. 333-69925) is incorporated by reference)

   10.16   Senior Management Agreement between the Registrant and Dewey K. Shay
   10.17   Amendment No. 1 to Senior Management Agreement between the Registrant and Dewey
           K. Shay
   10.18   Senior Management Agreement between the Registrant and Allon H. Lefever
   10.19   Registration Rights Agreement among the Registrant and certain stockholders, dated February 1, 1999
   10.20*  OneMain.com, Inc. 1999 Stock Option and Incentive Plan (Exhibit 10.18 of the
           Company's Registration Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
   10.21   Amendment Number 1 to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan
   10.22*  OneMain.com, Inc. 1999 Employee Stock Purchase Plan (Exhibit 10.19 of the
           Company's Registration Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
   10.23   Amendment Number 1 to the OneMain.com, Inc. Employee Stock Purchase Plan.
   21.1    Subsidiaries of the Registrant
   23.1    Consent of Ernst & Young LLP, Independent Auditors (OneMain.com, Inc.)
   23.2    Consent of Ernst & Young LLP, Independent Auditors (D&E SuperNet, Inc.)
   23.3    Consent of Ernst & Young LLP, Independent Auditors (SunLink, Inc.)
   23.4    Consent of Ernst & Young LLP, Independent Auditors (LebaNet, Inc.)
   23.5    Consent of Grant Thornton LLP, Independent Auditors (Southwind Internet Access,
           Inc.)
   23.6    Consent of Ernst & Young LLP, Independent Auditors (Southwind Internet Access,
           Inc.)
   23.7    Consent of Ernst & Young LLP, Independent Auditors (Horizon Internet
           Technologies, Inc.)
   23.8    Consent of Coulter & Justus, P.C., Independent Auditors (United States Internet,
           Inc.)
   23.9    Consent of Ernst & Young LLP, Independent Auditors (United States Internet, Inc.)
   23.10   Consent of Ernst & Young LLP, Independent Auditors (Internet Partners of America,
           LC)
   23.11   Consent of Ernst & Young LLP, Independent Auditors (Zoom.Net, Inc.)
   23.12   Consent of Ernst & Young LLP, Independent Auditors (Palm.Net, USA, Inc.)
   23.13   Consent of Ernst & Young LLP, Independent Auditors (Internet Access Group, Inc.)
   23.14   Consent of Ernst & Young LLP, Independent Auditors (Midwest Internet, L.L.C.)
   23.15   Consent of Kevin J. Tochtrop, Certified Public Accountant, Independent Auditor
           (Internet Solutions, LLC)
   23.16   Consent of Ernst & Young LLP, Independent Auditors (Internet Solutions LLC)
   23.17   Consent of Ernst & Young LLP, Independent Auditors (FGInet, Inc.)
   23.18   Consent of Ernst & Young LLP, Independent Auditors (Superhighway, Inc.)
   23.19   Consent of Ernst & Young LLP, Independent Auditors (Lightspeed Net, Inc.)
   23.20   Consent of Ernst & Young LLP, Independent Auditors (JPS.Net Corporation)
   23.21   Consent of KPMG Peat Marwick LLP, Independent Auditors (TGF Technologies, Inc.)
   23.22   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
   27.1*   Financial Data Schedule (Exhibit 27.1 of the Company's Registration Statement on
           Form S-1 (File No. 333-69925) is incorporated by reference)

  --------
  * Incorporated by Reference.

  (b) Financial Statement Schedules

  Schedules have been omitted because the information required to be set forth therein is not applicable or is included elsewhere in the Financial Statements or the notes thereto.

Item 22. Undertakings.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or an other material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

  (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the other items of the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (6) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Virginia, on the day of April, 1999.

                                         OneMain.com, Inc.


                                         By        /s/ Stephen E. Smith
                                            -----------------------------------
                                                    Stephen E. Smith
                                               President, Chief Executive
                                            Officer andChairman of the Board

  Each individual whose signature appears below hereby constitutes and appoints Stephen E. Smith and Dewey K. Shay, and each and either of them, such individual's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Registration Statement or any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including, without limitation, any and all amendments thereto, and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intent and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Name                         Title                 Date

        /s/ Stephen E. Smith          President, Chief       April 22, 1999
------------------------------------   Executive Officer,
          Stephen E. Smith             Chairman of the
                                       Board

      /s/ Michael C. Crabtree         Director and Chief     April 21, 1999
------------------------------------   Operating Officer
        Michael C. Crabtree            and President of
                                       the Southeast
                                       Operating Group

         /s/ Dewey K. Shay            Director and            April 22, 1999
------------------------------------   Executive Vice
           Dewey K. Shay               President, Chief
                                       Financial Officer

                Name                            Title                Date


        /s/ Allon H. Lefever            Director and Vice       April 22, 1999
-------------------------------------    Chairman and
          Allon H. Lefever               President of the
                                         Northeast and
                                         Plains States
                                         Operating Groups

       /s/ Thomas R. Eisenmann          Director                April 21, 1999
-------------------------------------
         Thomas R. Eisenmann

                                        Director                April  , 1999
-------------------------------------
         Donald R. Kaufmann

   /s/ Ella Fontanals de Cisneros       Director                April 23, 1999
-------------------------------------
     Ella Fontanals de Cisneros

         /s/ Robert J. Dole             Director                April 21, 1999
-------------------------------------
           Robert J. Dole

                                 Exhibit Index

 Exhibit
 Number                                       Exhibits
 -------                                      --------
  3.1*   Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1
         of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)
  3.2    Second Amended and Restated Bylaws of the Registrant
  4.1*   Form of Common Stock Certificate (Exhibit 4.1 of the Company's Registration
         Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
  5.1    Opinion of Hogan & Hartson L.L.P.
 10.1*   Stock Exchange Agreement by and among the Registrant, United States Internet,
         Inc. and certain shareholders of United States Internet, Inc. dated as of
         December 21, 1998 (Exhibit 10.1 of the Company's Registration Statement on Form
         S-1 (File No. 333-69925) is incorporated by reference)
 10.2*   Form of Shareholder Consent, Power of Attorney and Investor Questionnaire
         executed by certain former shareholders of United States Internet, Inc. (Exhibit
         10.2 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)
 10.3*   Stock Exchange Agreement by and among the Registrant, JPS.Net Corporation and the shareholders of JPS.Net Corporation dated as of December 18, 1998 (Exhibit 10.3 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)
 10.4*   Stock Exchange Agreement by and among the Registrant, D&E SuperNet, Inc. and the shareholders of D&E SuperNet, Inc. dated as of December 21, 1998 (Exhibit 10.4 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)
 10.5*   Amendment No. 1 to Stock Exchange Agreement dated as of December 21, 1998 by and among the Registrant, United States Internet, Inc. and certain shareholders of
         United States Internet, Inc. (Exhibit 10.5 of the Company's Registration
         Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
 10.6    First Addendum to Stock Exchange Agreement dated as of February 26, 1999 by and among the Registrant, JPS.Net Corporation and the shareholders of JPS.Net
         Corporation and the shareholders of JPS.Net Corporation
 10.7    First Amendment to the Stock Exchange Agreement dated as of February 24, 1999 by and among the Registrant, D&E SuperNet, Inc. and the shareholders of D&E
         SuperNet, Inc.
 10.8*   Stock Exchange Agreement by and among the Registrant, TGF Technologies, Inc. and the shareholders of TGF Technologies, Inc. dated as of February 18, 1999 (Exhibit
         10.8 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)
 10.9    Senior Management Agreement between the Registrant and Stephen E. Smith
 10.10   Amendment No. 1 to Senior Management Agreement between the Registrant and
         Stephen E. Smith
 10.11   Senior Management Agreement between the Registrant and Michael C. Crabtree
 10.12   Senior Management Agreement between the Registrant and Martin R. Lyons
 10.13*  Amendment to Senior Management Agreement between the Registrant and Martin R.
         Lyons (Exhibit 10.12 of the Company's Registration Statement on Form S-1 (File
         No. 333-69925) is incorporated by reference)
 10.14*  Senior Management Agreement between the Registrant and M. Cristina Dolan (Exhibit
         10.13 of the Company's Registration Statement on Form S-1 (File No. 333-69925) is
         incorporated by reference)

10.15*  Amendment to Senior Management Agreement between the Registrant and M. Cristina
        Dolan (Exhibit 10.14 of the Company's Registration Statement on Form S-1 (File
        No. 333-69925) is incorporated by reference)
10.16   Senior Management Agreement between the Registrant and Dewey K. Shay
10.17   Amendment No. 1 to Senior Management Agreement between the Registrant and Dewey
        K. Shay
10.18   Senior Management Agreement between the Registrant and Allon H. Lefever
10.19   Registration Rights Agreement among the Registrant and certain stockholders, dated February 1, 1999
10.20*  OneMain.com, Inc. 1999 Stock Option and Incentive Plan (Exhibit 10.18 of the
        Company's Registration Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
10.21   Amendment Number 1 to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan
10.22*  OneMain.com, Inc. 1999 Employee Stock Purchase Plan (Exhibit 10.19 of the
        Company's Registration Statement on Form S-1 (File No. 333-69925) is incorporated by reference)
10.23   Amendment Number 1 to the OneMain.com, Inc. Employee Stock Purchase Plan.
21.1    Subsidiaries of the Registrant
23.1    Consent of Ernst & Young LLP, Independent Auditors (OneMain.com, Inc.)
23.2    Consent of Ernst & Young LLP, Independent Auditors (D&E SuperNet, Inc.)
23.3    Consent of Ernst & Young LLP, Independent Auditors (SunLink, Inc.)
23.4    Consent of Ernst & Young LLP, Independent Auditors (LebaNet, Inc.)
23.5    Consent of Grant Thornton LLP, Independent Auditors (Southwind Internet Access,
        Inc.)
23.6    Consent of Ernst & Young LLP, Independent Auditors (Southwind Internet Access,
        Inc.)
23.7    Consent of Ernst & Young LLP, Independent Auditors (Horizon Internet
        Technologies, Inc.)
23.8    Consent of Coulter & Justus, P.C., Independent Auditors (United States Internet,
        Inc.)
23.9    Consent of Ernst & Young LLP, Independent Auditors (United States Internet, Inc.)
23.10   Consent of Ernst & Young LLP, Independent Auditors (Internet Partners of America,
        LC)
23.11   Consent of Ernst & Young LLP, Independent Auditors (Zoom.Net, Inc.)
23.12   Consent of Ernst & Young LLP, Independent Auditors (Palm.Net, USA, Inc.)
23.13   Consent of Ernst & Young LLP, Independent Auditors (Internet Access Group, Inc.)
23.14   Consent of Ernst & Young LLP, Independent Auditors (Midwest Internet, L.L.C.)
23.15   Consent of Kevin J. Tochtrop, Certified Public Accountant, Independent Auditor
        (Internet Solutions, LLC)
23.16   Consent of Ernst & Young LLP, Independent Auditors (Internet Solutions LLC)
23.17   Consent of Ernst & Young LLP, Independent Auditors (FGInet, Inc.)
23.18   Consent of Ernst & Young LLP, Independent Auditors (Superhighway, Inc.)
23.19   Consent of Ernst & Young LLP, Independent Auditors (Lightspeed Net, Inc.)
23.20   Consent of Ernst & Young LLP, Independent Auditors (JPS.Net Corporation)
23.21   Consent of KPMG Peat Marwick LLP, Independent Auditors (TGF Technologies, Inc.)
23.22   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
27.1*   Financial Data Schedule (Exhibit 27.1 of the Company's Registration Statement on
        Form S-1 (File No. 333-69925) is incorporated by reference)

  --------
  * Incorporated by Reference.